                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          MAKER COMMUNICATIONS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/X/ Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                             As filed pursuant to Rule 424(b)(3)
                                                      Registration No. 333-96033

                           MAKER COMMUNICATIONS, INC.
                        SPECIAL MEETING OF STOCKHOLDERS
                  MERGER PROPOSED--YOUR VOTE IS VERY IMPORTANT

                                     [LOGO]

                                FEBRUARY 9, 2000

To Our Stockholders:

    As you may be aware, Maker Communications, Inc. has agreed to merge with a subsidiary of Conexant Systems, Inc. If the merger is completed, you will receive 0.66 of a share of Conexant common stock for each share of Maker common stock that you own.

    We invite you to attend a special meeting of the stockholders of Maker Communications, Inc. to be held at Hutchins, Wheeler & Dittmar, A Professional Corporation, 101 Federal Street, Boston, Massachusetts on March 10, 2000 at 10:00 a.m. At the special meeting, you will be asked to approve the merger agreement.

    The merger cannot be completed unless the merger agreement and the merger are approved by the holders of a majority of the outstanding shares of Maker common stock. The Maker board of directors approved the merger agreement and the merger and recommends that you vote for the merger agreement and the merger. Your vote is very important. Details concerning the proposed merger and other important information appear in the accompanying proxy statement/prospectus which you are urged to read carefully. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 17 OF THE PROXY STATEMENT/PROSPECTUS BEFORE VOTING YOUR SHARES.

    YOUR VOTE IS VERY IMPORTANT. A proxy card is enclosed for your signature. Whether or not you plan to attend the special meeting, please sign, date and mail the proxy card to us promptly in the return envelope provided. It is important that you return the proxy card whether or not you plan to attend the special meeting, so that your shares of Maker common stock are voted. If you attend the special meeting, you may revoke the proxy and vote in person. You may also revoke your proxy by submitting a proxy having a later date or by giving written notice of revocation to the secretary of Maker at any time before the proxy is exercised. IF YOU DO NOT RETURN YOUR PROXY CARD OR VOTE IN PERSON AT THE SPECIAL MEETING, THE EFFECT WILL BE THE SAME AS A VOTE AGAINST THE PROPOSAL.

                                          Sincerely,

                                                                     [SIGNATURE]

                                          WILLIAM N. GIUDICE
                                          Chairman of the Board of Directors,
                                          President
                                          and Chief Executive Officer

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE SECURITIES TO BE ISSUED UNDER THE PROXY STATEMENT/PROSPECTUS OR DETERMINED IF THE PROXY STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    THE PROXY STATEMENT/PROSPECTUS IS DATED FEBRUARY 4, 2000, AND WAS FIRST MAILED TO STOCKHOLDERS OF MAKER ON OR ABOUT FEBRUARY 9, 2000.

                           MAKER COMMUNICATIONS, INC.
                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

    A special meeting of the stockholders of Maker Communications, Inc., will be held at Hutchins, Wheeler & Dittmar, 101 Federal Street, Boston, Massachusetts on March 10, 2000 at 10:00 a.m. for the following purposes:

1.  To consider and vote on proposals to:

    - approve and adopt the Agreement and Plan of Merger, dated as of December 18, 1999, by and among Conexant Systems, Inc., Merlot Acquisition Corp. and Maker Communications, Inc.; and

    - merge Maker with and into Merlot Acquisition Corp., a wholly-owned subsidiary of Conexant, whereby holders of Maker common stock would receive 0.66 of a share of Conexant common stock for each share of Maker common stock. A copy of the merger agreement is attached as Appendix A to the accompanying proxy statement/prospectus.

2. To transact such other and further business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

    The affirmative vote of a majority of the outstanding shares of Maker common stock is required to approve the Agreement and Plan of Merger and the transactions contemplated by it, including the merger.

    The close of business on February 1, 2000 is the record date for determining the stockholders entitled to vote at the special meeting and any adjournments or postponements thereof. Only holders of record of shares of Maker common stock at the close of business on the record date are entitled to vote at the special meeting.

    The accompanying proxy statement/prospectus describes the merger agreement, the proposed merger and certain actions to be taken in connection with the merger. You are cordially invited to attend the meeting in person. To ensure that your vote will be counted, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed postage-paid envelope, whether or not you plan to attend the special meeting. You may revoke your proxy in the manner described in the accompanying proxy statement/prospectus at any time before it is voted at the special meeting. Executed proxies with no instructions indicated thereon will be voted "FOR" approval and adoption of the merger agreement.

    OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

                                          By Order of the Board of Directors

                                          [SIGNATURE]

                                          MICHAEL RUBINO
                                          Secretary

                                          February 9, 2000

    YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND RETURN YOUR PROXY.

    PLEASE DO NOT SEND YOUR COMMON STOCK CERTIFICATES AT THIS TIME. IF THE MERGER IS CONSUMMATED, YOU WILL BE SENT INSTRUCTIONS REGARDING THE SURRENDER OF YOUR CERTIFICATES.

                               TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE MERGER......................       1

SUMMARY.....................................................       4
        The Companies.......................................       4
        Summary of the Transaction..........................       5
        Reasons for Merger..................................       5
        Recommendation to Maker Stockholders................       6
        Maker Special Meeting...............................       6
        Record Date; Voting Power...........................       6
        Vote Required.......................................       6
        Effective Time of the Merger; Exchange of Shares....       6
        Fees and Expenses...................................       7
        Accounting Treatment................................       7
        Federal Income Tax Consequences.....................       7
        Fairness Opinion of Financial Advisor to Maker......       7
        Appraisal Rights....................................       7
        The Merger Agreement................................       8
        Listing of Conexant Common Stock....................       9
        Forward-Looking Statements..........................       9
        Comparative Market Data.............................      10
        Summary Selected Historical Consolidated Financial
        Data of Conexant....................................      11
        Summary Consolidated Financial Data of Maker........      13
        Summary Selected Unaudited Pro Forma Combined
        Financial Information of
          Conexant..........................................      14
        Comparative Historical and Unaudited Pro Forma Per
        Share Data..........................................      15

RISK FACTORS................................................      17
        Risks Relating to The Merger........................      17
            Maker stockholders will receive a fixed ratio of
              0.66 of a share of Conexant common stock per
              Maker share even if there are changes in the
              market value of Maker common stock or Conexant
              common stock before the completion of the
              merger........................................      17
            There are technical, operational and strategic
              challenges that may prevent Conexant from
              successfully integrating Maker with
              Conexant......................................      17
            Officers and directors of Maker have different
              interests from yours as a Maker stockholder...      17
        Risks Related to Conexant's Business................      18
            Conexant's future success depends largely on the
              growth of its expansion
              platforms.....................................      18
            Research and development expenses are an
              integral part of Conexant's business..........      18
            Conexant's success is dependent on its ability
              to timely develop new products and reduce
              costs.........................................      18
            Capital expenditures are an integral part of
              Conexant's business...........................      19
            Although Conexant believes that its sources of
              liquidity will be sufficient, it is dependent
              on the availability of future capital.........      19
            Conexant's operating results may be impacted by
              factors beyond its control....................      19
            Conexant is dependent on its ability to
              integrate companies it acquires...............      20
            Conexant is a party to a credit facility that
              restricts its operating and financial
              flexibility...................................      20

            Potential litigation with respect to
              intellectual property rights could harm
              Conexant's business...........................      21
            Conexant operates in a highly cyclical
              industry......................................      22
            Conexant operates in a highly competitive
              industry and could lose business to its
              competitors...................................      22
            The markets for Conexant's products are subject
              to rapid technological change.................      23
            Conexant's manufacturing process is extremely
              complex and specialized.......................      24
            Uncertainties involving the ordering and
              shipment of Conexant's products could
              adversely affect its business.................      25
            Conexant is subject to the risks of doing
              business internationally......................      25
            Conexant's success depends on its ability to
              effect suitable investment, alliance or
              acquisition transactions in the future........      27
            Conexant's success could be negatively affected
              if its key personnel leave....................      27
            Conexant's management may be subject to a
              variety of demands for its attention..........      27
            Conexant may be liable for penalties under
              environmental laws, rules and regulations,
              which could negatively affect its success.....      28
            Conexant has a limited history as an independent
              company.......................................      28
            Certain provisions in Conexant's Organizational
              Documents and Rights
              Agreement may make it more difficult for a
              person or entity to acquire control of
              Conexant......................................      28
            There are certain Federal income tax
              considerations that relate to the spin-off
              from Rockwell.................................      29
        Risks Related to Maker's Business...................      30
            Maker has a limited operating history and
              limited profitability.........................      30
            Maker experiences fluctuations in its operating
              results due to a number of frequently changing
              business conditions...........................      30
            Maker has a costly and lengthy sales cycle which
              may increase its exposure to customer
              cancellations or similar risks................      31
            Maker's revenues could decrease if there is a
              slowdown in the growth in demand for
              communications systems........................      32
            Maker's future success depends upon its
              customers' acceptance of its processors as an
              alternative to traditional solutions..........      32
            Maker's failure to introduce new products on a
              timely basis could diminish its ability to
              attract and maintain customers................      32
            Maker is susceptible to competitive pressures in
              the marketplace...............................      33
            The loss of any of Maker's key personnel or the
              failure to hire additional personnel could
              impact Maker's ability to meet customer and
              technological demands.........................      33
            Maker needs to protect its intellectual property
              and avoid infringement of the intellectual
              property of others............................      34

FORWARD-LOOKING STATEMENTS..................................      35

THE MERGER..................................................      36
        Background of the Merger............................      36
        Maker's Reasons for the Merger; Recommendation of
        the Maker Board.....................................      42
        Opinion of Deutsche Bank, Financial Advisor to
        Maker...............................................      44
        Accounting Treatment................................      50
        Material Federal Income Tax Consequences............      51
        Delisting and Deregistration of Maker Common
        Stock...............................................      52
        Conduct of the Business if the Merger is not
        Completed...........................................      53
        Regulatory Compliance...............................      53
        Appraisal Rights....................................      53
        Federal Securities Laws Consequences; Stock Transfer
        Restrictions........................................      53

THE MERGER AGREEMENT........................................      54
        General.............................................      54
        The Merger..........................................      54
        Effective Time and Closing of the Merger............      54
        Procedure to Exchange Certificates..................      54
        Representations and Warranties......................      55
        Covenants Relating to Conduct of Business...........      56
        Additional Agreements...............................      58
        Conditions Precedent to the Merger..................      60
        Termination; Amendment and Waiver...................      61

ADDITIONAL AGREEMENTS.......................................      64
        Voting Agreements...................................      64
        Non-Competition Agreements..........................      65
        Employment Agreements...............................      65

THE MAKER SPECIAL MEETING...................................      66
        Date, Time and Place................................      66
        Purpose.............................................      66
        Record Date and Outstanding Shares..................      66
        Vote Required.......................................      66
        Recommendation of Maker Board of Directors..........      67
        Proxies.............................................      67
        Solicitation of Proxies; Expenses...................      67

THE COMPANIES...............................................      68
        Conexant............................................      68
        Maker...............................................      69

SELECTED CONSOLIDATED FINANCIAL DATA OF MAKER...............      70

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS OF MAKER........................      72
        Results of Operations...............................      72
        Quarterly Results of Operations.....................      74
        Liquidity and Capital Resources.....................      76
        Income Taxes........................................      77
        Quantitative and Qualitative Disclosure About Market
        Risk................................................      77

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
  INFORMATION...............................................      78
        Notes to the Unaudited Pro Forma Condensed Combined
        Financial Information...............................      81

INTERESTS OF CERTAIN PERSONS IN THE MERGER..................      83

DESCRIPTION OF CONEXANT CAPITAL STOCK.......................      88
        Authorized Capital Stock............................      88
        Conexant Common Stock...............................      88
        Conexant Preferred Stock............................      89
        Preferred Share Purchase Rights and Junior
        Participating Preferred Stock.......................      90

COMPARISON OF RIGHTS OF STOCKHOLDERS OF MAKER AND
  CONEXANT..................................................      92

EXPERTS.....................................................     104

LEGAL MATTERS...............................................     104

FUTURE STOCKHOLDER PROPOSALS................................     104

WHERE YOU CAN FIND MORE INFORMATION.........................     104

MAKER INDEX TO FINANCIAL STATEMENTS.........................     F-1

MAKER NOTES TO CONDENSED CONSOLIDATED FINANCIAL
  STATEMENTS................................................     F-7

LIST OF APPENDICES:

APPENDIX A - Agreement and Plan of Merger...................     A-1

APPENDIX B - Opinion of Deutsche Bank Securities, Inc.......     B-1

APPENDIX C - Certificate of Incorporation of Conexant.......     C-1

APPENDIX D - By-Laws of Conexant............................     D-1

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT.

    THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION IN WHICH IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION OR TO ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION.

                      REFERENCES TO ADDITIONAL INFORMATION

    This document incorporates important business and financial information about Conexant from documents filed with the SEC that have not been included in or delivered with this document. Conexant will provide you with copies of this information, without charge, upon your written or oral request to:

                             Conexant Systems, Inc.
                               4311 Jamboree Road
                      Newport Beach, California 92660-3095
                         Attention: Investor Relations
                        Telephone: (949) 483-CNXT (2698)

    In order to receive timely delivery of the documents in advance of the special stockholders meeting, you should make your request no later than February 18, 2000.

    For more information on the matters incorporated by reference in this document and the availability of other documents concerning both Conexant and Maker that have been filed with the SEC, see "WHERE YOU CAN FIND MORE INFORMATION" on page 104.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:                     WHAT IS THE PROPOSED TRANSACTION?              A:

Q:                     WHAT WILL I RECEIVE IN THE MERGER?             A:

Q:                     WILL I BE ABLE TO TRADE THE CONEXANT COMMON    A:
                        STOCK THAT I RECEIVE IN THE MERGER?

Q:                     WHEN AND WHERE IS THE SPECIAL MEETING?         A:

Q:                     WHAT DO I NEED TO DO NOW?                      A:

Q:                     WHAT DO I DO IF I WANT TO CHANGE MY VOTE?      A:

Q:                     Maker and Conexant will form a combined company by merging
Q:                     Each share of Maker common stock that you own will be
                        converted into and exchanged for 0.66 of a share of
                        Conexant common stock. This is called the merger
                        consideration. Conexant will not issue fractional shares
                        to you. Instead, Conexant will pay you cash for any
                        fractional shares of Conexant common stock you would
                        otherwise have received.
                       For example, if you own 100 shares of Maker common stock
                        you will receive 66 shares of Conexant common stock and no cash payment. If you own 101 shares of Maker common stock, you will receive 66 shares of Conexant common stock plus
                        cash equal to the market value of 0.66 of a share of
                        Conexant common stock.
Q:                     Yes. The Conexant common stock will be listed on the Nasdaq
                        National Market under the symbol "CNXT."
Q:                     The special meeting will take place at Hutchins, Wheeler &
                        Dittmar, A Professional Corporation, 101 Federal Street,
                        Boston, Massachusetts on March 10, 2000 at 10:00 a.m.,
                        local time.
Q:                     After carefully reading this proxy statement/ prospectus,
                        mark on your proxy card how you want to vote, and sign and mail it in the enclosed return envelope as soon as
                        possible, so your shares will be represented at the
                        special meeting. If you sign and send in your proxy and do not indicate how you want to vote, your proxy will be
                        counted as a vote for the merger. If you do not send in
                        your proxy or you abstain, it will have the effect of a
                        vote against the merger.
Q:                     Just mail or deliver a later-dated, signed proxy card so
                        that the proxy card is received by us before the special
                        meeting, or attend the special meeting in person and tell
                        the secretary you want to cancel your proxy and vote in
                        person.

Q:                     IF MY SHARES ARE HELD IN "STREET NAME" BY MY   A:
                        BROKER, WILL MY BROKER VOTE MY SHARES FOR
                        ME?

Q:                     WHEN DO YOU EXPECT THE MERGER TO BE            A:
                        COMPLETED?

Q:                     WHOM CAN I CALL WITH QUESTIONS?                A:

Q:                     WHAT ARE THE TAX CONSEQUENCES OF THE MERGER    A:
                        TO ME?

Q:                     AM I ENTITLED TO APPRAISAL RIGHTS?             A:

Q:                     WILL MY RIGHTS AS A MAKER STOCKHOLDER CHANGE   A:
                        AS A RESULT OF THE MERGER?

Q:                     No. Your broker will vote your shares for you only if you
                        provide instructions on how to vote. You should instruct
                        your broker to vote your shares, following the directions
                        provided by your broker. Without instructions, your broker will not vote your shares, which will have the same effect as a vote against the merger.
Q:                     We are working toward completing the merger as quickly as
                        possible. In addition to stockholder approval, we must
                        also receive clearance under the Hart-Scott-Rodino
                        Antitrust Improvements Act. We hope to complete the merger before March 31, 2000.
Q:                     If you have any questions about the merger or any related
                        transactions, please call Conexant Shareowner Relations at
                        (949) 483-4533 or Conexant Investor Relations at (949)
                        483-CNXT (2698) or Michael Rubino at Maker at (508)
                        628-0622. If you would like copies of any of the documents we refer to in this proxy statement/prospectus, you should call Conexant if the documents relate to Conexant, or call
                        Maker if the documents relate to Maker.
Q:                     Conexant and Maker each expect the merger to be tax free.
                        Conexant and Maker have structured the merger so that
                        their legal counsel expect to be able to deliver opinions, the delivery of which is a condition to the closing of the merger, stating that Conexant and Maker will not recognize any gain or loss for U.S. federal income tax purposes in
                        the merger. Maker stockholders will not recognize gain or
                        loss for U.S. federal income tax purposes with respect to
                        Conexant common stock received in the merger. Set forth
                        below in more detail on page 51 is a description of the
                        material U.S. federal income tax consequences of the
                        transaction. The tax consequences to you will depend on
                        the facts of your own situation. Please consult your tax
                        advisors for a full understanding of the tax consequences
                        to you of the merger.
Q:                     No. Holders of Maker common stock are not entitled to
                        appraisal rights in connection with the merger.
Q:                     Yes. While your stockholder rights will remain governed by
                        Delaware law, currently Maker stockholder rights are
                        governed by Maker's certificate of incorporation and
                        by-laws, while Conexant stockholder rights are governed by


Q:                     SHOULD I SEND IN MY STOCK CERTIFICATES NOW?    A:

Q:                     WHAT DOES THE MAKER BOARD OF DIRECTORS         A:
                        RECOMMEND?

                        Conexant's certificate of incorporation and by-laws. You
                        will become a Conexant stockholder as a result of the
                        merger. In addition, you will receive as part of this
                        merger consideration a stockholder right or "poison pill"
                        right that may make a takeover of Conexant more difficult.
                        A detailed description of the Conexant rights plan is set
                        forth on page 90.
Q:                     No. After the merger is completed, Conexant will send you
                        written instructions for exchanging your stock
                        certificates.
Q:                     Our board of directors approved the merger and recommends
                        that you vote "FOR" the proposal to approve the merger.

                                    SUMMARY

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROXY
STATEMENT/PROSPECTUS AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE MERGER, YOU SHOULD CAREFULLY READ THE REST OF THIS DOCUMENT AND THE OTHER DOCUMENTS TO WHICH WE REFER, INCLUDING THE "RISK FACTORS" SECTION BEGINNING OF PAGE 17. SEE "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 104.

THE COMPANIES

   CONEXANT SYSTEMS, INC.
   4311 JAMBOREE ROAD
   NEWPORT BEACH, CALIFORNIA 92660-3095
   TELEPHONE: (949) 483-4600

    Conexant is the world's largest independent company focused exclusively on providing semiconductor products for communications electronics. With more than 30 years of experience in developing dial-up modem technology, Conexant draws upon its expertise in mixed-signal processing and communications technology to deliver semiconductor integrated circuit products and system-level solutions for a broad range of communications applications. These products facilitate communications worldwide through wireline voice and data communications networks, cordless and cellular wireless telephony systems and emerging cable and wireless broadband communications networks. Conexant has aligned its business into five platforms: personal computing, network access, wireless communications, digital infotainment, and personal imaging.

    On December 31, 1998, Conexant became an independent public company by means of a tax-free spin-off from Rockwell International, Inc.

    RECENT DEVELOPMENTS

    On February 2, 2000, Conexant completed a private offering of $500 million in aggregate principal amount of its 4% Convertible Subordinated Notes due 2007 pursuant to Rule 144A under the Securities Act of 1933. Pursuant to the terms of that offering, the initial purchaser of the notes has the right to purchase an additional $150 million in aggregate principal amount of the notes. The notes are convertible, at the option of the holders thereof, into common stock of Conexant at any time on or before February 1, 2007, at a conversion price of $108.00 per share, subject to adjustment in certain events. The notes may be redeemed by Conexant on or after February 6, 2003, at certain specified redemption prices, plus accrued and unpaid interest.

    In January 2000, Conexant completed the acquisition of the wireless broadband business unit of Oak Technology, Inc. located in Bristol, England. The purchase price was approximately $25 million, paid in a combination of shares of Conexant common stock and cash. Conexant also completed the acquisition of Microcosm Communications Limited, a leading supplier of high-speed integrated circuits for fiber optic communications located in Bristol, England in January 2000. The purchase price was approximately $129 million, paid in shares of Conexant common stock.

    Conexant had revenues of $510.0 million in the quarter ended December 31, 1999, the first quarter of its fiscal year 2000. This compared to revenues of $294.7 million in the first quarter of fiscal 1999 and $452.2 million in the fourth quarter of fiscal 1999. Net income in the first quarter of fiscal 2000 was $51.8 million compared to a net loss of $57.1 million in the first quarter of fiscal 1999 (which included special charges aggregating $37.9 million) and net income of $38.0 million in the fourth quarter of fiscal 1999.

   MERLOT ACQUISITION CORP.
   4311 JAMBOREE ROAD
   NEWPORT BEACH, CALIFORNIA 92660-3095
   TELEPHONE: (949) 483-4600

    Merlot Acquisition is a newly formed, wholly-owned subsidiary of Conexant. Upon the completion of the merger, Merlot Acquisition will be merged with and into Maker. Maker will become a wholly-owned subsidiary of Conexant following the merger and Merlot Acquisition will no longer have a corporate existence.

   MAKER COMMUNICATIONS, INC.
   73 MOUNT WAYTE AVENUE
   FRAMINGHAM, MASSACHUSETTS 01702
   TELEPHONE: (508) 628-0622

    Maker is a fabless semiconductor company that develops and markets high performance programmable communications processors, development tools and application software for use in communications systems equipment. Maker's processors have a proprietary architecture and instruction set optimized for processing and switching data, voice and video in broadband networks. They perform high band width or compute-intensive functions such as traffic management and internetworking in Asynchronous Transfer Mode, or ATM, and Internet Protocol, or IP, Packet Switching Networks.

SUMMARY OF THE TRANSACTION

    In the merger, Merlot Acquisition will merge with and into Maker. As a result, Merlot Acquisition will cease to exist as a separate corporate entity and Maker will continue as the surviving corporation. Maker will become a wholly-owned subsidiary of Conexant. Immediately after the merger, current Conexant stockholders will own approximately 94% of the combined public company's approximately 212 million pro forma outstanding shares, while Maker stockholders will own approximately 6% (prior to giving effect to outstanding stock options or other convertible securities).

    Stockholders of Maker will receive 0.66 of a share of Conexant common stock for each share of Maker common stock held by them. Conexant will not issue fractional shares to Maker stockholders, but instead, will pay them cash for any fractional shares they would otherwise have received.

REASONS FOR MERGER

    The Maker board of directors believes that the terms of the merger and merger agreement are fair to, and in the best interests of, Maker and its stockholders. In reaching its decision, the Maker board of directors considered the following factors among other things:

    - Maker's business, results of operations and future prospects as an independent entity.

    - The relative interests of Maker and Conexant stockholders in the equity of the combined company.

    - The expectation that the merger would result in certain cost savings which might improve the operating results of the combined company.

    - Industry trends toward consolidation and the advantages that the combined company might receive due to its greater size and financing strength in the marketplace and its greater product portfolio and greater geographic reach.

RECOMMENDATION TO MAKER STOCKHOLDERS

    The Maker board of directors has concluded that the merger agreement and the merger are advisable and fair to, and in the best interest of, the Maker stockholders and recommends that the stockholders vote to adopt and approve the merger agreement and the merger.

MAKER SPECIAL MEETING

    The special meeting of Maker stockholders will be held on March 10, 2000 at 10:00 a.m., local time, at Hutchins, Wheeler & Dittmar, 101 Federal Street, Boston, Massachusetts 02110. At the special meeting, you will be asked to consider and vote upon a proposal to approve the merger agreement.

RECORD DATE; VOTING POWER

    The close of business on February 1, 2000 has been fixed as the record date for determining the holders of Maker common stock who are entitled to notice of and to vote at the special meeting. As of the record date, there were 19,074,128 shares of Maker common stock outstanding, of which 6,850,476 shares (approximately 36% of the outstanding shares) of Maker common stock were owned by William N. Giudice, Tecumseh Limited Partnership I, Paul Bergantino, Bergantino 1999 Grantor Retained Annuity Trust DTD 4/5/99, Bergantino 1999 Irrevocable Trust DTD 4/5/99, Michael Rubino, Thomas Medrek, Bessemer Venture Partners IV L.P., Bessec Ventures IV L.P. and Greylock Equity Limited Partnership, each of whom has agreed that it or he will vote all such shares in favor of the approval and adoption of the merger agreement and approval of the merger. You, as a holder of record of shares of Maker common stock on the record date, are entitled to one vote per share of Maker common stock on each matter submitted to a vote at the special meeting.

VOTE REQUIRED

    The presence in person or by proxy of the holders of shares representing a majority of the voting power of Maker common stock entitled to vote is necessary to constitute a quorum for the transaction of business at the special meeting. Holders of approximately 36% of the outstanding shares of Maker common stock have agreed to vote for the merger. The affirmative vote of holders of at least a majority of the Maker common stock outstanding and entitled to vote is required for stockholder approval. The persons named as proxy holders on the attached proxy card will vote your shares as you indicate on the card. If you do not specify on the proxy card how to vote your shares, the proxy holders will vote your shares in favor of the merger agreement and the merger. Abstentions will have the same effect as negative votes.

EFFECTIVE TIME OF THE MERGER; EXCHANGE OF SHARES

    The merger will become effective at the time and date when a copy of a certificate of merger is filed with the Secretary of State of the State of Delaware pursuant to the Delaware General Corporation Law. The time of such filing is currently expected to occur as soon as practicable after the special meeting, subject to adoption and approval of the merger agreement at the special meeting and satisfaction or waiver of the conditions of the merger agreement.

    If the merger is approved at the special meeting, an exchange agent will send to you detailed instructions with regard to the surrender of your Maker common stock certificates, together with a letter of transmittal, as soon as reasonably practicable following the time the merger becomes effective. You should not submit your certificates to the exchange agent until you have received these materials. Upon surrender of your shares, you will receive a certificate representing the number of Conexant shares you are entitled to receive under the merger agreement. You will receive cash in lieu of fractional shares based on the closing price for shares of Conexant common stock on the Nasdaq National Market on the last full trading day prior to the effective time of the merger. No interest will be paid or will accrue on any cash payable in lieu of any fractional shares of Conexant common stock. See "THE MERGER AGREEMENT."

YOU SHOULD NOT SEND ANY SHARE CERTIFICATES AT THIS TIME.

FEES AND EXPENSES

    Each party will pay its own costs and expenses. However, all filing fees and printing expenses related to this proxy statement/prospectus will be shared equally by Conexant and Maker. If the merger agreement is terminated as a result of a breach, the breaching party will reimburse the non-breaching party for all out-of-pocket expenses, up to $3,000,000.

ACCOUNTING TREATMENT

    The merger will be accounted for as a "purchase" transaction for accounting and financial reporting purposes, in accordance with generally accepted accounting principles. Accordingly, a determination of the fair value of Maker's assets and liabilities will be made in order to allocate the purchase price to the assets acquired and the liabilities assumed. In connection with the merger, it is anticipated that Conexant will take a one-time charge consisting of a write-off of the value of purchased in-process research and development, estimated to be approximately $31 million. The purchase price allocation, including the one-time charge for write-off of the value of purchased in-process research and development, is subject to revision when additional information concerning asset and liability valuation is obtained.

FEDERAL INCOME TAX CONSEQUENCES

    The merger has been structured as a tax-free reorganization for United States federal income tax purposes. Accordingly, Maker stockholders generally will not recognize any gain or loss for United States federal income tax purposes on the exchange of their Maker shares for shares of Conexant common stock in the merger. However, some Maker stockholders may recognize gain or loss in connection with the receipt of cash instead of a fractional share of Conexant common stock.

    Tax matters are very complicated, and the tax consequences of the merger to each Maker stockholder will depend on the facts of that stockholder's situation. You are urged to consult your tax advisor for a full understanding of the tax consequences of the merger to you.

FAIRNESS OPINION OF FINANCIAL ADVISOR TO MAKER

    Maker retained Deutsche Bank Securities, Inc. as its financial advisor and agent in connection with the merger to render an opinion to the Maker board of directors as to the financial fairness of the merger to Maker and its stockholders.

    In deciding to approve the merger, the Maker board considered this opinion, which stated that as of its date and subject to the considerations described in it, the consideration to be received in the merger by holders of Maker common stock is fair from a financial point of view of those holders. We have attached this opinion as Appendix B to this proxy statement/prospectus.

APPRAISAL RIGHTS

    The holders of Maker common stock are not entitled to dissenters' or appraisal rights in connection with the merger under applicable Delaware law.

THE MERGER AGREEMENT

    We have attached the merger agreement as Appendix A to this proxy statement/prospectus. We encourage you to read the merger agreement because it is the legal document that governs the merger.

CONDITIONS TO THE MERGER

    We will complete the merger only if a number of conditions are satisfied or waived including:

    - the receipt of the approval of the Maker stockholders;

    - approval for listing on the Nasdaq National Market of the shares of Conexant common stock to be issued pursuant to the merger agreement;

    - termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act;

    - the absence of legal restraints or prohibitions preventing the consummation of the merger;

    - the effectiveness of the registration with the SEC of the shares of Conexant common stock to be issued in connection with the merger;

    - Conexant's receipt of any necessary consents, orders or approvals of, and declarations and filings with, governmental entities;

    - the material correctness of the representations and warranties of each party contained in the merger agreement;

    - the receipt of opinions of counsel to Maker and Conexant relating to the U.S. federal income tax consequences of the merger;

    - the absence of material adverse changes in the business operations, assets, liabilities, financial condition or the results of operations of either Conexant or Maker;

    - members of senior management of Maker shall have entered into non-competition agreements with Conexant; and

    - the parties shall have performed and complied in all material respects with all covenants and agreements required by the merger agreement.

TERMINATION OF THE MERGER AGREEMENT

    The merger agreement may be terminated and the merger may be abandoned at any time prior to the filing of the certificate of merger with the Delaware Secretary of State as follows:

    - by mutual written consent of Conexant and Maker;

    - by either Conexant or Maker if:

       1. the merger is not consummated on or before March 31, 2000, provided that such date may be extended by up to three consecutive 30 day periods permitted by the terms of the merger agreement;

       2.  any governmental entity prohibits the merger;

       3. Maker stockholder approval is not obtained at the Maker special meeting; or

       4. the other party materially breaches a covenant, agreement, representation or warranty contained in the merger agreement and such breach remains uncured for 15 days following notice from the nonbreaching party.

    - by Conexant if the Maker board:

       1. withdraws or modifies its recommendation to the Maker stockholders to approve the merger or recommends another proposal;

       2. fails to recommend the approval of the merger to the Maker stockholders;

       3. fails to oppose, or recommends approval of, a tender offer or exchange offer, by a party other than Conexant, that would result in the party obtaining 20% or more of the Maker common stock; or

       4. fails to hold the special meeting of Maker stockholders to vote on the merger.

    If Conexant terminates the merger agreement because one or more of the four actions described in the immediately preceding paragraph has occurred or because Maker materially breaches, and has not cured within 15 days of notice by Conexant, a covenant, agreement, representation or warranty contained in the merger agreement or if either Conexant or Maker terminates the merger agreement because the Maker stockholders do not approve the merger agreement, then Maker will pay a fee of $25,000,000 to Conexant if Maker enters into another transaction for the acquisition by a third party of more than 20% of Maker's business, assets, capital shares or voting securities within nine months of the termination and any person or persons purchases 20% or more of the assets or voting stock of Maker within nine months of the termination.

    If Conexant or Maker terminates the merger agreement because of a material breach by the other party of a covenant, agreement, representation or warranty, then the breaching party will reimburse the terminating party for its out-of-pocket expenses of up to $3,000,000.

LISTING OF CONEXANT COMMON STOCK

    Conexant will use its reasonable best efforts to cause the Conexant common stock that is to be issued in connection with the merger to be authorized for listing on the Nasdaq National Market. The listing of the Conexant common stock to be issued in connection with the merger is a condition to the merger's completion.

FORWARD-LOOKING STATEMENTS

    Some statements contained in this proxy statement/prospectus regarding future financial performance and results and other statements that are not historical facts are forward-looking statements. These statements relate to, among other things, the merger, future capital expenditures, cost reduction, cash flow and operating results. The words "expect," "project," "estimate," "predict," "anticipate," "believe," "plan," "intend," and similar expressions are also intended to identify forward-looking statements. These statements are subject to numerous risks, uncertainties and assumptions, including but not limited to:

    - general business and economic conditions in our operating region, including the rate of inflation, population, employment and job growth in our markets;

    - pricing pressures and other competitive factors;

    - results of our efforts to reduce costs;

    - our ability to achieve operating improvements;

    - conditions to the consummation of the merger, including regulatory approval, which could affect the timing of the merger;

    - our estimates of the fair value of the assets and liabilities acquired;

    - legal proceedings; and

    - changes in state or federal legislation or regulations.

    Other factors and assumptions not identified above could also cause the actual results to differ materially from those set forth in the forward-looking statements. Conexant and Maker do not undertake to update forward-looking information contained in this proxy statement/prospectus to reflect actual results, changes in assumptions or changes in other factors affecting the forward-looking information. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated in, contemplated by or implied by such statements.

COMPARATIVE MARKET DATA

    The following table presents trading information for Conexant common stock and Maker common stock on December 17, 1999 and February 1, 2000. December 17, 1999 was the last full trading day prior to our announcement of the signing of the merger agreement. February 1, 2000 was the last practicable trading day for which information was available prior to the date of this proxy statement/ prospectus. You should read the information presented below in conjunction with "Comparative Historical and Unaudited Pro Forma Per Share Data" on page 15.

                                           CONEXANT COMMON STOCK              MAKER COMMON STOCK
                                       ------------------------------   ------------------------------
                                         HIGH       LOW      CLOSING      HIGH       LOW      CLOSING
                                       --------   --------   --------   --------   --------   --------
December 17, 1999....................  $  74.25   $ 68.75    $ 69.625   $37.125    $ 31.50     $34.25
February 1, 2000.....................  $85.9844   $82.625    $84.3125   $ 55.00    $53.125     $53.75

    The market prices of shares of Conexant common stock and Maker common stock fluctuate. As a result, you should obtain current market quotations.

SUMMARY SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF CONEXANT

    The following table presents the summary selected historical consolidated financial data of Conexant as of and for each of the five years in the period ended September 30, 1999. This financial data was derived from the consolidated financial statements of Conexant Systems, Inc. and subsidiaries and its predecessor Semiconductor Systems, Inc., representing the semiconductor business of Rockwell International Corporation and subsidiaries. The financial data as of and for the year ended September 30, 1999 are derived from the audited consolidated financial statements of Conexant Systems, Inc. The statement of operations data for the years ended September 30, 1998, 1997 and 1996 have been derived from the audited combined financial statements of Semiconductor Systems as part of Rockwell. The following summary financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Conexant's financial statements and related notes incorporated by reference into this proxy statement/prospectus. See "WHERE YOU CAN FIND MORE INFORMATION" on page 104.

                                                   FOR THE YEAR ENDED SEPTEMBER 30(1),
                                      -------------------------------------------------------------
                                        1995         1996         1997         1998         1999
                                      ---------   ----------   ----------   ----------   ----------
                                                (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA:
Net revenues........................  $ 783,677   $1,470,455   $1,412,325   $1,200,231   $1,444,114
Gross margin........................    300,348      621,461      678,477      312,380      580,862
Operating income (loss)(2)(3)(4)....    106,527      194,101      168,789     (440,158)      (3,179)
Net income (loss)(2)(3)(4)..........     75,917       83,528      125,824     (262,216)      12,929
Pro forma net income (loss) per
  share(5):
  Basic.............................  $    0.35   $     0.38   $     0.59   $    (1.32)  $     0.07
  Diluted...........................       0.35         0.38         0.59        (1.32)        0.06
Weighted average shares
  outstanding(5):
  Basic.............................    217,200      217,600      213,800      197,900      192,551
  Diluted...........................    217,200      217,600      213,800      197,900      203,484

BALANCE SHEET DATA:
Working capital.....................                                                     $  604,453
Total assets........................                                                      1,841,950
Long-term obligations...............                                                        350,000
Shareholders' equity................                                                      1,035,153

------------------------

(1) The fiscal 1999 financial statements include the operating results of Conexant while it was part of Rockwell prior to January 1, 1999. Financial data included in the summary selected historical consolidated financial data of Conexant, for periods subsequent to January 1, 1999, have been prepared on a basis that reflects the historical assets, liabilities, and operations of the business contributed to Conexant by Rockwell. Financial data for periods prior to January 1, 1999 are not necessarily indicative of what the financial position, results of operations, or cash flows would have been had Conexant been an independent public company during the periods presented.

(2) In fiscal 1997 and 1996, Conexant incurred charges of $30 million and $121 million for purchased in-process research and development relating to the acquisitions of the Hi-Media broadband communication chipset business of ComStream Corporation and Brooktree Corporation, respectively.

(3) In September 1998, Conexant recorded special charges of approximately $147 million related to its decision to close and dispose of its wafer fabrication facilities in Colorado Springs, Colorado, a worldwide workforce reduction and certain other actions.

(4) In fiscal 1999, Conexant recorded an additional asset impairment charge of $20 million for the Colorado Springs wafer fabrication facility as a result of Rockwell's decision to further write-down the facility and additional special charges of approximately $18 million related to other restructuring actions initiated in the fourth quarter of fiscal 1998.

(5) Net income (loss) per share has not been presented as Conexant was not an independent company during each of the full periods. Pro forma net income
    (loss) per share has been presented as if the spin-off from Rockwell had occurred as of October 1, 1994. Subsequent to the spin-off, pro forma net income (loss) per share is based on Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"). Pro forma net income
    (loss) per share gives retroactive effect to the 2-for-1 stock split effected in the form of a stock dividend on October 29, 1999 for shareholders of record on September 24, 1999.

SUMMARY CONSOLIDATED FINANCIAL DATA OF MAKER

    The following table presents the summary selected consolidated financial data of Maker as of September 30, 1999 and for each of the four years ended December 31, 1998 and the period from inception (October 21, 1994) through December 31, 1994. This financial data is derived from the consolidated financial statements of Maker. The data shall be read in conjunction with the Consolidated Financial Statements and the Notes thereto and with Management's Discussion and Analysis of Financial Condition and Results of Operations appearing elsewhere in this proxy statement/ prospectus.

                                  PERIOD FROM INCEPTION                                                   NINE MONTHS
                                   (OCTOBER 21, 1994)              YEAR ENDED DECEMBER 31,            ENDED SEPTEMBER 30,
                                     TO DECEMBER 31,      -----------------------------------------   -------------------
                                          1994              1995       1996       1997       1998       1998       1999
                                  ---------------------   --------   --------   --------   --------   --------   --------
                                                          (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)        (UNAUDITED)
CONSOLIDATED STATEMENT OF
OPERATIONS DATA:

Revenues........................         $    --          $    --    $   342    $ 1,774    $ 7,694    $ 4,910    $10,813
Gross profit....................              --               --         13        743      4,456      2,633      7,281
Income (loss) from operations...             (14)            (957)    (1,890)    (4,080)    (4,210)    (3,704)        42
Net income (loss)...............             (14)          (1,003)    (1,971)    (3,901)    (3,754)    (3,351)     1,318

Net income (loss) per share:
  Basic.........................         $ (0.00)         $ (0.25)   $ (1.30)   $ (0.72)   $ (0.66)   $ (0.60)   $  0.11
                                         =======          =======    =======    =======    =======    =======    =======
  Diluted.......................         $ (0.00)         $ (0.25)   $ (1.30)   $ (0.72)   $ (0.66)   $ (0.60)   $  0.07
                                         =======          =======    =======    =======    =======    =======    =======
Weighted average common shares
outstanding:
  Basic.........................           4,020            4,020      1,516      5,383      5,647      5,568     12,513
                                         =======          =======    =======    =======    =======    =======    =======
  Diluted.......................           4,020            4,020      1,516      5,383      5,647      5,568     18,541
                                         =======          =======    =======    =======    =======    =======    =======

                                                                  AS OF
                                                              SEPTEMBER 30,
                                                                   1999
                                                              --------------
                                                              (IN THOUSANDS)
CONSOLIDATED BALANCE SHEET DATA:
Cash, cash equivalents and marketable securities............     $55,845
Working capital.............................................      41,290
Total assets................................................      60,911
Stockholders' equity........................................      57,526

SUMMARY SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION OF CONEXANT

    The summary selected unaudited pro forma combined financial information is qualified in its entirety by reference to, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and notes thereto included elsewhere in this proxy statement/prospectus. The unaudited pro forma combined statements of operations data combines Conexant's historical consolidated statements of operations data for the year ended September 30, 1999 with Maker's historical consolidated statements of operations data for the twelve month period ended September 30, 1999, giving effect to the merger as if it had occurred as of October 1, 1998. The unaudited pro forma combined balance sheet data combines Conexant's historical consolidated balance sheet data as of September 30, 1999 with Maker's historical consolidated balance sheet data as of September 30, 1999, giving effect to the merger as if it had occurred as of September 30, 1999. The unaudited pro forma combined financial data set forth below does not purport to represent what the consolidated results of operations or financial position of Conexant would actually have been if the Maker acquisition had in fact occurred on such date or to project the future consolidated results of operations or financial condition of Conexant. See "UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION."

                                                                 YEAR ENDED
                                                               SEPTEMBER 30,
                                                                    1999
                                                              ----------------
                                                               (IN THOUSANDS,
                                                              EXCEPT PER SHARE
                                                                  AMOUNTS)
UNAUDITED PRO FORMA COMBINED
STATEMENTS OF OPERATIONS DATA:

Net revenues................................................     $1,457,711
Gross margin................................................        589,966
Operating loss..............................................       (187,042)
Net loss....................................................       (168,841)
Net loss per share:
  Basic.....................................................     $    (0.82)
  Diluted...................................................     $    (0.82)
Number of shares used in per share computation:
  Basic.....................................................        204,747
  Diluted...................................................        204,747

                                                                  AS OF
                                                              SEPTEMBER 30,
                                                                   1999
                                                              --------------
                                                              (IN THOUSANDS)
UNAUDITED PRO FORMA COMBINED BALANCE
SHEET DATA:

Working capital.............................................     $  634,143
Total assets................................................      2,801,188
Long-term obligations.......................................        350,000
Total shareholders' equity..................................      1,961,294

COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA PER SHARE DATA

    The following table sets forth (i) pro forma historical net income (loss) per share and historical book value per share data of Conexant; (ii) historical net income per share and historical book value per share data of Maker;
(iii) unaudited pro forma combined net income (loss) per share and unaudited pro forma combined book value per share data of Conexant after giving effect to the merger; and (iv) unaudited equivalent pro forma combined net income (loss) per share and unaudited equivalent pro forma combined book value per share data of Maker based on the exchange ratio of 0.66 of a share of Conexant common stock for each share of Maker common stock. The information in the table should be read in conjunction with the audited and unaudited consolidated financial statements of Conexant and Maker and the notes thereto included or incorporated by reference in this proxy statement/prospectus and the unaudited pro forma condensed combined financial information and notes thereto included elsewhere herein. The unaudited pro forma condensed combined financial information is not necessarily indicative of the net income (loss) per share or book value per share that would have been achieved had the merger been consummated as of the beginning of the periods presented and should not be construed as representative of such amounts for any future dates or periods.

                                                           PRO                                  MAKER
                                                          FORMA                               EQUIVALENT
                                                        HISTORICAL                PRO FORMA   PRO FORMA
                                                         CONEXANT    HISTORICAL   COMBINED     COMBINED
                                                           (1)         MAKER       (2)(3)        (4)
                                                        ----------   ----------   ---------   ----------
Diluted net income (loss) per share:
  For the year ended
  September 30,
    1999..............................................    $  0.06                  ($ 0.82)     ($0.54)
    1998..............................................    ($ 1.32)
    1997..............................................    $  0.59
  For the year ended
  December 31,
    1998..............................................                 ($ 0.66)
    1997..............................................                 ($ 0.72)
    1996..............................................                 ($ 1.30)
Book value per share at
  September 30, 1999 (5) (6)..........................    $  5.27      $  3.13     $  9.40      $ 6.20
Dividends paid (7)

------------------------

(1) Net income (loss) per share has not been presented for Conexant as Conexant was not an independent company during each of the full periods. Pro forma net income (loss) per share has been presented as if the spin-off from Rockwell had occurred as of October 1, 1996. Subsequent to the spin-off from Rockwell, pro forma net income (loss) per share is based on SFAS 128.

(2) See "UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION" included elsewhere in this proxy statement/prospectus.

(3) Pro forma diluted net income (loss) per share is computed using the weighted-average number of shares of common stock outstanding, after the issuance of Conexant common stock to acquire the outstanding shares of Maker common stock and also gives effect to any dilutive options and convertible debt securities. Dilutive options and convertible debt securities are excluded from the computation during loss periods as their effect is antidilutive.

(4) The Maker equivalent pro forma condensed combined per share amounts are calculated by multiplying the pro forma condensed combined per share amounts by the exchange ratio of 0.66 of a share of Conexant common stock for each share of Maker common stock.

(5) Historical book value per share is computed by dividing shareholders' equity by the number of shares of common stock outstanding at the end of each period.

(6) The pro forma combined book value per share is computed by dividing pro forma shareholders' equity, including the effect of pro forma adjustments, by the pro forma number of shares of Conexant common stock which would have been outstanding had the merger been consummated as of September 30, 1999.

(7) The comparative historical and unaudited pro forma per share data does not include cash dividends per share as neither Conexant nor Maker has declared or paid cash dividends during any of the periods presented.

                                  RISK FACTORS

RISKS RELATING TO THE MERGER

MAKER STOCKHOLDERS WILL RECEIVE A FIXED RATIO OF 0.66 OF A SHARE OF CONEXANT COMMON STOCK PER MAKER SHARE EVEN IF THERE ARE CHANGES IN THE MARKET VALUE OF MAKER COMMON STOCK OR CONEXANT COMMON STOCK BEFORE THE COMPLETION OF THE MERGER.

    There will be no adjustment to the exchange ratio if the market price of either Conexant common stock or Maker common stock fluctuates. Accordingly, the specific value of the consideration you will receive in the merger will depend on the market price of Conexant common stock at the effective time of the merger. The share prices of both Conexant common stock and Maker common stock are subject to price fluctuations in the market for publicly-traded equity securities and have each experienced significant volatility. In addition, the stock market in recent years has experienced significant price and volume fluctuations which have affected the market prices of technology companies and which have often been unrelated to or disproportionately impacted by the operating performance of such companies. In the event that the market price of Conexant common stock increases or decreases, the market value of the Conexant common stock you receive in the merger would correspondingly increase or decrease. In addition, future acquisitions by Conexant may result in dilutive issuances of equity securities, the incurrence of additional debt, large one-time write-offs and the creation of goodwill or other intangible assets that could result in amortization expense. You are advised to obtain recent market quotations for Conexant common stock and Maker common stock. Neither Conexant nor Maker can assure you as to the market prices of Conexant common stock or Maker common stock at any time before the merger or as to the market price of Conexant common stock at any time after the merger.

THERE ARE TECHNICAL, OPERATIONAL AND STRATEGIC CHALLENGES THAT MAY PREVENT CONEXANT FROM SUCCESSFULLY INTEGRATING MAKER WITH CONEXANT.

    The successful combination of Conexant and Maker will require substantial effort from each company, including the coordination of sales, marketing and research and development efforts. Conexant may encounter difficulties in the transition process if Conexant fails to quickly and efficiently integrate the two companies. These difficulties could include the interruption of, or a loss of momentum in, Maker's activities, problems associated with integration of management information and reporting systems, and delays in implementation of consolidation plans. These difficulties may be increased by the geographical separation of the two companies and their employees. In the event that Conexant encounters any of these difficulties, or if the attention of Conexant's management is diverted, Conexant's ability to realize the anticipated benefits of the merger could be adversely affected. There is intense competition for qualified personnel in the areas of Conexant's activities and we cannot assure you that Conexant will be able to retain Maker's key management, technical, sales and marketing personnel, or that Conexant will realize the anticipated benefits of the merger. In addition, a number of Maker's suppliers and vendors are competitors of Conexant and as a result may alter their business relationship with Maker following the merger. These factors could have a material adverse effect on Conexant's business, financial condition and results of operations.

OFFICERS AND DIRECTORS OF MAKER HAVE DIFFERENT INTERESTS FROM YOURS AS A MAKER STOCKHOLDER.

    The directors and officers of Maker have interests in the merger that are different from those stockholders who are not also directors or officers. These include:

    - some officers of Maker will become employees of Conexant and have received new employment agreements in connection with the merger;

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
    - some officers of Maker will be granted options to purchase Conexant common stock in exchange for waiving their rights to exercise their existing Maker options; and

    - Maker directors and executive officers have customary rights to indemnification against liabilities which Conexant agrees to extend for a period of 6 years.

    As a result, officers and directors could be more likely to vote to approve the merger agreement and the merger than if they did not have these interests.

    For a more complete description of these interests see the section entitled "INTERESTS OF CERTAIN PERSONS IN THE MERGER" on page 83.

RISKS RELATED TO CONEXANT'S BUSINESS

CONEXANT'S FUTURE SUCCESS DEPENDS LARGELY ON THE GROWTH OF ITS EXPANSION PLATFORMS.

    Conexant has diversified its business and expanded selected related product platforms:

    - Personal Imaging;

    - Wireless Communications;

    - Digital Infotainment and

    - Network Access.

    Conexant believes that these platforms offer higher growth prospects than its dial-up PC modem business. Conexant's future financial performance and overall success, particularly in the long term, will depend in large measure on the rate of sales growth and margin contribution of Conexant's expansion platforms and whether the contribution to its sales and operating income is sufficient to offset the decline in sales of Conexant's dial-up PC modem chipset products.

    There are numerous risks inherent in Conexant's diversification and expansion strategy, many of which are beyond Conexant's control. In certain of its expansion platforms, Conexant currently has minimal market presence relative to other more established competitors. Moreover, Conexant's success with its expansion platforms will depend, in part, on the ability of Conexant's customers to develop new and enhanced products and successfully introduce and market such products to end users. There can be no assurance that Conexant will be successful in its diversification and expansion program, and its failure to do so would have a material adverse effect on Conexant's business, financial condition and results of operations.

RESEARCH AND DEVELOPMENT EXPENSES ARE AN INTEGRAL PART OF CONEXANT'S BUSINESS.

    The semiconductor industry requires substantial investment in research and development. In order to remain competitive, Conexant must continue to make substantial investments in research and development to develop new and enhanced products. There can be no assurance that Conexant will have sufficient resources to develop new and enhanced technologies and competitive products. Conexant's failure to make sufficient investments in research and development programs could have a material adverse effect on Conexant's business, financial condition and results of operations.

CONEXANT'S SUCCESS IS DEPENDENT ON ITS ABILITY TO TIMELY DEVELOP NEW PRODUCTS AND REDUCE COSTS.

    Conexant's operating results will depend, to a significant extent, on its ability to continue to introduce new and enhanced semiconductor products on a timely basis. Successful product development and introduction depends on numerous factors, including, among others, Conexant's ability to anticipate customer and market requirements and changes in technology and industry standards, Conexant's ability to accurately define new products, Conexant's ability to timely complete new products and introduce its products to the market, Conexant's ability to differentiate them from offerings of Conexant's competitors and market acceptance of Conexant's products. Furthermore, Conexant is required to continually evaluate planned product development expenditures and choose among alternative technologies based upon its expectations of future market growth. There can be no assurance that Conexant will be able to develop and introduce new or enhanced products in a timely and cost-effective manner or that such products will satisfy customer requirements, achieve market acceptance or anticipate new industry standards and technological changes or that Conexant will be able to respond to new product announcements and introductions by competitors.

    In addition, prices of established products may decline, sometimes significantly, over time. Conexant believes that in order to remain competitive it must continue to reduce the cost of producing and delivering existing products at the same time it develops and introduces new or enhanced products. There can be no assurance that Conexant will be able to continue to reduce the cost of its products to remain competitive.

CAPITAL EXPENDITURES ARE AN INTEGRAL PART OF CONEXANT'S BUSINESS.

    The semiconductor industry is capital intensive. Semiconductor manufacturing requires a constant upgrading of process technology to remain competitive, as new and enhanced semiconductor processes are developed which permit smaller, more efficient and more powerful semiconductor devices. Conexant maintains its own manufacturing, assembly and test facilities which have required and will continue to require significant investments in manufacturing technology and equipment. Conexant expects fiscal 2000 capital expenditures to be substantially higher than the $214 million spent on capital expenditures in fiscal 1999. There can be no assurance that Conexant will have sufficient capital resources to make necessary investments in manufacturing technology and equipment.

ALTHOUGH CONEXANT BELIEVES THAT ITS SOURCES OF LIQUIDITY WILL BE SUFFICIENT, IT IS DEPENDENT ON THE AVAILABILITY OF FUTURE CAPITAL.

    Although Conexant believes that anticipated improved cash flows from operations resulting in part from the merger, proceeds from its recent convertible notes offering, existing cash reserves and available borrowings under its credit facility will be sufficient to satisfy its future research and development, capital expenditure, working capital and other financing requirements, there can be no assurance that this will be the case or that alternative sources of capital will be available to Conexant on favorable terms or at all.

CONEXANT'S OPERATING RESULTS MAY BE IMPACTED BY FACTORS BEYOND ITS CONTROL.

    Conexant's operating results are subject to substantial quarterly and annual fluctuations due to a number of factors, many of which are beyond Conexant's control. Such factors may include, among others:

    - the effects of competitive pricing pressures;

    - decreases in average selling prices of Conexant's products;

    - production capacity levels and fluctuations in manufacturing yields;

    - availability and cost of products from Conexant's suppliers;

    - the gain or loss of significant customers;

    - Conexant's ability to develop, introduce and market new products and technologies on a timely basis;

    - new product and technology introductions by Conexant's competitors;

    - changes in the mix of products produced and sold;

    - market acceptance of Conexant's and its customers' products;

    - intellectual property disputes;

    - seasonal customer demand;

    - the timing of significant orders; and

    - the timing and extent of product development costs.

    Operating results also could be adversely affected by general economic and other conditions causing a downturn in the market for semiconductor products, or otherwise affecting the timing of customer orders or causing order cancellations or rescheduling. Conexant's customers may change delivery schedules or cancel or reduce orders without significant penalty and generally are not subject to minimum purchase requirements.

    The foregoing factors are difficult to forecast, and these or other factors could materially adversely affect Conexant's quarterly or annual operating results. If Conexant's operating results fail to meet the expectations of analysts or investors, the price of Conexant common stock could be materially and adversely affected.

CONEXANT IS DEPENDENT ON ITS ABILITY TO INTEGRATE COMPANIES IT ACQUIRES.

    Conexant has recently completed several acquisitions. From time to time Conexant evaluates acquisitions and may make additional acquisitions in the future. Integrating acquired organizations and their products and services may be expensive, time-consuming and a strain on our resources. Risks Conexant could face with respect to acquisitions include:

    - the difficulty of integrating acquired technology into its product offerings;

    - the failure succesfully to integrate acquired technology, resulting in the impairment of amounts currently capitalized as intangible assets;

    - the impairment of relationships with employees and customers;

    - the difficulty of coordinating and integrating geographically-dispersed operations;

    - the potential disruption of its ongoing business and distraction of management;

    - the maintenance of brand recognition of acquired businesses;

    - the maintenance of corporate cultures, controls, procedures and policies; and

    - the potential unknown liabilities associated with acquired businesses.

Conexant's inability to address any of these risks successfully could harm its business.

    With respect to any future acquisitions, Conexant may be unable to identify future acquisition targets and may be unable to complete future acquisitions on reasonable terms. Even if Conexant completes an acquisition, it may have difficulty in integrating it with Conexant's current organization, technology and product and services offerings, and any acquired features, functions, products or services may not achieve market acceptance.

CONEXANT IS A PARTY TO A CREDIT FACILITY THAT RESTRICTS ITS OPERATING AND FINANCIAL FLEXIBILITY.

    Conexant entered into a three-year $350 million secured revolving credit facility in December 1998. This credit facility is guaranteed by each of Conexant's domestic subsidiaries and includes covenants that may restrict Conexant's operating and financial flexibility in the future. Substantially all of Conexant's assets and the assets of Conexant's domestic subsidiaries and the stock of Conexant's subsidiaries, subject to certain exceptions, have been pledged as collateral to secure repayment of this credit facility. The credit facility includes restrictions on capital expenditures, indebtedness, acquisitions, mergers, asset sales and liens on assets that apply to Conexant and its subsidiaries. Conexant also must meet certain financial tests and maintain certain financial ratios. Although Conexant believes that it will be able to comply with these requirements, compliance with these requirements may restrict its operating and financial flexibility. Conexant cannot assure that it will in fact be able to satisfy all of the requirements in the credit facility. If Conexant does not satisfy the financial ratios or comply with the other covenants included in the credit facility, the lenders under the credit facility could declare all amounts owed to them due and payable and proceed against their collateral. Such a foreclosure on the collateral would have a material adverse effect on Conexant's business, financial condition and results of operations.

POTENTIAL LITIGATION WITH RESPECT TO INTELLECTUAL PROPERTY RIGHTS COULD HARM CONEXANT'S BUSINESS.

    Conexant's business faces risks of intellectual property infringement and litigation. The semiconductor industry is characterized by vigorous protection and pursuit of intellectual property rights. Litigation has been necessary in the past and is expected to be necessary in the future to enforce Conexant's intellectual property rights, to protect Conexant's trade secrets or to determine the validity and scope of proprietary rights of others, including Conexant's customers.

    Conexant has received, and may continue to receive in the future, claims of infringement of intellectual property rights of others. Conexant is a party to certain pending proceedings involving such claims. There can be no assurance that Conexant will prevail in pending actions, or that other actions alleging infringement by Conexant of third-party patents or invalidity of the patents held by Conexant will not be asserted or prosecuted against Conexant, or that any assertions of infringement or prosecutions seeking to establish the invalidity of patents held by Conexant will not materially and adversely affect Conexant's business, financial condition and results of operations.

    Even if Conexant is successful in such matters, the attempted enforcement of intellectual property rights by or against Conexant could result in significant costs and diversion of Conexant's resources and could have a material adverse effect on Conexant's business, financial condition and results of operations. If claims or actions are asserted or commenced against Conexant, Conexant in certain situations may seek to obtain licenses under a third party's intellectual property rights to avert or resolve a controversy. There can be no assurance that under such circumstances a license would be available on commercially reasonable terms, if at all.

    Conexant relies primarily on patent, copyright, trademark and trade secret laws, as well as nondisclosure and confidentiality agreements and other methods to protect its proprietary technologies and processes. In addition, Conexant often incorporates the intellectual property of its customers into its designs, and Conexant has certain obligations with respect to the non-use and non-disclosure of such intellectual property. There can be no assurance that the steps taken by Conexant to prevent misappropriation or infringement of the intellectual property of Conexant or its customers will be successful; that any existing or future patents will not be challenged, invalidated or circumvented; or that any of the protective measures described above would provide meaningful protection to Conexant. The failure of any patents to provide protection to Conexant's technology would make it easier for Conexant's competitors to offer similar products. Moreover, despite these precautions, it may be possible for a third party to copy or otherwise obtain and use Conexant's technology without authorization, develop similar technology independently or design around Conexant's patents. In addition, effective copyright, trademark and trade secret protection may be unavailable or limited in certain countries.

    Conexant has historically indemnified its customers for certain of the costs and damages of patent infringement in circumstances where Conexant's product is the factor creating the customer's infringement exposure (generally excluding coverage where infringement arises out of the combination of Conexant's products with products of others). This policy could have a material adverse effect on the business, financial condition and results of operations of Conexant, particularly with respect to Conexant's products designed for use in devices manufactured by its customers that comply with international standards. Such international standards are often covered by patent rights held by competitors of Conexant or its customers and the combined costs of obtaining licenses from all holders of patent rights essential to such standards could be high and could have a material adverse effect on Conexant's business, financial condition and results of operations.

CONEXANT OPERATES IN A HIGHLY CYCLICAL INDUSTRY.

    The semiconductor industry is highly cyclical and is characterized by constant and rapid technological change, rapid product obsolescence and price erosion, evolving standards, short product life cycles and wide fluctuations in product supply and demand.

    The industry has experienced significant downturns, often in connection with, or in anticipation of, maturing product cycles (of both semiconductor companies' and their customers' products) and declines in general economic conditions. These downturns have been characterized by diminished product demand, production overcapacity, high inventory levels and accelerated erosion of average selling prices.

    Such conditions have affected Conexant's analog PC modem chipset business and may affect this and other products platforms in the future. From time to time the semiconductor industry has experienced periods of increased demand and production capacity constraints. For example, in fiscal 1998, average selling prices for Conexant's Personal Computing products fell by approximately 50%, the annual growth rate for such products fell to approximately 20% and in the fourth quarter, Conexant made a provision for excess and obsolete inventories of approximately $66 million due to lower than anticipated demand, price declines and obsolescence of certain products. Any future downturns of this nature could have a material adverse effect on Conexant's business, financial condition and results of operations. Conexant may experience substantial changes in future operating results due to general semiconductor industry conditions, general economic conditions and other factors.

CONEXANT OPERATES IN A HIGHLY COMPETITIVE INDUSTRY AND COULD LOSE BUSINESS TO ITS COMPETITORS.

    The semiconductor industry in general and the markets in which Conexant competes in particular are intensely competitive. Conexant currently faces significant competition in its markets and expects that intense price and product competition will continue. Such competition has resulted, and is expected to continue to result, in declining average selling prices for Conexant's products. As a result of the trend toward global expansion by foreign and domestic competitors, technological and public policy changes and relatively low barriers to entry in certain segments of the industry, Conexant anticipates that additional competitors will enter its markets. Although Conexant currently enjoys substantial market shares in its V.90 and facsimile modem chipset product lines, as Conexant pursues its diversification strategy and develops its expansion platforms it is and will be competing in certain new markets in which it has little or no market share and where existing competitors have dominant market positions. Moreover, certain of Conexant's customers offer products that compete with similar products offered by Conexant.

    Conexant believes that the principal competitive factors for integrated circuit ("IC") providers to Conexant's addressed markets are:

    - product performance;

    - level of integration;

    - quality;

    - compliance with industry standards;

    - price;

    - time-to-market;

    - system cost;

    - design and engineering capabilities;

    - new product innovation; and

    - customer support.

    Many of Conexant's current and potential competitors have certain advantages including:

    - longer operating histories and presence in key markets;

    - greater name recognition;

    - access to larger customer bases; and

    - significantly greater financial, sales and marketing, manufacturing, distribution, technical and other resources than Conexant.

    As a result, such competitors may be able to adapt more quickly to new or emerging technologies and changes in customer requirements or devote greater resources to the development, promotion and sale of their products than Conexant.

    Current and potential competitors also have established or may establish financial or strategic relationships among themselves or with existing or potential customers, resellers or other third parties, which may affect customers' purchasing decisions. Accordingly, it is possible that new competitors or alliances among competitors could emerge and rapidly acquire significant market share. There can be no assurance that Conexant will be able to compete successfully against current or potential competitors, or that competition will not have a material adverse effect on Conexant's business, financial condition and results of operations.

    Many of Conexant's competitors have combined with each other and consolidated their businesses, including the consolidation of competitors with Conexant's customers. This is attributable to a number of factors, including the high-growth nature of the communications electronic industry and the time-to-market pressures on suppliers to decrease the time required for product conception, research and development, sampling and production launch before product reaches the market. This consolidation trend is expected to continue, since investments, alliances and acquisitions may enable semiconductor suppliers including Conexant and Conexant's competitors, to augment technical capabilities or to achieve faster time-to-market for their products than would be possible solely through internal development.

    Consolidations by industry participants, including, in some cases, acquisition of certain of Conexant's customers by competitors of Conexant, are creating entities with increased market share, customer base, technology and marketing expertise in markets in which Conexant competes. These developments may significantly and adversely affect Conexant's current markets, the markets Conexant is seeking to serve and Conexant's ability to compete successfully in such markets.

THE MARKETS FOR CONEXANT'S PRODUCTS ARE SUBJECT TO RAPID TECHNOLOGICAL CHANGE.

    The markets for Conexant's products are generally characterized by:

    - rapid technological developments;

    - evolving industry standards;

    - changes in customer requirements;

    - frequent new product introductions and enhancements; and

    - short product life cycles with declining prices over the life cycle of the product.

    A faster than anticipated change in one or more of the technologies related to its products or in market demand for products based on a particular technology, in particular due to the introduction of new technology which represents a substantial advance over current technology, could result in faster than anticipated obsolescence of Conexant's products and could have a material adverse effect on Conexant's business, financial condition and results of operations. For example, increased market demand for sub-$1,000 PCs is causing PC OEMs to require less expensive modem devices, such as software modems, which require fewer semiconductor components than Conexant's traditional modem chipsets. As a result, these devices, may render obsolete the traditional hardware upgrade path for Conexant's modem products. Currently accepted industry standards are also subject to change, which may contribute to the obsolescence of Conexant's products.

CONEXANT'S MANUFACTURING PROCESS IS EXTREMELY COMPLEX AND SPECIALIZED.

    Conexant's manufacturing operations are complex and subject to disruption due to causes beyond Conexant's control. The fabrication of ICs is an extremely complex and precise process consisting of hundreds of separate steps. It requires production in a highly controlled, clean environment. Minute impurities, errors in any step of the fabrication process, defects in the masks used to print circuits on a wafer or a number of other factors can cause a substantial percentage of wafers to be rejected or numerous die on each wafer not to function.

    Conexant is exploring wafer manufacturing alternatives, including increased use of outside foundries, entering into business relationships with respect to wafer manufacturing or other actions related to Conexant's wafer manufacturing facilities. Conexant cannot assure you that it will succeed in implementing any such alternatives.

    Conexant's operating results are highly dependent upon Conexant's ability to produce large volumes of integrated circuits at acceptable manufacturing yields. Lengthy or recurring disruptions of operations at any of Conexant's production facilities or those of its subcontractors for any reason, including labor strikes, work stoppages, fire, earthquake, flooding or other natural disasters, could cause significant delays in shipments until Conexant could shift the products from an affected facility or subcontractor to another facility or subcontractor. In such event, Conexant cannot assure you that the required alternate capacity, particularly wafer production capacity, would be available on a timely basis or at all. Moreover even if alternate wafer production capacity is available, Conexant may not be able to obtain it on favorable terms, which would result in a loss of customers. Any inability to generate sufficient manufacturing capacities to meet demand, either at Conexant's own facilities or through foundry or similar arrangements with others, could have a material adverse effect on Conexant's business, financial condition and results of operations. Certain of Conexant's manufacturing facilities are located near major earthquake fault lines, including its California and Mexico facilities. Conexant maintains only minimal earthquake insurance coverage on these facilities.

    Due to the highly specialized nature of the Gallium Arsenide or GaAs semiconductor manufacturing process, in the event of a disruption at Conexant's Newbury Park, California wafer fabrication facility, alternate GaAs production capacity would not be readily available from third party sources. Any disruption of operations at Conexant's Newbury Park, California wafer fabrication facility or the interruption in the supply of epitaxial wafers used in its GaAs process could have a material adverse effect on Conexant's business, financial condition and results of operations, particularly with respect to Conexant's Wireless Communications products.

    Conexant's manufacturing processes involve numerous complex steps. Minor deviations can cause substantial manufacturing yield loss, and in some cases, cause production to be suspended. Manufacturing yields for new products initially tend to be lower as Conexant completes product development and commences volume manufacturing, and will typically increase as Conexant ramps to full production. Conexant's forward product pricing includes this assumption of improving manufacturing yields and, as a result, material variances between projected and actual manufacturing yields have a direct effect on Conexant's gross margin and profitability. The difficulty of forecasting manufacturing yields accurately and maintaining cost competitiveness through improving manufacturing yields will continue to be magnified by ever increasing process complexity of manufacturing integrated circuit products. Conexant's manufacturing operations also face pressures arising from the compression of product life cycles which requires Conexant to bring new products on line faster and for shorter periods while maintaining acceptable manufacturing yields and quality without, in many cases, reaching the longer-term, high volume manufacturing conducive to higher manufacturing yields and declining costs.

    Conexant believes it has adequate sources for the supply of raw materials and components for its manufacturing needs with suppliers located around the world. Raw wafers and other raw materials used in the production of Conexant's CMOS products are available from several suppliers. Conexant is currently dependent on a single source supplier for epitaxial wafers used in the GaAs semiconductor manufacturing processes at its Newbury Park, California facility. However, Conexant is in the process of arranging alternative suppliers. The number of qualified alternative suppliers for such wafers is limited and the process of qualifying a new epitaxial wafer supplier could require a substantial leadtime. Although Conexant historically has not experienced any significant difficulties in obtaining an adequate supply of raw materials and components necessary for Conexant's manufacturing operations, the loss of a significant supplier or the inability of a supplier to meet performance and quality specifications or delivery schedules could have a material adverse effect on Conexant's business, financial condition and results of operations.

UNCERTAINTIES INVOLVING THE ORDERING AND SHIPMENT OF CONEXANT'S PRODUCTS COULD ADVERSELY AFFECT ITS BUSINESS.

    Conexant's sales are typically made pursuant to individual purchase orders and it generally does not have long-term supply arrangements with its customers. Conexant's customers may cancel orders until 30 days prior to the shipping date. In addition, Conexant sells a portion of its products through distributors who have certain rights to return unsold products to Conexant. Moreover, semiconductor companies, including Conexant, routinely manufacture or purchase inventory based on estimates of customer demand for their products, which is difficult to predict. The cancellation or deferral of product orders, the return of previously sold products or overproduction due to the failure of anticipated orders to materialize could result in Conexant holding excess or obsolete inventory which could have a material adverse effect on Conexant's business, financial condition and results of operations. For example, in the fourth quarter of fiscal 1998, Conexant made a provision for excess and obsolete inventories of $66 million due to lower than anticipated demand, price declines and the obsolescence of certain products.

CONEXANT IS SUBJECT TO THE RISKS OF DOING BUSINESS INTERNATIONALLY.

    For the fiscal year ended September 30, 1999, approximately 61 percent of Conexant's total sales were to customers located outside the United States, primarily in the Asia-Pacific and European countries. In addition, Conexant has facilities and suppliers located outside the United States, including its assembly and test facility in Mexicali, Mexico and third-party foundries located in the Asia-Pacific region. Conexant's international sales and operations are subject to a number of risks inherent in selling and operating abroad, including, but not limited to, risks with respect to:

    - currency exchange rate fluctuations;

    - local economic and political conditions;

    - disruptions of capital and trading markets;

    - restrictive governmental actions (such as restrictions on transfer of funds and trade protection measures, including export duties and quotas and customs duties and tariffs);

    - changes in legal or regulatory requirements;

    - import or export licensing requirements;

    - limitations on the repatriation of funds;

    - difficulty in obtaining distribution and support;

    - nationalization;

    - the laws and policies of the United States affecting trade, foreign investment and loans and

    - tax laws.

    Because most of Conexant's international sales, other than sales to Japan (which are denominated principally in Japanese yen), are currently denominated in U.S. dollars, Conexant's products could become less competitive in international markets if the value of the U.S. dollar increases relative to foreign currencies.

    Moreover, Conexant may be competitively disadvantaged relative to competitors of Conexant located outside the United States who may benefit from a devaluation of their local currency. Conexant is unable to assure that the factors described above will not have a material adverse effect on Conexant's ability to increase or maintain its foreign sales or on its business, financial condition and results of operations.

    Conexant's operating performance has been impacted by the current economic situation in the Asia-Pacific region. This economic situation has increased the uncertainty with respect to the long-term viability of certain of Conexant's customers and suppliers in the region. Sales to customers in Japan and other countries in the Asia-Pacific region, principally Taiwan, South Korea and Hong Kong, represented approximately 52% of total revenues in fiscal 1999.

    Conexant enters into foreign currency forward exchange contracts, principally for the Japanese yen, to minimize risk of loss from currency exchange rate fluctuations for foreign currency commitments entered into in the ordinary course of business. Conexant has not experienced nor does it anticipate any material adverse effect on its results of operations or financial condition related to these foreign currency forward exchange contracts. Conexant has not entered into foreign currency forward exchange contracts for other purposes and Conexant's financial condition and results of operations could be affected (negatively or positively) by currency fluctuations.

CONEXANT'S SUCCESS DEPENDS ON ITS ABILITY TO EFFECT SUITABLE INVESTMENT, ALLIANCE OR ACQUISITION TRANSACTIONS IN THE FUTURE.

    Although Conexant invests significant resources in research and development activities, the complexity and rapidity of technological changes make it impractical for Conexant to pursue development of all technological solutions on its own. As part of its goal to provide advanced semiconductor products and systems, Conexant expects to review on an ongoing basis investment, alliance and acquisition prospects that would complement its existing product offerings, augment its market coverage or enhance its technological capabilities. However, there can be no assurance that Conexant will be able to identify and consummate suitable investment, alliance or acquisition transactions in the future.

    Moreover, should Conexant consummate such transactions, they could result in:

    - in the diversion of management resources;

    - dilutive issuances of equity securities;

    - large one-time write-offs;

    - the incurrence of debt and contingent liabilities;

    - amortization of expenses related to goodwill; and

    - other intangible assets and other acquisition related costs, any of which could materially adversely affect Conexant's business, financial condition and results of operations and the price of Conexant common stock.

    The ultimate success of any such investments, alliances or acquisitions in achieving the purposes for which they are undertaken will depend on the ability of Conexant to integrate successfully any acquired business and to retain key personnel, as well as a variety of other factors.

CONEXANT'S SUCCESS COULD BE NEGATIVELY AFFECTED IF ITS KEY PERSONNEL LEAVE.

    Conexant's future success depends to a significant extent upon the continued service of its executive officers and other key management and technical personnel and on its ability to continue to attract, retain and motivate qualified personnel. Conexant is dependent on key technical personnel, who represent a significant asset of Conexant as the source of its technological and product innovations. The competition for such personnel is intense in the semiconductor industry. There can be no assurance that Conexant will be able to continue to attract and retain qualified management and other personnel necessary for the design, development, manufacture and sale of its products. The ability of Conexant to attract and retain key personnel may be negatively impacted during periods of poor operating performance by Conexant. The loss of the services of one or more of Conexant's key employees or Conexant's failure to attract, retain and motivate qualified personnel could have a material adverse effect on Conexant's business, financial condition and results of operations. In particular, the loss of the services of Dwight W. Decker, Chairman and Chief Executive Officer of Conexant, or certain key design and technical personnel could materially and adversely affect Conexant.

CONEXANT'S MANAGEMENT MAY BE SUBJECT TO A VARIETY OF DEMANDS FOR ITS ATTENTION.

    Conexant's management currently faces a variety of challenges. These include implementing Conexant's ongoing diversification and expansion strategy and expanding the infrastructure and systems necessary for Conexant to operate as an independent public company. While Conexant believes that it has sufficient management resources to execute each of these initiatives, Conexant cannot assure you that Conexant will have these resources or that such initiatives will be successfully implemented. Failure to implement these initiatives successfully could have a material adverse effect on Conexant's business, financial condition and results of operations.

CONEXANT MAY BE LIABLE FOR PENALTIES UNDER ENVIRONMENTAL LAWS, RULES AND REGULATIONS, WHICH COULD NEGATIVELY AFFECT ITS SUCCESS.

    Conexant uses a variety of chemicals in its manufacturing operations and is subject to a wide range of environmental protection regulations in the United States and Mexico. While Conexant has not experienced any material adverse effect on its operations as a result of such regulations, there can be no assurance that current or future regulations would not have a material adverse effect on Conexant's business, financial condition and results of operations. In the United States, environmental regulations often require parties to fund remedial action regardless of fault. As a consequence, it is often difficult to estimate the future impact of environmental matters, including potential liabilities. Conexant is unable to assure that the amount of expense and capital expenditures which might be required to complete remedial actions and to continue to comply with applicable environmental laws will not have a material adverse effect on Conexant's business, financial condition and results of operations.

    Conexant has been designated as a potentially responsible party at one Superfund site located at a former silicon water manufacturing facility and steel fabrication plant in Parker Ford, Pennsylvania formerly occupied by Conexant. This site was also formerly occupied by Recticon Corporation and Allied Steel Products Corporation. Each former occupant was also named as a potentially responsible party and is insolvent. The remediation plan for the site includes installation of a public water supply line and a groundwater pump and treatment system, as well as routine groundwater sampling. Conexant estimates the total costs for the remediation of this Superfund site to be approximately $4 million and has accrued for these costs as of September 30, 1999.

    In addition, Conexant is engaged in two other remediations of groundwater contamination at its Newport Beach and Newbury Park, California facilities. Conexant currently estimates the total costs for these remediations to be approximately $4 million and has also accrued for these costs as of September 30, 1999.

    Pursuant to its agreement with Rockwell, Conexant has assumed all liabilities in respect of environmental matters related to current and former operations of Conexant.

CONEXANT HAS A LIMITED HISTORY AS AN INDEPENDENT COMPANY.

    Conexant has a limited operating history as an independent company. Accordingly, the financial information presented herein for periods prior to January 1, 1999 may not necessarily reflect the results of the operations, financial position and cash flows Conexant would have had if Conexant had operated independently during the periods presented.

    Conexant cannot assure you that it will be profitable on an ongoing basis as a stand-alone company. Prior to the spin-off, Conexant relied on Rockwell for cash investments and various financial and administrative services.

CERTAIN PROVISIONS IN CONEXANT'S ORGANIZATIONAL DOCUMENTS AND RIGHTS AGREEMENT MAY MAKE IT MORE DIFFICULT FOR A PERSON OR ENTITY TO ACQUIRE CONTROL OF CONEXANT.

    Conexant has established certain anti-takeover measures that may affect its common stock, its $500 million 4% convertible subordinated notes issued in February 2000 and its $350 million 4 1/4% convertible subordinated notes issued in May 1999. Conexant's restated certificate of incorporation, Conexant's by-laws, and its rights agreement with ChaseMellon Stockholder Services, L.L.C., as rights agent, dated as of November 30, 1998, and the Delaware General Corporation Law contain several provisions that would make more difficult an acquisition of control of Conexant in a transaction not approved by Conexant's board of directors. Conexant's restated certificate of incorporation and by-laws include provisions such as:

    - the ability of Conexant's board of directors to issue shares of Conexant preferred stock in one or more series without further authorization of Conexant's stockholders;

    - a fair price provision;

    - a prohibition on stockholder action by written consent;

    - a requirement that stockholders provide advance notice of any stockholder nominations of directors or any proposal of new business to be considered at any annual meeting of stockholders;

    - a requirement that a supermajority vote be obtained to remove a director for cause or to amend or repeal certain provisions of Conexant's restated certificate of incorporation or by-laws;

    - elimination of the right of stockholders to call a special meeting of stockholders; and

    - the division of Conexant's board of directors into three classes to be elected on a staggered basis, one class each year.

    These provisions do not exist in the corresponding Maker documents other than the right to issue preferred stock.

    Conexant's Rights Agreement gives Conexant's stockholders certain rights that would substantially increase the cost of acquiring Conexant in a transaction not approved by Conexant's board of directors. Maker does not have a corresponding rights agreement.

    In addition to the Rights Agreement and the provisions in Conexant's certificate and Conexant's by-laws, Section 203 of the Delaware General Corporation Law provides that, subject to certain exceptions, a corporation shall not engage in any business combination with any interested stockholder during the three-year period following the time that such stockholder becomes an interested stockholder. The restrictions of Section 203 of the Delaware General Corporation Law, in certain circumstances, make it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation during the three-year period. The provisions of Section 203 of the Delaware General Corporation Law provide that the stockholder approval requirement may be avoided if a majority of the directors then in office approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder.

THERE ARE CERTAIN FEDERAL INCOME TAX CONSIDERATIONS THAT RELATE TO THE SPIN-OFF
  FROM ROCKWELL.

    In connection with the spin-off from Rockwell, Rockwell received a tax ruling from the Internal Revenue Service stating that the spin-off would qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended. While the tax ruling generally is binding on the Internal Revenue Service, the continuing validity of the tax ruling is subject to certain factual representations and assumptions. Conexant is not aware of any facts or circumstances that would cause such representations and assumptions to be untrue.

    The Tax Allocation Agreement, dated as of December 31, 1998, between Conexant and Rockwell provides, among other things, that neither Rockwell nor Conexant is to take any action inconsistent with, nor fail to take any action required by, the request for the tax ruling or the tax ruling unless
(1) required to do by law, or (2) the other party has given its prior written consent or, in certain circumstances, (3) a supplemental ruling permitting such action is obtained. Rockwell and Conexant have indemnified each other against any tax liability resulting from each entity's failure to comply with such provisions.

    The Tax Allocation Agreement also provides that Conexant will be responsible for any taxes imposed on Rockwell, Conexant or Rockwell shareowners as a result of (1) the failure of the spin-off from Rockwell to qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(D) of the Code or
(2) the subsequent disqualification of the spin-off from Rockwell as a tax-free transaction to Rockwell under Section 361(c)(2) of the Code, if such failure or disqualification is attributable to certain actions taken after the spin-off from Rockwell by or in respect of Conexant (including its subsidiaries) or its shareowners, such as the acquisition of Conexant by a third-party at a time and in a manner that would cause such taxes to be incurred.

    In addition, Conexant effected certain tax-free intragroup spin-offs as a result of Rockwell's spin-off of Meritor Automotive, Inc. on September 30, 1997. The Tax Allocation Agreement provides that Conexant will be responsible for any taxes imposed on Rockwell, Conexant or Rockwell shareowners in respect of those intragroup spin-offs if such taxes are attributable to certain actions taken after the spin-off from Rockwell by or in respect of Conexant (including its subsidiaries) or its shareowners, such as the acquisition of Conexant by a third-party at a time and in a manner that would cause such taxes to be incurred.

    If Conexant were to pay any of the taxes described above, such payment would have a material adverse effect on Conexant's financial position, results of the operations and cash flow.

RISKS RELATED TO MAKER'S BUSINESS

MAKER HAS A LIMITED OPERATING HISTORY AND LIMITED PROFITABILITY.

    Maker was incorporated in 1994 and did not begin shipping products in volume until 1997. Maker has a limited operating history upon which you may evaluate it and its prospects. Although Maker's revenues have increased in recent years and revenues for recent quarters have exceeded revenues for the same quarter for the prior year, Maker achieved profitability for the first time in the second quarter of 1999. In 1998, Maker incurred a net loss of $3.8 million for the year. Maker intends to increase its operating expenses significantly in 2000, particularly in research and development and sales and marketing. Maker's operating results will be adversely affected if its revenues do not increase significantly over the same period. Maker may not be able to achieve profitability on a quarterly or an annual basis.

MAKER EXPERIENCES FLUCTUATIONS IN ITS OPERATING RESULTS DUE TO A NUMBER OF FREQUENTLY CHANGING BUSINESS CONDITIONS.

    Maker has experienced fluctuations in its operating results in the past and expects such fluctuations to occur in the future due to a variety of factors. These factors include:

    - changes in demand by the end user for Maker's customers' products;

    - timing and amount of orders from Maker's customers, including cancellations and reschedulings;

    - the gain or loss of significant customers, including as a result of industry consolidation;

    - changes in the mix of products sold by Maker, including the mix between processors and development tools and application software;

    - timing of "design wins" with related software application and development tool revenue, which have much greater average selling prices than individual communications processors;

    - market acceptance of Maker's current and new products;

    - new product introductions by Maker or its competitors;

    - variability of Maker's customers' product life cycles;

    - erosion of average selling prices due to a number of factors, including Maker's customers reaching volume production, rapid technological change, price/performance enhancements and product obsolescence;

    - cancellations, changes or delays of deliveries to Maker by its suppliers, including suppliers of foundry capacity;

    - the cyclical nature of the semiconductor industry;

    - significant increases in expenses associated with the expansion of operations; and

    - general economic conditions.

    Revenue derived from communications processors is dependent upon design wins, production ramp-up and the timing of orders due to customers' management of inventory. Revenue from the licensing of application software and development tools primarily coincides with design wins at new customers and in limited instances at existing customers. Maker's gross margins are impacted by changes in the mix of revenue between software and communications processors. As a result of these factors, Maker's lengthy sales cycle and its dependence on relatively few customers whose order cycles vary significantly, Maker expects its revenue and gross margins to fluctuate significantly from period to period.

    These and other factors could materially and adversely affect Maker. You should be aware that Maker cannot accurately forecast all of the above factors. Maker believes that period-to-period comparisons are not necessarily meaningful and should not be relied upon as indicative of future operating results.

    Maker's operating results in a future quarter or quarters may fall below the expectations of public market analysts or investors. In such event, the price of its common stock will likely be materially and adversely affected.

MAKER HAS A COSTLY AND LENGTHY SALES CYCLE WHICH MAY INCREASE ITS EXPOSURE TO CUSTOMER CANCELLATIONS OR SIMILAR RISKS.

    Maker's sales cycle typically includes a three to six month evaluation and test period, a twelve to eighteen month development period by its customers and an additional three to six month period before a customer commences volume production of equipment incorporating its products. This lengthy sales cycle creates risks related to customer decisions to cancel or change product plans, which could result in the loss of anticipated sales. During Maker's sales cycle, its engineers assist its customers in implementing Maker solutions into their product. Maker incurs significant research and development, selling and general and administrative expenses as part of this process before it generates the related revenues from such customers. Maker derives revenue from this process only if its design is selected. Achieving a "design win" with a communications systems vendor provides no assurance that such communications systems vendor will ultimately ship products incorporating Maker's communications processors. It is possible a customer may cancel orders even after Maker has achieved a design win. Maker could be materially and adversely affected if customers curtail, reduce or delay orders during its sales cycle, choose not to use its products or choose not to release products employing Maker's communications processors.

MAKER'S REVENUES COULD DECREASE IF THERE IS A SLOWDOWN IN THE GROWTH IN DEMAND FOR COMMUNICATIONS SYSTEMS.

    Maker derives all of its revenues from the sale of communications processors, development tools and application software to communications markets. These markets are characterized by intense competition and rapid technological change. Although these markets have grown rapidly in the last few years, they may not continue to grow and a significant slowdown in these markets may occur.

    In addition, a substantial majority of Maker's revenues has been, and is expected to continue to be, derived from sales of products for Asynchronous Transfer Mode equipment. Maker has announced new products directed at communications systems that are based on other technologies. If these other technologies were to quickly achieve widespread acceptance before Maker's new products have achieved market acceptance, or if Maker's new products do not achieve market acceptance, Maker will be materially and adversely affected.

MAKER'S FUTURE SUCCESS DEPENDS UPON ITS CUSTOMERS' ACCEPTANCE OF ITS PROCESSORS AS AN ALTERNATIVE TO TRADITIONAL SOLUTIONS.

    Maker's future prospects depend on the acceptance of programmable communications processors as an alternative to fixed-function devices and general purpose processors traditionally used by communications systems vendors. Maker would be materially and adversely affected if:

    - communications systems vendors do not accept programmable communications processors;

    - communications systems vendors develop or acquire the technology to develop such components internally rather than purchase Maker's products; or

    - Maker is otherwise unable to develop strong relationships with communications systems vendors.

    Maker's future prospects also depend upon acceptance by its customers of third party sourcing for communications processors as an alternative to in-house development. Many of Maker's current and potential customers have substantial technological capabilities and financial resources which enable them to develop fixed-function components and to program general purpose processors used in their products. In the future, these customers may continue to use internally-developed fixed-function components and general purpose processors or may decide to develop or acquire components, technologies or communications processors that are similar to, or are substitutes for, Maker's products.

MAKER'S FAILURE TO INTRODUCE NEW PRODUCTS ON A TIMELY BASIS COULD DIMINISH ITS ABILITY TO ATTRACT AND MAINTAIN CUSTOMERS.

    The communications systems industry is characterized by rapidly changing technology, frequent product introductions and evolving industry standards. Maker's products are based on these continually evolving industry standards. New standards and protocols could render Maker's existing products unmarketable or obsolete. Maker may not be able to successfully design and manufacture new products that comply with these standards and protocols. Specifically, Maker's future performance depends on a number of factors, including its ability to:

    - identify target markets and emerging technological trends in these markets, including new standards and protocols;

    - define new products accurately;

    - develop and maintain competitive products by improving performance and adding innovative features that differentiate Maker's products from those of its competitors;

    - bring products to market on a timely basis at competitive prices; and

    - respond effectively to new technological changes or new product announcements by others.

    Maker cannot assure you that the design and introduction schedules for any additions and enhancements to its existing and future products will be met, that these products will achieve market acceptance or that Maker will be able to sell these products at average selling prices that are favorable to Maker.

MAKER IS SUSCEPTIBLE TO COMPETITIVE PRESSURES IN THE MARKETPLACE.

    Several of the largest electronics and semiconductor suppliers have recently entered or indicated an intent to enter the communications market for semiconductor devices. Intel announced an intention to expand its presence in the networking business, and acquired Level One Communications, one of Maker's stockholders. Maker had an agreement with Level One that required Maker to disclose to Level One's successors, early versions of technology incorporated into its MXT3010 Cell Processor, MXT3020 Co-Processor and related software applications. Maker's agreement with Level One did not permit this technology to be incorporated in a product that competes with Maker.

    In addition, many of Maker's existing and potential customers internally develop processors and other devices that attempt to perform all or a portion of the functions performed by Maker's products.

    Maker's ability to compete successfully in the rapidly evolving area of high-performance communications processors depends on factors both within and outside Maker's control, including:

    - performance;

    - price;

    - features and functionality;

    - adaptability of products to specific applications;

    - support of product differentiation by Maker's customers;

    - length of development cycle;

    - design wins with major communications systems vendors;

    - support for new communications standards and protocols;

    - reliability;

    - technical service and support; and

    - protection of products by effective utilization of intellectual property laws.

    Maker's failure to compete successfully as to any of these or other factors could materially and adversely affect Maker. To the extent that Maker's competitors offer sales representatives more favorable terms or a higher volume of business, Maker's sales representatives may decline to carry, or discontinue carrying, Maker's products.

THE LOSS OF ANY OF MAKER'S KEY PERSONNEL OR THE FAILURE TO HIRE ADDITIONAL PERSONNEL COULD IMPACT MAKER'S ABILITY TO MEET CUSTOMER AND TECHNOLOGICAL DEMANDS.

    Maker's success depends to a significant degree upon the continued contributions of its key management, engineering, sales and marketing and manufacturing personnel, many of whom would be difficult to replace. The loss of the services of any of Maker's key personnel, the inability to attract or retain qualified personnel in the future or delays in hiring required personnel, particularly engineers and sales personnel, could materially and adversely affect Maker. In particular, the loss of either of Maker's founders, William N. Giudice, President and Chief Executive Officer, or Paul Bergantino, Vice President and Chief Technology Architect, could reduce its future success.

    Competition for highly skilled managerial, engineering, sales and marketing, finance and manufacturing personnel is intense and there can be no assurance that Maker will be successful in attracting and retaining such personnel.

MAKER NEEDS TO PROTECT ITS INTELLECTUAL PROPERTY AND AVOID INFRINGEMENT OF THE INTELLECTUAL PROPERTY OF OTHERS.

    Maker's success depends in part on its ability to obtain patents and licenses and to preserve other intellectual property rights covering its products and development and testing tools. In particular, the rapidly evolving nature of the semiconductor industry requires that companies continually seek and maintain patent protection of their technology. To that end, Maker has obtained several domestic patents and has several foreign patent applications on file. Maker intends to continue to seek patents on its inventions when appropriate. The process of seeking patent protection can be time consuming and expensive. Maker cannot ensure that:

    - patents will issue from currently pending or future applications;

    - its existing patents or any new patents will be sufficient in scope or strength to provide meaningful protection or any commercial advantage to Maker;

    - foreign intellectual property laws will protect its intellectual property rights; or

    - others will not independently develop similar products, duplicate its products or design around any patents issued to Maker.

    Intellectual property rights are uncertain and involve complex legal and factual questions. Maker may be unknowingly infringing on the proprietary rights of others and may be liable for that infringement, which could result in significant liability for Maker. Maker has not been informed that it infringes any third party intellectual property rights that would prevent its use and sale of its products. If Maker does infringe the proprietary rights of others, it could be forced to either seek a license to intellectual property rights of others or alter its products so that they no longer infringe the proprietary rights of others. A license could be very expensive to obtain or may not be available at all. Similarly, changing Maker's products or processes to avoid infringing the rights of others may be costly or impractical.

    If Maker was to become involved in a dispute regarding intellectual property, whether Maker's or that of another company, it may have to participate in legal proceedings. These types of proceedings may be costly and time consuming for Maker, even if it eventually prevails. If Maker does not prevail, it might be forced to pay significant damages, obtain a license or stop making a product.

    Maker also relies on trade secrets, proprietary know-how and confidentiality provisions in agreements with employees and consultants to protect its intellectual property. Other parties may not comply with the terms of their agreements with Maker, and Maker may not be able to adequately enforce its rights against these parties.

                           FORWARD-LOOKING STATEMENTS

    Some statements contained in this proxy statement/prospectus regarding future financial performance and results and other statements that are not historical facts are forward-looking statements. These statements relate to, among other things, the merger, future capital expenditures, cost reduction, cash flow and operating results. The words "expect," "project," "estimate," "predict," "anticipate," "believe," "plan," "intend," and similar expressions are also intended to identify forward-looking statements. These statements are subject to numerous risks, uncertainties and assumptions, including but not limited to:

    - general business and economic conditions in our operating regions, including the rate of inflation, population, employment and job growth in our markets;

    - pricing pressures and other competitive factors;

    - results of our efforts to reduce costs;

    - our ability to achieve operating improvements;

    - conditions to the consummation of the merger, including regulatory approval, which could affect the timing of the merger;

    - our estimates of the fair value of the assets and liabilities acquired;

    - legal proceedings; and

    - changes in state or federal legislation or regulations.

    Other factors and assumptions not identified above could also cause the actual results to differ materially from those set forth in the forward-looking statements. Conexant and Maker do not undertake to update forward-looking information contained in this proxy statement/prospectus to reflect actual results, changes in assumptions or changes in other factors affecting the forward-looking information. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated in, contemplated by or implied by such statements.

                                   THE MERGER

BACKGROUND OF THE MERGER

    Since its spin-off in December of 1998, Conexant has evaluated a number of strategic alternatives including potential merger partners. In August 1999, Oleg Khaykin, Vice President -- Strategy and Business Development of Conexant, called William Giudice, Chairman, President and Chief Executive Officer of Maker, to schedule a meeting at the Network + Interop Trade Show in Atlanta.

    During their initial meeting on September 14, 1999, Mr. Khaykin and
Mr. Giudice were joined by Raouf Halim, Senior Vice President and General Manager of the Network Access Division of Conexant. Messrs. Khaykin, Giudice and Halim discussed potential opportunities for cooperation including the potential for a strategic acquisition. Although Mr. Giudice agreed that the two companies should pursue further discussions about potential synergies, he emphasized that the management of Maker was not interested in selling the company. Mr. Khaykin and Mr. Giudice agreed to follow their meeting with technical discussions, subject to the execution of a confidentiality agreement.

    On September 24, 1999, the board of directors of Maker held a meeting at which Mr. Giudice informed the board of the recent discussions with Conexant regarding a potential business relationship. Maker director Louis Tomasetta was recused from this discussion and from participating during subsequent discussions of potential strategic partnerships due to Dr. Tomasetta's position as chief executive officer and director of Vitesse Semiconductor Corporation, which the board knew was one potential strategic partner for Maker. After a brief discussion of a potential business alliance with Conexant and other business developments in the network processor and communication processor market, the board of directors agreed that Maker should not actively pursue a sale transaction. The Maker board, however, decided that Maker should hire an investment banking firm to provide financial advisory services with respect to any potential strategic transactions.

    After interviewing prospective investment banks, Mr. Giudice and various board members discussed the merits of each investment bank. Maker executed an agreement for investment banking and advisory services with Deutsche Bank on October 15, 1999.

    During the period between October 15, 1999 and October 30, 1999, Deutsche Bank met with management to review Maker's operations and its position in the network processor and communications processor market and to discuss developments in the market that might create attractive strategic opportunities to combine Maker's products and technologies with products and technologies offered by other companies in this industry. During that period, Deutsche Bank conducted a broad survey of potential strategic partners and ultimately contacted ten companies that Deutsche Bank believed might have interest in a strategic transaction with Maker, including Conexant. The purpose of this survey was to provide the Maker board of directors and management team with an updated understanding of the level of interest among selected potential strategic partners in pursuing discussions with Maker along with strengths and weaknesses of such potential partners.

    On October 31, 1999, Maker held a conference call with all Maker directors except for Dr. Tomasetta. On the call, representatives of Deutsche Bank presented the results of the Deutsche Bank survey to the board. The board of directors and management discussed the potential benefits of a variety of strategic alternatives and weighed those potential benefits against the risk of any resulting disruptions to Maker's business. Maker's legal counsel reviewed and commented on the duties of the board of directors. Maker's legal counsel advised the board of directors on their responsibilities as board members with regard to both the interests of Maker stockholders and Maker's long term strategy and answered questions regarding the acquisition process and their fiduciary duties to Maker stockholders. The board of directors concluded that Maker should continue to explore strategic alternatives that would enhance Maker's business, and directed Deutsche Bank to continue their contact with the companies reviewed in the survey regarding a potential relationship.

    On November 4, 1999, Mr. Khaykin contacted Michael Rubino, Maker's Vice President of Finance and Operations and Chief Financial Officer in order to arrange a meeting for technical discussions pending the execution of a mutually acceptable confidentiality agreement. At this time, Mr. Rubino informed
Mr. Khaykin that although Maker's board was not interested in selling the company, Maker had engaged Deutsche Bank as a financial advisor with respect to any potential strategic transactions. Mr. Rubino then communicated to Mr. Khaykin that Mr. Khaykin should contact Deutsche Bank in order to pursue any potential transaction with Maker.

    On November 8, 1999, Deutsche Bank informed Maker that two companies, Conexant and Company A had an interest in meeting with senior management of Maker to discuss potential strategic relationships, subject to the execution of a confidentiality agreement.

    On November 16, 1999, management representatives from Maker and Conexant presented overviews of the respective company's organizations, business and product portfolios and market opportunities. The members of Maker's management team included Mr. Giudice, Mr. Rubino, Paul Bergantino, Maker's Chief Technology Officer, Thomas Medrek, Maker's Vice President of Marketing and Walter Jones, Maker's Vice President of Engineering. The members of Conexant's evaluation team present at the meeting included Mr. Khaykin, Mr. Halim, Sam Spencer, Warner Andrews and Rick Burns. Also at this meeting were representatives of Deutsche Bank. At the completion of this meeting, Conexant re-confirmed that they had a strong interest in continuing discussions regarding a potential transaction with Maker.

    On November 17, 1999, management representatives from Maker and Company A presented overviews of the respective company's organizations, business and product portfolios and market opportunities. The members of Maker's senior management team included Mr. Giudice, Mr. Rubino, Mr. Bergantino, Mr. Medrek and Mr. Jones. Also at this meeting were representatives of Deutsche Bank and financial advisors to Company A. At the completion of this meeting, Company A did not indicate an interest in pursuing a potential strategic transaction with Maker.

    On November 21, 1999, Mr. Halim of Conexant telephoned Mr. Giudice to reconfirm Conexant's interest in pursuing an acquisition of Maker, pending the completion of due diligence on several technical issues. Mr. Halim did not discuss any valuation of Maker, any financial terms of a potential transaction or make any acquisition offer. Mr. Giudice responded that Conexant should contact Deutsche Bank in order to pursue any potential transaction with Maker.

    On November 23, 1999, a representative of Company B contacted Mr. Giudice to propose a meeting with Mr. Giudice to discuss potential synergies between Company B and Maker.

    On November 30, 1999, Mr. Khaykin and Mr. Halim met telephonically with the board of directors of Conexant during which meeting Mr. Khaykin and Mr. Halim discussed the possibility of a business combination between Conexant and Maker. The Conexant board authorized Mr. Khaykin and Mr. Halim to continue discussions with Maker.

    During the period between November 17, 1999 and December 1, 1999 representatives of Deutsche Bank and Mr. Khaykin had several discussions regarding Conexant's interest in pursuing a potential transaction with Maker. On December 1, 1999, representatives of Credit Suisse First Boston Corporation, Conexant's financial advisor, and Deutsche Bank, on behalf of their clients, engaged in discussions regarding the process, timing and financial aspects of a potential combination of Conexant and Maker. On that same day, Mr. Giudice and Mr. Rubino of Maker met with a representative of Company B to discuss market consolidation, the network processor and communications processor market generally and potential synergies between Maker and Company B. At the end of the meeting, the Company B representative expressed a desire to continue discussions concerning a potential acquisition of Maker by Company B and made a general statement about the financial elements that such a transaction might entail including a range of potential valuations.
Mr. Giudice advised Company B that any inquiries regarding a potential transaction should be directed to Deutsche Bank.

    On December 2, 1999, Conexant, through Credit Suisse First Boston, submitted preliminary proposal terms for the potential acquisition of Maker, which included merger consideration consisting of 0.57 of a share of Conexant common stock for each share of Maker common stock. This offer was contingent on the completion of due diligence. Mr. Giudice informed the Maker board of directors of the preliminary terms from Conexant and the Maker board agreed to meet to discuss the potential transaction.

    The entire Maker board of directors other than Dr. Tomasetta met on December 3, 1999. Also present, at the invitation of the board, were Mr. Rubino, representatives of Deutsche Bank, and telephonically Mr. Stein of Hutchins, Wheeler & Dittmar, counsel to Maker. Representatives of Deutsche Bank presented discussion materials, which reviewed the following points:

    - an analysis of the Conexant proposal including a review of the preliminary proposal, stock market valuation and trading data, analyst reviews of Conexant, financial impact of the merger, and the strategic fit and rationale for a combination;

    - an analysis of the potential Company B proposal based on the range of valuations covered in general discussions with Company B including stock market valuation and trading data, analyst reviews of Company B, financial impact of the merger, and the strategic fit and rationale for a combination;

    - a comparative analysis of the terms and benefits of each of the Conexant and Company B proposals;

    - a summary of discussions with other companies that Deutsche Bank reviewed in its October market survey; and

    - the fact that Company C had indicated a potential interest in discussions but that after initial inquiries were made, Company C had not responded further.

    The board considered the materials presented by Deutsche Bank and engaged in a full discussion about the benefits of a potential strategic acquisition of Maker and the value that an acquisition would represent for Maker stockholders, relative to other alternatives. The board concluded that Maker should continue to explore the potential transactions and directed management and Deutsche Bank to pursue further discussions and to seek clarifications regarding the prospective transactions for formal review at the regularly scheduled board meeting of December 8, 1999.

    On the same day, Company B confirmed its continuing interest in Maker, and informed Mr. Giudice that Company B would be hiring investment bankers in connection with Company B's potential acquisition of Maker. Mr. Giudice then informed Company B that the Maker board would be meeting to review proposals formally on December 8, 1999.

    Also on December 3, 1999, Mr. Giudice spoke with a representative of Company C and several members of Company C's management team. Mr. Giudice reviewed the status and prospects of Maker's business and products. The following day Company C informed Mr. Giudice that they were not interested in pursuing a strategic transaction with Maker at that time.

    There were further discussions on December 3, 1999 between Credit Suisse First Boston and Deutsche Bank, on behalf of their clients, regarding process and the financial aspects of a potential transaction. Certain outstanding issues relating to the preliminary term sheet of December 2, 1999 were clarified and arrangements were made for technical and business due diligence presentations and discussions to take place in Boston on December 6, 1999 and December 7, 1999. Prior to the commencement of the due diligence investigation of Maker by Conexant, Maker and Conexant finalized and executed a confidentiality agreement on December 4, 1999.

    On December 6, 1999, Conexant's technical evaluation team discussed with technical representatives of Maker the potential integration of Maker products and plans. Company B's financial advisor also contacted Deutsche Bank to discuss the process and timing for the review of proposals and other issues regarding Company B's interest in pursing a transaction. Later that day, Maker received a proposal from Company B that included its proposed financial terms and other conditions including a requirement that the transaction would qualify as a pooling of interests, a requirement for a limited period of exclusive negotiation and a requirement that voting agreements be executed by several of Maker's key executives and significant shareholders. Representatives of Deutsche Bank then discussed certain terms of the Company B proposal with Company B's financial advisors.

    On December 7, 1999, Dwight Decker, Chairman and Chief Executive Officer of Conexant and other executives of Conexant and other executives of Conexant presented an overview of Conexant's business and financial statements and outlook to representatives from Maker's senior management team. Representatives of Credit Suisse First Boston and Deutsche Bank were present as well.

    Also on December 7, 1999, Mr. Giudice and the CEO of Company B scheduled a meeting between the management team of Maker and the CEO of Company B to review the potential synergy of a combination for the morning of December 8, 1999.

    On the morning of December 8, 1999, the CEO of Company B met with Maker's senior management and representatives of Deutsche Bank to discuss Company B's business prospects, market risks, potential synergies in connection with Maker and reasons for a consolidation with Maker. After that meeting, the CEO of Company B informed Mr. Giudice that Company B was raising the exchange ratio in its offer.

    Later that day, Conexant submitted a revised proposal to Maker with an increased exchange ratio of 0.61 of a share of Conexant common stock for each share of Maker common stock. Among other financial terms, the offer included a requirement for a limited period of exclusive negotiation and voting agreements from significant stockholders. A term of the Conexant proposal was that the existing Maker stock option plans would be assumed.

    On the afternoon of December 8, 1999, the Maker board, other than Dr. Tomasetta, met and discussed the merger proposals from Conexant and Company
B. Present by invitation of the board were Mr. Rubino and representatives of Deutsche Bank and Hutchins, Wheeler & Dittmar. The Maker board of directors engaged in a broad discussion of the merits of pursuing a transaction and of the relative merits of the proposals from Conexant and Company B including the financial terms, operating fit, long term strategic value and the risks associated with the alternative proposals.

    The board of directors considered that the Conexant proposal represented a 2.5% premium over the Company B proposal based on the then current stock price. The board also considered that the relative movements of the Conexant and Company B shares over a longer period showed a range of results. At times the value of Company B's proposal would have been higher than the Conexant proposal. The board concluded that the values implied by the exchange ratios offered in the two proposals represented a significant premium to Maker's recent valuation but did not cause the board of directors to favor one proposal over the other. The board of directors then considered the relative non-financial advantages of each offer.

    The board discussed factors that it considered favorable to the Conexant proposal including:

    - Fit of market vision and ability to realize potential synergies:

     - The fact that Conexant is undertaking significant initiatives in both network access and core product areas which Maker management also believes may fulfill a substantial market opportunity. This better fit lowers Maker management's perceived risk of being able to realize the available synergies.

    - Technology synergies:

     - Conexant was developing or had already developed a number of the technologies that may be necessary to maximize Maker's market opportunities, but were not yet available to Maker.

    - Complementary initiatives with key customers:

     - Conexant has long-established relationships and joint technology developments with major OEM customers. These efforts provide Maker access to highly complementary technology and afford Maker an opportunity to participate in an emerging technology with the key developers.

    - Benefits of scale:

     - As the communications OEM vendors attempt to reduce the number of suppliers they deal with, a combination with Conexant would reduce the risks associated with Maker potentially being too small to be a strategic supplier.

     - Conexant also has significant investments in CMOS fabrication capacity which can be expanded to ensure capacity to improve time-to-market; to enhance performance characteristics by controlling the manufacturing process; and to cut device cost of goods sold significantly.

    - Financial resources:

     - Conexant has a much larger sales and support organization, particularly outside North America, while Maker is just beginning to build the requisite sales and support infrastructure.

    - Risk of closing the transaction:

     - Conexant's proposal was to complete the transaction under accounting rules as a purchase transaction. At the time Maker received the proposal from Company B, it was unclear whether Maker could enter into a transaction that would qualify as a pooling transaction.

    The board also discussed certain factors that it considered favorable to both proposals including:

    - Liquidity:

     - The daily trading volume of both Company B's shares and Conexant's shares is significantly greater than Maker's, thereby affording Maker's shareholders greater liquidity.

    - Premium:

     - Both proposals reflected a significant premium to Maker's recent trading price.

    - Enhanced research coverage:

     - Both Company B and Conexant enjoy broad stock market research analyst coverage and both were highly rated.

    - Lower volatility:

     - The volatility in Company B's shares and Conexant's shares was significantly lower than the volatility observed for Maker.

    The board discussed certain factors that it considered favorable to the Company B proposal including a lower uncertainty with regard to cultural fit and a potentially greater impact from the success of Maker's products on the combined company's value based on Maker representing a larger share of combined results in a combination with Company B.

    At the conclusion of those discussions, the board of directors concluded that because of the substantial premium over the current stock price represented by both offers it was in the best interests of the Maker stockholders to continue discussions, but that since both companies had required an exclusive right of negotiation, Maker would be required to choose one offer to begin negotiations.

    Because of the above factors the Maker board authorized management to pursue an acquisition by Conexant and to enter into an exclusivity agreement subject to clarification with regard to certain terms of the proposal. Following the meeting, representatives of Deutsche Bank and Credit Suisse First Boston negotiated, on behalf of their clients, the conditions of the Conexant term sheet and later that day Mr. Giudice executed the term sheet with Conexant establishing exclusivity from December 8, 1999 through December 17, 1999. Later on December 8, 1999, Mr. Giudice informed Company B that Maker would be negotiating exclusively with another company.

    On December 11, 1999, Conexant's counsel sent a draft merger agreement to Maker and Maker's advisors. From December 11, 1999 through December 16, 1999 at the offices of Hutchins, Wheeler & Dittmar, representatives of Conexant conducted detailed business, legal and accounting due diligence.

    During the period from December 13, 1999 through December 18, 1999, Conexant, Maker and their representatives conducted further due diligence and negotiated the terms of the merger agreement. There were phone calls and/or meetings between the financial advisors during this period regarding the financial aspects of a transaction and other open points. Negotiations concerning the merger agreement and the related documents, including the non-compete agreements and employment agreements to be executed by several members of Maker senior management and the voting agreements to be signed by several members of Maker senior management as well as several significant shareholders of Maker, continued through December 18, 1999.

    On December 16, 1999, the entire Maker board of directors met to review the status of the negotiations of the terms of the Conexant acquisition proposal. The Maker board discussed their fiduciary duties to Maker and to the stockholders of Maker with respect to the acceptance of any acquisition proposal. The Maker board discussed the terms of the proposed definitive acquisition agreement with Conexant and expressed concern regarding several of the conditions and terms. The board of directors authorized Mr. Giudice and Maker's advisors to continue negotiations and scheduled a meeting to review the possible definitive agreement with Conexant for the morning of December 18, 1999.

    On December 16, 1999, Deutsche Bank was advised of an unsolicited revision of the offer from Company B which included an increase in the proposed exchange ratio. Mr. Giudice called each board member, other than Dr. Tomasetta, and relayed the terms of the increased offer from Company B. Maker informed Company B that Maker was subject to an exclusivity agreement with Conexant. Deutsche Bank disclosed the terms of the revisions to Conexant as required by the exclusivity agreement. On that same day, the Conexant board held a special meeting to discuss the situation with Maker.

    On December 17, 1999, Deutsche Bank received another unsolicited revision of the offer from Company B that further increased the exchange ratio offered by Company B. Mr. Giudice called each board member, other than Dr. Tomasetta, and relayed the terms of the increased offer from Company B. Deutsche Bank disclosed the terms of the revision to Conexant as required by the exclusivity agreement, and confirmed that the Maker board of directors would meet to consider the proposals on December 18, 1999.

    In the morning of December 18, 1999, Conexant submitted a revised proposal with an exchange ratio of 0.66 of a share of Conexant common stock for each share of Maker common stock. Conexant also informed Maker that its proposal was only valid until the conclusion of the December 18, 1999 Maker board of directors meeting.

    On the morning of December 18, 1999, the Maker board of directors other than Dr. Tomasetta met to discuss the status of the acquisition proposals. Present by invitation of the board were Mr. Rubino, representatives of DeutscheBank and Hutchins, Wheeler & Dittmar. The meeting was held at the offices of Hutchins, Wheeler & Dittmar.

    The representatives of Deutsche Bank presented materials reviewing the two acquisition offers. The board again engaged in a broad discussion of the merits of pursuing a transaction and of the relative merits of the proposed definitive agreement with Conexant and the term sheet from Company B, including the financial terms, operating fit, long term strategic value and the risks associated with the two proposals. The board noted that Company B's proposal now represented a 4.4% premium over Conexant's proposal based on the market prices of the shares of Conexant and Company B as of the close of trading on December 17, 1999.

    The board also discussed and reconfirmed the non-financial factors (updated to December 18, 1999) it had previously considered at its meeting on December 8, 1999. The board's review also highlighted the fact that Conexant's proposal was now supported by extensive due diligence and negotiation while Company B's proposal still remained subject to due diligence, negotiation of agreements and the requirement that the transaction qualify as a pooling.

    Deutsche Bank delivered its opinion to Maker that the exchange ratio of the Conexant proposal was fair, from a financial point of view, to the stockholders of Maker.

    Based on the material presented and the discussion, the board concluded that the proposal from Conexant was superior to that of Company B and was in the best interests of Maker and its stockholders.

    The board authorized Mr. Giudice to conduct final negotiations and to execute the definitive agreement with Conexant. On December 18, 1999, the merger agreement, including the disclosure schedules, the voting agreements and the employment agreements, was executed following final negotiations.

    Before the opening of trading on December 20, 1999, Conexant and Maker publicly announced the transaction in a joint press release.

MAKER'S REASONS FOR THE MERGER; RECOMMENDATION OF THE MAKER BOARD

    The Maker board of directors has determined unanimously, except with respect to one director who abstained based on a conflict of interest, that the terms of the merger agreement and the merger are fair to, and in the best interests of, Maker and its stockholders. Accordingly, the Maker board of directors has approved the merger agreement and recommends that you vote for approval of the merger agreement and the transactions contemplated by the merger agreement, including the merger.

    In reaching its decision to approve the merger agreement and recommend the merger, the Maker board of directors consulted with Maker's management, as well as its legal counsel and financial advisor. Among the factors considered by the Maker board of directors in its deliberations were the following:

        (i) TERMS OF THE TRANSACTION. In reaching its decision, the Maker board of directors reviewed Maker's business, results of operations, and near- and longer-term prospects as an independent entity. Maker's board of directors also considered Conexant's strategic position in the industry, its management, and its near- and longer-term prospects. The Maker board of directors viewed Conexant as having a track record which demonstrates a clear ability to compete effectively in the semiconductor industry and the board looked upon the historical trading range of Conexant common stock as reflecting the market's favorable view of Conexant's historical operating performance. In analyzing the terms of the proposed transaction with Conexant, the Maker board of directors took into account the volatile trading environment then prevailing; the number of shares of Conexant common stock to be delivered to Maker stockholders in the merger; and the resulting relative interests of Maker and Conexant stockholders in the equity of the combined company.

        (ii) SYNERGIES. The Maker board of directors also took into account the expectation that the merger would result in certain cost synergies which, if achieved, might improve the operating results of Conexant.

        (iii) ADVICE AND OPINION OF FINANCIAL ADVISOR. The Maker board of directors considered the advice of its financial advisor, Deutsche Bank, and reviewed the detailed financial analyses and other information presented by Deutsche Bank. The Maker board of directors considered the opinion of Deutsche Bank that, as of December 18, 1999, and based on the matters set forth in its written opinion as of that date, the exchange ratio was fair, from a financial point of view, to the stockholders of Maker.

        (iv) STRATEGIC ALTERNATIVES. The Maker board of directors' deliberations included consideration of the likelihood of effecting an alternative transaction and the Maker board of directors considered an unsolicited alternative acquisition proposal received by it. The Maker board of directors took into account the views expressed by Maker management that Conexant occupied a premier position in the industry as the world's largest independent company focused exclusively on providing semiconductor products for communications electronics, and that Conexant appeared to be a good strategic fit. Specifically, the Maker board of directors believed that Conexant would be a good strategic fit based on:

           - similar market vision and product groups between Conexant and Maker;

           - technological developments made or planned by Conexant which are necessary to the success of Maker's products;

           - initiatives and relationships between Conexant and major OEM customers which are complementary to Maker's technology;

           - influence of size in the industry and the large size of Conexant;

           - financial resources of Conexant;

           - low risk of closing the transaction due to its treatment under the purchase method of accounting;

           - increased liquidity available to Maker stockholders after the proposed merger; and

           - lower volatility of the Conexant stock to be received by Maker stockholders in the transaction.

    The board was conscious of the fact that the merger agreement permits Maker to furnish to third parties, pursuant to confidentiality agreements, non-public information with respect to Maker in response to requests that are unsolicited or that do not otherwise result from a breach of the merger agreement, to participate in discussions and negotiations with potential third party acquirers under certain circumstances and to terminate the merger agreement in order to accept third party offers. The Maker board of directors nevertheless recognized that the terms of the voting agreements executed by holders of approximately 36% of the outstanding shares of Maker common stock and the termination fee in the amount of $25,000,000, which would be required to be paid by Maker under the merger agreement were Maker to accept an offer from a third party, might discourage any such third party from seeking to acquire Maker. In addition, Maker would be required to pay Conexant's reasonable out-of-pocket expenses, up to $3,000,000, in the event of such a termination of the merger agreement.

        (v) TAX AND ACCOUNTING TREATMENT OF THE TRANSACTION.The Maker board of directors considered that the merger is expected to be tax-free for federal income tax purposes to Maker stockholders receiving Conexant common stock and to be accounted for under the purchase method of accounting for business combinations.

        (vi) INDUSTRY TRENDS.The Maker board of directors was cognizant of industry trends toward consolidation and the advantages that might be expected to accrue to the combined company in terms of greater size and financial strength in competing in the marketplace. The Maker board of directors recognized that the combination might broaden the customer base, facilitate geographic expansion and make possible economies of scale which would enhance the ability of the combined company to penetrate its market.

    In the light of the foregoing factors, the Maker board of directors decided that it is in the best interests of Maker and its stockholders to combine Maker with Conexant at this time so that the combined enterprise can embark upon an effort to capitalize upon the opportunity afforded by the combination to compete more effectively in the industry. The Maker board of directors did not assign relative weights to the foregoing factors or determine that any factor was of particular importance. Rather, the Maker board of directors viewed its position and recommendations as being based on the totality of the information presented to and considered by it.

OPINION OF DEUTSCHE BANK, FINANCIAL ADVISOR TO MAKER

    Deutsche Bank has acted as financial advisor to Maker in connection with the merger. At the December 18, 1999 meeting of the Maker board of directors, Deutsche Bank delivered its oral opinion, subsequently confirmed in writing as of the same date, to the effect that, as of the date of such opinion, based upon and subject to the assumptions made, matters considered and limits of the review undertaken by Deutsche Bank, the exchange ratio between Maker and Conexant was fair, from a financial point of view, to Maker stockholders.

    THE FULL TEXT OF DEUTSCHE BANK'S WRITTEN OPINION, DATED DECEMBER 18, 1999, WHICH INCLUDES THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN BY DEUTSCHE BANK IN CONNECTION WITH THE OPINION, IS ATTACHED AS APPENDIX B TO THIS PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED BY REFERENCE. MAKER STOCKHOLDERS ARE URGED TO READ THE DEUTSCHE BANK OPINION IN ITS ENTIRETY. THE SUMMARY OF THE DEUTSCHE BANK OPINION SET FORTH IN THIS PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE DEUTSCHE BANK OPINION.

    In connection with Deutsche Bank's role as financial advisor to Maker, and in arriving at its opinion, Deutsche Bank has, among other things:

    - reviewed certain publicly available financial information and other information concerning Maker and Conexant and certain internal analyses and other information furnished to it by Maker and Conexant;

    - held discussions with members of the senior management of Maker and Conexant regarding the businesses and prospects of their respective companies and the joint prospects of a combined enterprise;

    - reviewed the reported prices and trading activity for the common stock of both Maker and Conexant;

    - compared certain financial and stock market information for Maker and Conexant with similar information for selected companies whose securities are publicly traded;

    - reviewed the financial terms of selected recent business combinations which it deemed comparable in whole or in part;

    - reviewed the terms of the merger agreement and certain related documents; and

    - performed such other studies and analyses and considered such other factors as it deemed appropriate.

    In preparing its opinion, Deutsche Bank did not independently verify any information concerning Maker or Conexant, including any financial information, forecasts or projections considered in connection with the rendering of its opinion. Accordingly, for purposes of its opinion, Deutsche Bank assumed and relied upon the accuracy and completeness of all such information. Deutsche Bank did not conduct a physical inspection of any of the properties or assets of Maker or Conexant, and did not prepare or obtain any independent evaluation or appraisal of any of the assets or liabilities of Maker or Conexant.

    With respect to the financial forecasts and projections made available to Deutsche Bank and used in its analysis, including analyses and forecasts of certain cost savings, operating efficiencies, revenue effects and financial synergies expected by Maker and Conexant to be achieved as a result of the merger, Deutsche Bank assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management's of Maker or Conexant. In rendering its opinion, Deutsche Bank expressed no view as to the reasonableness of such forecasts and projections, including the expected financial synergies, or the assumptions on which they are based.

    The Deutsche Bank opinion was necessarily based upon economic, market and other conditions in effect on, and the information made available to Deutsche Bank as of, the date of such opinion.

    For purposes of rendering its opinion, Deutsche Bank assumed that, in all respects material to its analysis:

    - the representations and warranties of Maker and Conexant contained in the merger agreement were and are true and correct;

    - Maker and Conexant will each perform all of the covenants and agreements to be performed by it under the merger agreement and all conditions to the obligations of each of Maker and Conexant to consummate the merger will be satisfied without any waiver thereof;

    - all material governmental, regulatory or other approvals and consents required in connection with the consummation of the transactions contemplated by the merger agreement will be obtained; and

    - in connection with obtaining any necessary governmental, regulatory or other approvals and consents, or any amendments, modifications or waivers to any agreements, instruments or orders to which either Maker or Conexant is a party, no limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have a material adverse effect on Maker or Conexant or materially reduce the contemplated benefits of the merger.

    In addition, Deutsche Bank was advised by Maker, and accordingly assumed for purposes of its opinion, that the merger will be tax-free to each of Maker and Conexant and their respective stockholders and that the merger will be accounted for under the purchase method of accounting.

    Set forth below is a brief summary of certain financial analyses performed by Deutsche Bank in connection with its opinion and reviewed with the Maker board of directors at its meeting on December 18, 1999.

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
    HISTORICAL STOCK PERFORMANCE. Deutsche Bank reviewed and analyzed recent and historical market prices and trading volume for Conexant common stock and Maker common stock and compared such market prices to certain stock market and industry indices. On the basis of this analysis, Deutsche Bank calculated that the per share price of Conexant common stock appreciated 760.2% in the year prior to, and traded an average of 3,394,190 shares each day in the 30 trading days prior to, the December 20, 1999 announcement of the merger. Deutsche Bank compared the performance of Conexant common stock with Maker common stock, which appreciated 163.5% between its May 10, 1999 initial public offering and the announcement and which traded an average of 269,844 shares each day for the 30 days prior to the announcement.

    ANALYSIS OF SELECTED PUBLICLY TRADED COMPANIES. Deutsche Bank compared certain financial information and commonly used valuation measurements for Conexant and Maker to corresponding information and measurements for a group of 17 publicly traded companies with operations in the communications integrated circuits market. Those companies included:

    - Applied Micro Circuits Corp.;                - MMC Networks, Inc.;
    - Analog Devices, Inc.;                        - PMC-Sierra, Inc.;
    - Atmel Corp.;                                 - Qualcomm Inc.;
    - Broadcom Corp.;                              - STMicroelectronics N.V.;
    - DSP Communications Inc.;                     - Terayon Communications Systems;
    - Galileo Technology Ltd.;                     - Texas Instruments Inc.;
    - HI/FN Inc.;                                  - Transwitch Corp.; and
    - Intel Corp.;                                 - Vitesse Semiconductor Corp.
    - LSI Logic Corp.;

    These companies are referred to below collectively as the Selected
Companies.

    The financial information and valuation measurements analyzed by Deutsche Bank included:

    - common equity market valuation;

    - operating performance;

    - ratios of common equity market value as adjusted for debt and cash (Enterprise Value) to revenues and earnings before interest expense and income taxes (EBIT) as adjusted to exclude non-recurring items; and

    - ratios of common equity market prices per share (Equity Value) to earnings per share (EPS).

    To calculate the trading multiples for Conexant, Maker and the Selected Companies, Deutsche Bank used publicly available information concerning historical and projected financial performance, including earnings estimates reported by the Institutional Brokers Estimate System (IBES) or by individual securities firms' equity research departments, including in certain cases research from Deutsche Bank. IBES is a data service that monitors and publishes compilations of earnings estimate by selected research analysts regarding companies of interest to institutional investors.

    The following table summarizes the Enterprise Value to Revenue and EBIT multiples that Deutsche Bank calculated for Maker, Conexant and the Selected
Companies:

                                                               ENTERPRISE VALUE TO:
                                         -----------------------------------------------------------------
                                         TRAILING REVENUES   1999 REVENUES   2000 REVENUES   TRAILING EBIT
                                         -----------------   -------------   -------------   -------------
Selected Companies
        High...........................        64.4x             53.0x           35.5x          224.0x
        Mean...........................        20.0x             17.9x           12.8x           80.8x
        Median.........................        11.7x             11.3x            8.0x           62.1x
        Low............................         4.4x              4.2x            3.2x           23.2x
Maker..................................        49.6x             44.3x           27.4x           *
Conexant...............................        11.5x             10.2x            8.1x          177.4x

------------------------

* Indicates a negative, or not meaningful, value.

    The following table summarizes the Equity Value to EPS multiples that Deutsche Bank calculated for Maker, Conexant and the Selected Companies:

                                                          EQUITY VALUE TO:
                                                 ----------------------------------
                                                 TRAILING EPS   1999 EPS   2000 EPS
                                                 ------------   --------   --------
Selected Companies
        High...................................     271.3x       262.0x    2331.3x
        Mean...................................     106.9x        94.6x     201.1x
        Median.................................      78.8x        76.1x      56.0x
        Low....................................      38.0x        36.2x      27.3x
Maker..........................................    1333.8x       570.8x     244.6x
Conexant.......................................     217.6x       127.8x      81.9x

    None of the Selected Companies is identical to Conexant or Maker. Accordingly, Deutsche Bank believes the analysis of publicly traded comparable companies is not simply mathematical. Rather, it involves complex considerations and qualitative judgments, reflected in Deutsche Bank's opinion, concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies.

    ANALYSIS OF SELECTED PRECEDENT TRANSACTIONS. Deutsche Bank reviewed the financial terms, to the extent publicly available, of:

    - 46 proposed, pending or completed mergers and acquisition transactions since January 2, 1998 involving publicly traded target companies in the communications equipment industry (the Communications Transactions); and

    - 24 proposed, pending or completed mergers and acquisition transactions since January 2, 1998 involving target companies in the communications integrated circuit (IC) industry (the Communications IC Transactions).

    For both the Communications Transactions and the Communications IC Transactions (collectively, the Selected Transactions), Deutsche Bank calculated various financial multiples and premiums over market value based on publicly available information for each of the Selected Transactions. Deutsche Bank then compared these financial multiples and premiums to the corresponding financial multiples and premiums for the merger (based on the per share market price 30 days prior to the December 20, 1999 announcement of the merger and as of December 17, the last trading day prior to the announcement), based on the 0.66 exchange ratio for Conexant shares to be received in the merger.

    Of the 24 Communications IC Transactions considered, four were with publicly traded target companies and seven had publicly available financial data. With respect to the Communications Transactions and the seven Communications IC Transactions with publicly available financial data, Deutsche Bank calculated the following multiples, and with respect to the Communications Transactions and the four Communications IC Transactions with publicly traded target companies, Deutsche Bank calculated the following premiums:

                                           ENTERPRISE VALUE TO:
                                           ---------------------
                                           TRAILING    TRAILING     30-DAY    ONE-DAY
                                           REVENUES      EBIT      PREMIUM    PREMIUM
                                           ---------   ---------   --------   --------
Communications
Transactions
        High.............................    33.8x      112.7x       99.7%      83.3%
        Mean.............................     5.6x       46.0x       40.6%      29.1%
        Median...........................     3.2x       41.1x       38.5%      28.6%
        Low..............................     0.8x        7.6x      (15.8%)    (21.7%)

                                            ENTERPRISE VALUE TO:
                                            ---------------------
                                            TRAILING    TRAILING     30-DAY    ONE-DAY
                                            REVENUES      EBIT      PREMIUM    PREMIUM
                                            ---------   ---------   --------   --------
Communications IC
Transactions
        High..............................    24.0x      282.3x      50.9%      79.7%
        Mean..............................     9.7x      109.6x      37.9%      38.6%
        Median............................     8.6x       55.0x      36.9%      36.4%
        Low...............................     2.4x       46.0x      26.9%       1.8%
Merger....................................    67.7x        *         92.0%      34.2%

------------------------

* Indicates a negative, or not meaningful, value.

    As part of its review of the Communications IC Transactions, Deutsche Bank calculated that the ratio of Enterprise Value to total headcount for 22 of the 24 transactions where such information was available ranged from a low of $0.6 million to a high of $13.9 million, with a median of $4.0 million and a mean of $3.2 million, compared to $11.5 million for the merger.

    All multiples for the Selected Transactions were based on public information available at the time of announcement of such transaction, without taking into account differing market and other conditions during the two-year period during which the Selected Transactions occurred.

    Because the reasons for, and circumstances surrounding, each of the precedent transactions analyzed were so diverse, and due to the inherent differences between the operations and financial conditions of Conexant and Maker and the companies involved in the Selected Transactions, Deutsche Bank believes that a comparable transaction analysis is not simply mathematical. Rather, such analysis involves complex considerations and qualitative judgments, reflected in Deutsche Bank's opinion, concerning differences between the characteristics of these transactions and the merger that could affect the value of the subject companies and businesses and Conexant and Maker.

    HISTORICAL EXCHANGE RATIO ANALYSIS. Deutsche Bank reviewed the historical ratio of the daily per share market closing prices of Conexant common stock divided by the corresponding prices of Maker common stock for:

    - the period from Maker's initial public offering on May 10, 1999 to December 17, 1999;

    - over the 90-day, 60-day and 30-day periods prior to December 17, 1999; and

    - as of December 17, 1999, which was the last business day prior to announcement of the merger.

    Deutsche Bank then calculated the respective premiums over such average daily exchange ratios represented by the exchange ratio. These calculations are summarized in the following table:

                                    EXCHANGE
                                     RATIO     PREMIUM
                                    --------   --------
One-day...........................    .492       34.2%
30-day............................    .412       60.2%
60-day............................    .494       33.6%
90-day............................    .577       14.4%
Since Maker's IPO.................    .790      (16.5%)

    CONTRIBUTION ANALYSIS. Deutsche Bank analyzed the relative contributions of Conexant and Maker, as compared to Maker's relative ownership of approximately 5.4% of the outstanding capital stock of the combined company based on the publicly available data as of December 18, 1999, to the pro forma income statement of the combined company, based on managements' projections for their respective companies. This analysis showed that on a pro forma combined basis (excluding the effect of any synergies that may be realized as a result of the merger and any non-recurring expenses or goodwill amortization relating to the merger), based on the 12-month period ending September 30, 2000:

    - Conexant would account for approximately 98.9%, and Maker would account for approximately 1.1%, of the combined company's pro forma revenue; and

    - Conexant would account for approximately 98.7%, and Maker would account for approximately 1.3%, of the combined company's pro forma net income.

    PRO FORMA COMBINED EARNINGS ANALYSIS. Deutsche Bank analyzed certain pro forma effects of the merger. Based on such analysis, Deutsche Bank computed the resulting dilution/accretion to Conexant's EPS estimate for the fiscal years ending September 30, 2000 and September 30, 2001, before taking into account any potential cost savings and other synergies identified by management that Conexant and Maker could achieve if the merger were consummated, and before non-recurring costs relating to the merger. On such basis, Deutsche Bank noted that the Merger would be approximately:

    - 19.4% dilutive to Conexant's estimated EPS for the fiscal year ending September 30, 2000; and

    - 27.3% dilutive to Conexant's estimated EPS for the fiscal year ending September 30, 2001.

    Deutsche Bank also noted that after excluding amortization of goodwill for the fiscal years ending September 30, 2000 and September 30, 2001, and before such non-recurring costs, the merger would be approximately:

    - 1.9% dilutive to Conexant's estimated EPS for the fiscal year ending September 30, 2000; and

    - 3.8% dilutive to Conexant's estimated EPS for the fiscal year ending September 31, 2001.

    Finally, Deutsche Bank noted that, excluding the effects of goodwill amortization and non-recurring costs, the merger would not be dilutive to Conexant's estimated EPS for the fiscal years ending September 30, 2000 and September 30, 2001 if synergies and cost savings realized during those periods generated $5.6 million and $16.0 million of pretax profit, respectively.

    The foregoing summary describes all analyses and factors that DeutscheBank deemed material in its presentation to Maker board of directors, but is not a comprehensive description of all analyses performed and factors considered by Deutsche Bank in connection with preparing its opinion. The preparation of a fairness opinion is a complex process involving the application of subjective business judgment in determining the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to summary description. Deutsche Bank believes that its analyses must be considered as a whole and that considering any portion of such analyses and of the factors considered without considering all analyses and factors could create a misleading view of the process underlying the opinion. In arriving at its fairness determination, Deutsche Bank did not assign specific weights to any particular analyses.

    In conducting its analyses and arriving at its opinions, Deutsche Bank utilized a variety of generally accepted valuation methods. The analyses were prepared solely for the purpose of enabling Deutsche Bank to provide its opinion to the Maker board of directors as to the fairness to Maker of the exchange ratio. The analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold, which are inherently subject to uncertainty. In connection with its analyses, Deutsche Bank made, and was provided by Maker management with, numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond Maker's or Conexant's control. Analyses based on estimates or forecasts of future results are not necessarily indicative of actual past or future values or results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of Maker, Conexant or their respective advisors, neither Maker nor Deutsche Bank nor any other person assumes responsibility if future results or actual values are materially different from these forecasts or assumptions.

    The terms of the merger were determined through negotiations between Maker and Conexant and were approved by the Maker board of directors. Although Deutsche Bank provided advice to Maker during the course of these negotiations, the decision to enter into the merger was solely that of the Maker board of directors. As described above, the opinion and presentation of Deutsche Bank to the Maker board of directors were only one of a number of factors taken into consideration by the Maker board of directors in making its determination to approve the transaction. Deutsche Bank's opinion was provided to the Maker board of directors to assist it in connection with its consideration of the merger and does not constitute a recommendation to any holder of Maker common stock as to how to vote with respect to the merger.

    Maker selected Deutsche Bank as financial advisor in connection with the merger based on Deutsche Bank's qualifications, expertise, reputation and experience in mergers and acquisitions. Maker has retained Deutsche Bank pursuant to a letter agreement dated October 15, 1999. As compensation for Deutsche Bank's services in connection with the merger, Maker has agreed to pay Deutsche Bank a cash fee of $1,250,000 upon the delivery of its opinion and an additional cash fee that would total $8,633,178 if the merger were consummated at the value implied by the exchange ratio on the announcement date. Regardless of whether the merger is consummated, Maker has agreed to reimburse Deutsche Bank for reasonable fees and disbursements of its counsel and all of its reasonable travel and other out-of-pocket expenses. Maker has also agreed to indemnify Deutsche Bank and certain related persons to the full extent lawful against certain liabilities, including certain liabilities under the federal securities laws arising out of its engagement or the merger.

    Deutsche Bank is an internationally recognized investment banking firm experienced in providing advice in connection with mergers and acquisitions and related transactions. Deutsche Bank acted as an underwriter on Maker's initial public offering of May 10, 1999. Deutsche Bank and its affiliates may actively trade securities of Maker or Conexant for their own account or the account of their customers and, accordingly, may from time to time hold a long or short position in such securities.

ACCOUNTING TREATMENT

    The merger will be accounted for as a "purchase" transaction for accounting and financial reporting purposes, in accordance with generally accepted accounting principles. Accordingly, a determination of the fair value of Maker's assets and liabilities will be made in order to allocate the purchase price to the assets acquired and the liabilities assumed. In connection with the merger, it is anticipated that Conexant will take a one-time charge consisting of a write-off of the value of in-process research and development, estimated to be approximately $31 million. The purchase price allocation, including the one-time charge for write-off of the value of in-process research and development, is subject to revision when additional information concerning asset and liability valuation is obtained.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

    The following is a summary description of the material U.S. federal income tax consequences of the merger. This summary is not a comprehensive description of all of the tax consequences that may be relevant to you. For example, we have not described tax consequences that arise from rules that apply to some classes of taxpayers. We have also not described tax consequences that are generally assumed to be known by investors. This discussion is based upon the Internal Revenue Code, the regulations of the U.S. Treasury Department, and court and administrative rulings and decisions in effect on the date of this proxy statement/prospectus. These laws may change, possibly retroactively, and any change could affect the continuing validity of this discussion.

    This discussion also is based upon certain representations made by Maker and Conexant. It is a condition to the closing of the merger that Latham & Watkins and Hutchins, Wheeler & Dittmar render certain tax opinions described below based on such representations. The representations made by Maker and Conexant are attached as exhibits to the merger agreement included in Conexant's registration statement of which this proxy statement/prospectus forms a part. This discussion also assumes that the merger will be effected pursuant to applicable state law and otherwise completed according to the terms of the merger agreement. You should not rely upon this discussion if any of these factual assumptions or representations is, or later becomes, inaccurate.

    This discussion also assumes that stockholders hold their shares of Maker common stock as a capital asset and does not address the tax consequences that may be relevant to a particular stockholder in special situations under some federal income tax laws, including:

    - banks and other financial institutions;

    - tax-exempt organizations and pension funds;

    - insurance companies;

    - dealers or traders in securities;

    - Maker stockholders who received their Maker common stock through the exercise of employee stock options or otherwise as compensation;

    - Maker stockholders whose functional currency is not the U.S. dollar;

    - Maker stockholders who are not U.S. persons; and

    - Maker stockholders who held Maker common stock as part of a hedge, straddle or conversion transaction.

    The discussion also does not address any consequences arising under the laws of any state, locality or foreign jurisdiction. No rulings have been or will be sought from the Internal Revenue Service regarding any matters relating to the merger.

    The discussion does not discuss the tax consequences of an exchange or conversion of options or warrants for Maker common stock into stock options or warrants for Conexant common stock.

    Completion of the merger is conditioned on the receipt by Conexant of an opinion of Latham & Watkins, Conexant's tax counsel, and the receipt by Maker of an opinion from Hutchins, Wheeler &

Dittmar, Maker's tax counsel, that the merger will be a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and that no gain or loss will be recognized by the stockholders of Maker who exchange their Maker common stock solely for Conexant common stock (except with respect to cash received instead of a fractional share of Conexant common stock). These opinions will be based upon the continuing truth and accuracy of the representations of Maker and Conexant described above and will be subject to certain assumptions and qualifications, including the assumption that the merger will be effected pursuant to applicable state law and otherwise completed according to the terms of the merger agreement. The tax opinions are not binding upon the Internal Revenue Service or the courts.

    Assuming that the merger is a reorganization within the meaning of Section 368(a) of the Internal Revenue Code:

    - no gain or loss will be recognized for federal income tax purposes by the stockholders of Maker who exchange their Maker common stock solely for Conexant common stock (except with respect to cash received instead of a fractional share of Conexant common stock).

    Counsel to Conexant and Maker have stated in writing to Conexant and Maker, respectively, their respective views that the discussion in the four bullet points below fairly presents the current federal income taxes consequences to Conexant, Maker and the Stockholders of Maker as a result of the Merger. In addition, based upon the opinions of counsel described above and the foregoing assumptions, the merger will generally result in the following federal income taxes consequences:

    - no gain or loss will be recognized by Conexant or Maker as a result of the merger;

    - the aggregate tax basis of Conexant common stock received by Maker stockholders who exchange all of their Maker common stock for Conexant common stock in the merger will be the same as the aggregate tax basis of Maker common stock surrendered in exchange (reduced by any amount of tax basis allocable to a fractional share of Conexant common stock for which cash is received);

    - the holding period of Conexant common stock received will include the holding period of shares of Maker common stock surrendered in exchange; and

    - a holder of Maker common stock that receives cash instead of a fractional share of Conexant common stock will, in general, recognize capital gain or loss equal to the difference, if any, between the cash amount received and the portion of the holder's tax basis in shares of Maker common stock allocable to the fractional share; this gain or loss will be long-term capital gain or loss for federal income tax purposes if the holder's holding period in the Maker common stock exchanged for the fractional share of Conexant common stock is more than one year at the time the merger is completed.

    TAX MATTERS ARE VERY COMPLICATED, AND THE TAX CONSEQUENCES OF THE MERGER TO YOU WILL DEPEND ON YOUR PARTICULAR SITUATION. YOU ARE ENCOURAGED TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS AND THE EFFECT OF ANY PROPOSED CHANGE IN THE TAX LAWS.

DELISTING AND DEREGISTRATION OF MAKER COMMON STOCK

    If the merger is completed, the shares of Maker common stock will be delisted from the Nasdaq National Market and will be deregistered under the Securities Exchange Act. The stockholders of Maker will become stockholders of Conexant, and their rights as stockholders will be governed by Conexant's restated certificate of incorporation, Conexant's by-laws and the laws of the State of Delaware. See "COMPARISON OF RIGHTS OF STOCKHOLDERS OF MAKER AND CONEXANT" on page 92 of this proxy statement/prospectus.

CONDUCT OF THE BUSINESS IF THE MERGER IS NOT COMPLETED

    If the Merger is not consummated, Maker will carry on its business in the usual, regular and ordinary course, consistent with past practice.

REGULATORY COMPLIANCE

    A certificate of merger must be filed on behalf of Conexant, Merlot Acquisition Corp. and Maker with the Secretary of State of the State of Delaware in order to effect the merger.

    Under the Hart-Scott-Rodino Antitrust Improvements Act and the rules that have been promulgated under the act, acquisitions of a sufficient size may not be consummated unless information has been furnished to the Antitrust Division of the U.S. Department of Justice and to the FTC and applicable waiting period requirements have been satisfied or early termination of the waiting period has been granted. The acquisition of shares of our common stock pursuant to the merger is subject to the provisions of that act.

    Conexant and Maker have each filed with the Antitrust Division of the U.S. Department of Justice and the FTC, a Hart-Scott-Rodino Notification and Report Form with respect to the acquisition of the shares of Maker common stock by Conexant. Conexant and certain members of Maker senior management have also filed Hart-Scott-Rodino Notification and Report Forms relating to common stock of Maker held by such members of Maker senior management. Under the applicable provisions of the Hart-Scott-Rodino Antitrust Improvements Act, the acquisition of the shares of Maker common stock cannot be consummated until the expiration of early termination of the waiting period following the filing of such Report Forms by Conexant, Maker and certain members of Maker management.

APPRAISAL RIGHTS

    Maker is incorporated under Delaware law. Under applicable Delaware law, the holders of Maker common stock are not entitled to dissenters' or appraisal rights in connection with the merger.

FEDERAL SECURITIES LAWS CONSEQUENCES; STOCK TRANSFER RESTRICTIONS

    This proxy statement/prospectus does not cover any resales of the Conexant common stock you will receive in the merger, and no person is authorized to make any use of this proxy statement/prospectus in connection with any such resale.

    All shares of Conexant common stock you will receive in the merger will be freely transferable, except that if you are deemed to be an "affiliate" of Maker under the Securities Act of 1933 at the time of the special stockholders meeting, you may resell those shares only in transactions permitted by Rule 145 under the Securities Act or as otherwise permitted under the Securities Act. Persons who may be affiliates of Maker for those purposes generally include individuals or entities that control, are controlled by, or are under common control with, Maker, and would not include stockholders who are not officers, directors or principal stockholders of Maker.

    The merger agreement requires Maker prior to the closing date to deliver to Conexant a letter identifying all persons who may be, as of the date the merger agreement is submitted for approval by Maker stockholders, an affiliate of Maker and to use reasonable best efforts to cause each person who is identified as an affiliate in the letter described above to deliver to Conexant prior to the merger, an executed letter agreement from each affiliate to the effect that the affiliate will not offer, sell or otherwise dispose of any of the shares of Conexant common stock issued to that affiliate in the merger or otherwise owned or acquired by that affiliate in violation of the Securities Act.

                              THE MERGER AGREEMENT

GENERAL

    THE FOLLOWING SUMMARY OF THE MATERIAL TERMS OF THE MERGER AGREEMENT IS SUBJECT TO, AND QUALIFIED IN ITS ENTIRETY BY, THE COMPLETE TEXT OF THE MERGER AGREEMENT. A COPY OF THE MERGER AGREEMENT IS ATTACHED AS APPENDIX A TO THIS PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED IN THIS PROXY STATEMENT/PROSPECTUS BY REFERENCE. YOU SHOULD READ THE FULL TEXT OF THE MERGER AGREEMENT, BECAUSE IT, AND NOT THIS PROXY STATEMENT/ PROSPECTUS, IS THE LEGAL DOCUMENT THAT GOVERNS THE MERGER.

THE MERGER

    When the merger contemplated by the merger agreement occurs, Maker will merge with Merlot Acquisition Corp., a wholly-owned subsidiary of Conexant. As a result, Merlot Acquisition Corp. will cease to exist as a separate corporate entity and Maker will continue as the surviving corporation and retain its name. Maker will become a wholly-owned subsidiary of Conexant. The merger will be effective at the time the certificate of merger is filed with the Secretary of State of the state of Delaware.

    Each share of Maker common stock, par value of $0.01 per share, issued and outstanding immediately before the merger, other than those held in the treasury of Maker and those owned by Conexant or Merlot Acquisition Corp. will be exchanged for 0.66 of a share of Conexant common stock.

    The merger agreement provides that at the time the certificate of merger is filed, Merlot Acquisition Corp.'s certificate of incorporation will be the certificate of incorporation of the surviving entity except that it will be amended to reflect "Maker Communications, Inc." as the name of the surviving corporation. The merger agreement further provides that the bylaws of Merlot Acquisition Corp., as in effect when the certificate of merger is filed, will be the bylaws of Maker immediately after the certificate of merger is filed. The merger agreement further provides that those persons who are the directors and officers of Merlot Acquisition Corp. when the certificate of merger is filed will be the directors and officers of Maker immediately after the certificate of merger is filed.

EFFECTIVE TIME AND CLOSING OF THE MERGER

    Promptly after the satisfaction of the terms and conditions of the merger agreement, the parties shall file a certificate of merger with the Secretary of State of the state of Delaware as required by the Delaware General Corporation Law. The merger will be effective when the certificate of merger is filed. We expect to complete the merger as soon as practicable after March 10, 2000, the date scheduled for the special meeting of Maker stockholders to approve and adopt the merger agreement and the merger.

PROCEDURE TO EXCHANGE CERTIFICATES

    The parties will authorize a commercial bank to act as exchange agent. The exchange agent will mail letters of transmittal and instructions regarding the exchange process to each record holder of shares of Maker common stock promptly following the merger. Upon surrender of Maker common stock certificates, together with the letter of transmittal duly executed, the Maker record stockholders will receive certificates representing Conexant common stock. Once the holders of certificates previously representing Maker common stock surrender these certificates, they will receive any dividends or other distributions on the Conexant common stock that have a record date after the merger and a payment date before the holder surrenders the Maker common share certificate. However, Conexant will not pay any dividends until the holder of the Maker share certificate surrenders that certificate. The holder will also receive any dividends or other distributions with a record date after the merger but before the surrender, and a payment date after the surrender. In each case, taxes will be withheld as required. No interest will be paid or accrued on unpaid dividends or distributions, if any, which will be paid on surrender of Maker common share certificates.

    No certificates or scrip representing fractional shares of Conexant common stock will be issued upon the surrender of Maker common share certificates. Each holder of a Maker common share certificate, at the time of merger, who would otherwise be entitled to receive a fractional share of Conexant common stock will receive cash. The amount of cash paid in lieu of fractional shares will be the fraction of a share of Conexant common stock that would be otherwise issued multiplied by the closing price per share of Conexant common stock on the Nasdaq National Market on the last full trading day prior to the merger. The exchange agent will pay this amount without interest.

    Any shares of Conexant common stock issued in the merger together with any dividends or distributions or cash in lieu of fractional shares deposited by Conexant with the exchange agent that remain undistributed to holders of Maker common stock certificates six (6) months after the merger will be delivered to Conexant. Any holders of Maker common stock certificates who have not complied with the exchange procedures before the six-month anniversary of the merger may only look to Conexant for payment of Conexant common stock, cash in lieu of fractional shares and any unpaid dividends and distributions on Conexant common stock. Neither Conexant, Merlot Acquisition Corp., Maker, nor the exchange agent will be liable to you for any amount properly delivered to a public official under applicable abandoned property, escheat or similar law.

    The exchange agent will deliver Conexant common stock, any cash in lieu of fractional shares and any unpaid dividends or distribution with respect to Conexant common stock in exchange for lost, stolen, or destroyed certificates if the record holder of such Maker common stock certificates signs an affidavit of loss, theft or destruction. Conexant may also, in its discretion, require the holder of a lost, stolen or destroyed certificate to deliver a bond in reasonable sum as indemnity against any claim that might be made against Conexant regarding the alleged lost, stolen or destroyed certificate.

REPRESENTATIONS AND WARRANTIES

    Except as discussed in the paragraphs below, the merger agreement contains essentially reciprocal representations and warranties made by each of Conexant and Maker to the other. The representations and warranties relate to the following matters:

    - due organization, power and standing, and other corporate matters;

    - capital structure;

    - authority to enter into and enforce the merger agreement;

    - required consents and approvals, and absence of violations of law;

    - financial statements;

    - the accuracy of the information contained in the registration statement of which this proxy statement/prospectus forms a part;

    - absence of any material adverse change;

    - permits and licenses;

    - tax matters;

    - actions and proceedings;

    - agreements relating to employee benefits that will be affected by the merger and ERISA matters;

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    - compliance with applicable laws, including laws relating to the environment;

    - liabilities;

    - labor matters;

    - ownership of shares;

    - brokers' fees and expenses with respect to the merger;

    - state takeover statutes; and

    - interests in other entities.

    Maker also made additional representations and warranties to Conexant relating to the following matters:

    - ownership of real property;

    - year 2000 compliance;

    - intellectual property;

    - opinion of financial advisor; and

    - required vote of stockholders with respect to the merger.

    Conexant and Merlot Acquisition Corp. also made additional representations and warranties to Maker relating to the corporate power and organization of Merlot Acquisition Corp.

COVENANTS RELATING TO CONDUCT OF BUSINESS

    Maker has agreed that, during the period from the date of the merger agreement through the merger, Maker and each of its subsidiaries will, in all material respects:

    - carry on its business in the ordinary course as currently conducted;

    - not enter into any hedging contracts or arrangements other than in the ordinary course of business and consistent with prior practice;

    - use all reasonable efforts to preserve intact its present business organizations; and

    - use all reasonable efforts to preserve its relationships with customers, suppliers and others having business dealings with it.

    In addition, unless Conexant consents in writing or the merger agreement provides otherwise, Maker has agreed that, during the period from the date of the merger agreement through the merger, it and each of its subsidiaries will not and will not propose to:

    - declare or pay any dividends or make distributions on any of its capital stock;

    - split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

    - other than pursuant to any existing stockholder purchase agreement, repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock;

    - issue, grant, deliver or sell, or authorize or propose the issuance, grant, delivery or sale of any shares of its capital stock or voting debt, warrants or options to acquire any of these shares, securities convertible into or exercisable for these shares other than (a) the issuance of shares upon the exercise of stock options in the ordinary course of business consistent with past

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      practice and (b) the issuance of options, rights or other awards prior to the date of the merger agreement in the ordinary course of business consistent with past practice pursuant to Maker's stock option plans;

    - amend its certificate of incorporation or by-laws;

    - incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or right to acquire any debt securities of Maker or its subsidiary other than in the indebtedness from Maker to its subsidiary or from Maker's subsidiary to Maker and other than in the ordinary course of business;

    - make any loans, advances or capital contributions to, or investments in, any other person other than by Maker or its subsidiary to or in Maker or its subsidiary;

    - pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) other than in the ordinary course of business;

    - enter into any derivative contracts, other than hedging contracts in the ordinary course of business and consistent with past practice;

    - increase the compensation payable or to become payable to any of its executive officers or employees;

    - take any action with respect to the grant of any severance or termination pay, or stay, bonus or other incentive arrangement, other than pursuant to benefit plans and policies in effect on the date of the merger agreement;

    - adopt any new benefit plan or amend or modify any benefit plan except as required by law or by the merger agreement;

    - acquire or agree to acquire (a) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business, corporation, partnership, limited liability company, joint venture, association or other business organization or division or
      (b) assets that are individually or in the aggregate material;

    - sell, lease, license, mortgage, encumber, subject to any lien or dispose of property other than (a) sales and dispositions of inventories in the ordinary course of business and (b) encumbrances and liens that are incurred in the ordinary course of business;

    - terminate or amend on terms materially less favorable to Maker any agreement filed as an exhibit to any SEC Report or Form 10-K;

    - make new capital expenditures, other than capital expenditures of up to $1.25 million in connection with Maker's move to new facilities in the first calendar quarter of 2000, that exceed $600,000 in the aggregate provided that Conexant's consent to capital expenditures in excess of $600,000 will not be unreasonably withheld;

    - make any material tax election or settle or compromise any material tax liability, provided that Conexant's consent to any tax election, settlement or compromise will not be unreasonably withheld;

    - amend any stock option plan or option agreement as a result of the merger agreement;

    - grant or issue options or stock awards under any stock option plan except to new employees in connection with their hiring, in the ordinary course of business, and to directors in accordance with Maker's 1999 Director Option Plan in effect on the date of the merger agreement;

    - accelerate the vesting or exercisability of any options under any stock option plan, other than as required by any automatic acceleration provisions contained in such plan;

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    - enter into any contract, agreement, commitment or arrangement to take any action prohibited by the merger agreement; or

    - take any action that would, or that could be reasonably expected to, make any of the representations and warranties of Maker in the merger agreement to become untrue.

    Conexant and Merlot Acquisition Corp. have agreed that, during the period from the date of the merger agreement through the merger, neither party will:

    - amend its certificate of incorporation or by-laws, or

    - take any action that would, or that could reasonably be expected to, make any of the representations and warranties of Maker become untrue or any merger condition set forth in the conditions precedent section of merger agreement not be satisfied.

    Conexant and Maker agree to confer on a regular and frequent business with each other to report on operational matters and to advise each other, orally and in writing, of any representation or warranty.

ADDITIONAL AGREEMENTS

    PREPARATION OF THE FORM S-4 AND PROXY STATEMENT/PROSPECTUS. Conexant and Maker have agreed to cooperate in the prompt preparation and filing of documents under federal and state securities laws and with applicable governmental authorities.

    STOCKHOLDER MEETING. Maker has agreed to call a meeting of its stockholders for the purposes of considering the approval and adoption of the merger agreement and approval of the merger as promptly as practicable following the date of the merger agreement. The board of directors of Maker has agreed to recommend to its stockholders that they approve the merger agreement and the merger; provided, however, that the board of directors of Maker may withdraw, modify or change its approval or recommendation where failure to do so could result in breach of its fiduciary duties. Conexant has agreed to vote all of its shares of Maker common stock in favor of the approval and adoption of the merger agreement and the approval of the merger. Conexant and Maker will both use their commercially reasonable efforts to hold the special meeting for Maker stockholders on or before March 31, 2000.

    ACCESS TO INFORMATION. Conexant and Maker have agreed to provide to the officers, employees, accountants, counsel, financial advisors and other representatives of the other company reasonable access to all properties, books, contracts, commitments and records during the period between the date of the merger agreement and the merger. In addition, Conexant and Maker have agreed to furnish to each other a copy of each report, schedule, registration statement and other documents filed, published, announced or received by it during such period pursuant to the requirements of Federal or state securities laws as well as all other information concerning its business, properties and personnel as the other party may reasonably request, including any information requested with respect to Maker stockholder approval at the special meeting for Maker stockholders and the status of efforts to obtain such approval.

    REASONABLE EFFORTS. Conexant and Maker have each agreed to use its reasonable efforts to take all actions, and do all things, necessary, proper or advisable to conclude and make effective the merger and any transactions contemplated by the merger agreement, including, among other things:

    - obtaining all consents, waivers, licenses, approvals and actions by governmental entities;

    - obtaining all necessary consents, waivers or approvals from third parties; and

    - defending any lawsuits or legal proceedings that challenge the merger agreement.

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    ACQUISITION PROPOSALS.  Maker has agreed to not, and has agreed to cause its officers, directors, employees, agents, investment bankers, advisors and representatives to not solicit, encourage, initiate, participate in or facilitate or consent to any negotiations or discussions with respect to any acquisition proposal or disclose to any Person any information that will lead to, any acquisition proposal.

    An acquisition proposal is defined in the merger agreement as any offer, indication or proposal to acquire all or more than 20% of Maker's business, assets or capital shares or voting securities whether by merger, consolidation, other business combination, purchase of assets, tender offer, exchange offer or otherwise.

    The "acquisition proposal" provision in the merger agreement does not prohibit Maker or the board of directors of Maker from:

    - complying with Rule 14e-2 under the Exchange Act with regard to any acquisition proposal,

    - exercising their fiduciary duties by providing information about Maker to third parties or conducting negotiations with respect to an acquisition proposal that would, if consummated, result in a transaction more favorable to Maker stockholders than the merger with Conexant, or

    - making any disclosure required by applicable law.

    Maker has agreed to notify Conexant immediately in the event Maker receives any acquisition proposal or any inquiry that could lead to any acquisition proposal. Maker will provide Conexant at least two business days advance notice of its intention to present to its board or accept any acquisition proposal and will provide Conexant with a summary of the terms and conditions of such acquisition proposal.

    EMPLOYEE BENEFITS. Conexant and Maker have agreed that employees of Maker and its subsidiary will receive full credit for their length of service to Maker for purposes of determining their eligibility and vesting under any employee benefit plan. The surviving company following the merger will assume and honor all written employment, severance and termination plans and agreements (including change of control provisions) of employees of Maker and its subsidiary provided to Conexant on or prior to the date of the merger agreement.

    FEES AND EXPENSES. Conexant and Maker have agreed that each party incurring costs and expenses in connection with the merger agreement will pay for those costs and expenses. However, all filing fees and printing expenses related to this proxy statement/prospectus will be shared equally by Conexant and Maker.

    INDEMNIFICATION, DIRECTORS' AND OFFICERS' INSURANCE. Under the terms of the merger agreement the current provisions regarding indemnification of current officers and directors of Maker and its subsidiary will be maintained for a period of six years after the merger. Furthermore, for a period of six years after the merger, Conexant will maintain an insurance and indemnification policy for the benefit of Maker's and its subsidiary's current directors and officers that provides coverage for events occurring at or prior to the merger that is no less favorable than the existing policies.

    PUBLIC ANNOUNCEMENTS. Conexant and Maker will use reasonable efforts to develop a joint communications plan and each will make sure that all press releases and public statements relating to the merger are consistent with the joint communications plan.

    TAX TREATMENT. Conexant and Maker have agreed to use their efforts to have the merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

    AFFILIATES. Maker agrees to deliver a letter to Conexant identifying all Persons who are "affiliates" of Maker for purposes of Rule 145 under the Securities Act. Affiliates are persons that directly or indirectly control or are controlled by or are under common control with Maker. This would include

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officers, directors and five percent stockholders of Maker as of the record date. Maker will use reasonable efforts to have each such Person deliver to Conexant a written agreement substantially in the form of Exhibit A to the merger agreement.

    LISTING ON THE NASDAQ NATIONAL MARKET. Conexant has agreed to use its reasonable best efforts to list the Conexant common stock to be issued in the merger and pursuant to the Maker stock option plans on the Nasdaq National Market. The listing of the Conexant common stock to be received in the merger is a precondition to the consummation of the merger.

    TAKEOVER STATUTES. If Section 203 of the Delaware General Corporation Law, which provides generally that a corporation shall not engage in any business combination with any interested stockholder for a period of three years following the time that the stockholder became an interested stockholder, or any other takeover statute becomes applicable to the merger and related transactions, Maker and the board of directors of Maker will grant the approvals and take the necessary action to eliminate and minimize the effects of such statutes.

    RIGHTS AGREEMENTS. Prior to the merger, Conexant will cause the dilution provisions of the Conexant Rights Agreement to be inapplicable to the merger and related transactions.

    EMPLOYEE STOCK OPTIONS AND EQUITY INCENTIVES. Upon the merger, each outstanding option under any Maker stock option plan and Maker's 1999 Employee Stock Purchase Plan that is not exercised will be converted into an option to purchase the number of shares of Conexant common stock equal to 0.66 multiplied by the number of shares of Maker common stock which could have been obtained prior to the merger upon exercise of such option at an exercise price per share equal to the exercise price for each share of Maker common stock being so converted divided by 0.66. Conexant will assume all obligations under the Maker stock option plans and Maker's 1999 Employee Stock Purchase Plan and Maker agrees not to accelerate any stock options that do not require acceleration by their terms. Except for options held by current employees of Maker who are parties to employment agreements with Conexant (other than Michael Rubino whose Maker options will fully vest upon consummation of the merger), options issued and outstanding under the Maker stock option plans will receive twelve months of accelerated vesting in accordance with the terms of the plans.

    Conexant will reserve for issuance the number of shares of Conexant common stock that will become subject to the Maker stock options plans and Maker's 1999 Employee Stock Purchase Plan and issue those shares when appropriate.

    Subject to any limitations under the Securities Act, Conexant will file a registration statement on Form S-8 with respect to shares of Conexant common stock issuable upon the exercise of options to purchase Conexant common stock which were previously options to purchase Maker common stock. Conexant will cause such registration statement to be effective as soon as practicable following the merger.

    Maker will amend the Maker stock option plans and its 1999 Employee Stock Purchase Plan to provide that no further options will be granted under such plans after the effective time of the merger. Maker will terminate its 1999 Employee Stock Purchase Plan on the effective time of the merger.

CONDITIONS PRECEDENT TO THE MERGER

    Conexant, Merlot Acquisition Corp. and Maker are required to complete the merger only if each of the following conditions is met:

    - STOCKHOLDER APPROVAL. The holders of a majority of the outstanding shares Maker common stock have approved and adopted the merger agreement and approved the merger.

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    - HART-SCOTT-RODINO ACT. The waiting period applicable to the consummation of the merger under the Hart-Scott-Rodino Antitrust Improvements Act has expired or terminated.

    - REGISTRATION STATEMENT. The registration statement on Form S-4 of which this proxy statement/ prospectus is a part has been declared effective under the Securities Act. No stop order suspending the effectiveness of the Form S-4 has been issued by the SEC. All necessary "blue sky" authorizations have been received.

    - NO GOVERNMENT ACTION/ORDER; REGULATORY APPROVAL. There is no action, order, suit or proceeding by any governmental entity that challenges or enjoins the merger. All required regulatory approvals have been obtained and will be in full force and effect.

    - LISTING ON THE NASDAQ NATIONAL MARKET. The Conexant common stock to be issued in the merger has been approved for listing on the Nasdaq National Market.

    Additionally, the merger agreement obligates Conexant and Merlot Acquisition Corp., on one hand, and Maker on the other hand, to complete the merger only if, before the merger, the following additional conditions are satisfied or waived:

    - Each of the representations and warranties of the other party in the merger agreement that is qualified by materiality is true and correct as of the effective time of the merger as if made on and as of the effective time of the merger, except for those representations and warranties made as of an earlier date, and each of the representations and warranties of the other party that is not so qualified is true and correct in all material respects when made and is true and correct in all material respects as of the effective time of the merger as if made on and as of the effective time of the merger, with the same force and effect as if made on and as of the effective time of the merger except for those representations and warranties made as of an earlier date.

    - The other party has performed in all material respects its agreements and covenants contained in the merger agreement and required to be performed before completion of the merger.

    - Each party has received an opinion of tax counsel to the effect that the merger will qualify for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and no gain or loss will be recognized by the Maker stockholders for federal income tax purposes upon the consummation of the merger except with respect to any cash received in lieu of fractional shares.

    - There has not been any adverse material effect on business, operations, assets, liabilities, financial condition or results of operations of either party since the date of the merger agreement.

    In addition, Conexant and Merlot Acquisition Corp. are obligated to complete the merger only if certain specified senior executives of Maker have entered into non-compete agreements with Conexant.

TERMINATION; AMENDMENT AND WAIVER

    CONDITIONS TO TERMINATION. Conexant and Maker may terminate the merger agreement at any time prior to the merger, even if the stockholders of Maker approve matters related to the merger, by their mutual written consent. Either Conexant or Maker may terminate the merger agreement if:

    - the merger has not been effected on or prior to March 31, 2000 or within the three consecutive 30 day extension periods provided for in the merger agreement; however, this right to terminate will not be available to any party whose failure to fulfill any obligations contained in the merger agreement has been the cause of the failure of the merger to have occurred on or prior to March 31, 2000 or prior to the close of the three consecutive 30 day extension periods provided for in the merger agreement;

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    - any governmental entity issues an order, decree or ruling or takes any action to permanently restrain, enjoin or prohibit the merger, and this order, decree or ruling has become final and nonappealable;

    - the stockholders of Maker do not approve the merger agreement at the special meeting or any adjournment or postponement of the special meeting;

    - there has been a material breach by Maker of any covenant or agreement contained in the merger agreement, and the breach has not been cured within fifteen (15) days following a written notice; however, if this breach is curable by the breaching party through the exercise of its best efforts, and so long as the breaching party uses its best efforts to cure the breach, the non-breaching party may not terminate the merger agreement; or

    - there has been a breach by the other party of any representation or warranty that is (a) qualified as to materiality or (b) not qualified as to materiality which has the effect of making this representation or warranty not true and correct in all material respect and in each case, and the breach has not been cured within fifteen (15) days following a written notice; however, if this breach is curable by the breaching party through the exercise of its best efforts, and so long as the breaching party uses its best efforts to cure the breach, the non-breaching party may not terminate the merger agreement.

    Conexant may also terminate this agreement if:

    - there is a material breach of any covenant or agreement on the part of any party to a voting agreement other than Conexant;

    - the board of directors of Maker withdraws or modifies its recommendation of the merger or the merger agreement;

    - the board of directors of Maker fails to recommend the merger or the merger agreement or recommends that the Maker stockholders approve another acquisition proposal;

    - the board of directors of Maker does not oppose a tender offer or exchange offer that would result in any Person or group owning more than 20% of the outstanding shares of Maker common stock or recommends that the Maker stockholders tender their shares in such an offer; or

    - Maker fails to call and hold the special meeting of Maker stockholders by June 30, 2000.

    EFFECT OF TERMINATION. In the event of termination of the merger agreement by either Conexant or Maker, the merger agreement will become void and there will be no liability thereunder on the part of Conexant or Maker or their respective officers or directors; provided, however, that nothing will relieve the parties from any liability for any willful breach of any covenant or agreement contained in the merger agreement.

    Maker has also agreed to pay $25,000,000 to Conexant by wire transfer of immediately available funds on the date of termination in the event that the merger agreement is terminated:

    - By Conexant or Maker if the stockholders of Maker do not approve the merger agreement at the special meeting or any adjournment or postponement of the special meeting;

    - By Conexant if:

       - there is a material breach of any covenant or agreement on the part of any party to a voting agreement other than Conexant;

       - the board of directors of Maker withdraws or modifies its recommendation of the merger or the merger agreement;

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       - the board of directors of Maker fails to recommend the merger or the merger agreement or recommends that the Maker stockholders approve another acquisition proposal;

       - the board of directors of Maker does not oppose a tender offer or exchange offer that would result in any Person or group owning more than 20% of the outstanding shares of Maker common stock or recommends that the Maker stockholders tender their shares in such an offer; or

       - Maker fails to call and hold the special meeting of Maker stockholders by June 30, 2000;

       - there has been a material breach by the other party of any covenant or agreement contained in the merger agreement, and the breach has not been cured within fifteen (15) days following a written notice; however, if this breach is curable by the breaching party through the exercise of its best efforts, and so long as the breaching party uses its best efforts to cure the breach, the non-breaching party may not terminate the merger agreement; or

       - there has been a breach by Maker of any representation or warranty that is (a) qualified as to materiality or (b) not qualified as to materiality which has the effect of making this representation or warranty not true and correct in all material respect and in each case, and the breach has not been cured within fifteen (15) days following a written notice; however, if this breach is curable by the breaching party through the exercise of its best efforts, and so long as the breaching party uses its best efforts to cure the breach, the non-breaching party may not terminate the merger agreement;

provided, that Maker will not be required to pay the $25,000,000 unless Maker enters into an acquisition proposal or an agreement for an acquisition proposal within nine (9) months of termination of the merger agreement and any person or entity purchases 20% or more of the assets or voting stock of Maker, within nine
(9) months of termination of the merger agreement.

    Each party will pay its own costs and expenses. However, all filing fees and printing expenses related to this proxy statement/prospectus and the related registration statement on Form S-4 will be shared equally by Conexant and Maker. If the merger agreement is terminated as a result of a breach, the breaching party will reimburse the non-breaching party for all out-of-pocket expenses, up to $3,000,000.

    AMENDMENT. The merger agreement may be amended by the parties at any time before or after the approval of the merger by the stockholders of Maker. However, after stockholder approval, no amendment will be made which by law or the Nasdaq National Market rules requires further approval by the stockholders of Maker, without this further stockholder approval. The merger agreement may not be amended except by a written instrument signed on behalf of each of the parties to the merger agreement.

    EXTENSION; WAIVER. At any time prior to the merger, Conexant and Maker may, in writing:

    - extend the time for performance for any obligations of the parties under the merger agreement;

    - waive any inaccuracies in the representations and warranties in the merger agreement; and

    - waive compliance with any of the agreements or conditions of the merger agreement.

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                             ADDITIONAL AGREEMENTS

VOTING AGREEMENTS

    VOTING AND PROXIES.

    In order to induce Conexant to enter into the merger agreement, ten
(10) Maker stockholders (including one director of Maker in his capacity as a stockholder and without limiting or affecting his obligations as a director) have entered into a voting agreement at Conexant's request. These stockholders are: William N. Giudice, Tecumseh Limited Partnership I, Paul Bergantino, Bergantino 1999 Grantor Retained Annuity Trust DTD 4/5/99, Bergantino 1999 Irrevocable Trust DTD 4/5/99, Michael Rubino, Thomas Medrek, Bessemer Venture Partners IV L.P., Bessec Ventures IV L.P. and Greylock Equity Limited Partnership. Pursuant to and during the terms of the voting agreements, each stockholder party to a voting agreement has agreed to vote or cause to be voted, all of the Maker common stock owned by the stockholder and all shares of Maker common stock subsequently acquired by the stockholder:

    (1) to adopt and approve the merger agreement and each of the other actions contemplated by the merger agreement or the stockholder's voting agreement; and

    (2) against any acquisition proposal other than the merger and against any proposed action or transaction that would prevent or intentionally delay consummation of the merger unless such vote would be contrary to his duties as a director.

    In addition, each of the Maker stockholders party to a voting agreement has agreed to grant Conexant an irrevocable proxy upon request by Conexant to vote shares of the Maker common stock held by the stockholder in the manner described above. Each Maker stockholder party to a voting agreement agrees to use his best efforts to take all action and cause to be done all things necessary in order to consummate and make effective the transactions contemplated by the voting agreement and the merger agreement. The voting agreements terminate upon the earliest to occur of the effective time of the merger or six months after the termination of the merger agreement (except in the case of termination by mutual consent, by reason of legal prohibition of the merger or breach of the merger agreement by Conexant, in which case the voting agreements will terminate immediately).

    The aggregate number of shares of Maker common stock that is subject to the voting agreements is 6,850,476, or approximately 36% of all Maker common stock outstanding on February 1, 2000.

    PROHIBITED ACTIONS.

    Each of the Maker stockholders party to a voting agreement has also agreed with respect to the shares of Maker common stock subject to the voting agreement that the stockholder will not:

    - deposit the shares into a voting trust or enter into a voting agreement or arrangement with respect to the shares,

    - encumber the shares nor subject them to any lien, claim or security interest, except as contemplated by the voting agreement,

    - transfer or enter into a contract to transfer any of the shares without Conexant's prior written consent,

    - solicit, encourage, initiate, participate in or facilitate any negotiations or discussions with respect to any acquisition proposal, or

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    - provide any confidential information to any person or participate in any negotiations or discussions with respect to any acquisition proposal except in its capacity as officer or director.

    In addition, each of the Maker stockholders party to a voting agreement has agreed to:

    - promptly deliver to Conexant upon request by Conexant an irrevocable proxy for any additional shares of Maker common stock acquired after signing the voting agreement, and

    - notify Conexant immediately upon receipt of any inquiry, proposal or offer with respect to any acquisition proposal or notice of any discussions or negotiations regarding an acquisition proposal, indicating the name of the Person making the acquisition proposal and the material terms and conditions thereof.

    The voting agreements are attached as Annex A to the merger agreement, which is attached as Appendix A to this proxy statement/prospectus.

NON-COMPETITION AGREEMENTS

    In order to induce Conexant to enter in to the merger agreement and to continue the employee's employment after the merger, William N. Giudice, Paul Bergantino, Thomas Medrek, Michael Rodensky and Walter Jones have each agreed to enter into non-competition agreements with Conexant and Maker prior to consummation of the merger. Each of the Maker employees party to a non-competition agreement will agree, for a period of two years following the merger, to not:

    - engage in any business or activity or render any services or provide any advice to any competing business,

    - solicit or divert any business, clients or customers away from Conexant, Maker or their affiliates,

    - induce customers, clients, suppliers, agents or other persons under contract or otherwise associated or doing business with Conexant, Maker or their affiliates, to reduce or alter any such association or business with Conexant, Maker or their affiliates, and

    - solicit any person who is at the time or has been within the past 12 months an employee of Conexant, Maker or their affiliates, to terminate such employment and/or accept employment or enter into a consulting agreement with any person other than Conexant, Maker or their affiliates.

    A "competing business" is defined in the non-competition agreement as any person or entity that develops and markets high-performance programmable processors, development tools and application software for use in communication systems equipment or deals with matters similar to those included in Maker's operating plan or present product plans.

    The non-competition agreements will be null and void if the merger is not consummated and the merger agreement is terminated. For more information on the non-competition agreements, see "INTERESTS OF CERTAIN PERSONS IN THE MERGER" on page 83.

EMPLOYMENT AGREEMENTS

    On December 18, 1999, Conexant and Maker entered into employment agreements with five (5) of Maker's key employees: William N. Giudice, Paul Bergantino, Thomas Medrek, Michael Rodensky and Walter Jones. The employment agreements govern each employee's employment for two years following the merger, after which each employee's employment will be at-will. Pursuant to the employment agreements, if the employee waives the right to accelerate the vesting of his stock options in Maker upon and in connection with the merger, he will be eligible to receive a retention and a performance bonus. The retention bonus, for each employee signing an employment agreement, is two times base salary. The bonus will be paid to the employee promptly following the merger; provided that if his employment terminates for cause or if he resigns without good reason within a year of the merger, he agrees to return the entire retention bonus to Maker and if his employment is terminated for cause or if he resigns without good reason at any time from 12 months following to merger and prior to the second anniversary of the merger, he agrees to return half of the retention bonus to Maker. Each employee will receive a performance bonus equal to his base salary if Maker's revenues are at least $30,000,000 for the twelve-month period commencing on the effective time of the merger; however, if the employee's employment is terminated for reasons other than cause or good reason, within 24 months of the effective time of the merger, the employee must return the performance bonus to Maker. In addition, Michael Rubino signed a letter agreement, dated December 18, 1999, regarding Mr. Rubino's employment by Conexant. For more information on the employment agreements, see "INTERESTS OF CERTAIN PERSONS IN THE MERGER" on page 83.

                           THE MAKER SPECIAL MEETING

DATE, TIME AND PLACE

    Maker's board of directors is soliciting the enclosed proxy to be used at a special meeting of stockholders to be held on March 10, 2000, at 10:00 a.m. local time, or at any adjournment or postponement of the meeting. The proxy will be used for the purposes described in this proxy statement/prospectus and in the accompanying notice of special meeting. The meeting will be held at the offices of Hutchins Wheeler & Dittmar, 101 Federal Street, Boston, Massachusetts 02110. Maker intends to mail this proxy statement/prospectus and accompanying notice of special meeting and proxy card on or about February 9, 2000 to all stockholders entitled to vote at the meeting. The costs of soliciting proxies will be borne by Maker, subject to the provisions of the merger agreement relating to the payment of expenses.

PURPOSE

    The purpose of the meeting is to vote upon a proposal to approve and adopt the merger agreement and to approve the merger.

RECORD DATE AND OUTSTANDING SHARES

    Only holders of record of Maker common stock at the close of business on February 1, 2000 will be entitled to notice of and to vote at the meeting. At the close of business on that date, Maker had outstanding and entitled to vote 19,074,128 shares of common stock. Each record holder of common stock will be entitled to one vote for each share held.

VOTE REQUIRED

    Approval and adoption of the merger agreement and approval of the merger agreement will require the affirmative vote of the holders of a majority of the outstanding Maker common stock. The persons named as proxy holders on the proxy card will vote your shares as you indicate on the card. If you do not specify on the proxy card how to vote your shares, the proxy holders will vote your shares in favor of the merger agreement and the merger. The inspector of election appointed for the meeting will separately tabulate affirmative and negative votes and abstentions. Abstentions will have the same effect as negative votes.

    Certain directors, executive officers and certain significant stockholders of Maker, who together own a total of approximately 36% of the outstanding shares of Maker common stock, have entered into voting agreements and have agreed to vote in favor of the merger. In order to receive the required number of votes to approve and adopt the merger agreement and approve the merger, holders of approximately 14.1% of Maker common stock, who are not parties to the voting agreements, must vote their shares in favor of the merger agreement and the merger.

RECOMMENDATION OF MAKER BOARD OF DIRECTORS

    The Maker board of directors has approved the merger agreement and the transactions contemplated by the merger agreement and has determined that the merger is fair to, and in the best interests of, Maker and its stockholders. AFTER CAREFUL CONSIDERATION, THE MAKER BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER.

PROXIES

    You may revoke your proxy before it is voted by filing with Maker's corporate secretary a written notice of revocation or a duly executed proxy bearing a later date. You may also revoke your proxy by attending the meeting and voting in person. Attending the meeting will not, by itself, revoke a proxy.

SOLICITATION OF PROXIES; EXPENSES

    All expenses of Maker's solicitation of proxies will be borne by Maker. In addition to solicitation by use of the mails, proxies may be solicited from Maker stockholders by directors, officers and employees of Maker in person or by telephone, facsimile or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Maker has retained MacKenzie Partners, Inc., a proxy solicitation firm, for assistance in connection with the solicitation of proxies for the Maker special meeting at an estimated cost of $6,000 plus expenses. Arrangements will also be made with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such brokerage houses, custodians, nominees and fiduciaries, and Maker will reimburse such brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding such materials.

                                 THE COMPANIES

CONEXANT

    Conexant is the world's largest independent company focused exclusively on providing semiconductor products for communications electronics. With more than 30 years of experience in developing dial-up modem technology, Conexant draws upon its expertise in mixed-signal processing and communications technology to deliver semiconductor integrated circuit products and system-level solutions for a broad range of communications applications. These products facilitate communications worldwide through wireline voice and data communications networks, cordless and cellular wireless telephony systems and emerging cable and wireless broadband communications networks. Conexant has aligned its business into five platforms: personal computing, network access, wireless communications, digital infotainment, and personal imaging.

    On December 31, 1998, Rockwell International, Inc. distributed to its shareowners all the outstanding shares of the common stock of its wholly-owned subsidiary, Conexant, by means of a tax-free spin-off. Each Rockwell shareowner received one share of Conexant common stock (including an associated preferred share purchase right) for every two shares of Rockwell common stock owned on December 11, 1998. Prior to the distribution, Conexant, a Delaware corporation formerly named Rockwell Semiconductor Systems, Inc., was a wholly-owned subsidiary of Rockwell which, together with certain other subsidiaries of Rockwell, operated Rockwell's semiconductor systems business (Semiconductor Systems). Rockwell transferred to Conexant, assets and liabilities of Semiconductor Systems not already owned by Conexant, which included the stock of certain subsidiaries, and Conexant transferred to Rockwell all assets and liabilities not constituting part of Semiconductor Systems, including all assets and liabilities of Rockwell's electronic commerce business.

    Conexant was incorporated as Rockwell Semiconductor Systems, Inc. in Delaware on September 16, 1996, and changed its name to Conexant Systems, Inc., on October 14, 1998. Conexant has its principal executive offices at 4311 Jamboree Road, Newport Beach, California 92660-3095, and its telephone number is
(949) 483-4600. Internet users can obtain information about Conexant at HTTP://WWW.CONEXANT.COM. None of the information on Conexant's web site is incorporated by reference in this document.

    RECENT DEVELOPMENTS

    On February 2, 2000, Conexant completed a private offering of $500 million in aggregate principal amount of its 4% Convertible Subordinated Notes due 2007 pursuant to Rule 144A under the Securities Act of 1933. Pursuant to the terms of that offering, the initial purchaser of the notes has the right to purchase an additional $150 million in aggregate principal amount of the notes. The notes are convertible, at the option of the holders thereof, into common stock of Conexant at any time on or before February 1, 2007, at a conversion price of $108.00 per share, subject to adjustment in certain events. The notes may be redeemed by Conexant on or after February 6, 2003, at certain specified redemption prices, plus accrued and unpaid interest.

    In January 2000, Conexant completed the acquisition of the wireless broadband business unit of Oak Technology, Inc. located in Bristol, England. The purchase price was approximately $25 million, paid in a combination of shares of Conexant common stock and cash. Conexant also completed the acquisition of Microcosm Communications Limited, a leading supplier of high-speed integrated circuits for fiber optic communications located in Bristol, England in January 2000. The purchase price was approximately $129 million, paid in shares of Conexant common stock.

    Conexant had revenues of $510.0 million in the quarter ended December 31, 1999, the first quarter of its fiscal year 2000. This compared to revenues of $294.7 million in the first quarter of fiscal 1999 and $452.2 million in the fourth quarter of fiscal 1999. Net income in the first quarter of fiscal 2000 was $51.8 million compared to a net loss of $57.1 million in the first quarter of fiscal 1999 (which included special charges aggregating $37.9 million) and net income of $38.0 million in the fourth quarter of fiscal 1999.

MAKER

    Maker is a fabless semiconductor company that develops and markets high-performance programmable communications processors, development tools and application software for use in communications systems equipment. Maker's processors have a proprietary architecture and instruction set optimized for processing and switching data, voice and video in broadband networks. They perform high-bandwidth or compute-intensive functions such as traffic management and internetworking in Asynchronous Transfer Mode, or ATM, and Internet Protocol, or IP, Packet Switching Networks.

    Maker focuses on emerging high growth segments of communications systems equipment markets that require sophisticated traffic management and internetworking functions. Maker's MXT3010 Cell Processor and related software target the high-performance segment of the ATM equipment market. Maker is a leading provider of ATM Segmentation and Reassembly, or SAR, devices that operate at OC-12 (622Mbps) rates. In 1999, Maker introduced the MXT4000 Traffic Stream Processor family and related software to target IP-based services in addition to ATM. Maker has also announced and shipped prototype samples of its new MXT5000 family of edge stream processors. This product family is targeted at WAN edge equipment where the equipment integrates voice and data over a variety of networks including xDSL, frame relay, IP and ATM. These devices support sophisticated traffic management and internetworking at rates up to OC-48 (2.5
Gbps). Maker offers complete production-tested application software that runs on all of their processor families. Customers may use this software as is, customize it or write their own custom software to address specific applications using our development tools.

    Maker was incorporated in California in 1994 and reincorporated in Delaware in 1996. Maker's principal executive offices are located at 73 Mount Wayte Avenue, Framingham, Massachusetts 01702, and its telephone number is (508) 628-0622. Internet users can obtain information about Maker at HTTP://WWW.MAKER.COM. None of the information on Maker's web site is incorporated by reference in this document.

                 SELECTED CONSOLIDATED FINANCIAL DATA OF MAKER

    The selected consolidated financial data of Maker set forth below as of December 31, 1997 and 1998 and for each of the years ended December 31, 1996, 1997 and 1998 are derived from consolidated financial statements of Maker audited by Arthur Andersen LLP, independent public accountants, which are included elsewhere in this proxy statement/prospectus. The selected consolidated financial data as of December 31, 1994, 1995 and 1996 and for the period from inception (October 21, 1994) through December 31, 1994 and the year ended December 31, 1995 are derived from audited consolidated financial statements of Maker which are not included in this proxy statement/prospectus. The selected financial data as of September 30, 1999 and for the nine months ended September 30, 1998 and 1999 are derived from Maker's unaudited Consolidated Financial Statements which are included elsewhere in this proxy statement/prospectus and which include in the opinion of Maker, all adjustments (consisting only of normal recurring adjustments) that are necessary for a fair presentation of its financial position and the results of its operations for those periods. Operating results for the nine months ended September 30, 1999 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 1999. The data should be read in conjunction with the Consolidated Financial Statements and the Notes thereto and with Management's Discussion and Analysis of Financial Condition and Results of Operations appearing elsewhere in this proxy statement/ prospectus.

                                      PERIOD FROM
                                       INCEPTION
                                      (OCTOBER 21,                                                       NINE MONTHS
                                         1994)                  YEAR ENDED DECEMBER 31,              ENDED SEPTEMBER 30,
                                    TO DECEMBER 31,    -----------------------------------------   -----------------------
                                          1994           1995       1996       1997       1998       1998         1999
                                    ----------------   --------   --------   --------   --------   ---------   -----------
                                                            (IN THOUSANDS, EXCEPT PER SHARE
                                                                       AMOUNTS)
                                                                                                               (UNAUDITED)
CONSOLIDATED STATEMENT OF
OPERATIONS DATA:

Revenues:
  Product.........................      $    --        $    --    $   101    $ 1,231    $ 6,309    $   3,935    $  9,424
  Software and maintenance........           --             --        241        543      1,385          975       1,389
                                        -------        -------    -------    -------    -------    ---------    --------
      Total revenues..............           --             --        342      1,774      7,694        4,910      10,813
Cost of revenues..................           --             --        329      1,031      3,238        2,277       3,532
                                        -------        -------    -------    -------    -------    ---------    --------
Gross profit......................           --             --         13        743      4,456        2,633       7,281
                                        -------        -------    -------    -------    -------    ---------    --------
Operating expenses:
  Research and development........            4            644      1,198      2,727      4,171        2,802        4220
  Selling and marketing...........           --             86        332        883      2,078        1,471       1,882
  General and administrative......           10            227        373        751      1,299          946       1,137
  Litigation......................           --             --         --        462      1,118        1,118          --
                                        -------        -------    -------    -------    -------    ---------    --------
      Total operating expenses....           14            957      1,903      4,823      8,666        6,337       7,239
                                        -------        -------    -------    -------    -------    ---------    --------
Income (loss) from operations.....          (14)          (957)    (1,890)    (4,080)    (4,210)      (3,704)         42
Interest income...................           --             --         51        212        538          407       1,389
Other expenses, net...............           --            (46)      (132)       (33)       (82)         (54)        (67)
                                        -------        -------    -------    -------    -------    ---------    --------
Income (loss) before income
  taxes...........................          (14)        (1,003)    (1,971)    (3,901)    (3,754)      (3,351)      1,364
Provision for income taxes........           --             --         --         --         --           --          46
                                        -------        -------    -------    -------    -------    ---------    --------
Net income (loss).................      $   (14)       $(1,003)   $(1,971)   $(3,901)   $(3,754)   $  (3,351)   $  1,318
                                        =======        =======    =======    =======    =======    =========    ========
Net income (loss) per share:
  Basic...........................      $ (0.00)       $ (0.25)   $ (1.30)   $ (0.72)   $ (0.66)   $   (0.60)   $   0.11
                                        =======        =======    =======    =======    =======    =========    ========
  Diluted.........................      $ (0.00)       $ (0.25)   $ (1.30)   $ (0.72)   $ (0.66)   $   (0.60)   $   0.07
                                        =======        =======    =======    =======    =======    =========    ========
Weighted average common shares
  outstanding:
  Basic...........................        4,020          4,020      1,516      5,383      5,647        5,568      12,513
                                        =======        =======    =======    =======    =======    =========    ========
  Diluted.........................        4,020          4,020      1,516      5,383      5,647        5,568      18,541
                                        =======        =======    =======    =======    =======    =========    ========

                                                                                                                   AS OF
                                                                         AS OF DECEMBER 31,                    SEPTEMBER 30,
                                                        ----------------------------------------------------   -------------
                                                          1994       1995       1996       1997       1998         1999
                                                        --------   --------   --------   --------   --------   -------------
                                                                                   (IN THOUSANDS)
                                                                                                                (UNAUDITED)
CONSOLIDATED BALANCE SHEET DATA:
  Cash, cash equivalents and marketable securities....    $  3     $    93    $ 4,591    $10,865    $ 13,615      $55,845
  Working capital (deficit)...........................      (4)        (16)     4,631     10,649      12,228       41,290
  Total assets........................................      25         363      5,204     12,397      15,957       60,911
  Long-term debt, less current portion................      26       1,260         35        290       1,142           --
  Redeemable preferred stock..........................      --          --      8,601     18,795      23,440           --
  Stockholders' equity (deficit)......................     (13)     (1,016)    (3,671)    (7,634)    (11,346)      57,526

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                              OPERATIONS OF MAKER

    The following discussion should be read in conjunction with our "Selected Consolidated Financial Data" presented elsewhere in this proxy statement/prospectus. For a similar discussion regarding Conexant, see Conexant's Annual Report on Form 10-K filed with the SEC and incorporated in this proxy statement/prospectus by reference.

                                    GENERAL

    THE FOLLOWING MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS SHOULD BE READ IN CONJUNCTION WITH THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AND THE NOTES THERETO AND THE CONSOLIDATED FINANCIAL STATEMENTS AND NOTES THERETO INCLUDED IN THIS PROXY STATEMENT/PROSPECTUS. MAKER'S ACTUAL RESULTS COULD DIFFER SIGNIFICANTLY FROM THOSE DISCUSSED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH UNDER "RISK FACTORS" AND ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS.

RESULTS OF OPERATIONS

    The table below sets forth, for the periods indicated, the percentage of total revenue of certain items in Maker's Condensed Consolidated Statement of Operations.

                                                                                          NINE MONTHS
                                                               YEAR ENDED                    ENDED
                                                              DECEMBER 31,               SEPTEMBER 30,
                                                     ------------------------------   -------------------
                                                       1996       1997       1998       1998       1999
                                                     --------   --------   --------   --------   --------
Revenues:
    Product........................................      30%        69%       82%        80%        87%
    Software and maintenance.......................       70         31        18         20         13
                                                      ------     ------     -----      -----       ----
        Total revenues.............................     100%       100%      100%       100%       100%
Cost of revenues...................................       96         58        42         46         33
                                                      ------     ------     -----      -----       ----
Gross margin.......................................        4         42        58         54         67
Operating expenses:
    Selling and marketing..........................       97         50        27         30         17
    Research and development.......................      350        154        54         57         39
    General and administrative.....................      109         42        17         19         11
    Litigation.....................................       --         26        15         23         --
                                                      ------     ------     -----      -----       ----
        Total operating expenses...................      556        272       113        129         67
                                                      ------     ------     -----      -----       ----
Operating income (loss):...........................     (552)      (230)      (55)       (75)        --
    Interest income................................       15         12         7          8         13
    Other expenses, net............................      (39)        (2)       (1)        (1)        --
                                                      ------     ------     -----      -----       ----
Income (loss) before income taxes..................     (576)      (220)      (49)       (68)        13
Provision for income taxes.........................       --         --        --         --         (1)
                                                      ------     ------     -----      -----       ----
Net income (loss)..................................     (576)%     (220)%     (49)%      (68)%      12%
                                                      ------     ------     -----      -----       ----

NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1999

    TOTAL REVENUES. Total revenues increased from $4.9 million for the nine months ended September 30, 1998 to $10.8 million for the same period in 1999. The increase in total revenues primarily reflects increased shipments of products to new and existing customers and an increase in the number of customers reaching volume production. Revenue from the licensing of software and development tools primarily coincides with design wins at new customers and in limited instances at existing customers, therefore the amount of software revenue may fluctuate from period to period.

    COST OF REVENUES: Cost of revenues increased from $2.3 million for the nine months ended September 30, 1998 to $3.5 million for the same period in 1999. The increase was primarily due to an increase in direct product costs which are associated with the increase in product revenues. The remainder of the increase was due to an increase in personnel and related overhead costs to support Maker's customers. The gross margin increased from 54% to 67% for the nine months ended September 30, 1998 and 1999, respectively. The increase in gross margin reflects lower product costs as a result of Maker meeting volume purchase commitments and the absorption of fixed costs over higher revenues.

    RESEARCH AND DEVELOPMENT EXPENSES: Research and development costs increased from $2.8 million for the nine months ended September 30, 1998 to $4.2 million for the same period in 1999. Approximately 76% of the increase was due to an increase in personnel and related costs and the remainder was primarily due to an increase in recruiting, outside consulting costs, and hardware and software license fees.

    SELLING AND MARKETING EXPENSES: Selling and marketing expenses increased from $1.5 million for the nine months ended September 30, 1998 to $1.9 million for the same period in 1999. Substantially all of the increase was due to an increase in personnel and related costs, as well as minor increases in product marketing and recruiting costs.

    GENERAL AND ADMINISTRATIVE EXPENSES: General and administrative expenses increased from $946,000 for the nine months ended September 30, 1998 to $1.1 million for the same period in 1999. Approximately 48% of the increase is due to increased insurance and accounting costs. The remainder is primarily due to increased personnel and related costs incurred in expanding the human resource, information technology and accounting functions, offset by decreased outside consulting costs.

    LITIGATION: In July 1998, Maker settled a lawsuit with LSI Logic Corporation. Costs associated with the litigation and settlement of the lawsuit were $1.1 million for the nine-month period ended September 30, 1998.

    INTEREST INCOME: Interest income increased from $407,000 for the nine-month period ended September 30, 1998 to $1.4 million for the same period in 1999. The increase is the result of higher average balances of cash, cash equivalents and marketable securities primarily due to the proceeds received from Maker's initial public offering in May 1999 and more favorable interest rates in 1999.

    OTHER EXPENSES, NET: Other expenses, net, which consist primarily of interest expense, increased from $54,000 for the nine months ended September 30, 1998 to $67,000 for the same period in 1999. The increase was due to increased borrowings in the first two quarters of 1999 under Maker's equipment line of credit to finance the purchase of capital equipment.

    PROVISION FOR INCOME TAXES: Maker has substantial net operating loss carryforwards available to reduce future federal and state income taxes, if any. Maker recorded a provision for income taxes in the amount of $46,000 for the nine month period ended September 30, 1999 for minimum federal and state tax liabilities.

YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

    TOTAL REVENUES: Total revenues increased from $342,000 in 1996 to $1.8 million in 1997 to $7.7 million in 1998. Maker commenced sales of its products in late 1996 and substantially increased shipments to its new and existing customers in 1997 and 1998. The increase in revenues reflects certain customers reaching volume production and increased software revenues from new customer design wins.

    COST OF REVENUES: Cost of revenues increased from $329,000 in 1996 to $1.0 million in 1997 to $3.2 million in 1998. Approximately 60% of the increase in cost of revenues in 1997 and 1998 was due to increases in direct product costs and the remainder of the increase was due to increases in pre-production costs and support and documentation costs associated with the increase in revenues. The gross margin increased from 4% in 1996 to 42% in 1997 to 58% in 1998. The increase in gross margin reflects the absorption of fixed costs such as production related expenses and personnel costs associated with supporting Maker's customers due to a greater sales volume.

    RESEARCH AND DEVELOPMENT EXPENSES: Research and development expenses increased from $1.2 million in 1996 to $2.7 million in 1997 to $4.2 million in 1998. Approximately 70% of the increase in 1997 was due to increases in personnel and related costs and the remainder was primarily due to increases in engineering supplies and prototype costs. The increase in 1997 reflects the continued development of the MXT3010 Cell Processor and related development tools and application software and the development of the MXT3020 Circuit Co-processor and related development tools and application software. Approximately 50% of the increase in 1998 was due to increases in personnel and related costs and the remainder was primarily due to increases in outside consulting services and depreciation of computer equipment. The increase in 1998 primarily reflects the development of the MXT4400 Traffic Stream Processor and related development tools and application software and the continued development of development tools and application software for the MXT3010 Cell Processor.

    SELLING AND MARKETING EXPENSES: Selling and marketing expenses increased from $332,000 in 1996 to $883,000 in 1997 to $2.1 million in 1998. The increases were primarily due to additional personnel, including senior level management, increased product marketing costs associated with new products, increased commissions as a result of higher sales and costs associated with the establishment of a sales office in Santa Clara, California in 1998. Approximately 80% and 70% of the increases in 1997 and 1998, respectively, were due to increases in salaries and related costs. The remainder of the increases in both 1997 and 1998 were due to increased public relation costs and marketing materials.

    GENERAL AND ADMINISTRATIVE EXPENSES: General and administrative expenses increased from $373,000 in 1996 to $751,000 in 1997 to $1.3 million in 1998.
Approximately 60% and 35% of the increases in 1997 and 1998, respectively, were primarily due to the hiring of additional personnel, including senior level management. The remainder of the increase was due to increases in costs associated with supporting the business including increases in legal and professional fees and human resource activities of approximately 35% and 50% in 1997 and 1998, respectively.

    LITIGATION EXPENSE: In July 1998, Maker settled a lawsuit with LSI Logic Corporation. Costs associated with the litigation and settlement of the lawsuit were $462,000 in 1997 and $1.1 million in 1998.

    INTEREST INCOME: Interest income increased from $51,000 in 1996 to $212,000 in 1997 to $538,000 in 1998. The increase reflects interest earned on higher balances of cash and cash equivalents resulting from sales of preferred stock in September 1996, October 1997 and December 1998.

    OTHER EXPENSES, NET: Other expenses, net were $132,000, $33,000 and $82,000 in 1996, 1997 and 1998, respectively and consisted primarily of interest expense. The decrease in interest expense in 1997 was primarily the result of the repayment of a note payable to one of Maker's stockholders. The increase in interest expense in 1998 was due to increased borrowing under Maker's equipment line of credit to finance the purchase of capital equipment.

QUARTERLY RESULTS OF OPERATIONS

    The following tables set forth certain statement of operations data for each quarter of 1998 and the first three quarters of 1999, as well as such data expressed as a percentage of Maker's revenues for each quarter. This information has been presented on the same basis as the audited Consolidated Financial Statements appearing elsewhere in this prospectus and, in the opinion of management, includes all adjustments, consisting only of normal recurring adjustments, that Maker considers necessary to present fairly the unaudited quarterly results. This information should be read in conjunction with Maker's audited Consolidated Financial Statements and Notes thereto appearing elsewhere in this proxy statement/prospectus. The operating results for any quarter are not necessarily indicative of results for any future period. See "RISK FACTORS--Maker experiences fluctuations in its operating results due to a number of frequently changing business conditions."

                                                                           QUARTER ENDED
                                     ------------------------------------------------------------------------------------------
                                     MARCH 31,   JUNE 30,   SEPTEMBER 30,   DECEMBER 31,   MARCH 31,   JUNE 30,   SEPTEMBER 30,
                                       1998        1998         1998            1998         1999        1999         1999
                                     ---------   --------   -------------   ------------   ---------   --------   -------------
                                                                           (IN THOUSANDS)
Revenues:
  Product..........................  $    758    $ 1,463      $  1,714         $2,374       $2,723      $3,061       $3,640
  Software and maintenance.........       261        212           502            410          439         529          422
                                     --------    --------     --------         ------       ------      ------       ------
    Total revenues.................     1,019      1,675         2,216          2,784        3,162       3,590        4,062
Cost of revenues...................       486        845           946            961        1,043       1,169        1,321
                                     --------    --------     --------         ------       ------      ------       ------
Gross profit.......................       533        830         1,270          1,823        2,119       2,421        2,741
Operating expenses:
  Research and development.........       894        976           932          1,369        1,341       1,368        1,511
  Selling and marketing............       443        548           480            607          515         653          714
  General and administrative.......       341        330           275            353          394         345          398
  Litigation.......................       171        232           715             --           --          --           --
                                     --------    --------     --------         ------       ------      ------       ------
    Total operating expenses.......     1,849      2,086         2,402          2,329        2,250       2,366        2,623
                                     --------    --------     --------         ------       ------      ------       ------
Income (loss) from operations......    (1,316)    (1,256)       (1,132)          (506)        (131)         55          118
Interest income....................       133        138           136            131          160         490          738
Other expenses, net................       (10)       (15)          (29)           (28)         (41)        (25)          --
                                     --------    --------     --------         ------       ------      ------       ------
Income (loss) before income
taxes..............................    (1,193)    (1,133)       (1,025)          (403)         (12)        520          856
Provision for income taxes.........        --         --            --             --           --          20           26
                                     --------    --------     --------         ------       ------      ------       ------
Net income (loss)..................  $ (1,193)   $(1,133)     $ (1,025)        $ (403)      $  (12)     $  500       $  830
                                     ========    ========     ========         ======       ======      ======       ======

                                                                           QUARTER ENDED
                                     ------------------------------------------------------------------------------------------
                                     MARCH 31,   JUNE 30,   SEPTEMBER 30,   DECEMBER 31,   MARCH 31,   JUNE 30,   SEPTEMBER 30,
                                       1998        1998         1998            1998         1999        1999         1999
                                     ---------   --------   -------------   ------------   ---------   --------   -------------
                                                                           (IN THOUSANDS)
Revenues:
  Product..........................      74%         87%          77%            85%           86%        85%           90%
  Software and maintenance.........      26          13           23             15            14         15            10
                                       ----        ----          ---            ---           ---        ---           ---
    Total revenues.................     100         100          100            100           100        100           100
Cost of revenues...................      48          50           43             35            33         33            33
                                       ----        ----          ---            ---           ---        ---           ---
Gross margin.......................      52          50           57             65            67         67            67
                                       ----        ----          ---            ---           ---        ---           ---
Operating expenses:
  Research and development.........      88          58           42             49            43         38            37
  Selling and marketing............      43          33           22             22            16         18            17
  General and administrative.......      33          20           12             12            12         10            10
  Litigation.......................      17          14           32             --            --         --            --
                                       ----        ----          ---            ---           ---        ---           ---
    Total operating expenses.......     181         125          108             83            71         66            64
                                       ----        ----          ---            ---           ---        ---           ---
Income (loss) from operations......    (129)        (75)         (51)           (18)           (4)         1             3
Interest income....................      13           8            6              5             5         14            18
Other expenses, net................      (1)         (1)          (1)            (1)           (1)        (1)           --
                                       ----        ----          ---            ---           ---        ---           ---
Income (loss) before income
taxes..............................    (117)        (68)         (46)           (14)           --         14            21
Provision for income taxes.........      --          --           --             --            --         --            (1)
                                       ----        ----          ---            ---           ---        ---           ---
Net income (loss)..................    (117%)       (68%)        (46%)          (14%)           0%        14%           20%
                                       ====        ====          ===            ===           ===        ===           ===

LIQUIDITY AND CAPITAL RESOURCES

    Since its inception in 1994, Maker has financed its operations and capital requirements from the sale of $51.6 million in common stock and $23.9 million of preferred stock, borrowings under an equipment line of credit of $1.6 million, and revenue. At September 30, 1999, Maker had $41.3 million in working capital and $55.8 million in cash, cash equivalents and marketable securities. At December 31, 1998, Maker had $12.2 million in working capital and $13.6 million in cash and cash equivalents.

    Maker completed its initial public offering (the "Offering") of 3,852,500 shares of its common stock in May 1999, including 502,500 shares issued in connection with the exercise of the underwriters' over-allotment option on the Offering date. These shares were offered to the public at $13 per share, which net of Offering expenses and the $0.91 per share underwriting discount, resulted in net proceeds of $45.6 million. In addition, Maker sold 500,000 shares of common stock in a concurrent private placement that was not underwritten at a price of $12.09 per share, resulting in net proceeds of $6.0 million. Concurrent with the Offering, all of the Class A Redeemable Preferred Stock was redeemed resulting in cash payments totaling $8.6 million. Proceeds from the Offering were used to repay bank debt of $1.2 million in May 1999. Also, portions of the Offering proceeds were used to purchase $23.5 million in short-term marketable securities and $14.2 million in long-term marketable securities as of September 30, 1999.

    Net cash used in operating activities for the years ended December 31, 1996, 1997 and 1998 was $2.0 million, $3.6 million and $1.8 million, respectively. Cash used in operating activities consisted primarily of cash utilized to fund operating losses and for working capital. Maker's operating activities provided cash in the amount of $1.0 million for the nine month period ended September 30, 1999 and used $1.7 million in cash for the same period in 1998. The cash provided by operating activities for the nine month period ended September 30, 1999 was primarily attributable to net income for the period and increases in accounts payable and accrued expenses, partially offset by an increase in accounts receivable, inventory, prepaid expenses and other current assets.

    Maker has a $2.5 million revolving line of credit facility and a $1.0 million equipment line of credit facility with a bank. Borrowings under both facilities bear interest at the bank's prime rate plus .25% and expire in February 2000. As of September 30, 1999 Maker had no borrowings under either facility.

    From inception through September 30, 1999, Maker acquired $3.1 million in capital assets. Maker intends to continue investing in capital expenditures which will include enhancing and expanding Maker's operational infrastructure, research and development tools and financial and management information systems. Maker expects such expenditures to be funded out of the Offering proceeds, working capital or Maker's bank facilities.

    Maker currently uses independent suppliers to manufacture all of its products. These arrangements allow Maker to avoid utilizing its capital resources for manufacturing facilities and work-in-process inventory and focus substantially all of its resources on the design, development and marketing of its products. Maker expects to assume more responsibility for managing product manufacturing in the future, which may require additional expenditures. Maker anticipates that any such expenditures will be funded by working capital.

    Maker requires substantial working capital to fund its business, particularly to finance accounts receivable and inventory, and for investments in property and equipment. Maker believes its existing capital resources and cash generated from operations will be sufficient to meet Maker's needs for at least the next 12 months. Thereafter, Maker's future capital requirements will depend on many factors, including the level of investment Maker makes in new technologies and improvements to existing technologies, the production levels Maker maintains and the level of monthly expenses required to launch new products. To the extent that the existing resources and future earnings are insufficient to fund Maker's future activities, Maker may need to raise additional funds through public or private financing. Additional funds may not be available, or, if available, Maker may not be able to obtain them on terms favorable to it and its stockholders. In addition, Maker could seek to raise additional capital if it identified acquisitions or investments in complementary business, technologies or product lines.

INCOME TAXES

    At December 31, 1998, Maker had available net operating loss carryforwards of approximately $8.7 million for federal and state income tax purposes, which expire at various dates through 2018. Maker also has available federal tax credits of approximately $330,000 expiring through 2010. Maker has recorded a full valuation allowance against its deferred tax asset due to uncertainties surrounding the realization of these assets.

    The Internal Revenue Code of 1986, as amended, contains provisions that may limit the net operating loss and tax credit carryforwards available to be used in any given year upon the occurrence of certain events, including changes in the ownership interests of significant stockholders. In the event of a cumulative change in ownership in excess of 50% over a three-year period, the amount of the net operating loss carryfowards that Maker can utilize in any one year may be limited. In the event of a change in ownership the annual limitation on the use of the existing net operating loss carryforwards is equal to an amount determined by multiplying the value of Maker at the time of the ownership change by the federal applicable rate of interest as determined by the Internal Revenue Service. Maker has completed several financings since its inception and has incurred an ownership charge as defined under the Code. Maker does not believe that this change in ownership will have a material impact on its ability to utilize its net operating loss and tax credit carryforwards.

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

    As of September 30, 1999, Maker did not participate in any derivative financial instruments or other financial and commodity instruments for which fair value disclosure would be required under SFAS No. 107. All of Maker's investments are in money market accounts, short-term investment grade commercial paper, corporate bonds, and government securities, carried on Maker's books at amortized cost, which approximates fair market value. Accordingly, Maker has no quantitative information concerning the market risk of participating in such investments.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

    The following Unaudited Pro Forma Condensed Combined Financial Information for Conexant set forth below gives effect to the merger with Maker. The historical financial information set forth below has been derived from, and is qualified by reference to, the consolidated financial statements of Conexant and Maker and should be read in conjunction with those financial statements and notes thereto included or incorporated by reference herein. The Unaudited Pro Forma Condensed Combined Statement of Operations for the fiscal year ended September 30, 1999 gives effect to the acquisition as if it had occurred on October 1, 1998. The Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 1999 gives effect to acquisition as if it had occurred on September 30, 1999.

    The merger will be accounted for under the purchase method of accounting. Under the terms of the merger, each share of Maker will be exchanged for 0.66 shares of Conexant common stock. Accordingly, the value of the Conexant shares issued as consideration for the acquisition will be allocated to the assets acquired and the liabilities assumed based on their estimated fair values. The excess of the value of such consideration over the estimated fair value of such assets and liabilities has been preliminarily allocated to certain identifiable intangible assets, in process research and development, and goodwill. Based upon the market price of Conexant's common stock on December 17, 1999, the total value of the merger consideration is approximately $957.1 million. The purchase price allocation will be adjusted upon completion of the final valuation of the assets and liabilities acquired. The Unaudited Pro Forma Condensed Combined Financial Statements do not give effect to any synergies which may be realized as a result of the merger. Additionally, except as indicated in the notes hereto, the Unaudited Pro Forma Condensed Combined Statement of Operations does not reflect any nonrecurring charges that may be incurred as a result of the merger with Maker.

    The Unaudited Pro Forma Condensed Combined Financial Statements should be read in conjunction with (i) Management's Discussion and Analysis of Financial Condition and Results of Operations and the historical financial statements and notes to financial statements of Conexant and Maker, which are included or incorporated by reference in this proxy statement/prospectus; (ii) the selected historical financial data appearing elsewhere in this proxy statement/prospectus; and (iii) the unaudited selected pro forma financial information and unaudited comparative per share data, including the notes thereto, appearing elsewhere in this proxy statement/prospectus. The Unaudited Pro Forma Condensed Combined Financial Statements are provided for informational purposes only and do not purport to present the combined financial position or results of operations of Conexant and Maker had the acquisition assumed therein occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be expected in the future.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                            AS OF SEPTEMBER 30, 1999

                                 (IN THOUSANDS)

                                                HISTORICAL    HISTORICAL    PRO FORMA
                                                CONEXANT(1)     MAKER      ADJUSTMENTS       PRO FORMA
                                                -----------   ----------   -----------       ----------
                                                ASSETS
Current assets:
  Cash and cash equivalents...................  $  398,516     $ 18,123      $(11,600)(2)    $  405,039
  Marketable securities.......................          --       23,487            --            23,487
  Receivables, net............................     238,940        1,776            --           240,716
  Inventories, net............................     224,477          554            --           225,031
  Deferred income taxes.......................      81,860           --            --            81,860
  Other current assets........................      35,381          735            --            36,116
                                                ----------     --------      --------        ----------
  Total current assets........................     979,174       44,675       (11,600)        1,012,249
  Marketable securities, noncurrent...........          --       14,235       (14,235)(8)            --
  Property, plant and equipment, net..........     723,013        1,739            --           724,752
  Intangible assets, net......................      47,824           --       907,645 (2)       955,469
  Other assets................................      91,939          262        14,235 (8)       108,718
                                                                                2,282 (3)
                                                ----------     --------      --------        ----------
  Total assets................................  $1,841,950     $ 60,911      $898,327        $2,801,188
                                                ==========     ========      ========        ==========
                                 LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable............................  $  265,151     $    752      $     --        $  265,903
  Deferred revenue............................      21,027          634            --            21,661
  Accrued compensation and benefits...........      48,530          753            --            49,283
  Other current liabilities...................      40,013        1,246            --            41,259
                                                ----------     --------      --------        ----------
  Total current liabilities...................     374,721        3,385            --           378,106
  Convertible subordinated notes..............     350,000           --            --           350,000
  Other long-term liabilities.................      82,076           --        29,712 (3)       111,788
                                                ----------     --------      --------        ----------
  Total liabilities...........................     806,797        3,385        29,712           839,894
  Commitments and contingencies...............          --           --            --                --
  Shareholders' equity:
  Preferred and junior preferred stock........          --           --            --                --
  Common stock................................     196,387          184          (184)(4)       208,583
                                                                               12,196 (4)
  Additional paid-in-capital..................     769,563       67,529       (67,529)(4)     1,714,508
                                                                              944,945 (4)
  Unearned compensation.......................        (998)          --            --              (998)
  Retained earnings (deficit).................      70,052      (10,187)       10,187 (4)        39,052
                                                                              (31,000)(2)
  Accumulated other comprehensive income......         149           --            --               149
                                                ----------     --------      --------        ----------
  Total shareholders' equity..................   1,035,153       57,526       868,615         1,961,294
                                                ----------     --------      --------        ----------
  Total liabilities and shareholders'
  equity......................................  $1,841,950     $ 60,911      $898,327        $2,801,188
                                                ==========     ========      ========        ==========

   See accompanying notes to Unaudited Pro Forma Condensed Combined Financial
                                  Information.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                         YEAR ENDED SEPTEMBER 30, 1999

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                             HISTORICAL    HISTORICAL    PRO FORMA
                                             CONEXANT(1)    MAKER(1)    ADJUSTMENTS          PRO FORMA
                                             -----------   ----------   -----------          ----------
Net revenues...............................  $1,444,114      $13,597    $       --           $1,457,711
Cost of goods sold.........................     863,252        4,493            --              867,745
                                             ----------      -------    ----------           ----------
Gross margin...............................     580,862        9,104            --              589,966
Operating expenses:
  Research and development.................     310,042        5,589            --              315,631
  Selling, general and administrative......     227,729        3,979         1,870 (9)          233,578
  Amortization of intangibles..............       8,364           --       181,529 (2)(7)       189,893
  Purchased research and development.......          --           --            --                   --
  Special charges -- Rockwell retained
    assets.................................      20,000           --            --               20,000
  Special charges - Other..................      17,906           --            --               17,906
                                             ----------      -------    ----------           ----------
  Total operating expenses.................     584,041        9,568       183,399              777,008
                                             ----------      -------    ----------           ----------
Operating loss.............................      (3,179)        (464)     (183,399)            (187,042)
Other income, net..........................       5,935        1,425            --                7,360
                                             ----------      -------    ----------           ----------
Income (loss) before (benefit) provision
  for income taxes.........................       2,756          961      (183,399)            (179,682)
(Benefit) provision for income taxes.......     (10,173)          46          (714 )(10)        (10,841)
                                             ----------      -------    ----------           ----------
Net income (loss)..........................  $   12,929      $   915    $ (182,685)          $ (168,841)
                                             ==========      =======    ==========           ==========
Basic net income (loss) per share (5)......  $     0.07      $  0.08               (6)       $    (0.82)
                                             ==========      =======                         ==========
Diluted net income (loss) per share (5)....  $     0.06      $  0.05               (6)       $    (0.82)
                                             ==========      =======                         ==========
Number of shares used in per share
  computation (5):
  Basic....................................     192,551       10,842               (6)          204,747
                                             ==========      =======                         ==========
  Diluted..................................     203,484       17,576               (6)          204,747
                                             ==========      =======                         ==========

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Information.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

    Pro forma adjustments for the unaudited pro forma condensed combined balance sheet as of September 30, 1999 and statement of operations for the year ended September 30, 1999 are as follows:

    (1) Conexant reports its financial information on the basis of a September 30 fiscal year. Maker currently reports its financial information on the basis of a December 31 fiscal year. The Unaudited Pro Forma Condensed Combined Financial Statements for the fiscal year ended September 30, 1999 include Conexant's historical results of operations for the fiscal year ended September 30, 1999 and Maker's historical results of operations for the 12 month period ended September 30, 1999. The Unaudited Pro Forma Condensed Combined Balance Sheet includes the historical balance sheets of Conexant and Maker as of September 30, 1999.

    (2) Reflects the preliminary allocation of the purchase price based upon an estimated total value of the merger consideration of $957.1 million. The total value of the consideration is based upon the closing market price of Conexant common stock on December 17, 1999 of $69.625. In addition, the total cost of the merger includes estimated transaction costs of approximately $11.6 million. The preliminary allocation has resulted in a charge for purchased in-process research and development of $31.0 million and identifiable intangible assets of $77.8 million and goodwill of $829.8 million which are being amortized over an average period of five years. Due to the nature of the non-recurring charge and the rules governing the pro forma financial information, the charge for purchased in-process research and development has been reflected as a reduction of shareholders' equity and is excluded from the unaudited pro forma condensed combined statement of operations.

    The total consideration for the Maker acquisition has been allocated on a preliminary basis to the tangible and intangible assets and liabilities acquired based on management's best estimates of their fair value, with the excess of cost over the net assets acquired allocated to goodwill as discussed above. This allocation is subject to change, and will be adjusted upon completion of the final valuation of the assets acquired and liabilities assumed.

    (3) A deferred tax asset is recorded for the tax benefit which Conexant expects to realize from the net operating loss carryforwards of Maker. A deferred tax liability arises from the difference in the book and tax bases of certain identifiable intangible assets acquired in the merger.

    (4) Reflects the conversion of all of the outstanding stock of Maker into approximately 12,196,000 shares of Conexant, based upon the conversion ratio of
0.66 as provided for in the merger agreement and the elimination of Maker's deficit. In addition, the value of the merger consideration includes the fair value of Conexant stock options which will be granted to replace outstanding Maker stock options, estimated using the Black-Scholes option pricing model.

    (5) On November 4, 1998, the board of directors of Rockwell approved the distribution to its shareowners of all the outstanding shares of the common stock of its wholly-owned subsidiary, Conexant, by means of a tax-free spin-off. The distribution occurred at the close of business on December 31, 1998. The fiscal 1999 financial statements include the operating results of Conexant while it was part of Rockwell prior to the distribution. Because Conexant was not an independent company during all of its fiscal year ended September 30, 1999, the Conexant historical net income per share represents a pro forma net income per share presented as if the distribution had occurred as of October 1, 1998.

    (6) Pro forma net income (loss) reflects the impact of the adjustments above. Pro forma basic and diluted net income (loss) per share is computed using the weighted-average number of shares of common stock outstanding after the issuance of an estimated 12,196,000 shares of Conexant common stock to acquire the outstanding shares of Maker common stock. Pro forma diluted net income
(loss) per share does not include the effect of potentially dilutive options or convertible debt securities as such securities are antidilutive.

    (7) Reflects the amortization of identifiable intangible assets and goodwill associated with the merger over an average period of five years.

    (8) Pro forma reclassifications are made to conform the Maker presentation to the Conexant presentation.

    (9) Reflects retention bonuses earned by officers of Maker in the twelve month period subsequent to the closing of the merger.

    (10) Reflects the estimated tax effect of the pro forma adjustments based upon Conexant's estimated incremental tax rate of approximately 38.2%. The pro forma adjustment for the amortization of identifiable intangibles and goodwill are excluded from such computation as Conexant does not expect to realize any tax benefit from these items.

                   INTERESTS OF CERTAIN PERSONS IN THE MERGER

    In considering the recommendation of the Maker board of directors with respect to the approval and adoption of the merger agreement and approval of the merger, you should be aware that certain members of the management of Maker and the Maker board of directors may have interests in the merger that are different from, or in addition to, your interests. Other than the merger agreement and the transactions contemplated thereby, there are no past, present or proposed contracts, arrangements, understandings, relationships or transactions between Maker and its affiliates and Conexant and its affiliates.

    Maker will be the surviving corporation in the merger and, following the merger, will be a wholly-owned subsidiary of Conexant. As of the record date, directors and executive officers of Maker owned (i) 8,951,402 shares or 44.7% of Maker common stock for which they will receive the same consideration in connection with the merger as you will receive and (ii) 1,317,500 unexercised options to purchase Maker common stock which will be treated as described below. Members of Maker management hold approximately 53% of the options to purchase shares of Maker common stock. See "THE MERGER AGREEMENT."

      EMPLOYMENT AGREEMENTS. Conexant will enter into employment agreements with William N. Giudice, Paul Bergantino, Thomas Medrek, Michael Rodensky and Walter Jones containing the following material terms:

        (i) WILLIAM N. GIUDICE. Mr. Giudice will receive an annual base salary of $200,000 per year and a continuation of his current benefits for a period of two years commencing at the effective time of merger. In addition, in exchange for Mr. Giudice waiving his right to have his existing Maker stock options accelerate, Mr. Giudice will receive a retention bonus equal to two times his base salary payable immediately following the effective time of the merger, a performance bonus equal to one and one-half times his base salary payable within 60 days of the first anniversary of the effective time of the merger, and options to purchase 50,000 shares of Conexant common stock in accordance with the terms and conditions of Conexant's applicable long term incentive plan;

        (ii) PAUL BERGANTINO. Mr. Bergantino will receive an annual base salary of $175,000 per year and a continuation of his current benefits for a period of two years commencing at the effective time of the merger. In addition, in exchange for Mr. Bergantino waiving his right to have his existing Maker stock options accelerate, Mr. Bergantino will receive a retention bonus equal to two times his base salary payable immediately following the effective time of the merger, a performance bonus equal to one times his base salary payable within 60 days of the first anniversary of the effective time of the merger, and stock options to purchase 45,000 shares of Conexant common stock in accordance with the terms and conditions of Conexant's applicable long term incentive plan;

        (iii) THOMAS MEDREK. Mr. Medrek will receive an annual base salary of $170,000 per year and a continuation of his current benefits for a period of two years commencing at the effective time of the merger. In addition, in exchange for Mr. Medrek waiving his right to have his existing Maker stock options accelerate, Mr. Medrek will receive a retention bonus equal to two times his base salary payable immediately following the effective time of the merger agreement, a performance bonus equal to one times his base salary payable within 60 days of the first anniversary of the effective time of the merger, and options to purchase 40,000 shares of Conexant common stock in accordance with the terms and conditions of Conexant's applicable long term incentive plan;

        (iv) MICHAEL RODENSKY. Mr. Rodensky will receive a base salary of $170,000 per year and a continuation of his current benefits for a period of two years commencing at the effective time of the merger. In addition, in exchange for Mr. Rodensky waiving his right to have his existing Maker stock options accelerate, Mr. Rodensky will receive a retention bonus equal to two times his base salary payable immediately following the effective time of the merger, a performance bonus equal to one times his base salary payable within 60 days of the first anniversary of the effective time of the merger, and options to purchase 20,000 shares of Conexant common stock in accordance with Conexant's applicable long term incentive plan; and

        (v) WALTER JONES. Mr. Jones will receive a base salary of $170,000 per year and a continuation of his current benefits for a period of two years commencing at the effective time of the merger. In addition, in exchange for Mr. Jones waiving his right to have his existing Maker stock options accelerate, Mr. Jones will receive a retention bonus equal to two times his base salary payable immediately following the effective time of the merger, a performance bonus equal to one times his base salary payable within 60 days of the first anniversary of the effective time of the merger, and options to purchase 40,000 shares of common stock of Conexant in accordance with the terms and conditions of Conexant's applicable long term incentive plan.

    The performance bonuses provided for in the employment agreements of Messrs. Giudice, Bergantino, Medrek, Rodensky and Jones are contingent upon Maker meeting certain performance goals and the retention bonuses provided for in each of their employment agreements may be subject to repayment upon the occurrence of certain events.

    In the event that Messrs. Giudice, Bergantino, Medrek, Rodensky or Jones are terminated other than "for cause" or they resign for "good reason," they will receive salary and benefits at their then current rates until the end of the two year period under their employment agreements and full vesting of all of their outstanding options. For purposes of the employment agreements the term "for cause" means (i) the employee's material failure, refusal or neglect to perform and discharge his duties and responsibilities as an employee of Maker following notice and reasonable opportunity to cure such failure, refusal or neglect to perform and discharge his duties and responsibilities, (ii) material breach of the employee's fiduciary duties as an officer of Conexant, or (iii) conviction or plea of nolo contendere with respect to a non-vehicular felony. For purposes of the employment agreements the term "good reason" means that Conexant has
(i) required the employee to have principal place of business at a location more than fifty miles from his location of work immediately prior to the effective time of the merger, (ii) significantly reduced the level or nature of the employee's responsibilities or position, or (iii) reduced the base salary or materially reduced the overall level of benefits available to the employee not in connection with an overall reduction of benefits and salaries for executives of Conexant in general.

    Mr. Rubino's employment letter provides for payment of the sum of $75,000 to Mr. Rubino in monthly installments and a continuation of his current benefits for the six month period immediately following the effective time of the merger, and a $100,000 bonus and a severance payment of $75,000 at the conclusion of such six month period. In addition, all of Mr. Rubino's options to purchase Maker common stock shall fully vest.

    NONCOMPETITION AGREEMENTS. Messrs. Giudice, Bergantino, Medrek, Rodensky and Jones will also enter into noncompetition agreements prior to completion of the merger in favor of Conexant. Under the noncompetition agreements, Messrs. Giudice, Bergatino, Medrek, Rodensky and Jones agree that, commencing at the effective time of the merger and for a period of two years thereafter, they will not (a) anywhere in the world, directly or indirectly, engage, without the express prior written consent of Conexant, in any business or activity, whether as an employee, consultant, partner, principal, agent, representative, equity holder or in any other individual, corporate or representative capacity (without limitation by specific enumeration of the foregoing), or render any services or provide any advice to any business, activity or person conducting the business conducted by Maker at the effective time of the merger or as contemplated to be conducted by Maker as of the effective time of the merger or

(b) directly or indirectly, solicit or divert any business, clients, or customers away from Maker or Conexant for a period of two years following the effective time of the merger.

    VOTING AGREEMENTS. Messrs. Giudice, Bergantino, Rubino and Medrek and certain other significant stockholders of Maker have entered into voting agreements relating to the merger. At the record date, the persons signing voting agreements held approximately 36% of the outstanding Maker common stock. Pursuant to the voting agreements these stockholders have agreed, among other things, to vote (or cause to be voted) their shares of Maker common stock in favor of approval of the merger agreement and approval of the merger at the special meeting. The general effect of the voting agreements is to increase the likelihood that Stockholder Approval will be obtained. See "ADDITIONAL AGREEMENTS--Voting Agreements."

OWNERSHIP OF MAKER COMMON STOCK BY CERTAIN OWNERS AND MANAGEMENT OF MAKER

    The following table sets forth certain information regarding beneficial ownership of Maker common stock as of February 1, 2000 (except as otherwise noted) by the following persons and entities:

    - each director of Maker;

    - certain of Maker's executive officers;

    - all directors and executive officers of Maker as a group, and

    - all those known by Maker to be beneficial owners of more than five percent of the outstanding shares of Maker common stock.

    The table is based on information provided to Maker or filed with the SEC by Maker's directors, executive officers and principal stockholders. Unless otherwise indicated in the footnotes below, each of the named persons has sole voting and investment power with respect to shares shown as beneficially owned.

                                                    AMOUNT AND
                                                     NATURE OF
                                                    BENEFICIAL
NAME                                               OWNERSHIP (1)   PERCENT OF CLASS
-------------------------------------------------  -------------   ----------------
William N. Giudice (2)...........................    1,816,997            9.4%
Paul Bergantino (3)..............................    1,372,619            7.2
Michael Rubino (4)...............................      230,000            1.2
Thomas J. Medrek (5).............................      372,000            2.0
Walter Jones (6).................................      265,000            1.4
Louis Tomasetta (7)..............................      112,531              *
Greylock Equity Limited Partnership..............    2,643,378           14.0
Roger Evans (8)..................................    2,666,878           14.1
Bessemer Venture Partners (9)....................    2,091,877           11.0
Rob Soni (10)....................................    2,115,377           11.2
Level One Communications (11)....................    1,209,103            6.4
All directors and officers as a group
  (8 persons (2)(3)(4)(5)(6)(7)(8)(10))..........    8,951,402           44.7%

------------------------

*   Less than one percent

(1) Beneficial ownership is determined in accordance with rules of the SEC and includes general voting power or investment power with respect to securities. Shares of Maker common stock subject to options and warrants currently exercisable or exercisable within sixty (60) days of February 1, 2000, are deemed outstanding for computing the percentage of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

    Except as otherwise specified below, the persons named in the table above have sole voting and investment power with respect to all shares of Maker common stock shown as beneficially owned by them. Unless otherwise indicated, the address of each of the beneficial owners identified is 73 Mount Wayte Avenue, Framingham, Massachusetts 01702.

(2) Includes 390,500 shares of common stock issuable upon exercise of immediately exercisable options which are subject to repurchase by Maker as well as 102,000 shares of common stock which are subject to repurchase by Maker. Also includes 131,490 shares owned by Tecumseh Limited Partnership I of which Mr. Giudice is the general partner. Also includes 150,000 shares held by the Piedmont 1999 Trust and 137,469 shares held by the Acadia 1999 Trust.

(3) Includes 52,000 shares exercised by Mr. Bergantino which are subject to repurchase by Maker and 183,000 shares of common stock issuable upon exercise of immediately exercisable options which are subject to repurchase by Maker.

(4) Includes 177,000 shares of common stock issuable upon exercise of immediately exercisable options which are subject to repurchase by Maker.

(5) Includes 163,250 shares exercised by Mr. Medrek which are subject to repurchase by Maker. Also includes 55,000 shares of common stock issuable upon exercise of immediately exercisable options which are subject to repurchase by Maker.

(6) Includes 265,000 shares of common stock issuable upon exercise of immediately exercisable options of which 205,000 shares are subject to repurchase by Maker.

(7) Includes 9,400 shares exercised by Dr. Tomasetta which are subject to repurchase by Maker. The address for Mr. Tomasetta is 12707 High Bluff Drive, Suite 200, San Diego, California 92130

(8) Includes shares owned by Greylock Equity Limited Partnership as indicated above. Also includes 23,500 shares of common stock issuable to Mr. Evans upon exercise of immediately exercisable options of which 2,800 shares are subject to repurchase by Maker. Mr. Evans, a general partner of Greylock Equity GP Limited Partnership, the General Partner of Greylock Equity Limited Partnership, is a director of Maker. Mr. Evans, together with the other general partners of Greylock Equity Limited Partnership, shares voting and investment power with respect to the shares owned by Greylock Equity Limited Partnership. Mr. Evans disclaims any beneficial ownership of the shares held by Greylock Equity Limited Partnership except as to his proportionate partnership interest therein. The address for Mr. Evans and Greylock Equity Limited Partnership is Greylock Management Corporation,
    755 Page Hill Road, Suite A-100, Palo Alto, California 94304.

(9) Shares attributed to Bessemer Venture Partners include holdings of two major partnerships--Bessemer Venture Partners IV L.P. (851,990 shares) and Bessec Ventures IV L.P. (851,992 shares), whose general partner is Deer IV &
    Co. LLC. The sole limited partner of Bessemer Venture Partners IV L.P. and Bessec Ventures IV L.P. is Bessemer Securities, LLC, or its subsidiaries. Also reflected in the Bessemer Venture Partner shares are 340,398 shares owned by members of Deer IV and employees or former employees of Deer
    II & Co. LLC, a general partner of a predecessor fund similar to BVP IV. Also reflected in the Bessemer Venture Partner Shares are 47,497 shares owned by senior employees, former employees, or family partnerships of such persons, of Bessemer Securities Corporation. Under certain circumstances, Bessemer Venture Partners IV L.P. can direct their voting on corporate matters. The address for Bessemer Venture Partners is 1400 Old Country Road, Suite 407, Westbury, New York 11590.

(10) Includes 23,500 shares of common stock issuable to Mr. Soni upon exercise of immediately exercisable options of which 2,800 shares are subject to repurchase by Maker. Also includes 2,091,877 shares attributed to Bessemer Venture Partners as indicated above. Of these 2,091,877 shares, 10,352 shares are owned by Mr. Soni individually. Mr. Soni is a director of Maker and a member of Deer IV, the general partner of Bessemer Venture Partners IV L.P. and Bessec Ventures IV L.P. Mr. Soni disclaims beneficial ownership of the shares held by the two partnerships, except to the extent of his proportionate partnership interests therein. The address for Mr. Soni is Bessemer Venture Partners, 83 Walnut Street,
    Wellesley Hills, Massachusetts 02181.

(11) The address for Level One Communications is 9750 Goethe Road, Sacramento, California 95827.

    INDEMNIFICATION PURSUANT TO THE MERGER AGREEMENT. Conexant has agreed that, from and after the effective time of the merger for a period of six years, Conexant will cause the surviving corporation to maintain in effect (i) the current provisions regarding indemnification of current officers and directors contained in the organizational documents of Maker and its subsidiary and in any agreements between such persons and Maker or its subsidiary and (ii) the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by Maker with respect to claims arising from facts or events that occurred on or before the effective time of the merger.

    LIMITATION OF LIABILITY OF OUR DIRECTORS AND OFFICERS; DIRECTORS AND
     OFFICERS INSURANCE.

    The merger agreement provides that Conexant and the surviving corporation will cause to be maintained in effect for a period of six years following the time of the merger:

    - the current provisions in our certificate of incorporation, bylaws and indemnification agreements regarding indemnification of our current and former officers and directors; and

    - the current policies of our director's and officer's liability insurance and fiduciary liability insurance, provided that Conexant and the surviving corporation may substitute policies with at least the same coverage and amounts and containing terms and conditions, which in the aggregate, are no less advantageous to the insured.

                     DESCRIPTION OF CONEXANT CAPITAL STOCK

    The following summary of the current terms of the capital stock of Conexant is not meant to be complete and is qualified by reference to the restated certificate of incorporation and by-laws of Conexant. For more information as to how you can obtain the Conexant restated certificate of incorporation and by-laws, see "WHERE YOU CAN FIND MORE INFORMATION."

AUTHORIZED CAPITAL STOCK

    Under its current charter, Conexant has the authority to issue up to 500,000,000 shares of Conexant common stock, and 25,000,000 shares of preferred stock. 1,500,000 shares of the 25,000,000 shares of preferred stock have been designated as Series A Junior Participating Preferred Stock for issuance in Conexant with the Conexant's Rights Agreement. There is currently a proposal pending for the Conexant annual meeting scheduled for February 10, 2000 to grant Conexant the authority to issue 1,000,000,000 shares of common stock and 50,000,000 shares of preferred stock.

CONEXANT COMMON STOCK

    CONEXANT COMMON STOCK OUTSTANDING

    The outstanding shares of Conexant common stock are, and the shares of common stock issued pursuant to the merger will be, duly authorized, validly issued, fully paid and non-assessable. As of December 31, 1999 there were 198,118,000 shares of Conexant common stock outstanding.

    ChaseMellon Shareholder Services LLC is the transfer agent and registrar for the Conexant common stock. Shares of Conexant common stock will be listed on the Nasdaq National Market and will trade under the symbol "CNXT."

    DIVIDENDS

    Owners of shares of Conexant common stock are entitled to receive dividends when, as and if declared by the Conexant board of directors, out of funds legally available for their payment, subject to the rights of holders of any outstanding shares of preferred stock.

    VOTING RIGHTS

    Owners of shares of Conexant common stock are entitled to one vote per share. Subject to the rights of the holders of any preferred stock pursuant to applicable law or the provision of any future certificate of designations creating a specific series of preferred stock, all voting rights are vested in the owners of shares of Conexant common stock. Owners of shares of Conexant common stock have non-cumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors.

    RIGHTS UPON LIQUIDATION

    In the event of Conexant's voluntary or involuntary liquidation, dissolution or winding up, the owners of shares of Conexant common stock will be entitled to share equally in any assets available for distribution after the payment in full of all debts and distributions and after the owners of any outstanding Conexant preferred stock have received their liquidation preferences in full.

    OTHER RIGHTS

    Owners of shares of Conexant common stock are not entitled to pre-emptive rights with respect to the future issuances of Conexant common stock. Conexant may, however, enter into contracts with stockholders to grant holders pre-emptive rights. Shares of Conexant common stock are not convertible into shares of any other class of capital stock. If Conexant merges or consolidates with or into another company and, as a result, the shares of Conexant common stock are converted into or exchangeable for other securities or property including cash, all owners of shares of Conexant common stock will be entitled to receive the same kind and amount of such consideration for each share of common stock.

CONEXANT PREFERRED STOCK

    Conexant preferred stock may be issued from time to time in one or more series. The Conexant board of directors is authorized to fix the number of shares in each series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the board of directors with respect to each series includes, but is not limited to, determination of the following:

    - the designation of the series, which may be by distinguishing number, letter or title;

    - the number of shares of the series, which number the board of directors may thereafter, except where otherwise provided in a preferred stock certificate of designations filed pursuant to the applicable law of the State of Delaware, increase or decrease (but not below the number of shares thereof then outstanding);

    - whether dividends, if any, will be cumulative or noncumulative and the dividend rate of the series;

    - the dates at which dividends, if any, will be payable;

    - the redemption rights and price or prices, if any, for shares of the series;

    - the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

    - the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of Conexant;

    - whether the shares of the series will be convertible into shares of any other class or series, or any other security, of Conexant or any other corporation, and if so, the specifications of such other class or series or such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares will be convertible and all other terms and conditions upon which such conversion may be made;

    - the restrictions, if any, on the issuance of shares of the same series or of any other class or series; and

    - the voting rights, if any, of the holders of shares of the series.

    Except as provided in the certificate of incorporation or in a preferred stock certificate of designations filed pursuant to the applicable law of the State of Delaware, the holders of common stock have the exclusive right to vote for the election of directors and for all other purposes, and holders of preferred stock are not entitled to receive notice of any meeting of stockholders at which they are not entitled to vote. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding common stock, without a vote of the holders of the preferred stock, or of any series thereof, unless a vote of any such holders is required pursuant to any preferred stock certificate of designations.

PREFERRED SHARE PURCHASE RIGHTS AND JUNIOR PARTICIPATING PREFERRED STOCK

    Conexant has distributed to its stockholders one Preferred Share Purchase Right (the "Rights") for each outstanding share of common stock pursuant to a Rights Agreement, dated as of November 30, 1998. Each Right entitles its holder, until the earlier of December 31, 2008 or the redemption of the rights, to buy one one-hundredth of a share of Series A Junior Participating Preferred Stock at an exercise price of $75.00. The Rights Agreement also entitles the holder at the option of the board of directors to exchange all or part of the Rights for shares of common stock at an exchange ratio of one share of common stock per Right, as adjusted. The Rights are represented by the certificates for shares of common stock until the earlier of (i) the tenth day after the public announcement that a person or group has acquired beneficial ownership of 20% or more (a "20% holder") of the shares of common stock (such date called the "Distribution Date") or (ii) the tenth business day after a person commences, or announces an intention to commence, an offer, the consummation of which would result in a person beneficially owning 20% or more of the then-outstanding shares of common stock.

    If Conexant is acquired in a merger or other business combination transaction, each Right will entitle its holder to purchase, at the exercise price of the right, that number of shares of common stock of the surviving company which, at the time of the transaction, would have a market value of two times the exercise price of the Right. Alternatively, if a 20% holder were to acquire Conexant by means of a reverse merger in which Conexant and its stock survive, or were to engage in "self-dealing" transactions, each Right not owned by the 20% holder would become exercisable for the number of shares of common stock which, at that time, would have a market value of two times the exercise price of the Right.

    The Rights are redeemable at $0.01 per Right at any time prior to the time that a person or group becomes a 20% holder. The Rights will expire on the earlier of (i) the Final Expiration Date which is the tenth anniversary of the record date, (ii) the time at which the Rights are redeemed or (iii) the time at which the Rights are exchanged for common stock. At no time will the Rights have any voting rights.

    Each share of Series A Preferred Stock entitles its holder to 100 votes on all matters submitted to a vote of the stockholders of Conexant. If Conexant declares or pays any dividend on the common stock payable in shares of common stock, or effects a subdivision or reclassification of the outstanding shares of common stock into a greater or lesser number of shares of common stock, then the number of votes per share to which holders of Series A Preferred Stock were entitled to immediately prior to such event will be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of common stock outstanding immediately after such event and the denominator of which is the number of shares of common stock that were outstanding immediately prior to such event. The holders of Series A Preferred Stock will vote with the holders of common stock as one class on all matters submitted to a vote of the stockholders of Conexant.

    The purchase price payable, and the number of shares of Series A Junior Participating Preferred Stock issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution in the event of certain dividends on, reclassification of, or distributions to the holders of, Series A Junior Participating Preferred Stock. The percentage of a share of Series A Junior Participating Preferred Stock for which a Right is exercisable and the number of Rights outstanding are also subject to adjustment in the event of dividends on the shares of common stock payable in shares of common stock or subdivisions, combinations or consolidations of the shares of common stock, occurring, in any case, before the Rights become exercisable or transferable apart from the shares of common stock.

    One Right is presently associated with each issued and outstanding share of common stock. Conexant will issue one Right with each share of common stock issued unless, prior to the issuance, the Rights are redeemed or become exercisable and transferable apart from the shares of common stock.

    The Rights have anti-takeover effects. The Rights may cause substantial dilution to a person or group that attempts to acquire Conexant on terms that the Conexant board determines are not in the best interests of Conexant stockholders. The Rights should not interfere with any merger or other business combination approved the board of directors since the Rights may be redeemed at $0.01 per Right prior to the time that a person or group has acquired beneficial ownership of 20% or more of the shares of common stock.

           COMPARISON OF RIGHTS OF STOCKHOLDERS OF MAKER AND CONEXANT

    Both Conexant and Maker are Delaware corporations governed by Delaware law. In addition to the applicable provisions of the Delaware General Corporation Law, currently the rights of Conexant's stockholders are governed by Conexant's restated certificate of incorporation and amended and restated by-laws, and the rights of Maker's stockholders are currently governed by Maker's amended and restated certificate of incorporation and amended and restated by-laws.

    If we complete the merger, Maker stockholders will become Conexant stockholders. After the merger, the rights of Maker stockholders will be governed by Conexant's restated certificate of incorporation and by-laws and applicable provisions of the Delaware General Corporation Law.

    Set forth below is a summary describing material differences between the rights of Conexant's stockholders and the rights of Maker's stockholders. Because Conexant and Maker are both Delaware corporations, differences between the rights of Conexant's stockholders and Maker's stockholders will arise from differences in the respective certificates of incorporation and by-laws of Conexant and Maker, rather than from differences in applicable state law.

    While we believe that this summary covers the material differences between the two companies, this summary may not contain all the information that is important to you. This summary is not intended to be a complete discussion of the certificates of incorporation and by-laws of Conexant and Maker, and it is qualified in its entirety by reference to applicable Delaware law as well as to Conexant's and Maker's respective certificates of incorporation and by-laws. You should carefully read this summary and the documents that are referenced in this summary for a more complete understanding of the differences between being a stockholder of Conexant and a stockholder of Maker. A copy of Conexant's restated certificate of incorporation is attached as Appendix C and a copy of Conexant's by-laws are attached as Appendix D to this proxy statement/prospectus and both are incorporated in this proxy statement/prospectus by reference. Maker's amended and restated certificate of incorporation and by-laws are on file with the SEC, and will also be sent to you upon request. See "WHERE YOU CAN FIND MORE INFORMATION" on page 104.

           SUMMARY OF MATERIAL DIFFERENCES BETWEEN CURRENT RIGHTS OF
     MAKER STOCKHOLDERS AND RIGHTS THOSE STOCKHOLDERS WILL HAVE AS CONEXANT
                       STOCKHOLDERS FOLLOWING THE MERGER


                                      MAKER                              CONEXANT


AUTHORIZED CAPITAL     The total number of shares of        The total number of shares of
STOCK                  authorized capital stock is          authorized capital stock is
                       101,000,000 consisting of:           525,000,000 consisting of:
                       - 100,000,000 shares of common       - 500,000,000 shares of common
                       stock, par value $.01 per share,     stock, par value $1.00 per share,
                         and                                  and
                       - 1,000,000 shares of preferred      - 25,000,000 shares of preferred
                       stock, par value $.01 per share.     stock, without par value.
                                                            Of the 25,000,000 shares of
                                                            preferred stock, 1,500,000 shares
                                                            have been designated as Series A
                                                            Junior Participating Preferred
                                                            Stock. There is currently a
                                                            proposal pending for the Conexant
                                                            annual meeting scheduled for
                                                            February 10, 2000 to grant Conexant
                                                            the authority to issue
                                                            1,000,000,000 shares of common
                                                            stock and 50,000,000 shares of
                                                            preferred stock.


                                      MAKER                              CONEXANT

BOARD OF DIRECTORS
SIZE OF THE BOARD OF   The by-laws provide that the number  The by-laws provide that subject to
DIRECTORS              of directors shall be fixed by a     the rights of the holders of any
                       resolution adopted by a majority of  series of preferred stock to elect
                       the board or as set forth in the     additional directors under
                       certificate of incorporation.        specified circumstances, the number
                                                            of directors shall be fixed
                                                            exclusively by a resolution adopted
                                                            by a majority of the board.

                       The current board consists of        The current board consists of
                       5 directors.                         5 directors.
CLASSIFICATION OF THE  The board is divided into two        The board is divided into three
BOARD OF DIRECTORS     classes, Class I and Class II. The   classes and the directors are
                       term of the initial members of       elected to three-year terms.
                       Class I will expire at the annual
                       stockholders meeting in 2000. The
                       term of the initial members of
                       Class II will expire at the annual
                       stockholders meeting in 2001. At
                       each stockholder meeting
                       thereafter, directors will be
                       elected to two-year terms.
ELECTION OF DIRECTORS  Directors are chosen by a plurality  Same.
                       of the votes cast by the
                       stockholders at the stockholders
                       meeting where a quorum is present.
RESIGNATION OF         Directors may resign at any time by  Same.
DIRECTORS              giving written notice to the board
                       of directors, the President or the
                       Secretary.
REMOVAL OF DIRECTORS   The certificate of incorporation     The certificate of incorporation
                       provides that a director or the      provides that a director may be
                       entire board of directors, may be    removed from office, but only for
                       removed without cause by the         cause, by the affirmative vote of
                       majority of the outstanding capital  80% of the voting power of the then stock entitled to vote generally in  outstanding capital stock entitled
                       the election of directors, or by a   to vote generally in the election
                       majority vote of the board of        of directors and subject to the
                       directors.                           rights of the holders of any series
                                                            of preferred stock.
VACANCIES ON THE       Vacancies resulting from any         Vacancies in number of
BOARD OF DIRECTORS     increase in the authorized number    directorships may be filled by a
                       of directors will be filled by a     majority vote of the remaining
                       majority of the directors then in    directors, though less than a
                       office, though less than a quorum,   quorum.
                       unless previously filled by the
                       stockholders entitled to vote for
                       the election of directors, and the
                       directors so chosen shall hold
                       subject to the by-laws until the
                       next annual meeting of stockholders
                       at which the term of office of
                       their class expires and their
                       successors are duly elected and
                       qualified or until their earlier
                       resignation or removal.


                                      MAKER                              CONEXANT

QUORUM                 The by-laws provide that a majority  Same.
                       of the directors in office will
                       constitute a quorum.
SPECIAL MEETINGS OF    Special meetings of the board may    Special meetings of the board may
THE BOARD OF           be called by the president on two    be held whenever called by the
DIRECTORS              days' notice to each director;       chairman of the board and shall be
                       special meetings shall be called by  called by the chairman of the board
                       the president or secretary at the    or the secretary at the written
                       written request of two directors     request of three directors.
                       unless the board consists of only
                       one director, in which case special
                       meetings shall be called by the
                       president or secretary on the
                       written request of the sole
                       director.
STOCKHOLDERS MEETINGS
Annual Meetings        The annual meeting will be held on   The annual meeting will be held on
                       the 2nd Tuesday of April in each     a date and at a time and place
                       year at 10:00 A.M. or at such other  designated by the board.
                       date and time as designated by the
                       board of directors, the chairman of
                       the board or the president.

SPECIAL MEETINGS       Special meetings are callable by     Stockholders do not have the right
                       the president, the chairman of the   to call a special meeting.
                       board or the board itself and must   Same.
                       be called by the president or
                       secretary at the written request of
                       a majority of the directors then in
                       office.
                       Special meetings are callable at
                       any time by the board, but only
                       pursuant to a resolution adopted by
                       a majority of the board.
ADVANCE NOTICE TO      Stockholders must receive notice of  Same.
STOCKHOLDERS           a meeting (whether annual or
                       special) not less than ten days nor
                       more than sixty days before the
                       date of the meeting.
ADVANCE NOTICE OF      The by-laws require that             The by-laws require that
STOCKHOLDERS           stockholders provide advance notice  stockholders provide advance notice
NOMINATIONS AND        for business to be considered at     of any stockholder nominations of
BUSINESS               any annual meeting of stockholders.  directors or any proposal of new
                       Stockholders must give notice by     business to be considered at any
                       personal delivery or U.S. mail to    annual meeting of stockholders.
                       the secretary of Maker not later     Stockholders must give notice in
                       than 60 days prior to the date set   writing to the secretary of
                       forth in the by-laws for the annual  Conexant not less than 90 days nor
                       meeting. The notice must include     more than 120 days prior to the
                       the stockholder's name and address,  first anniversary of the preceding
                       a representation that such           year's annual meeting. In the case
                       stockholder is entitled to vote at   of the annual meeting to be held in
                       the meeting and intends to appear    2000 or in the event that the
                       in person or by proxy at the         annual meeting is more than 30 days
                       meeting and such other information   before or more than 60 days after
                       as would be required to be included  such anniversary date, notice must
                       in a proxy statement soliciting      be delivered no


                                      MAKER                              CONEXANT

                       proxies for the presentation of      earlier than 120 days prior to such
                       such matter to the meeting.          annual meeting and not later than
                                                            the close of business on the later
                                                            of 90 days prior to such annual
                                                            meeting or 10 days following the
                                                            day on which the public
                                                            announcement of the date of such
                                                            meeting is announced by Conexant.
                                                            Notwithstanding the foregoing, in
                                                            the event that the number of
                                                            directors to be elected is
                                                            increased and there is no public
                                                            announcement naming all of the
                                                            nominees for directors or
                                                            specifying the size of the
                                                            increased board of directors made
                                                            by Conexant at least 100 days prior
                                                            to the first anniversary of the
                                                            preceding year's annual meeting, a
                                                            stockholder's notice will be
                                                            timely, but only with respect to
                                                            nominees for any new positions
                                                            created by such increase, if it is
                                                            received by Conexant not later than
                                                            10 days after such public
                                                            announcement is first made by
                                                            Conexant. A stockholder's notice to
                                                            Conexant proposing to nominate an
                                                            individual for election as a
                                                            director must contain certain
                                                            information, including, without
                                                            limitation, the identity and
                                                            address of the nominating
                                                            stockholder, the class and number
                                                            of shares of stock of Conexant
                                                            owned by such stockholder, and all
                                                            information regarding the proposed
                                                            nominee that would be required to
                                                            be included in a proxy statement
                                                            soliciting proxies for the proposed
                                                            nominee. If the stockholder is
                                                            proposing other business to be
                                                            brought before the meeting, the
                                                            stockholder must include in the
                                                            notice a brief description of such
                                                            business, the reasons for
                                                            conducting such business at such
                                                            meeting, and any material interest
                                                            of the stockholder in the business
                                                            so proposed.
QUORUM                 The holders of a majority of the     Same.
                       issued and outstanding stock
                       entitled to vote in person or
                       represented by proxy will
                       constitute a quorum.
VOTING RIGHTS          The by-laws provide that, subject    Same.
                       to the laws of Delaware and the
                       certificate of incorporation, each
                       holder of common stock will be
                       entitled to one vote per share on
                       all matters to be voted on by the
                       stockholders.


                                      MAKER                              CONEXANT

                                                            The certificate of incorporation
                                                            provides that, subject to the
                                                            by-laws and the laws of Delaware,
                                                            each share of Series A preferred
                                                            stock is entitled to 100 votes on
                                                            all matters submitted to a
                                                            stockholder vote. The holders of
                                                            Series A preferred stock, the
                                                            holders of any other preferred
                                                            stock designation and the holders
                                                            of common stock shall vote together
                                                            as one class on all matters
                                                            submitted to a stockholder vote.

                       All matters brought before the       All matters will be decided by a
                       meeting of stockholders will be      majority vote, a quorum being
                       decided by a majority vote.          present. However, matters regarding
                       However, matters regarding a         a business combination involving a
                       business combination with an         transaction between Conexant and an
                       interested stockholder pursuant to   interested stockholder or an
                       Section 203 of the Delaware General  affiliate or associate of an
                       Corporation Law require at least a   interested stockholder require at
                       66 2/3% affirmative vote.            least an 80% affirmative vote.

                       Votes can be cast in person or by    Same.
                       proxy, but no proxy will be voted
                       on or after three years from its
                       date, unless the proxy provides for
                       a longer period.
ACTION BY CONSENT OF   Any action to be taken by the        The certificate of incorporation
STOCKHOLDERS           stockholders may be taken without a  provides that any action required
                       meeting, without prior notice and    or permitted to be taken by
                       without a vote, if the stockholders  stockholders shall be taken only at
                       having the number of votes that      an annual or special meeting and
                       would be necessary to take such      not by consent in writing.
                       action at a meeting at which all of
                       the stockholders were present and
                       voted, consent to the action in
                       writing.

INSPECTION RIGHTS      The by-laws provide that an officer
                       will prepare and make a complete
                       list of the stockholders entitled
                       to vote at a stockholders' meeting
                       at least ten days before such
                       meeting. The stockholder list will
                       be open to the examination of
                       stockholders for a period of at
                       least ten days prior to the meeting
                       for purposes germane to the meeting
                       as long as the examination is
                       conducted
                       - during ordinary business hours
                         and
                       - either at a place within the city
                         where the meeting is to be held
                         or at the place where the meeting
                         is held.


                                      MAKER                              CONEXANT


                       The stockholder list will be         Same, except the secretary will
                       produced and kept at the place of,   prepare the stockholder list.
                       and for the duration of, the
                       meeting, for inspection by the
                       stockholders present at the
                       meeting.
AMENDMENTS TO
ORGANIZATIONAL
DOCUMENTS
CERTIFICATE OF         The Delaware General Corporation     Provisions of the certificate may
INCORPORATION          Law generally requires a vote of     be amended, altered or repealed by
                       the corporation's board of           the approval of a majority of the
                       directors followed by the            outstanding voting stock, except
                       affirmative vote of the holders of   that (a) the amendment or repeal of
                       a majority of the outstanding stock  the seventh, tenth and twelfth
                       of each class entitled to vote for   articles of the certificate require
                       any amendment to the certificate of  the affirmative vote of the at
                       incorporation.If an amendment        least 80% of the voting power and
                       alters the powers, preferences or    (b) the certificate may not be
                       special rights of a particular       amended to alter or change the
                       class or series of stock so as to    powers and rights of the Series A
                       affect them adversely, that class    preferred stock without the
                       or series generally has the power    affirmative vote of the holders of
                       to vote as a class notwithstanding   at least two-thirds of the
                       the absence of any specifically      outstanding shares of Series A
                       enumerated power in the certificate  preferred stock, voting together as
                       of incorporation.                    a single class.
BY-LAWS                The by-laws may be altered, amended  The board is expressly authorized
                       or repealed or new by-laws may be    to make, alter, amend and repeal
                       adopted by the stockholders or by    the by-laws, subject to the power
                       the board, at any regular or         of the stockholders, who may also
                       special meeting of the stockholders  amend the by-laws by an affirmative or of the board of directors, or by  vote of at least 80% of the
                       the written consent of a majority    outstanding voting stock.
                       in interest of the outstanding
                       voting stock of Maker or by the
                       unanimous written consent of the
                       directors. The power of the board
                       of directors to adopt, amend or
                       repeal the by-laws will not divest
                       or limit the power of the
                       stockholders to adopt, amend or
                       repeal by-laws.


                                      MAKER                              CONEXANT


DIVIDENDS AND OTHER    The certificate of incorporation     The certificate of incorporation
DISTRIBUTIONS          provides that holders of common      provides that full dividends will
                       stock are entitled to receive        be paid to all outstanding
                       dividends payable either in cash,    preferred stock for all past and
                       in property or in shares of capital  current dividend periods before
                       stock, subject to the powers and     dividends are paid on the common
                       preferences of any preferred stock.  stock. Holders of common stock are
                       The board is authorized to           entitled to receive dividends and
                       determine the terms and dividend     distributions in equal amounts per
                       preferences of any preferred stock.  share, payable in cash or otherwise, as may be declared by
                                                            the board.
                                                            Holders of Series A preferred stock
                                                            are entitled to receive quarterly
                                                            dividends payable in cash on the
                                                            second Monday of March, June,
                                                            September and December in an amount
                                                            per share equal to the greater of
                                                            (a) $1 or (b) 100  times the
                                                            aggregate per share amount of all
                                                            cash dividends or (c) 100 times the
                                                            aggregate per share amount of all
                                                            non-cash dividends or other
                                                            dividends other than dividends
                                                            payable in common stock. If
                                                            Conexant declares a dividend
                                                            payable on the common stock, then
                                                            the amount to which holders of
                                                            shares of Series A preferred stock
                                                            were entitled to receive
                                                            immediately before such an event
                                                            shall be adjusted by multiplying
                                                            such amount by a fraction, the
                                                            numerator of which is the number of
                                                            shares of common stock outstanding
                                                            immediately after such event and
                                                            the denominator of which is the
                                                            number of shares of common stock
                                                            that were outstanding immediately
                                                            prior to such event.

                                                            Upon liquidation, dissolution or
                                                            winding up of Conexant, no
                                                            distribution shall be made to
                                                            stockholders of common stock and
                                                            other shares of stock ranking
                                                            junior to the Series A preferred
                                                            stock until the Series A preferred
                                                            stockholders have received
                                                            $100 per share plus an amount equal
                                                            to 100 times the aggregate amount
                                                            to be distributed per share to the
                                                            holders of common stock.


                                      MAKER                              CONEXANT

EXCULPATION AND
INDEMNIFICATION

EXCULPATION            No director will be personally       Same.
                       liable to Maker or its stockholders
                       for monetary damages for breach of
                       his or her fiduciary duty, except
                       for liability:
                       - for a breach of the duty of
                       loyalty to Maker and its
                         stockholders,
                       - for acts or omissions not in good
                         faith or which involve
                         intentional misconduct or a
                         knowing violation of law,

                       - pursuant to Section 174 of the
                         Delaware General Corporation Law,
                         which governs the liability of
                         directors for unlawful payment of
                         dividends or unlawful stock
                         purchases or redemptions, or
                       - for transactions from which the
                         director derived improper
                         personal benefit.

INDEMNIFICATION        Maker will indemnify its directors,  Same.
                       officers, employees and agents
                       against expenses, judgments, fines
                       and amounts paid in settlement.

                       Expenses, including attorneys'       Same.
                       fees, incurred in defending an
                       action will be paid by the
                       corporation in advance of the final
                       disposition of such action,
                       promptly after the corporation
                       receives a request therefor. The
                       claimant must post an undertaking
                       to repay such amount if it is
                       ultimately determined that the
                       claimant is not entitled to be
                       indemnified by the corporation.

                       The right to indemnification         Same.
                       continues to persons who have        A majority of disinterested
                       ceased to be directors, officers,    directors will determine if
                       employees or agents and inures to    indemnification is proper where the
                       the benefit of their heirs,          claimant is a present or former
                       executors and administrators.        director or officer.If there are no
                       A majority vote of a quorum          disinterested directors or if the
                       consisting of directors who were     disinterested directors choose, an
                       not parties to such an action or if  independent counsel or a majority
                       such a quorum is not obtainable,     of the stockholders will make such
                       independent legal counsel (if such   determination. If the claimant
                       quorum is not obtainable or, even    seeking indemnification is not a
                       if obtainable, a quorum of           present or former director, then
                       disinterested directors so directs)  the chief executive officer or
                       or the stockholders will determine   other officer designated by the
                       if indemnification is proper.        board will determine if
                                                            indemnification is proper.


                                      MAKER                              CONEXANT


                                                            If a change of control has
                                                            occurred, the claimant may select
                                                            independent counsel or, in certain
                                                            cases may request that the board or
                                                            a designated officer determine if
                                                            indemnification is proper.
                                                            If no change of control has
                                                            occurred or if a change of control
                                                            has occurred and the claimant has
                                                            requested the board to determine
                                                            indemnification, then the claimant
                                                            shall be conclusively presumed to
                                                            be entitled to indemnification so
                                                            long as the claimant is not a
                                                            present or former director or
                                                            officer, the authorized officer has
                                                            not made a determination regarding
                                                            the indemnification within 60 days
                                                            of receipt of the claim by the
                                                            corporation and the claimant has
                                                            not misstated or omitted any
                                                            material facts in his claim. If the
                                                            claimant is a present or former
                                                            director or officer, then the
                                                            claimant shall be conclusively
                                                            presumed to be entitled to
                                                            indemnification if 15 days
                                                            following the next board meeting
                                                            the board has not resolved to
                                                            submit the determination to
                                                            independent counsel or the
                                                            stockholders and 60 days following
                                                            receipt by Conexant of the claim
                                                            the majority of disinterested
                                                            directors has not made a
                                                            determination. If such claim is
                                                            submitted to the stockholders for
                                                            determination and the stockholder
                                                            meeting does not take place, then
                                                            the claimant is presumed to be
                                                            entitled to indemnification.
APPRAISAL RIGHTS       Under Delaware law, the rights
                       ofdissenting stockholders to obtain
                       the fair value of their shares,
                       which are referred to as appraisal
                       rights, may be available in
                       connection with a statutory merger
                       or consolidation in certain
                       specific situations. Appraisal
                       rights are not available to a
                       corporation's stockholders under
                       Delaware law when the corporation
                       is to be the surviving corporation
                       and no vote of its stockholders is
                       required to approve the merger.


                                      MAKER                              CONEXANT


                       In addition, unless otherwise        Same.
                       provided in the certificate or
                       incorporation, no appraisal rights
                       are available under Delaware law to
                       holders of shares of any class of
                       stock which is either (a) listed on
                       a national securities exchange or
                       designated as a national market
                       system security on an interdealer
                       quotation system by the NASD or
                       (b) held of record by more than
                       2,000 stockholders, unless these
                       stockholders are required by the
                       terms of the merger to accept
                       anything other than:
                       - shares of stock of the surviving
                         corporation;
                       - shares of stock of another
                         corporation which, as of the
                         effective time of the merger or
                         consolidation, are of the kind
                         described in clauses (a) and
                         (b) above;
                       - cash instead of fractional shares
                       of such stock; or
                       - any combination of the above
                       three bullets.
                       Appraisal rights are not available
                       under Delaware law in the event of
                       the sale of all or substantially
                       all of a corporation's assets or
                       the adoption of an amendment to its
                       certificate of incorporation,
                       unless such rights are granted in
                       the corporation's certificate of
                       incorporation.
                       The certificate of incorporation
                       does not grant these rights.
STOCKHOLDER RIGHTS     None.                                Conexant has entered into a Rights
PLAN                                                        Agreement, dated as of
                                                            November 30, 1998, pursuant to
                                                            which it has issued rights to
                                                            purchase preferred stock. See
                                                            "DESCRIPTION OF CONEXANT CAPITAL
                                                            STOCK."
OWNERSHIP LIMITATIONS  Neither the certificate of           Same.
                       incorporation nor the by-laws
                       imposes limitations on the
                       ownership of capital stock.


                                      MAKER                              CONEXANT


BUSINESS COMBINATIONS  The certificate of incorporation     Same.
WITH INTERESTED        states that Maker will be governed   In addition, a business combination
STOCKHOLDERS           by Section 203 of the Delaware       is defined in the certificate of
                       General Corporation Law.             incorporation to include the
                       A business combination involving a   following transactions between
                       transaction between Maker and an     Conexant or any subsidiary and an
                       interested stockholder or an         affiliate, associate or interested
                       affiliate of the interested          stockholder:
                       stockholder requires the             - a merger or consolidation;
                       affirmative vote of the holders of   - a sale, lease, exchange,
                       at least 66 2/3% of the outstanding  mortgage, pledge, transfer or other
                       shares of capital stock, which is      disposition of any assets or
                       not owned by the interested            securities of Conexant, or of a
                       stockholder.                           subsidiary having an aggregate
                       A business combination is defined      fair market value of at least
                       in Section 203 to include the          $25,000,000;
                       following transactions between       - the adoption of a plan or
                       Maker or its subsidiary and an       proposal for the liquidation or
                       interested stockholder or its          dissolution of Conexant proposed
                       affiliate:                             by an interested stockholder or
                       - a merger or consolidation;           an affiliate or an associate of
                       - a sale, lease, exchange,             the interested stockholder;
                       mortgage, pledge, transfer or other  - a reclassification of securities,
                         disposition of the assets of         recapitalization of Conexant or
                         Maker that has an aggregate fair     any merger or consolidation of
                         market value of more than 10% of     Conexant with its subsidiaries
                         either the aggregate market value    that has the effect of increasing
                         of all the assets of the             the proportionate ownership
                         corporation or the fair value of     interest of an interested
                         Maker's common stock;                stockholder or an affiliate or an
                       - certain issuances or transfers by    associate of an interested
                         Maker or its subsidiary of the       stockholder; or
                         securities of Maker or its         - any agreement, contract,
                       - the adoption of a plan or            arrangement or other
                       proposal for the liquidation or        understanding providing for any
                         dissolution of Maker proposed by     one or more of the actions
                         an interested stockholder or an      specified above.
                         affiliate of the interested        A business combination requires the
                        stockholder;                        affirmative vote of the holders of
                       - any transaction involving Maker    at least 80% of the outstanding
                       and its subsidiary, or a merger or   shares of voting stock.
                         consolidation of Maker with its    This 80% vote is not applicable to
                         subsidiary that has the effect of  business combinations where such
                         increasing the proportionate       combination is approved by at least
                         ownership interest of the          two-thirds of the directors who are
                         interested stockholder or of an    not affiliates, associates or
                         affiliate of the interested        representatives of an interested
                         stockholder; or                    stockholder nor were members of the
                       - any receipt by the interested      board prior to the time the
                         stockholder of the benefit of any  interested stockholder became an
                         loans, advances, guarantees or     interested stockholder.
                         other financial benefits provided
                         through the corporation or any
                         subsidiary of the corporation.


                                      MAKER                              CONEXANT


                                                            This 80% vote is also not
                                                            applicable to business combinations
                                                            where the aggregate amount of the
                                                            consideration to be received per
                                                            share by holders of common stock as
                                                            a result of the business
                                                            combination is at least equal to
                                                            the highest of the following:
                                                            - the highest share price paid by
                                                            the interested stockholder within
                                                              the two-year period prior to the
                                                              business combination,
                                                            - the fair market value per share
                                                            of company common stock on the date
                                                              on which the interested
                                                              stockholder became an interested
                                                              stockholder, and
                                                            - the fair market value per share
                                                            of company common stock on the date
                                                              on which the business combination
                                                              is publicly announced.
                                                            and
                                                            - the consideration to be received
                                                            by holders of a particular class or
                                                              series of outstanding stock shall
                                                              be in the form as paid by the
                                                              interested stockholder in
                                                              becoming an interested
                                                              stockholder,
                                                            - the interested stockholder has
                                                            not become the beneficial owner of
                                                              additional shares except as part
                                                              of the transaction that resulted
                                                              in the interested stockholder
                                                              becoming an interested
                                                              stockholder.

                                                            - the interested stockholder, after
                                                              becoming an interested
                                                              stockholder, has not received the
                                                              benefit of any loans, advances,
                                                              guarantees, pledges or other
                                                              financial assistance or any tax
                                                              credit or tax advantage from
                                                              Conexant,
                                                            - a proxy statement, describing the
                                                              business combination and
                                                              compliant with the securities
                                                              laws must be sent to all
                                                              stockholders, and
                                                            - the interested stockholder shall
                                                            not have made any material change
                                                              in Conexant's capital structure
                                                              without approval of at least two
                                                              thirds of the continuing
                                                              directors.

                                    EXPERTS

    The consolidated financial statements and the related financial statement schedule of Conexant Systems, Inc. and subsidiaries and its predecessor, Semiconductor Systems, Inc., representing the semiconductor business of Rockwell International Corporation and subsidiaries (the "Company"), incorporated in this proxy statement/prospectus by reference from the Annual Report on Form 10-K of Conexant Systems, Inc. for the year ended September 30, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

    The consolidated financial statements of Maker as of December 31, 1997 and 1998 and for each of the three years in the period ended December 31, 1998 included in this proxy statement/prospectus have been audited by Arthur
Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving these reports.

    Representatives for Arthur Andersen LLP, independent auditors for Maker for the current year and for the most recently completed fiscal year: (i) are expected to be present at the special meeting; (ii) will have the opportunity to make a statement if they desire to do so; and (iii) are expected to be available to respond to appropriate questions.

                                 LEGAL MATTERS

    The legality of the shares of Conexant common stock offered will be passed upon for Conexant by Latham & Watkins of New York, New York, counsel for Conexant.

    Latham & Watkins and Hutchins Wheeler & Dittmar, A Professional Corporation, of Boston, Massachusetts, counsel for Maker, have delivered opinions concerning certain federal income tax consequences of the merger. See "THE MERGER--Material Federal Income Tax Consequences" on page 51 and "THE MERGER AGREEMENT--Conditions to Precedent to the Merger" on page 60. As of the date of this Proxy Statement/Prospectus, certain stockholders of Hutchins, Wheeler & Dittmar, A Professional Corporation, beneficially own 16,632 shares of Maker common stock.

                          FUTURE STOCKHOLDER PROPOSALS

    If the merger is not consummated, the only proposals of holders of Maker common stock eligible to be considered for inclusion in the proxy statement and form of proxy relating to the Annual Meeting of the Stockholders of Maker in 2000 will be those which have been duly received by Maker, at 73 Mount Wayte Avenue, Framingham, Massachusetts 01702, no later than November 13, 1999 (which date is 120 days prior to the anticipated mailing date of the proxy statement and form of proxy relating to such Annual Meeting). If the merger is approved at the Special Meeting, no Annual Meeting will be held in 2000.

                      WHERE YOU CAN FIND MORE INFORMATION

    Conexant and Maker file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy reports, proxy statements and other information filed by Conexant and Maker with the SEC at the following locations:

    - SEC's public reference room located at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; and

    - Public reference facilities in the SEC's regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, Suite 1300, New York, New York 10048.

    You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549.

    Conexant and Maker file their reports, proxy statements and other information electronically with the SEC. You may access information on Conexant and Maker at the SEC's web site containing reports, proxy statements and other information at: HTTP://WWW.SEC.GOV.

    Conexant has filed a Registration Statement on Form S-4 to register with the SEC the Conexant common stock to be issued to Maker stockholders in the merger. This document is part of that registration statement and constitutes a prospectus of Conexant in addition to being a proxy statement to the Maker stockholders.

    As allowed by SEC rules, this proxy statement does not contain all of the information you can find in the registration statement or the exhibits to the registration statement.

    The SEC allows Conexant to "incorporate by reference" information into this proxy statement/ prospectus, which means that Conexant can disclose important information to you by referring you to another document filed separately with the SEC. Some of the important business and financial information that you may want to consider in deciding how to vote is not included in this proxy statement/prospectus, but rather is "incorporated by reference" to documents that have been filed by Conexant with the SEC. The information incorporated by reference is deemed to be part of this proxy statement/prospectus, except for any information superseded by information contained directly in this proxy statement/prospectus. This proxy statement/prospectus incorporates by reference the documents set forth below that Conexant has previously filed with the SEC. These documents contain important information about Conexant and its financial condition.

CONEXANT SEC FILINGS

    ANNUAL REPORTS ON FORM 10-K:

        Year ended September 30, 1999.

    CURRENT REPORTS ON FORM 8-K:

        Filed on January 4, 2000.

    Conexant can also incorporate by reference into this proxy statement/prospectus additional documents that may be filed with the SEC from the date of this proxy statement/prospectus to the date of the special meeting of Maker stockholders. These include periodic reports such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

    If there is any contrary information in a previously filed document that is incorporated by reference in this proxy statement/prospectus, then you should rely on the information in this proxy statement/prospectus.

    All information contained in this proxy statement/prospectus relating to Conexant has been supplied by Conexant, and all information relating to Maker has been supplied by Maker.

    If you are a stockholder, you can obtain any of the documents incorporated by reference through Conexant or the SEC. Documents incorporated by reference are available from Conexant without charge, excluding all exhibits. You may obtain documents incorporated by reference in this proxy statement/prospectus by requesting them by telephone or in writing from the following address:

                               Conexant Systems, Inc
                         Attention: Investor Relations
                               4311 Jamboree Road
                      Newport Beach, California 92660-3095
                        Telephone: (949) 483-CNXT (2698)

YOU SHOULD RELY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/ PROSPECTUS TO VOTE ON THE MERGER AGREEMENT AND MERGER. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN FEBRUARY 4, 2000. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION.

              INDEX TO MAKER COMMUNICATIONS, INC. AND SUBSIDIARY'S
                       CONSOLIDATED FINANCIAL STATEMENTS

                                                                PAGE
                                                              --------
Report of Independent Public Accountants....................    F-2

Consolidated Balance Sheets as of December 31, 1997 and 1998
  and September 30, 1999 (unaudited)........................    F-3

Consolidated Statements of Operations for the Years Ended
  December 31, 1996, 1997, and 1998 and the nine months
  ended September 30, 1998 and 1999 (unaudited).............    F-4

Consolidated Statements of Stockholders' Equity (Deficit)
  for the Years Ended December 31, 1996, 1997, and 1998 and
  the nine months ended September 30, 1999 (unaudited)......    F-5

Consolidated Statements of Cash Flows for the Years Ended
  December 31, 1996, 1997, and 1998 and the nine months
  ended September 30, 1998 and 1999 (unaudited).............    F-6

Notes to Consolidated Financial Statements..................    F-7

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders and Board of Directors of Maker Communications, Inc. and subsidiary:

    We have audited the accompanying consolidated balance sheets of Maker Communications, Inc. (a Delaware corporation) and subsidiary as of December 31, 1997 and 1998, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of Maker Communications, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Maker Communications, Inc. and subsidiary as of December 31, 1997 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

Boston, Massachusetts                                        ARTHUR ANDERSEN LLP

February 10, 1999

                   MAKER COMMUNICATIONS, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                 DECEMBER 31,       SEPTEMBER 30,
                                                              -------------------   -------------
                                                                1997       1998         1999
                                                              --------   --------   -------------
                                                                                     (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents.................................  $10,865    $ 13,615     $ 18,123
  Marketable securities.....................................       --          --       23,487
  Accounts receivable, net of reserve of $90, at
    December 31, 1998 and September 30, 1999................      330         932        1,776
  Inventory.................................................      150         296          554
  Prepaid expenses and other current assets.................      250         106          735
                                                              -------    --------     --------
    Total current assets....................................   11,595      14,949       44,675
Marketable securities, noncurrent...........................       --          --       14,235
Property and equipment, net.................................      703         952        1,739
Other assets................................................       99          56          262
                                                              -------    --------     --------
      Total assets..........................................  $12,397    $ 15,957     $ 60,911
                                                              =======    ========     ========
LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Current portion of note payable to a bank.................  $   145    $    308     $     --
  Accounts payable..........................................      203         412          752
  Accrued expenses..........................................      544       1,820        1,999
  Deferred revenue..........................................       54         181          634
                                                              -------    --------     --------
      Total current liabilities.............................      946       2,721        3,385
Note payable to a bank, less current portion................      290         642           --
Convertible note payable (Note 6)...........................       --         500           --
Commitments and contingencies (Note 9)
Redeemable preferred stock, at redemption value (Note 7)....   18,795      23,440           --
Stockholders' equity (deficit) (Note 8):
  Junior convertible preferred stock, $.01 par value--
    Authorized--3,154,000 shares at December 31, 1997
      and 1998 and no shares at September 30, 1999
    Issued and outstanding--3,154,000 shares at
      December 31, 1997 and 1998 and no shares at
      September 30, 1999....................................       32          32           --
  Common stock, $.01 par value--
    Authorized--15,195,710, 17,174,670 and 100,000,000
      shares at December 31, 1997 and 1998 and
      September 30, 1999, respectively
    Issued and outstanding--5,402,400, 5,882,490 and
      18,402,333 shares at December 31, 1997, 1998 and
      September 30, 1999, respectively......................       54          59          184
  Additional paid-in capital................................        1          68       67,529
  Accumulated deficit.......................................   (7,721)    (11,505)     (10,187)
                                                              -------    --------     --------
      Total stockholders' equity (deficit)..................   (7,634)    (11,346)      57,526
                                                              -------    --------     --------
      Total liabilities, redeemable preferred stock and
        stockholder's equity (deficit)......................  $12,397    $ 15,957     $ 60,911
                                                              =======    ========     ========

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

                   MAKER COMMUNICATIONS, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                     NINE MONTHS ENDED
                                                YEAR ENDED DECEMBER 31,                SEPTEMBER 30,
                                             ------------------------------       -----------------------
                                               1996       1997       1998           1998           1999
                                             --------   --------   --------       --------       --------
                                                                                        (UNAUDITED)
Revenues:
  Product..................................  $   101    $ 1,231    $ 6,309        $ 3,935        $ 9,424
  Software and maintenance.................      241        543      1,385            975          1,389
                                             -------    -------    -------        -------        -------
    Total revenues.........................      342      1,774      7,694          4,910         10,813
Cost of revenues...........................      329      1,031      3,238          2,277          3,532
                                             -------    -------    -------        -------        -------
Gross profit...............................       13        743      4,456          2,633          7,281
                                             -------    -------    -------        -------        -------
Operating expenses:
  Research and development.................    1,198      2,727      4,171          2,802          4,220
  Selling and marketing....................      332        883      2,078          1,471          1,882
  General and administrative...............      373        751      1,299            946          1,137
  Litigation...............................       --        462      1,118          1,118             --
                                             -------    -------    -------        -------        -------
    Total operating expenses...............    1,903      4,823      8,666          6,337          7,239
                                             -------    -------    -------        -------        -------
Income (loss) from operations..............   (1,890)    (4,080)    (4,210)        (3,704)            42
Interest income............................       51        212        538            407          1,389
Other expenses, net........................     (132)       (33)       (82)           (54)           (67)
                                             -------    -------    -------        -------        -------
Income (loss) before income taxes..........   (1,971)    (3,901)    (3,754)        (3,351)         1,364
Provision for income taxes.................       --         --         --             --             46
                                             -------    -------    -------        -------        -------
    Net income (loss)......................  $(1,971)   $(3,901)   $(3,754)       $(3,351)       $ 1,318
                                             =======    =======    =======        =======        =======
Net income (loss) per share:
  Basic....................................  $ (1.30)   $ (0.72)   $ (0.66)       $ (0.60)       $  0.11
                                             =======    =======    =======        =======        =======
  Diluted..................................  $ (1.30)   $ (0.72)   $ (0.66)       $ (0.60)       $  0.07
                                             =======    =======    =======        =======        =======
Weighted average common shares outstanding:
  Basic....................................    1,516      5,383      5,647          5,568         12,513
                                             =======    =======    =======        =======        =======
  Diluted..................................    1,516      5,383      5,647          5,568         18,541
                                             =======    =======    =======        =======        =======

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

                   MAKER COMMUNICATIONS, INC. AND SUBSIDIARY

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                          JUNIOR CONVERTIBLE                                 COMMON
                                           PREFERRED STOCK         COMMON STOCK               STOCK
                                          ------------------   ---------------------   -------------------
                                            NUMBER     $.01      NUMBER       $.01      NUMBER       NO      ADDITIONAL
                                              OF        PAR        OF         PAR         OF        PAR       PAID-IN
                                            SHARES     VALUE     SHARES      VALUE      SHARES     VALUE      CAPITAL
                                          ----------   -----   ----------   --------   --------   --------   ----------
BALANCE, JANUARY 1, 1996................          --   $ --            --     $ --       1,000      $  1       $    --
  Delaware reincorporation, exchange of
    no par value common stock for $.01
    par value common stock..............          --     --     4,019,654       40      (1,000)       (1)           --
  Conversion of $.01 par value common
    stock to junior convertible
    preferred stock.....................   4,019,654     40    (4,019,654)     (40)         --        --            --
  Issuance of common stock..............          --     --     5,359,134       54          --        --            --
  Offering costs related to the issuance
    of Class A redeemable preferred
    stock...............................          --     --            --       --          --        --            --
  Repurchase and retirement of junior
    convertible preferred stock.........    (865,654)    (8)           --       --          --        --            --
  Exercise of employee stock options....          --     --        19,040       --          --        --             1
  Net loss..............................          --     --            --       --          --        --            --
                                          ----------   ----    ----------     ----      ------      ----       -------
BALANCE, DECEMBER 31, 1996..............   3,154,000     32     5,378,174       54          --        --             1
  Offering costs related to the issuance
    of Class B redeemable convertible
    preferred stock.....................          --     --            --       --          --        --            --
  Conversion of note payable into common
    stock...............................          --     --        20,866       --          --        --            --
  Exercise of employee stock options....          --     --         3,360       --          --        --            --
  Net loss..............................          --     --            --       --          --        --            --
                                          ----------   ----    ----------     ----      ------      ----       -------
BALANCE, DECEMBER 31, 1997..............   3,154,000     32     5,402,400       54          --        --             1
  Offering costs related to the issuance
    of Class C redeemable convertible
    preferred stock.....................          --     --            --       --          --        --            --
  Exercise of employee stock options....          --     --       480,090        5          --        --            67
  Net loss..............................          --     --            --       --          --        --            --
                                          ----------   ----    ----------     ----      ------      ----       -------
BALANCE, DECEMBER 31, 1998..............   3,154,000     32     5,882,490       59          --        --            68
  Conversion of Class B redeemable
    convertible preferred stock into
    common stock (unaudited)............          --     --     3,416,575       34          --        --        10,215
  Conversion of Class C redeemable
    convertible preferred stock into
    common stock (unaudited)............          --     --     1,137,858       11          --        --         4,995
  Conversion of junior convertible
    preferred stock into common stock
    (unaudited).........................  (3,154,000)   (32)    3,154,000       32          --        --            --
  Conversion of convertible note payable
    into common stock (unaudited).......          --     --       125,000        1          --        --           499
  Common stock issued during the initial
    public offering and concurrent
    private placement...................          --     --     4,352,500       44          --        --        51,610
  Exercise of employee stock options
    (unaudited).........................          --     --       333,910        3          --        --           142
  Net income (unaudited)................          --     --            --       --          --        --            --
                                          ----------   ----    ----------     ----      ------      ----       -------
BALANCE, SEPTEMBER 30, 1999
  (UNAUDITED)...........................          --   $ --    18,402,333     $184          --      $ --       $67,529
                                          ==========   ====    ==========     ====      ======      ====       =======


                                                            TOTAL
                                                        STOCKHOLDERS'
                                          ACCUMULATED      EQUITY
                                            DEFICIT       (DEFICIT)
                                          -----------   -------------
BALANCE, JANUARY 1, 1996................   $ (1,017)       $ (1,016)
  Delaware reincorporation, exchange of
    no par value common stock for $.01
    par value common stock..............        (39)             --
  Conversion of $.01 par value common
    stock to junior convertible
    preferred stock.....................         --              --
  Issuance of common stock..............         --              54
  Offering costs related to the issuance
    of Class A redeemable preferred
    stock...............................        (64)            (64)
  Repurchase and retirement of junior
    convertible preferred stock.........       (667)           (675)
  Exercise of employee stock options....         --               1
  Net loss..............................     (1,971)         (1,971)
                                           --------        --------
BALANCE, DECEMBER 31, 1996..............     (3,758)         (3,671)
  Offering costs related to the issuance
    of Class B redeemable convertible
    preferred stock.....................        (62)            (62)
  Conversion of note payable into common
    stock...............................         --              --
  Exercise of employee stock options....         --              --
  Net loss..............................     (3,901)         (3,901)
                                           --------        --------
BALANCE, DECEMBER 31, 1997..............     (7,721)         (7,634)
  Offering costs related to the issuance
    of Class C redeemable convertible
    preferred stock.....................        (30)            (30)
  Exercise of employee stock options....         --              72
  Net loss..............................     (3,754)         (3,754)
                                           --------        --------
BALANCE, DECEMBER 31, 1998..............    (11,505)        (11,346)
  Conversion of Class B redeemable
    convertible preferred stock into
    common stock (unaudited)............         --          10,249
  Conversion of Class C redeemable
    convertible preferred stock into
    common stock (unaudited)............         --           5,006
  Conversion of junior convertible
    preferred stock into common stock
    (unaudited).........................         --              --
  Conversion of convertible note payable
    into common stock (unaudited).......         --             500
  Common stock issued during the initial
    public offering and concurrent
    private placement...................         --          51,654
  Exercise of employee stock options
    (unaudited).........................         --             145
  Net income (unaudited)................      1,318           1,318
                                           --------        --------
BALANCE, SEPTEMBER 30, 1999
  (UNAUDITED)...........................   $(10,187)       $ 57,526
                                           ========        ========

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

                   MAKER COMMUNICATIONS, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                                                   NINE MONTHS
                                                                                                      ENDED
                                                                 YEAR ENDED DECEMBER 31,          SEPTEMBER 30,
                                                              ------------------------------   -------------------
                                                                1996       1997       1998       1998       1999
                                                              --------   --------   --------   --------   --------
                                                                                                   (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).........................................  $(1,971)   $(3,901)   $(3,754)   $(3,351)   $  1,318
  Adjustments to reconcile net income (loss) to net cash
    (used in) provided by operating activities--
  Depreciation and amortization.............................      132        211        410        306         472
  Issuance of convertible note payable in settlement of
    litigation..............................................       --         --        500        500          --
  Changes in operating assets and liabilities--
    Accounts receivables....................................     (205)      (125)      (602)       (86)       (844)
    Inventory...............................................      (54)       (96)      (146)        86        (258)
    Prepaid expenses and other current assets...............      (11)      (229)       144        119        (629)
    Accounts payable........................................       58        119        209         81         340
    Accrued expenses........................................        5        445      1,276        558         179
    Deferred revenue........................................       58         (4)       127         41         453
                                                              -------    -------    -------    -------    --------
      Net cash (used in) provided by operating activities...   (1,988)    (3,580)    (1,836)    (1,746)      1,031
                                                              -------    -------    -------    -------    --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of marketable securities.........................       --         --         --         --     (37,722)
  Purchase of property and equipment........................     (206)      (587)      (659)      (426)     (1,259)
  (Increase) decrease in other assets.......................       --        (93)        43         46        (206)
                                                              -------    -------    -------    -------    --------
    Net cash used in investing activities...................     (206)      (680)      (616)      (380)    (39,187)
                                                              -------    -------    -------    -------    --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings under note payable to a bank...................       --        436        689        689         450
  Payments on note payable to a bank........................       --         --       (174)      (130)     (1,400)
  Net proceeds from note payable to stockholders............    1,600         --         --         --          --
  Payment of note payable to stockholders...................   (2,825)        --         --         --          --
  Net proceeds from initial public offering of common
    stock...................................................       --         --         --         --      45,609
  Net proceeds from private placement of common stock.......       --         --         --         --       6,045
  Proceeds from issuance of common stock....................       54         --         --         --          --
  Repurchase of Junior convertible preferred stock..........     (675)        --         --         --          --
  Net proceeds from issuance of Class A redeemable preferred
    stock...................................................    8,537         --         --         --          --
  Net proceeds from issuance of Class B redeemable
    convertible preferred stock.............................       --     10,098         89         89          --
  Net proceeds from issuance of Class C redeemable
    convertible preferred stock.............................       --         --      4,526         --         450
  Proceeds from exercise of stock options...................        1         --         72         59         145
  Redemption of Class A redeemable preferred Stock..........       --         --         --         --      (8,635)
                                                              -------    -------    -------    -------    --------
      Net cash provided by financing activities.............    6,692     10,534      5,202        707      42,664
                                                              -------    -------    -------    -------    --------
Net increase (decrease) in cash and cash equivalents........    4,498      6,274      2,750     (1,419)      4,508
Cash and cash equivalents, beginning of period..............       93      4,591     10,865     10,865      13,615
                                                              -------    -------    -------    -------    --------
Cash and cash equivalents, end of period....................  $ 4,591    $10,865    $13,615    $ 9,446    $ 18,123
                                                              =======    =======    =======    =======    ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the year for interest....................  $   176    $   129    $    65    $    49    $     42
                                                              =======    =======    =======    =======    ========
  Cash paid during the year for income taxes................  $    --    $    --    $     2    $     2    $     72
                                                              =======    =======    =======    =======    ========
SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING ACTIVITY:
  Conversion of note payable into common stock and
    Class A redeemable preferred stock......................  $    --    $    34    $    --    $    --    $     --
                                                              =======    =======    =======    =======    ========
  Conversion of note payable into common stock..............  $    --    $    --    $    --    $    --    $    500
                                                              =======    =======    =======    =======    ========
  Conversion of Junior preferred stock into common stock....  $    --    $    --    $    --    $    --    $     32
                                                              =======    =======    =======    =======    ========
  Conversion of Class B redeemable convertible preferred
    stock into common stock.................................  $    --    $    --    $    --    $    --    $ 10,249
                                                              =======    =======    =======    =======    ========
  Conversion of Class C redeemable convertible preferred
    stock into common stock.................................  $    --    $    --    $    --    $    --    $  5,006
                                                              =======    =======    =======    =======    ========

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

                   MAKER COMMUNICATIONS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

(1) NATURE OF OPERATIONS

    Maker Communications, Inc. ("Maker"), a Delaware corporation, was founded in 1994. Maker is a fabless semiconductor company that develops and markets high-performance programmable communications processors, development tools and application software for use in communications systems equipment. Maker sells its products to telecommunications and data networking vendors based primarily in North America.

    In 1998, Maker established a wholly owned subsidiary, Maker Communications Securities Corporation, which is a qualified Massachusetts securities corporation.

    On December 18, 1999, Maker entered into an Agreement and Plan of Merger with Conexant Systems, Inc. ("Conexant"), whereby Maker will be merged with and into Conexant. Holders of Maker common stock would receive 0.66 of a share of Conexant common stock for each share of Maker common stock. Consummation of the merger is subject to customary conditions to closing including the approval of the stockholders of Maker and certain regulatory approvals. The merger will be accounted for as a "purchase" transaction for accounting and financial reporting purposes and is intended to qualify as a tax-free reorganization for federal income tax purposes.

(2) SIGNIFICANT ACCOUNTING POLICIES

    The accompanying financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying consolidated financial statements and notes.

    (A) PRINCIPLES OF CONSOLIDATION

    The accompanying consolidated financial statements include the accounts of Maker and its wholly owned subsidiary. All significant intercompany balances have been eliminated in consolidation.

    (B) INTERIM FINANCIAL STATEMENTS

    The accompanying consolidated balance sheet as of September 30, 1999, and the statements of operations and cash flows for the nine months ended September 30, 1998 and 1999, and the statement of stockholders' equity (deficit) for the nine months ended September 30, 1999 are unaudited, but in the opinion of management, include all adjustments, consisting normal recurring adjustments, necessary for a fair presentation of results for these interim periods. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted, although Maker believes that the disclosures included are adequate to make the information presented not misleading. The results of operations for the nine months ended September 30, 1999, are not necessarily indicative of the results to be expected for the entire fiscal year.

    (C) INITIAL PUBLIC OFFERING

    Maker completed its initial public offering (the "Offering") of 3,852,500 shares of its common stock in May 1999, including 502,500 shares issued in connection with the exercise of the underwriters' over-allotment option on the Offering date. These shares were offered to the public at $13 per share, which net of Offering expenses and the $0.91 per share underwriting discount, resulted in net proceeds

                   MAKER COMMUNICATIONS, INC. AND SUBSIDIARY

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

(2) SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

of $45,609,000. In addition, Maker sold 500,000 shares of common stock in a concurrent private placement that was not underwritten at a price of $12.09 per share, resulting in net proceeds of $6,045,000. Concurrent with the Offering, all of the Class A Redeemable Preferred Stock was redeemed resulting in cash payments totaling $8,635,000 and the Junior Convertible Preferred Stock,
Class B Convertible Preferred Stock, and Class C Convertible Preferred Stock were all converted into 7,708,433 shares of common stock on the date of the Offering. Proceeds from the Offering were used to repay bank debt of $1,243,000 in May 1999.

    (D) REVENUE RECOGNITION

    Revenue derived from the sale of processors is recognized upon shipment. Provisions are made at that time for any applicable warranty costs expected to be incurred. Revenue from software license agreements is recognized upon execution of a license agreement and delivery of the software, provided that the fee is fixed or determinable and deemed collectible by management. Revenue from software maintenance agreements is recognized ratably over the term of the maintenance period, which is typically one year. Amounts collected or billed prior to satisfying the above revenue recognition criteria are reflected as deferred revenue. Maker recognizes software revenue in accordance with the provisions of Statement of Position (SOP) No. 97-2, SOFTWARE REVENUE RECOGNITION.

    (E) INCOME (LOSS) PER SHARE

    Basic income (loss) per share is calculated using the weighted average number of common shares outstanding. Diluted income (loss) per share is computed on the basis of the weighted average number of common shares outstanding and the effect of dilutive securities using the treasury stock method. The following table sets forth the computation of basic and diluted income (loss) per share, including a reconciliation of basic and diluted weighted average shares outstanding (in thousands, except per share amounts):

                                                                                    NINE MONTHS ENDED
                                                     YEAR ENDED DECEMBER 31,          SEPTEMBER 30,
                                                  ------------------------------   -------------------
                                                    1996       1997       1998       1998       1999
                                                  --------   --------   --------   --------   --------
Net income (loss)...............................  $(1,971)   $(3,901)   $(3,754)   $(3,351)   $ 1,318
                                                  -------    -------    -------    -------    -------
Basic weighted average common shares
  outstanding...................................    1,516      5,383      5,647      5,568     12,513
  Effect of dilutive securities:
    Stock options...............................       --         --         --         --      2,311
    Convertible note............................       --         --         --         --         54
    Convertible preferred stock.................       --         --         --         --      3,663
                                                  -------    -------    -------    -------    -------
Diluted weighted average common shares
  outstanding...................................    1,516      5,383      5,647      5,568     18,541
                                                  =======    =======    =======    =======    =======
Basic net income (loss) per share...............  $ (1.30)   $ (0.72)   $ (0.66)   $ (0.60)   $  0.11
                                                  =======    =======    =======    =======    =======
Diluted net income (loss) per share.............  $ (1.30)   $ (0.72)   $ (0.66)   $ (0.60)   $  0.07
                                                  =======    =======    =======    =======    =======

    Options to purchase a weighted total of 72,000, 492,000, 1,503,000, and 1,391,000 common shares have been excluded from the computation of diluted weighted average shares outstanding for the years

                   MAKER COMMUNICATIONS, INC. AND SUBSIDIARY

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

(2) SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ended December 31, 1996, 1997 and 1998 and the nine months ended September 30, 1998 respectively since their effect is antidilutive as Maker has recorded a net loss for those periods. For the nine month period ended September 30, 1999, options to purchase 18,564 weighted shares of common stock were excluded from the computation of diluted net income per share because the exercise prices of such options were greater than the average fair market value of Maker's common stock, and therefore would be antidilutive. In accordance with the SEC Staff Accounting Bulletin No. 98, EARNINGS PER SHARE IN AN INITIAL PUBLIC OFFERING, Maker determined that there were no nominal issuances of Maker's common stock prior to Maker's initial public offering.

    (F) COST OF REVENUES

    Cost of revenues includes the cost of purchasing fully assembled, tested and packaged communications processors from Maker's independent foundries, production related expenses, warranty, and quality assurance for those products, as well as costs of personnel associated with supporting Maker's customers. Cost of revenues also includes software costs, consisting of the cost of media on which it is delivered, which amounts are not significant.

    (G) CASH EQUIVALENTS AND MARKETABLE SECURITIES

    Maker classifies short-term, highly liquid investments with original maturity dates of ninety days or less as cash equivalents and all investments with original maturity dates greater than ninety days as marketable securities. Marketable securities with remaining maturities of less than one year as of the balance sheet date are classified as current.

    At September 30, 1999, all of Maker's cash equivalents and marketable securities were in commercial paper, corporate bonds and government securities and were classified as held-to-maturity. Held-to-maturity securities represent those securities for which Maker has the intent and ability to hold to maturity and are stated at cost, adjusted for amortization of premiums and discounts.

    A summary of held-to-maturity securities, at amortized cost which approximates market value, by balance sheet caption is as follows (in thousands):

                                            WEIGHTED                  WEIGHTED                    WEIGHTED
                             DECEMBER 31,   AVERAGE    DECEMBER 31,   AVERAGE    SEPTEMBER 30,    AVERAGE
                                 1997       MATURITY       1998       MATURITY       1999         MATURITY
                             ------------   --------   ------------   --------   -------------   ----------
Cash equivalents...........     $10,758         --        $9,051          --        $13,935             --
Marketable securities
  current..................          --         --            --          --         23,487       4 months
Marketable securities non-
  current..................          --         --            --          --         14,235      21 months
                                -------                   ------                    -------
Total held-to-maturity
  securities...............     $10,758                   $9,051                    $51,657
                                =======                   ======                    =======

    (H) INVENTORY

    Inventory, which consists of finished goods, is stated at the lower of cost (first-in, first-out) or market.

                   MAKER COMMUNICATIONS, INC. AND SUBSIDIARY

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

(2) SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    (I) PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost, net of accumulated depreciation and amortization. Maker provides for depreciation and amortization using the straight-line method to allocate the cost of property and equipment over their estimated useful lives as follows:

                                                                ESTIMATED
ASSET CLASSIFICATION                                           USEFUL LIFE
--------------------                                          -------------
Computer equipment..........................................     3 years
Computer software...........................................     3 years
Furniture and fixtures......................................     5 years
Leasehold improvements......................................  Life of lease

    Property and equipment at December 31, 1997 and 1998 and September 30, 1999 consisted of the following (in thousands):

                                                     DECEMBER 31,       SEPTEMBER 30,
                                                  -------------------   -------------
                                                    1997       1998         1999
                                                  --------   --------   -------------
Computer equipment..............................   $  634     $1,236       $ 1,922
Computer software...............................      372        422           868
Furniture and fixtures..........................       51         53            96
Leasehold improvements..........................       43         48           132
                                                   ------     ------       -------
                                                    1,100      1,759         3,018
Less-accumulated depreciation and
  amortization..................................     (397)      (807)       (1,279)
                                                   ------     ------       -------
                                                   $  703     $  952       $ 1,739
                                                   ======     ======       =======

    (J) SOFTWARE DEVELOPMENT COSTS

    In accordance with Statement of Financial Accounting Standards (SFAS) No. 86, ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE TO BE SOLD, LEASED OR OTHERWISE MARKETED, Maker has evaluated the establishment of technological feasibility of its various products during the development phase. Due to the dynamic changes in the market, Maker has concluded that it cannot determine technological feasibility until the development phase of the project is nearly complete. The time period during which costs could be capitalized from the point of reaching technological feasibility until the time of general product release is very short and, consequently, the amounts that could be capitalized are not material to Maker's financial position or results of operations. Therefore, Maker charges all research and development expenses to operations in the period incurred.

    (K) INCOME TAXES

    Maker accounts for income taxes in accordance with the provisions of SFAS No. 109, ACCOUNTING FOR INCOME TAXES. This statement requires Maker to recognize a current tax asset or liability for current taxes payable or refundable and to record a deferred tax asset or liability for the estimated future tax effects of temporary differences and carry forwards to the extent they are realizable. A deferred tax

                   MAKER COMMUNICATIONS, INC. AND SUBSIDIARY

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

(2) SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

provision or benefit results from the net change in deferred tax assets and liabilities during the year. A deferred tax valuation allowance is required if it is more likely than not that all or a portion of the recorded deferred tax assets will not be realized.

    (L) USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and use assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    (M) CONCENTRATION OF CREDIT RISK

    Maker has no significant off-balance-sheet concentrations of credit risk such as foreign exchange contracts, option contracts or other foreign hedging arrangements. Financial instruments that potentially subject Maker to concentrations of credit risk are principally cash equivalents, marketable securities, accounts receivable, accounts payable, notes payable and redeemable preferred stock. Concentration of credit risk with respect to accounts receivable is limited to certain customers to whom Maker makes substantial sales. Maker performs periodic credit evaluations of its customers and generally does not require collateral. Maker has $90,000 in allowances for estimated losses at December 31, 1998 and September 30, 1999.

    The following table summarizes the number of customers that individually comprise greater than 10% of the total accounts receivable and their aggregate percentage of Maker's total accounts receivable.

                                                               PERCENT OF TOTAL
                                                   NUMBER OF       ACCOUNTS
                                                   CUSTOMERS      RECEIVABLE
                                                   ---------   ----------------
December 31, 1997................................      5             77%
December 31, 1998................................      3             58%
September 30, 1999...............................      3             56%

    (N) FAIR VALUE OF FINANCIAL INSTRUMENTS

    Financial instruments consist principally of cash and cash equivalents, marketable securities, accounts receivable, accounts payable, notes payable and redeemable preferred stock. The estimated fair value of these instruments approximates their carrying value.

    (O) STOCK-BASED COMPENSATION

    SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, requires the measurement of the fair value of stock options or warrants to be included in the consolidated statement of operations or disclosed in the notes to consolidated financial statements. Maker has determined that it will account for stock-based compensation for employees under the intrinsic value-based method of Accounting

                   MAKER COMMUNICATIONS, INC. AND SUBSIDIARY

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

(2) SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Principles Board Opinion (APB) No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and elect the disclosure-only alternative under SFAS No. 123.

    (P) COMPREHENSIVE INCOME

    In June 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 130, REPORTING COMPREHENSIVE INCOME. Maker does not have any components of comprehensive income except its reported net loss.

(3) ACCRUED EXPENSES

    Accrued expenses at December 31, 1997 and 1998 and September 30, 1999 consisted of the following (in thousands):

                                                      DECEMBER 31,       SEPTEMBER 30,
                                                   -------------------   -------------
                                                     1997       1998         1999
                                                   --------   --------   -------------
Payroll and related costs........................    $204      $  520       $  753
Production costs.................................      --         231          245
Warranty.........................................      16         140          162
Other............................................     324         929          838
                                                     ----      ------       ------
                                                     $544      $1,820       $1,999
                                                     ====      ======       ======

(4) INCOME TAXES

    As of December 31, 1998, Maker has net operating loss carryforwards of approximately $8,710,000 available to reduce future federal and state income taxes, if any. Maker also has available federal tax credits of approximately $330,000 expiring through 2010. If not utilized, these carryforwards expire at various dates through 2018. If substantial changes in Maker's ownership should occur, as defined by Section 382 of the Internal Revenue Code (the Code), there could be annual limitations on the amount of carryforwards which can be realized in future periods. Maker has completed several financings since its inception and has incurred an ownership change as defined under the Code. Maker does not believe that this change in ownership will have a material impact on its ability to utilize its net operating loss and tax credit carryforwards.

    Net deferred tax assets consist of the following:

                                                               DECEMBER 31,
                                                            -------------------
                                                              1997       1998
                                                            --------   --------
                                                              (IN THOUSANDS)
Net operating loss carryforwards..........................  $ 2,002    $ 3,507
Nondeductible expenses and reserves.......................      300        550
                                                            -------    -------
                                                              2,302      4,057
Valuation allowance.......................................   (2,302)    (4,057)
                                                            -------    -------
                                                            $    --    $    --
                                                            =======    =======

                   MAKER COMMUNICATIONS, INC. AND SUBSIDIARY

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

(4) INCOME TAXES (CONTINUED)

    Due to the uncertainty surrounding Maker's ability to utilize its net operating loss carryforwards, Maker has provided a full valuation allowance against its otherwise recognizable deferred tax asset at December 31, 1997 and 1998. Maker recorded a provision for income taxes in the amount of $46,000 for the nine month period ended September 30, 1999 for minimum federal and state tax liabilities.

(5) NOTES PAYABLE TO A BANK

    (A) WORKING CAPITAL LINE OF CREDIT

    On February 18, 1997, Maker entered into a working capital line of credit of $1,000,000 with a bank. On May 12, 1998 and on February 3, 1999, Maker entered into loan modification agreements with the bank whereby the working capital line of credit was increased to $2,000,000 and $2,500,000, respectively. Borrowings bear interest at the bank's prime rate (7.75% at December 31, 1998) plus .25%. The line of credit is collateralized by substantially all assets of Maker. The line of credit expires in February 2000. Maker had no borrowings under the working capital line of credit as of December 31, 1998 and September 30, 1999.

    (B) CAPITAL EXPENDITURE LINE OF CREDIT

    Maker has borrowings under a modified equipment line of credit facility with the same bank. Borrowings are payable over a 30 to 39 month period and bear interest at the bank's prime rate (7.75% at December 31, 1998) plus .25% to prime plus 1.0%. In 1999, Maker borrowed an additional $450,000 under its existing equipment line of credit facility. On February 3, 1999, Maker entered into a loan modification agreement with the bank that provided Maker with an additional $1,000,000 of borrowing availability under its capital expenditure line of credit. As of September 30, 1999, Maker had $1,000,000 available under the modified equipment line of credit. All borrowings under the equipment line of credit are collateralized by substantially all assets of Maker. Under these agreements, Maker is required to comply with certain restrictive covenants. As of December 31, 1998 and September 30, 1999, Maker was in compliance with all such covenants. In connection with Maker's initial public offering in May 1999, all outstanding amounts under Maker's capital expenditure line of credit were repaid and Maker has no borrowings under this line as of September 30, 1999.

(6) CONVERTIBLE NOTE PAYABLE

    In July 1998, Maker issued a $500,000 convertible note payable to LSI Logic Corporation (LSI) which accrued interest at an annual rate of 6.5%. All principal and interest was due on June 30, 2001. Upon the occurrence of certain events, LSI had the ability to convert the principal of the note into fully paid and nonassessable shares of common stock of Maker at the lesser of $4.00 per share, subject to certain dilutive events, as defined, or the subsequent sale price per share of common stock issued by Maker in which the aggregate gross proceeds received by Maker is at least $1,000,000. In April 1999, LSI notified Maker of its intention to convert the note to 125,000 shares of Maker's common stock. The conversion occurred prior to the closing of the Maker's initial public offering.

                   MAKER COMMUNICATIONS, INC. AND SUBSIDIARY

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

(7) REDEEMABLE PREFERRED STOCK

    (A) CLASS A REDEEMABLE PREFERRED STOCK

    In September 1996, Maker authorized the issuance of up to 5,380,000 shares of Class A redeemable preferred stock, $.01 par value and issued 5,359,134 shares at $1.605 per share resulting in net proceeds of approximately $8,537,000. In October 1997, Maker issued an additional 20,866 shares of
Class A redeemable preferred stock at $1.605 per share in exchange for the conversion of a note payable to a stockholder in the amount of approximately $34,000. These shares were nonvoting, nonconvertible and had dividend rights superior to junior convertible preferred stock, Class B redeemable convertible preferred stock, Class C redeemable convertible preferred stock and common stock. The Class A redeemable preferred stock had a liquidation preference of $1.605 per share plus all declared but unpaid dividends. As of December 31, 1998, the preference in liquidation and redemption value was approximately $8,635,000. In May 1999, in connection with Maker's initial public offering, the Class A redeemable preferred stock was redeemed for approximately $8,635,000.

    (B) CLASS B REDEEMABLE CONVERTIBLE PREFERRED STOCK

    In October 1997, Maker authorized the issuance of up to 3,416,670 shares of Class B redeemable convertible preferred stock, $.01 par value, and issued 3,386,675 shares at $3.00 per share resulting in net proceeds of approximately $10,098,000. In July 1998, Maker issued an additional 29,900 shares resulting in net proceeds of approximately $89,000. These shares were convertible into common stock at the rate of one share of common stock for each share of preferred stock, adjustable for certain dilutive events. Conversion was automatic upon the closing of Maker's initial public offering of common stock which occurred in May 1999. All outstanding shares of Class B redeemable convertible preferred stock were converted into 3,416,575 shares of common stock. These shares had dividend rights superior to junior convertible preferred stock and common stock and similar to the Class C redeemable convertible preferred stock. The Class B redeemable convertible preferred stock had a liquidation preference of $3.00 per share plus all declared but unpaid dividends. As of December 31, 1998, the preference in liquidation and redemption value was approximately $10,249,000.

    (C) CLASS C REDEEMABLE CONVERTIBLE PREFERRED STOCK

    In December 1998, Maker authorized the issuance of up to 1,138,000 shares of Class C redeemable convertible preferred stock and issued 1,035,586 shares at $4.40 per share resulting in net proceeds of approximately $4,526,000. In January 1999, Maker sold an additional 102,272 shares of Class C redeemable convertible preferred stock at $4.40 per share, resulting in net proceeds to Maker of approximately $450,000. These shares were convertible into common stock at the rate of one share of common stock for each share of preferred stock, adjustable for certain dilutive events. Conversion was automatic upon the closing of Maker's initial public offering of common stock in May 1999. All outstanding shares of Class C redeemable convertible preferred stock were converted into 1,137,858 shares of common stock. These shares had dividend rights superior to junior convertible preferred stock and common stock and similar to Class B redeemable convertible preferred stock. The Class C redeemable convertible preferred stock had a liquidation preference of $4.40 per share plus all declared but unpaid dividends. As of December 31, 1998, the preference in liquidation and redemption value was approximately $4,556,000.

                   MAKER COMMUNICATIONS, INC. AND SUBSIDIARY

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

(8) STOCKHOLDERS' EQUITY (DEFICIT)

    (A) COMMON STOCK

    In 1999, Maker increased the authorized shares of common stock to 100,000,000.

    (B) JUNIOR CONVERTIBLE PREFERRED STOCK

    In 1996, Maker authorized 4,019,654 shares of junior convertible preferred stock, $0.01 par value. In September 1996, each outstanding share of $.01 par value common stock, totaling 4,019,654 shares, was exchanged for one share of junior convertible preferred stock. In October 1996, Maker repurchased and retired 865,654 shares of junior convertible preferred stock.

    The junior convertible preferred stock was subordinate to Class A redeemable preferred stock and Class B convertible preferred stock and Class C convertible preferred stock and superior to common stock in regard to liquidation. Junior convertible preferred stock was optionally redeemable by Maker at a price of $0.005 per share subsequent to the redemption of the Class A redeemable preferred stock. Each share of junior convertible preferred stock could, at the option of the holder, be converted to one share of common stock, as adjusted for certain events.

    Conversion occurred automatically upon the completion of Maker's initial public offering. All outstanding shares of junior convertible preferred stock were converted into 3,154,000 shares of common stock. Voting rights were provided to junior convertible preferred stock in proportion to the number of shares of common stock that would be received upon conversion.

    (C) STOCK PLANS

        1996 OPTION PLAN

    During 1996, the board of directors approved the 1996 Stock Option Plan (the 1996 Plan). The board of directors has reserved 3,876,000 shares of common stock for issuance under the 1996 Plan. Options issued under the 1996 Plan may be either incentive stock options or nonqualified stock options at the discretion of the board of directors. Options may be granted to key employees, officers, consultants and advisers of Maker. Options expire up to 10 years from the date of grant or as determined by the board of directors. Options vest over a term to be established by the board of directors at the date of grant. Under the 1996 Plan, at the option of the board of directors, certain option grants may be immediately exercisable but subject to a right to repurchase at cost at the option of the board of directors, pursuant to the vesting schedule of such grant. In addition, upon a change in control of Maker, as defined, the exercisability of options due to vest during the following twelve month period are automatically accelerated. Upon the effectiveness of Maker's 1999 Incentive Stock Plan, no further options were granted under the 1996 Plan.

        1999 INCENTIVE STOCK PLAN

    In April 1999, the board of directors approved the 1999 Incentive Stock Plan (1999 Plan) permitting the grant of stock options, which may be either incentive stock or nonqualified options and stock awards. This plan became effective upon the successful closing of Maker's initial public offering in May 1999. The maximum number of shares of Maker's common stock available for stock options and stock awards granted under the 1999 Plan is 2,600,000 plus annual cumulative increases on each

                   MAKER COMMUNICATIONS, INC. AND SUBSIDIARY

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

(8) STOCKHOLDERS' EQUITY (DEFICIT) (CONTINUED)

January 1, beginning in 2000 equal to (a) 5% of Maker's issued and outstanding common stock calculated on a fully diluted basis or (b) a lesser amount as determined by the board of directors.

    Options designated as incentive stock options may be granted only to employees of Maker. Non-qualified options may be granted to any officer, employee, consultant or director of Maker. No option designated as an incentive stock option shall be granted to any employee of Maker or any subsidiary if such employee owns, immediately prior to the grant of an option, stock representing more than 10% of the combined voting power of all classes of stock of Maker, unless the purchase price for the stock under such option is at least 110% of its fair market value at the time the option is granted and the option, by its terms is not exercisable more than five years from the date it is granted.

    The maximum number of shares of Maker's common stock with respect to which an option or options may be granted to any employee in any calendar year shall not exceed 500,000 shares, taking into account shares subject to options granted and terminated, or repriced, during such calendar year. Options granted under the 1999 Incentive Plan will vest as determined by the board of directors. Upon a change in control of Maker, the exercisability of options due to vest during the twelve month period following the change in control are automatically accelerated.

        1999 NON-EMPLOYEE DIRECTOR PLAN

    In January 1999, the board of directors adopted a Director Option Plan (Director Plan) pursuant to which 125,000 shares of common stock have been reserved for future issuance, plus annual increases such that the total number of shares subject to issuance shall be (i) 125,000 on January 1 of each year, or
(ii) a lesser amount determined by the board of directors. The Director Plan provides that each non-employee director will automatically be granted an option to purchase 20,000 shares on the date which such person first becomes a non-employee director. In addition, each non-employee director will automatically be granted an option to purchase 15,000 shares on the date two days after Maker announces its fiscal year-end earnings of each year, if on such date that director will have served on the board of directors for at least the preceding six months. Each option has a term of up to 10 years and vests over a term determined by the board of directors at the time of grant. In addition, upon a change in control of Maker, as defined in the Director Plan, all unvested options shall vest immediately.

        1999 EMPLOYEE STOCK PURCHASE PLAN

    In April 1999, the board of directors approved the Maker 1999 Employee Stock Purchase Plan (the Stock Purchase Plan). This plan became effective upon the closing of Maker's proposed initial public offering. The Stock Purchase Plan is intended to provide a means whereby eligible employees may purchase, on a quarterly basis, common stock of Maker through payroll deductions. Such payroll deductions cannot amount to less than 1% nor more than 10% of the participant's regular compensation and cannot exceed $25,000 or 3,000 shares per year. The purchase price of shares of Maker common stock under the Stock Purchase Plan is the lower of 85% of the fair market value of a share of common stock for the first business day of the relevant purchase period or 85% of such value for the relevant exercise date. 400,000 shares of Maker common stock have been reserved for issuance under the Stock Purchase Plan. Maker will account for the Stock Purchase Plan in accordance with APB No. 25 and accordingly, no compensation cost will be recognized under the Stock Purchase Plan. Maker will elect the "disclosure only" alternative under SFAS No. 123.

                   MAKER COMMUNICATIONS, INC. AND SUBSIDIARY

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

(8) STOCKHOLDERS' EQUITY (DEFICIT) (CONTINUED)

    The following table summarizes option activity under the stock plans:

                                                                          WEIGHTED
                                          NUMBER OF                       AVERAGE
                                           SHARES     EXERCISE PRICE   EXERCISE PRICE
                                          ---------   --------------   --------------
Granted.................................    831,990    $ .05-$  .16        $  .08
Exercised...............................    (19,040)            .05           .05
                                          ---------    ------------        ------
Outstanding, December 31, 1996..........    812,950      .05-   .16           .08
Granted.................................  1,163,100      .16-   .30           .17
Exercised...............................     (3,360)            .05           .05
Canceled................................    (44,620)     .05-   .16           .09
                                          ---------    ------------        ------
Outstanding, December 31, 1997..........  1,928,070      .05-   .30           .13
Granted.................................  1,782,250      .30-  3.75          2.03
Exercised...............................   (480,090)     .05-  1.00           .15
Canceled................................   (611,980)     .05-   .30           .16
                                          ---------    ------------        ------
Outstanding, December 31, 1998..........  2,618,250      .05-  3.75          1.42
Granted.................................    484,250     4.40- 29.25         11.34
Exercised...............................   (333,910)     .05-  4.40           .43
Canceled................................   (188,700)     .16-  3.75          1.31
                                          ---------    ------------        ------
Outstanding, September 30, 1999.........  2,579,890    $ .05- 29.25        $ 3.41
                                          =========    ============        ======
Exercisable, September 30, 1999.........    531,594    $ .05-  8.50        $ 1.69
                                          =========    ============        ======

    The following table summarizes information relating to currently outstanding and exercisable options as of September 30, 1999.

                                       OUTSTANDING
                        -----------------------------------------
                                      WEIGHTED                             EXERCISABLE
                                      AVERAGE                       --------------------------
                                     REMAINING        WEIGHTED                     WEIGHTED
      RANGE OF          NUMBER OF   CONTRACTUAL       AVERAGE       NUMBER OF      AVERAGE
   EXERCISE PRICES       SHARES     LIFE (YEARS)   EXERCISE PRICE    SHARES     EXERCISE PRICE
---------------------   ---------   ------------   --------------   ---------   --------------
           $ 0.05         255,090        7.04          $ 0.05        125,020         $0.05
        --   0.16         205,550        7.63            0.16         41,513          0.16
        --   0.30         363,750        8.45            0.30         68,586          0.30
        --   0.75         255,000        8.73            0.75         67,500          0.75
    $ 2.00-  2.75         818,000        8.96            2.74        163,600          2.74
      3.75-  4.40         313,250        9.11            3.95         45,000          4.33
      8.50-  9.50         244,000        5.84            8.95         20,375          8.50
        --  13.00          30,000        5.61           13.00                           --
     21.00- 29.25          95,250        5.86           25.32                           --
                        ---------                                    -------
                        2,579,890                                    531,594
                        =========                                    =======

                   MAKER COMMUNICATIONS, INC. AND SUBSIDIARY

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

(8) STOCKHOLDERS' EQUITY (DEFICIT) (CONTINUED)

    For purposes of the pro forma disclosures required by SFAS No. 123, the fair value of each option grant was estimated on the date of grant using the Black-Scholes option pricing model. The assumptions used and the weighted average information for the years ended December 31, 1996, 1997 and 1998 are as follows:

                                                                       DECEMBER 31,
                                                           ------------------------------------
                                                              1996         1997         1998
                                                           ----------   ----------   ----------
Risk-free interest rates.................................    6.09%      5.89-6.46%   4.47-5.49%
Expected dividend yield..................................      --           --           --
Expected life............................................   4 years      4 years      4 years
Expected volatility......................................     60%          60%          60%
Weighted average fair value of options granted...........     $.04         $.09        $1.02
Weighted-average remaining contractual life of options
  outstanding............................................  9.81 years   9.27 years   9.13 years

    Had compensation expense from Maker's stock option plan been determined consistent with SFAS No. 123, net loss and net loss per share would have been approximately as follows:

                                                      YEAR ENDED DECEMBER 31,
                                               --------------------------------------
                                                 1996           1997           1998
                                               --------       --------       --------
                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net loss:
As reported..................................  $(1,971)       $(3,901)       $(3,754)
Pro forma....................................   (1,974)        (3,929)        (3,967)

Basic and diluted net loss per share:
As reported..................................  $ (1.30)       $ (0.72)       $ (0.66)
Pro forma....................................    (1.30)         (0.73)         (0.70)

(9) COMMITMENTS AND CONTINGENCIES

    (A) LITIGATION

    In February 1997, LSI filed a lawsuit against Maker. During July 1998, Maker and LSI reached a settlement agreement under which Maker paid LSI a lump-sum of $200,000 and issued a $500,000 convertible note as discussed in Note 6. Maker has included in a separate line item in its consolidated statement of operations the legal and settlement costs associated which the LSI litigation. Maker is not currently involved in any litigation which, in management's opinion, would have a material adverse effect on its business, operating results or financial condition.

                   MAKER COMMUNICATIONS, INC. AND SUBSIDIARY

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

(9) COMMITMENTS AND CONTINGENCIES (CONTINUED)

    (B) LEASES

    Maker has operating leases for various facilities and equipment expiring at various dates through August 2001. Future minimum lease payments at December 31, 1998 are as follows:

                                                              (IN THOUSANDS)
                                                              --------------
1999........................................................       $359
2000........................................................        166
2001........................................................          5
                                                                   ----
                                                                   $530
                                                                   ====

    Rent expense under operating leases totaled approximately $92,000, $200,000, $278,000, $206,000 and $286,000 for the years ended December 31, 1996, 1997 and
1998 and nine months ended September 30, 1998 and 1999, respectively.

    On November 4, 1999, Maker entered into a new lease agreement whereby Maker would occupy approximately 41,000 square feet. The lease is an operating lease and has a term of five years from the commencement date, which is scheduled to be during the first quarter of 2000. Future minimum lease payments escalate annually over the life of the lease and range from approximately $820,000 to $890,000, annually.

(10) EMPLOYEE BENEFIT PLAN

    Effective January 1, 1996, Maker adopted a 401(k) savings and profit-sharing plan (the Plan). All employees are immediately eligible to participate upon the attainment of age 21. The Plan is intended to qualify as a defined contribution plan in accordance with Section 401(k) of the Internal Revenue Code. Participants may defer up to 15% of their compensation under the Plan. Maker may make discretionary profit-sharing contributions to the Plan. Participants vest in Maker's contributions ratably over five years. No discretionary contributions were made in 1996, 1997 or 1998 or the nine months ended September 30, 1999.

(11) SEGMENT, SIGNIFICANT CUSTOMER AND SUPPLIER INFORMATION

    Maker operates in one industry segment, communications processors, and derives substantially all of its revenues from US customers. Maker had a total of three customers whose revenue represented a significant percentage of total revenue in certain or all years or periods as follows:

                                                                                                 FOR THE NINE
                                                              FOR THE YEAR ENDED                 MONTHS ENDED
                                                                 DECEMBER 31,                    SEPTEMBER 30,
                                                           -------------------------       -------------------------
                                                             1997             1998           1998             1999
                                                           --------         --------       --------         --------
Customer A...............................................     32%              29%            21%              33%
Customer B...............................................     23               16             21               16
Customer C...............................................     --               13             11               12

    Maker currently outsources substantially all manufacturing, assembly and test of communications processors to one outside foundry.

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

                         DATED AS OF DECEMBER 18, 1999

                                     AMONG

                            CONEXANT SYSTEMS, INC.,

                                     MERLOT
                               ACQUISITION CORP.

                                      AND

                          MAKER COMMUNICATIONS, INC.,
                             A DELAWARE CORPORATION

                               TABLE OF CONTENTS

ARTICLE I.  THE MERGER............................................    1

1.1   THE MERGER........................ .........................    1
1.2   CLOSING.......................... ..........................    1
1.3   EFFECTIVE TIME...................... .......................    1
1.4   EFFECTS OF THE MERGER................... ...................    1
1.5   CERTIFICATE OF INCORPORATION............... ................    1
1.6   BYLAWS.......................... ...........................    1
1.7   OFFICERS AND DIRECTORS OF SURVIVING CORPORATION...... ......    1

ARTICLE II.  EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES................    2

2.1   EFFECT ON CAPITAL STOCK.................. ..................    2
2.2   EXCHANGE OF CERTIFICATES................. ..................    2

ARTICLE III.  REPRESENTATIONS AND WARRANTIES......................    5

3.1   REPRESENTATIONS AND WARRANTIES OF THE COMPANY....... .......    5
3.2   REPRESENTATIONS AND WARRANTIES OF PARENT.......... .........   13
3.3   REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
      RESPECTING MERGER SUB................... ...................   18

ARTICLE IV.  COVENANTS RELATING TO CONDUCT OF BUSINESS............   19

4.1   COVENANTS OF THE COMPANY.................. .................   19
4.2   COVENANTS OF PARENT AND MERGER SUB............. ............   21
4.3   ADVICE OF CHANGES; GOVERNMENT FILINGS........... ...........   21
4.4   CONTROL OF OTHER PARTY'S BUSINESS............. .............   22

ARTICLE V.  ADDITIONAL AGREEMENTS.................................   22

5.1   PREPARATION OF FORM S-4 AND PROXY STATEMENT; THE COMPANY
      STOCKHOLDERS MEETING.................... ...................   22
5.2   ACCESS TO INFORMATION................... ...................   23
5.3   APPROVALS AND CONSENTS; COOPERATION............ ............   23
5.4   ACQUISITION PROPOSALS................... ...................   24
5.5   EMPLOYEE BENEFITS..................... .....................   25
5.6   FEES AND EXPENSES..................... .....................   25
5.7   INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE.... ....   25
5.8   PUBLIC ANNOUNCEMENTS.................... ...................   25
5.9   TAX TREATMENT....................... .......................   26
5.10  AFFILIATES......................... ........................   26
5.11  STOCK LISTING....................... .......................   26
5.12  TAKEOVER STATUTES..................... .....................   26
5.13  RIGHTS AGREEMENTS..................... .....................   26
5.14  EMPLOYEE STOCK OPTIONS AND EQUITY INCENTIVES........ .......   26
5.15  TAX REPRESENTATIONS.................... ....................   27
5.16  FURTHER ASSURANCES..................... ....................   27

ARTICLE VI.  CONDITIONS PRECEDENT.................................   27

6.1   CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE
      MERGER........................... ..........................   27
6.2   ADDITIONAL CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER
      SUB............................ ............................   28
6.3   ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY.... ....   29

ARTICLE VII.  TERMINATION AND AMENDMENT...........................   29

7.1   TERMINATION........................ ........................   29
7.2   EFFECT OF TERMINATION................... ...................   31
7.3   AMENDMENT......................... .........................   31
7.4   EXTENSION; WAIVER..................... .....................   31

ARTICLE VIII.  GENERAL PROVISIONS.................................   32

8.1   NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS;
      NO OTHER REPRESENTATIONS AND WARRANTIES.......... ..........   32
8.2   NOTICES.......................... ..........................   32
8.3   INTERPRETATION....................... ......................   32
8.4   COUNTERPARTS........................ .......................   33
8.5   ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES....... ......   33
8.6   GOVERNING LAW....................... .......................   33
8.7   SEVERABILITY........................ .......................   33
8.8   ASSIGNMENT......................... ........................   33
8.9   ENFORCEMENT........................ ........................   33
8.10  DEFINITIONS........................ ........................   34

ANNEX A                VOTING AGREEMENTS
ANNEX B                FORM OF NON-COMPETE AGREEMENTS

EXHIBIT A              FORM OF AFFILIATE LETTER
EXHIBIT B              FORM OF TAX REPRESENTATIONS

                           GLOSSARY OF DEFINED TERMS

                                                                      LOCATION OF
DEFINITION                                                           DEFINED TERM
Acquisition Proposal........................................       Section 5.4(a)
Agreement...................................................             Preamble
Board of Directors..........................................      Section 8.10(a)
Business Day................................................      Section 8.10(b)
Certificate of Merger.......................................          Section 1.3
Certificates................................................       Section 2.2(b)
Closing.....................................................          Section 1.2
Closing Date................................................          Section 1.2
Code........................................................             Recitals
Common Shares Trust.........................................  Section 2.2(e)(iii)
Company.....................................................             Preamble
Company Benefit Plans.......................................    Section 3.1(l)(i)
Company Common Stock........................................             Recitals
Company Disclosure Schedule.................................          Section 3.1
Company Material Contracts..................................       Section 3.1(k)
Company Permits.............................................       Section 3.1(f)
Company Rights Agreement....................................    Section 3.1(b)(i)
Company SEC Reports.........................................    Section 3.1(d)(i)
Company Stock Option Plans..................................      Section 8.10(c)
Company Stockholders Meeting................................       Section 5.1(b)
Company Sub.................................................       Section 3.1(a)
Company Voting Debt.........................................  Section 3.1(b)(iii)
Confidentiality Agreement...................................          Section 5.2
Conversion Number...........................................       Section 2.1(c)
DGCL........................................................             Recitals
Effective Time..............................................          Section 1.3
ERISA.......................................................    Section 3.1(l)(i)
Exchange Act................................................  Section 3.1(c)(iii)
Exchange Agent..............................................       Section 2.2(a)
Exchange Fund...............................................       Section 2.2(a)
Expenses....................................................          Section 5.6
Form S-4....................................................    Section 3.1(e)(i)
GAAP........................................................    Section 3.1(d)(i)
Governmental Entity.........................................  Section 3.1(c)(iii)
HSR Act.....................................................  Section 3.1(c)(iii)
Indemnified Party...........................................          Section 5.7
Liens.......................................................   Section 3.1(b)(ii)
Material Adverse Effect.....................................      Section 8.10(d)
Merger......................................................             Recitals
Merger Sub..................................................             Preamble
Nasdaq......................................................   Section 2.2(e)(ii)
New Stock Rights............................................      Section 5.14(c)
Organizational Documents....................................      Section 8.10(e)
Outside Date................................................       Section 7.1(b)
Parent......................................................             Preamble
Parent Benefit Plans........................................    Section 3.2(k)(i)

                                                                      LOCATION OF
DEFINITION                                                           DEFINED TERM
Parent Common Stock.........................................             Recitals
Parent Disclosure Schedule..................................          Section 3.2
Parent Material Contracts...................................       Section 3.2(j)
Parent Permits..............................................       Section 3.2(f)
Parent Rights...............................................    Section 3.2(b)(i)
Parent Rights Agreement.....................................    Section 3.2(b)(i)
Parent SEC Reports..........................................    Section 3.2(d)(i)
Parent Voting Debt..........................................  Section 3.2(b)(iii)
Person......................................................      Section 8.10(f)
Proxy Statement.............................................    Section 3.1(e)(i)
Required Company Votes......................................       Section 3.1(j)
Required Regulatory Approvals...............................       Section 6.1(e)
SEC.........................................................    Section 3.1(d)(i)
Securities Act..............................................  Section 3.1(c)(iii)
Subsidiary..................................................      Section 8.10(g)
Superior Proposal...........................................       Section 5.4(b)
Surviving Corporation.......................................          Section 1.1
Takeover statute............................................         Section 5.12
Tax.........................................................      Section 8.10(h)
Taxable.....................................................      Section 8.10(h)
Taxes.......................................................      Section 8.10(h)
Tax Return..................................................      Section 8.10(h)
Terminating Company Breach..................................       Section 7.1(g)
Terminating Parent Breach...................................       Section 7.1(h)
The other party.............................................      Section 8.10(i)
Violation...................................................   Section 3.1(c)(ii)
1996 Plan...................................................         Section 5.14

    This AGREEMENT AND PLAN OF MERGER, dated as of December 18, 1999 (this "AGREEMENT"), by and among Conexant Systems, Inc., a Delaware corporation ("PARENT"), Merlot Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("MERGER SUB"), and Maker Communications, Inc., a Delaware corporation (the "COMPANY").

                             W I T N E S S E T H :

    WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company to merge its operations with a strategic partner and has initiated discussions with regard to such a merger and has obtained and considered proposals for such a merger from a number of such other companies;

    WHEREAS, the Board of Directors of the Company has determined that the merger proposal of Parent was superior to all other such proposals after receiving proposals from other qualified bidders;

    WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have each determined that the Merger (as defined below) is in the best interests of their respective stockholders and have approved the Merger upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, par value $.01 per share, of the Company ("COMPANY COMMON STOCK"), other than shares owned directly or indirectly by Parent or by the Company, will be converted into the right to receive the Conversion Number (as defined below) of a fully paid and nonassessable share of common stock, without par value, of Parent together with the associated Parent Right (the "PARENT COMMON STOCK" which term, unless the context otherwise requires, shall include the associated Parent Right);

    WHEREAS, in order to effectuate the foregoing, Merger Sub, upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL"), will merge with and into the Company (the "MERGER");

    WHEREAS, Parent has requested, and the certain stockholders of the Company have agreed, as a condition to Parent's willingness to enter into this Agreement, that certain stockholders of the Company enter into those certain Voting Agreements dated as of the date hereof and attached hereto as Annex A (the "VOTING AGREEMENTS");

    WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

    WHEREAS, for United States Federal income tax purposes it is intended that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"); and

    NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I. THE MERGER

    1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, Merger Sub shall be merged with and into the Company at the Effective Time (as defined below). Following the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation (the "SURVIVING CORPORATION") in accordance with the DGCL.

    1.2 CLOSING. The closing of the Merger (the "CLOSING") will take place as soon as practicable after satisfaction or waiver (as permitted by this Agreement and applicable law) of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date) set forth in Article VI (the "CLOSING DATE"), unless another time or date is agreed to in writing by the parties hereto. The Closing shall be held at the offices of Latham & Watkins, 885 Third Avenue, New York, New York 10022, unless another place is agreed to in writing by the parties hereto.

    1.3 EFFECTIVE TIME. Upon the Closing, the parties shall file with the Secretary of State of the State of Delaware a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings, recordings or publications required under the DGCL in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State, or at such other time as the parties may agree and specify in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time").

    1.4 EFFECTS OF THE MERGER. At and after the Effective Time, the Merger will have the effects set forth in Section 259 of the DGCL.

    1.5 CERTIFICATE OF INCORPORATION. The certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Company until thereafter changed or amended as provided therein or by applicable law, provided that such certificate of incorporation shall be amended to reflect "Maker Communications, Inc." as the name of the Surviving Corporation.

    1.6 BYLAWS. The bylaws of Merger Sub as in effect at the Effective Time shall be the bylaws of the Company until thereafter changed or amended as provided therein or by applicable law.

    1.7 OFFICERS AND DIRECTORS OF SURVIVING CORPORATION. The officers and directors of Merger Sub shall be the officers and directors of the Surviving Corporation, until the earlier of their resignation or removal or otherwise ceasing to be an officer or director or until their respective successors are duly elected and qualified, as the case may be.

ARTICLE II. EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

    2.1 EFFECT ON CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Merger Sub:

        (a) CAPITAL STOCK OF MERGER SUB. Each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

        (b) CANCELLATION OF TREASURY STOCK AND PARENT-OWNED STOCK. Each share of Company Common Stock that is owned by the Company or by a wholly owned subsidiary of the Company and each share of Company Common Stock that is owned by Parent, Merger Sub or any other wholly owned subsidiary of Parent shall automatically be canceled and retired and shall cease to exist, and no Parent Common Stock or other consideration shall be delivered in exchange therefor.

        (c) CONVERSION OF COMPANY COMMON STOCK. Each issued and outstanding share of Company Common stock (other than shares to be canceled in accordance with Section 2.1(b)) shall be converted into the right to receive the Conversion Number of fully paid and nonassessable shares of Parent Common Stock together with the associated Parent Right. The "CONVERSION NUMBER" shall mean .66, as adjusted pursuant to Section 2.1(d). As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive upon the surrender of such certificates, certificates representing the shares of Parent Common Stock, and cash in lieu of fractional shares of Parent Common Stock and any dividends to the extent provided in Section 2.2(c) to be issued or paid in consideration therefor upon surrender of such certificates in accordance with Section 2.2, without interest.

        (d) ADJUSTMENT OF CONVERSION NUMBER. In the event of any split, combination or reclassification of any Parent Common Stock or any issuance or the authorization of any issuance of any other securities in exchange or in substitution for shares of Parent Common Stock at any time during the period from the date of this Agreement to the Effective Time, the Company and Parent shall make such adjustment to the Conversion Number as the Company and Parent shall mutually agree so as to preserve the economic benefits that the Company and Parent each reasonably expected on the date of this Agreement to receive as a result of the consummation of the Merger and the other transactions contemplated by this Agreement.

    2.2 EXCHANGE OF CERTIFICATES.

        (a) EXCHANGE AGENT. Immediately following the Effective Time, Parent shall deposit with The Bank of New York or such other bank or trust company as may be designated by Parent and the Company (the "EXCHANGE AGENT"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the shares of Parent Common Stock issuable pursuant to Section
    2.1 in exchange for outstanding shares of Company Common Stock together with amounts sufficient in the aggregate to provide all funds necessary for the Exchange Agent to make payments in lieu of fractional shares pursuant to
    Section 2.2(e) and dividend payments pursuant to Section 2.2(c) (such shares of Parent Common Stock and funds, together with any dividends or distributions with respect thereto with a record date after the Effective Time, being hereinafter referred to as the "Exchange Fund").

        (b) EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates (the "CERTIFICATES") which immediately prior to the Effective Time represented outstanding shares of Company Common Stock, other than shares to be canceled or retired in accordance with Section 2.1(b), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and
    (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to the provisions of Section 2.1(c) of this
    Article II, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other taxes required by reason of the issuance of shares of Parent Common Stock to a Person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing the appropriate number of whole shares of Parent Common Stock, cash in lieu of any fractional shares of Parent Common Stock and any dividends to the extent provided in Section 2.2(c) as contemplated by this Section 2.2. No interest will be paid or will accrue on any cash payable in lieu of any fractional shares of Parent Common Stock.

        (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(e) until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to
    Section 2.2(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

        (d) NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. All shares of Parent Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article II (including any cash paid pursuant to Section 2.2(c) or 2.2(e)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Certificates, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II, except as otherwise provided by law.

        (e) NO FRACTIONAL SHARES.

           (i) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent.

           (ii) Each holder of a Certificate issued and outstanding at the Effective Time who would otherwise be entitled to receive a fractional share of Parent Common Stock upon surrender of such Certificate for exchange pursuant to this Article II (after taking into account all shares of Company Common Stock then held by such holder) shall receive, in lieu thereof, cash in an amount equal to the value of such fractional share, which shall be equal to the fraction of a share of Parent Common Stock that would otherwise be issued multiplied by the closing price for a share of Parent Common Stock on the Nasdaq National Market (the "Nasdaq") (as reported in THE WALL STREET JOURNAL, or if not reported thereby, any other authoritative source) on the last full trading day prior to the Effective Time.

           (iii) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Certificates with respect to any fractional share interests, the Exchange Agent shall promptly pay such amounts, without interest, to such holders of Certificates subject to and in accordance with this Article II.

        (f) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund that remains undistributed to the holders of Certificates for six months after the Effective Time shall be delivered to Parent, upon demand, and any holders of Certificates who have not theretofore complied with this Article II shall thereafter look only to Parent for payment of their claim for Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

        (g) NO LIABILITY. None of Parent, Merger Sub, the Company or the Exchange Agent shall be liable to any Person in respect of any shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

        (h) INVESTMENT OF EXCHANGE FUND. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent.

        (i) LOST CERTIFICATES. In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Parent Common Stock, and any cash in lieu of fractional shares and any unpaid dividends or distributions with respect to Parent Common Stock, to which they are entitled pursuant hereto.

ARTICLE III. REPRESENTATIONS AND WARRANTIES

    3.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as set forth in the Company Disclosure Schedule delivered by the Company to Parent at or prior to the execution of this Agreement (the "COMPANY DISCLOSURE SCHEDULE"), the Company represents and warrants to Parent and Merger Sub as follows:

        (a) ORGANIZATION, STANDING AND POWER. Each of the Company and Maker Securities Corporation, a Massachusetts corporation ("COMPANY SUB"), has been duly incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite power and authority to carry on its business as now being conducted. Each of the Company and Company Sub is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to so qualify could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on the Company. The copies of the Organizational Documents of the Company and Company Sub which were previously furnished or made available to Parent are true, complete and correct copies of such documents as in effect on the date of this Agreement.

        (b) CAPITAL STRUCTURE.

           (i) The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock, of which as of the date of this Agreement 18,897,041 shares are outstanding and 1,000,000 shares of preferred stock of which no shares are outstanding. All issued and outstanding shares of the capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, and no class of capital stock is entitled to preemptive rights. As of the date of this Agreement, there are no outstanding options, warrants or other rights to acquire capital stock from the Company (or securities convertible or exchangeable or exercisable for such capital stock) other than 400,000 shares of Company Common Stock reserved for issuance pursuant to the Company's 1999 Employee Stock Purchase Plan and options representing in the aggregate the right to purchase 2,661,182 shares of Company Common Stock under the Company Stock Option Plans. Section 3.1(b)(i) of the Company

       Disclosure Schedule sets forth a list of each holder of options under the Company Stock Option Plans, identifying the name, the plan under which such option was granted, the date of grant, the exercise price, the vesting schedule and the expiration date of each such option, and whether such option is required to be accelerated as a result of the transactions contemplated hereby.

           (ii) All of the issued and outstanding shares of capital stock of Company Sub are duly authorized, validly issued, fully paid and nonassessable and are owned by the Company, free and clear of any liens, claims, encumbrances, restrictions, preemptive rights or any other claims of any third party ("LIENS"). Except for the capital stock of Company Sub, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any Person.

           (iii) No bonds, debentures, notes or other indebtedness of the Company having the right to vote on any matters on which stockholders may vote ("COMPANY VOTING DEBT") are issued or outstanding.

           (iv) Except as otherwise set forth in this Section 3.1(b) and except in connection with elections made by participants in the Company's 1999 Employee Stock Purchase Plan, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or Company Sub is a party or by which any of them is bound obligating the Company or Company Sub to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or Company Sub or obligating the Company or Company Sub to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding obligations of the Company or Company Sub to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or Company Sub other than as set forth in Section 3.1(b)(iv) of the Company Disclosure Schedule, which sets forth a list of each holder of capital stock of the Company and Company Sub as to whom the Company or Company Sub, as applicable, has the right to repurchase such capital stock. With respect to each such holder, the Company Disclosure Schedule sets forth the name of such holder, the vesting schedule of such holder's shares, the repurchase price and the expiration date of such repurchase right.

        (c) AUTHORITY; NO CONFLICTS.

           (i) The Company has all requisite corporate power and corporate authority to enter into this Agreement and, subject, in the case of the consummation of the Merger only, to the adoption of this Agreement by the requisite vote of the holders of Company Common Stock, to consummate the transactions contemplated hereby. The Board of Directors of the Company has approved this Agreement and the transactions contemplated by this Agreement and has duly resolved (subject to its rights under Sections 5.1 and 5.4) to recommend to the Company's stockholders that they approve this Agreement and the transactions contemplated under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, subject in the case of the consummation of the Merger to the adoption of this Agreement by the stockholders of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally and by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Board of Directors of the Company has

       (i) unanimously, except with respect to one director who abstained based on a conflict of interest, approved and adopted this Agreement and the transactions contemplated hereby and thereby and has declared that the Merger and this Agreement and the other transactions contemplated hereby are advisable and in the best interests of the Company and its shareholders and (ii) unanimously, except with respect to one director who abstained based on a conflict of interest, taken all action necessary to render inapplicable to the transactions contemplated by this Agreement and by the Voting Agreements any state anti-takeover or similar law, including Section 203 of the DGCL or any other such law relating to the voting of shares or a moratorium on the consummation of any business combination. The Board of Directors of the Company has directed that this Agreement and the transactions contemplated hereby be submitted to the holders of the Company Common Stock to obtain the Required Company Vote and, subject to the terms hereof, has unanimously, except with respect to one director who abstained based on a conflict of interest, recommended that such holders vote for approval and adoption of this Agreement and the transactions contemplated hereby.

           (ii) The execution and delivery of this Agreement or the Voting Agreements does not or will not, as the case may be, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of consent, termination, amendment, cancellation or acceleration of any obligation or the loss of any material property, material right or material benefit under, or the creation of a lien, pledge, security interest, charge or other encumbrance on any assets (any such conflict, violation, default, right of consent, termination, amendment, cancellation or acceleration, loss or creation, a "VIOLATION") pursuant to: (A) any provision of the Organizational Documents of the Company or any of its subsidiaries or (B) except as could not reasonably be expected to have a Material Adverse Effect on the Company and, subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph
       (iii) below, any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, any Subsidiary of the Company or their respective properties or assets.

           (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any supranational, national, state, municipal or local government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, or other governmental or quasi-governmental authority (a "GOVERNMENTAL ENTITY"), is required by or with respect to the Company or Company Sub in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for (x) those required under or in relation to (A) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), (B) state securities or "blue sky" laws,
       (C) the Securities Act of 1933, as amended (the "SECURITIES ACT"),
       (D) the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"),
       (E) the DGCL with respect to the filing and recordation of appropriate merger or other documents, (F) rules and regulations of the Nasdaq, and
       (G) antitrust or other competition laws of other jurisdictions, and (y) such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain could not reasonably be expected to have a Material Adverse Effect on the Company or materially impair or delay the ability of the Company to consummate the transactions contemplated hereby.

        (d) REPORTS AND FINANCIAL STATEMENTS.

           (i) The Company has filed all required reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since January 1, 1999, including without limitation the Company's registration statement on Form S-1 declared effective by the SEC on May 10, 1999 (collectively, including all exhibits thereto, the "Company SEC Reports"). Company Sub is not required to file any form, report or other document with the SEC. None of the Company SEC Reports, as of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement or of the Closing Date, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements (including the related notes) included in the Company SEC Reports presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of the Company and Company Sub as of the respective dates or for the respective periods set forth therein, all in conformity with generally accepted accounting principles ("GAAP") consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to normal and recurring year-end adjustments that have not been and are not expected to be material in amount. All of such Company SEC Reports, as of their respective dates (and as of the date of any amendment to the respective Company SEC Report), complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

           (ii) Except as set forth in the Company SEC Reports filed prior to the date of this Agreement, and except for liabilities and obligations incurred in the ordinary course of business since December 31, 1998, neither the Company nor Company Sub has any liabilities or obligations of any nature required by GAAP to be set forth on a consolidated balance sheet of the Company and Company Sub which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company.

        (e) INFORMATION SUPPLIED.

           (i) None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the registration statement on Form S-4 filed with the SEC by Parent in connection with the issuance of Parent Common Stock in the Merger (the "FORM S-4") will, at the time any amendment or supplement to the Form S-4 is filed with the SEC, or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the proxy statement related to the meeting of the Company's stockholders to be held in connection with the Merger and the transactions contemplated by this Agreement (the "PROXY STATEMENT") will, on the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting (as defined below) or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act and the rules and regulations of the SEC thereunder.

           (ii) Notwithstanding the foregoing provisions of this Section 3.1(e), no representation or warranty is made by the Company with respect to statements made or incorporated by reference in the Proxy Statement or Form S-4 based on information supplied by Parent or Merger Sub for inclusion or incorporation by reference therein.

        (f) COMPLIANCE WITH APPLICABLE LAWS; REGULATORY MATTERS. The Company and Company Sub hold all permits, licenses, certificates, franchises, registrations, variances, exemptions, orders and approvals of all Governmental Entities which are material to the operation of their businesses, taken as a whole (the "Company Permits"). The Company and Company Sub are in compliance with the terms of the Company Permits, except where the failure so to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company. Except as disclosed in the Company SEC Reports, the businesses of the Company and Company Sub are not being and have not been conducted in violation of any law, ordinance, regulation, judgment, decree, injunction, rule or order of any Governmental Entity, except for violations which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company and since December 31, 1998, neither the Company nor Company Sub has received any written warning, notice, notice of violation or probable violation, notice of revocation, or other written communication from or on behalf of any Governmental Entity, alleging
    (A) any violation of any Company Permit or (B) that the Company or Company Sub requires any Company Permit required for its business that is not currently held by it. To the knowledge of the Company, no material investigation by any Governmental Entity with respect to the Company or Company Sub is pending or threatened.

        (g) LITIGATION. Section 3.1(g) of the Company Disclosure Schedule sets forth a true and complete list of all material litigation as of the date hereof to which either the Company or Company Sub is, or to the knowledge of the Company, is threatened to be, a party or as to which the property of either of them may be bound. There is no material litigation, arbitration, claim, suit, action, investigation or proceeding pending or, to the knowledge of the Company, threatened, against or affecting the Company or Company Sub, nor is there any material judgment, award, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or Company Sub which does not affect all companies similarly situated.

        (h) TAXES. (i) The Company and Company Sub have duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed by any of them and all such filed Tax Returns are complete and accurate in all material respects; (ii) the Company and Company Sub have paid all material Taxes that are shown as due on such filed Tax Returns or that the Company or Company Sub is obligated to withhold from amounts owing to any employee, creditor or third party, except with respect to matters contested in good faith; (iii) except as disclosed in the Company's SEC Reports, to the knowledge of the Company, there are no pending or threatened in writing audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters relating to the Company or Company Sub; (iv) except as disclosed in the Company's SEC Reports, there are no material deficiencies or claims for any Taxes that have been proposed, asserted or assessed against the Company or Company Sub;
    (v) there are no material Liens for Taxes upon the assets of the Company or Company Sub, other than Liens for current Taxes not yet due and payable and Liens for Taxes that are being contested in good faith by appropriate proceedings; (vi) neither of the Company nor Company Sub has made an election under Section 341(f) of the Code; (vii) neither the Company nor Company Sub has extended, or waived application of, any statute of limitations of any jurisdiction covering the assessment or collection of any Taxes; (viii) to the Company's knowledge there are no conditions that would prevent the Merger from qualifying as a reorganization within the meaning of
    Section 368(a) of the Code; and (ix) except as set forth in Section
    3.1(h) of the Company Disclosure Schedule, neither the Company nor Company Sub is a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of "excess parachute payments" within the meaning of Section 280G of the Code.

        (i) ABSENCE OF CERTAIN CHANGES OR EVENTS. Since September 30, 1999 through the date of this Agreement, (A) each of the Company and Company Sub has conducted its business in the ordinary course and has not incurred any material liability, except in the ordinary course of its business;
    (B) there has not been any change in the business, financial condition or results of operations of the Company or Company Sub that has had, or could reasonably be expected to have, a Material Adverse Effect on the Company,
    (C) there has not been any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any shares of Company capital stock; (D) there has not been any split, combination or reclassification of any Company capital stock or any issuance or the authorization of any issuance of any other securities in exchange or in substitution for shares of Company capital stock; (E) there has not been (i) any granting by the Company or Company Sub to any executive officer of the Company or Company Sub of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Company SEC Reports, (ii) any granting by the Company or Company Sub to any such executive officer of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Company SEC Reports, or (iii) any entry by the Company of Company Sub into any employment, severance or termination agreement with any such executive officer; and (F) there has not been any change in accounting methods, principles or practices by either the Company or Company Sub materially affecting its assets, liabilities or business, except insofar as may have been required by a change in GAAP.

        (j) VOTE REQUIRED. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock (the "REQUIRED COMPANY VOTES") is the only vote of the holders of any class or series of the Company capital stock necessary to approve this Agreement and the transactions contemplated hereby.

        (k) CERTAIN AGREEMENTS.

           (i) All contracts that should be listed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1999 under the rules and regulations of the SEC relating to the business of the Company and Company Sub (the "COMPANY MATERIAL CONTRACTS") are valid and in full force and effect except to the extent they have previously expired in accordance with their terms, and neither the Company nor Company Sub has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both, could reasonably be expected to constitute a material default under the provisions of, any such Company Material Contract. Except as set forth in
       Section 3.1(k) of the Company Disclosure Schedule, the Company Material Contracts are the only contracts that were listed as an exhibit to the Company's Registration Statement on Form S-1 declared effective by SEC on May 10, 1999 or to a quarterly report of the Company on Form 10-Q for the fiscal quarters ended June 30, 1999 or September 30, 1999. To the knowledge of the Company, no counterparty to any such Company Material Contract has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both, could reasonably be expected to constitute a material default or other material breach under the provisions of, such Company Material Contract.

        (l) EMPLOYEE BENEFIT PLANS; LABOR MATTERS.

           (i) With respect to each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and any bonus, deferred compensation, stock bonus, stock purchase, restricted stock, stock option, employment, termination, change in control and severance plan, program, arrangement and contract), to which the Company or Company Sub is a party, which is maintained or contributed to by the Company or Company Sub, or with respect to which the Company or Company Sub could incur material liability under Section 4069, 4201 or 4212(c) of ERISA (the "COMPANY BENEFIT PLANS"), the Company has made available to Parent a true and complete copy of such Company Benefit Plan.

           (ii) Each of the Company Benefit Plans that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA and that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS or is a standardized prototype plan with a favorable IRS opinion letter, and the Company is not aware of any circumstances likely to result in the revocation of any such favorable determination letter or opinion letter, as appropriate, that could not reasonably be corrected under Rev. Proc. 98-22.

           (iii) With respect to the Company Benefit Plans, no event has occurred and, to the knowledge of the Company, there exists no condition or set of circumstances, in connection with which the Company or Company Sub could be subject to any material liability under the terms of such Company Benefit Plans, ERISA, the Code or any other applicable law which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect on the Company or Company Sub.

           (iv) Neither of the Company nor Company Sub is a party to any collective bargaining or other labor union contracts and no collective bargaining agreement is being negotiated by the Company or Company Sub. There is no pending labor dispute, strike or work stoppage against the Company or Company Sub which may interfere with the respective business activities of the Company or Company Sub, except where such dispute, strike or work stoppage could not reasonably be expected to have a Material Adverse Effect on the Company. There is no pending charge or complaint against the Company or Company Sub by the National Labor Relations Board or any comparable state agency, except where such unfair labor practice, charge or complaint could not reasonably be expected to have a Material Adverse Effect on the Company.

           (v) Except as set forth in Section 3.1(l)(v) of the Company Disclosure Schedule, no amount that could be received (whether in cash or property or the vesting of property) as a result of the consummation of the transactions contemplated by this Agreement by any employee, officer or director of the Company or any Company Sub who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation
       Section 1.280G-1) under any Company Benefit Plan could be characterized as an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code).

        (m) BROKERS OR FINDERS. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company, except Deutsche Bank Securities, Inc.

        (n) OPINION OF FINANCIAL ADVISOR. The Company has received the oral opinion of Deutsche Bank Securities, Inc. as of the date of this Agreement, to the effect that, as of such date, the Conversion Number is fair, from a financial point of view, to the holders of Company Common Stock.

        (o) Neither the Company nor Company Sub owns any real property.

        (p) AFFILIATED TRANSACTIONS AND CERTAIN OTHER AGREEMENTS. Set forth in
    Section 3.1(p) of the Company Disclosure Schedule is a list of (a) all contracts, arrangements, agreements or understandings that would be required to be described pursuant to Item 404 of Regulation S-K of the Securities Act of 1933, as amended, and (b) all agreements or understandings, whether written or oral, giving any Person the right to require the Company to register shares of capital stock or to participate in any such registration. The Company has previously provided to Parent true and complete copies of each of the foregoing agreements.

        (q) ENVIRONMENTAL MATTERS. Except as could not reasonably be expected to result in a Material Adverse Effect on the Company: (i) the Company and its Subsidiaries have complied with all applicable Environmental Laws; (ii) the properties currently owned or operated by the Company and its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substance to an extent reasonably likely to give rise to liability or remediation obligations for the Company or any Subsidiary under any applicable Environmental Law; (iii) the properties formerly owned or operated by the Company or any of its Subsidiaries were not contaminated with any Hazardous Substance during the period of ownership or operation by the Company or any of its Subsidiaries to an extent reasonably likely to give rise to liability or remediation obligations for the Company or any Subsidiary; (iv) neither the Company nor any of its Subsidiaries is reasonably likely to be subject to liability or remediation obligations for any Hazardous Substance disposal or management or contamination at any other property to an extent reasonably likely to give rise to liability or remediation obligations for the Company or any Subsidiary under any Environmental Laws; (v) neither the Company nor any of its Subsidiaries has received any notice, demand, letter, claim or request for information indicating that the Company or any of its Subsidiaries may be in violation of or subject to liability under any Environmental Law;
    (vi) neither the Company nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or any indemnity or other agreement with any third party relating to any Environmental Law or Hazardous Substances; and (vii) there are no other circumstances or conditions involving the Company or any of its Subsidiaries that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use, or transfer of any property of the Company pursuant to any Environmental Law. As used herein, the term "ENVIRONMENTAL LAW" means any federal, state, local or foreign law, statute, ordinance, regulation, judgment, order, decree, arbitration award, agency requirement, license, permit, authorization or common law, relating to the protection, investigation or restoration of the environment, health and safety, or natural resources. As used herein, the term "HAZARDOUS SUBSTANCE" means any substance that is: (A) a pollutant or contaminant or a hazardous or toxic chemical, waste, substance or material, including any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (B) any other substance that may be the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law.

        (r) INTELLECTUAL PROPERTY. The Company and its Subsidiaries own, or have the defensible right to use, the Intellectual Property used in their respective businesses, except where the failure to own or have the right to use such Intellectual Property, individually or in the aggregate, does not and would not have a Material Adverse Effect on the Company. As used herein, "Intellectual Property" means all industrial and intellectual property rights, including Proprietary Technology, patents, patent applications, trademarks, trademark applications and registrations, service marks, service mark applications and registrations, copyrights, know-how, licenses, trade secrets, proprietary processes, formulae and customer lists; and "PROPRIETARY TECHNOLOGY" means all processes, formulae, inventions, trade secrets, know-how, development tools and other rights used by the Company and its Subsidiaries pertaining to any product, software or service manufactured, marketed, licensed or sold by the Company and its Subsidiaries or Parent and its Subsidiaries, as the case may be, in the conduct of their business or used, employed or exploited in the development, license, sale, marketing, distribution or maintenance thereof, and all documentation and media constituting, describing or relating to the above, including manuals, memoranda, know-how, notebooks, software, records and disclosures. The Company has not received any notice or claim or nor does it have knowledge that the Company's Intellectual Property or Proprietary Technology infringes on the rights of any third party. The Company has not received any notice or claim nor does it have any knowledge that any patent, copyright or trademark has any invalidity which could reasonably be expected to have a Material Adverse Effect on the Company. Except as set forth in Section 3.1(r) of the Company Disclosure Schedule, each of the Company and Company Sub owns all Intellectual Property (or has the right to use such Intellectual Property) free and clear of all Liens, and there is no requirement to make royalty or other payments for the continued use of such Intellectual Property. Section 3.1(r) of the Company Disclosure Schedule sets forth a complete list of all patents and patent applications held by the Company and Company Sub and none of such patents or patent applications has lapsed, expired or been abandoned. Except as would not have a Material Adverse Effect on the Company, none of the Company, Company Sub or any employee of the Company or Company Sub has violated any confidentiality or non-disclosure agreement with respect to the Intellectual Property or Proprietary Technology of any other person.

        (s) YEAR 2000. Except as set forth in Section 3.1(s) of the Company Disclosure Schedule and except as would not result in a Material Adverse Effect on the Company, the occurrence, recording, processing or use of any date or time in the year 2000 will not adversely affect the information and business systems, products or business or operations of the Company or Company Sub as a result of any failure or error by any hardware or software (whether or not in the control of the Company) to properly or accurately recognize, record, process or use such date or time.

    3.2 REPRESENTATIONS AND WARRANTIES OF PARENT. Except as set forth in the Parent Disclosure Schedule delivered by Parent to the Company at or prior to the execution of this Agreement (the "PARENT DISCLOSURE SCHEDULE"), Parent represents and warrants to the Company as follows:

        (a) ORGANIZATION, STANDING AND POWER. Each of Parent and its Significant Subsidiaries (as hereinafter defined) has been duly incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation and has the requisite power and authority to carry on its business as now being conducted. Each of Parent and its Significant Subsidiaries is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure so to qualify could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on Parent. The copies of the Organizational Documents of Parent which were previously furnished or made available to the Company are true, complete and correct copies of such documents as in effect on the date of this Agreement. The "Significant Subsidiaries" shall mean all Subsidiaries considered significant subsidiaries under Regulation S-X of the Securities Act together with the subsidiaries designated as significant subsidiaries of Parent set forth in
    Section 3.2(b)(ii) of the Parent Disclosure Schedule. Parent together with the Significant Subsidiaries account for substantially all of the consolidated revenues of Parent.

        (b) CAPITAL STRUCTURE.

           (i) The authorized capital stock of Parent consists of
       (A) 500,000,000 shares of Parent Common Stock, of which as of October 29, 1999, 196,389,578 shares are outstanding, and (B) 25,000,000 shares of preferred stock, of which as of the date of this Agreement no shares are outstanding. All issued and outstanding shares of the capital stock of Parent are duly authorized, validly issued, fully paid and nonassessable, and no class of capital stock is entitled to preemptive rights. As of the date of this Agreement, there are no outstanding options, warrants or other rights to acquire capital stock from Parent other than (C) rights (the "PARENT RIGHTS") issued pursuant to the Rights Agreement, dated as of November 30, 1998, between Parent and ChaseMellon Shareholder Services, L.L.C. (the "PARENT RIGHTS AGREEMENT"),

       (D) options representing in the aggregate the right to purchase 33,460,849 shares of Parent Common Stock under Parent's equity incentive plans and (E) 15,152,826 shares issuable upon conversion of the 4.25% Convertible Subordinated Notes due 2006, in aggregate principal amount of $350,000,000.

           (ii) Section 3.2(b)(ii) of the Parent Disclosure Schedule lists all Significant Subsidiaries of Parent as of the date of this Agreement. All of the issued and outstanding shares of capital stock of each Significant Subsidiary of Parent are duly authorized, validly issued, fully paid and nonassessable and are owned, directly or indirectly, by Parent and are owned free and clear of any Liens. Except for the capital stock of the Significant Subsidiaries listed in Section 3. 2(b)(ii) of the Parent Disclosure Schedule and Parent's other Subsidiaries, Parent does not own, directly or indirectly, any capital stock or other ownership interest in any Person that is material to Parent.

           (iii) No bonds, debentures, notes or other indebtedness of Parent having the right to vote on any matters on which stockholders may vote ("PARENT VOTING DEBT") are issued or outstanding.

           (iv) Except as otherwise set forth in this Section 3.2(b) and except pursuant to equity incentive plans of Parent or any of its Significant Subsidiaries, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Parent or any of its Significant Subsidiaries is a party or by which any of them is bound obligating Parent or any of its Significant Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Parent or any of its Significant Subsidiaries or obligating Parent or any of its Significant Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding obligations of Parent or any of its Significant Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Parent.

        (c) AUTHORITY; NO CONFLICTS.

           (i) Parent has all requisite corporate power and corporate authority to enter into this Agreement and to consummate the transactions contemplated hereby. The Board of Directors of Parent has approved this Agreement and the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent. This Agreement has been duly executed and delivered by Parent and constitutes a valid and binding agreement of Parent, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors generally, or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

           (ii) The execution and delivery of this Agreement does not or will not, as the case may be, and the consummation of the transactions contemplated hereby will not, result in any Violation of: (A) any provision of the Organizational Documents of Parent or any of its Significant Subsidiaries or (B) except as could not reasonably be expected to have a Material Adverse Effect on Parent and subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph
       (iii) below, any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent, any of its Significant Subsidiaries or their respective properties or assets.

           (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent in connection with the execution and delivery of this Agreement by Parent or the consummation by Parent of the transactions contemplated hereby, except for (x) those required under or in relation to (A) the HSR Act, (B) state securities or "blue sky" laws, (C) the Securities Act, (D) the Exchange Act, (E) the DGCL with respect to the filing and recordation of appropriate merger or other documents, (F) rules and regulations of the Nasdaq, and (G) antitrust or other competition laws of other jurisdictions, and (y) such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain could not reasonably be expected to have a Material Adverse Effect on Parent or materially impair or delay the ability of Parent to consummate the transactions contemplated hereby.

        (d) REPORTS AND FINANCIAL STATEMENTS.

           (i) Parent has filed all required reports, schedules, forms, statements and other documents required to be filed by it with the SEC since January 1, 1999 (collectively, including all exhibits thereto, the "PARENT SEC REPORTS"). No Subsidiary of Parent is required to file any form, report or other document with the SEC. None of the Parent SEC Reports, as of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement or of the Closing Date, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements (including the related notes) included in the Parent SEC Reports presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of Parent and its Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with GAAP consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to normal and recurring year-end adjustments that have not been and are not expected to be material in amount. All of such Parent SEC Reports, as of their respective dates (and as of the date of any amendment to the respective Parent SEC Report), complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

           (ii) Except as set forth in the Parent SEC Reports filed prior to the date of this Agreement, and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since September 30, 1999, neither Parent nor any of its Subsidiaries has any liabilities or obligations of any nature required by GAAP to be set forth on a consolidated balance sheet of Parent and its Subsidiaries which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Parent.

        (e) INFORMATION SUPPLIED.

           (i) None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in (i) the Form S-4 will, at the time any amendment or supplement to the Form S-4 is filed with the SEC, or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Proxy Statement will, on the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

           (ii) Notwithstanding the foregoing provisions of this Section 3.2(e), no representation or warranty is made by Parent or Merger Sub with respect to statements made or incorporated by reference in the Proxy Statement or Form S-4 based on information supplied by the Company for inclusion or incorporation by reference therein.

        (f) COMPLIANCE WITH APPLICABLE LAWS; REGULATORY MATTERS. The Parent and its Significant Subsidiaries hold all required permits, licenses, certificates, franchises, registrations, variances, exemptions, orders and approvals of all Governmental Entities (the "PARENT PERMITS"), except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Parent. The Parent and its Significant Subsidiaries are in compliance with the terms of the Parent Permits, except where the failure so to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Parent. Except as disclosed in Parent SEC Reports, the businesses of Parent and its Significant Subsidiaries are not being and have not been conducted in violation of any law, ordinance, regulation, judgment, decree, injunction, rule or order of any Governmental Entity, except for violations which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Parent and since September 30, 1999, neither Parent nor any of its Significant Subsidiaries has received any written warning, notice, notice of violation or probable violation, notice of revocation, or other written communication from or on behalf of any Governmental Entity, alleging (A) any violation of any Parent Permit or
    (B) that Parent or any of its Significant Subsidiaries requires any Parent Permit required for its business that is not currently held by it, except which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Parent. To the knowledge of Parent, no investigation by any Governmental Entity with respect to Parent or any of its Significant Subsidiaries is pending or threatened, other than investigations which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Parent.

        (g) LITIGATION. Except as set forth in Section 3.2(g) of the Parent Disclosure Schedule, there is no litigation, arbitration, claim, suit, action, investigation or proceeding pending or, to the knowledge of Parent, threatened, against or affecting Parent or any of its Significant Subsidiaries which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on Parent, nor is there any judgment, award, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Parent or any of its Significant Subsidiaries which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on Parent.

        (h) TAXES. (i) Parent and each of its Significant Subsidiaries have duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed by any of them and all such filed Tax Returns are complete and accurate in all material respects;
    (ii) Parent and each of its Significant Subsidiaries have paid all Taxes that are shown as due on such filed Tax Returns or that Parent or any of its Significant Subsidiaries is obligated to withhold from amounts owing to any employee, creditor or third party, except with respect to matters contested in good faith or for such amounts that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Parent; (iii) to the knowledge of Parent, there are no pending or threatened in writing audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters relating to Parent or any of its Significant Subsidiaries which, if determined adversely to Parent or such Significant Subsidiary, could reasonably be expected to have a Material Adverse Effect on Parent; (iv) there are no deficiencies or claims for any Taxes that have been proposed, asserted or assessed against Parent or any of its Significant Subsidiaries which, if such deficiencies or claims were finally resolved against Parent or any of its Significant Subsidiaries, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Parent; (v) there are no material Liens for Taxes upon the assets of Parent or any of its Significant Subsidiaries, other than Liens for current Taxes not yet due and payable and Liens for Taxes that are being contested in good faith by appropriate proceedings; (vi) none of Parent or any of its Significant Subsidiaries has made an election under Section 341(f) of the Code; and (vii) to Parent's knowledge, there are no conditions that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

        (i) ABSENCE OF CERTAIN CHANGES OR EVENTS. Since September 30, 1999 through the date of this Agreement, (A) each of Parent and its Significant Subsidiaries has conducted its business in the ordinary course consistent with its past practice and has not incurred any material liability, except in the ordinary course of their respective businesses; (B) there has not been any change in the business, financial condition or results of operations of Parent or any of its Significant Subsidiaries that has had, or could reasonably be expected to have, a Material Adverse Effect on Parent;
    (C) there has not been any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any shares of Parent capital stock, except for dividends in the ordinary course of business consistent with past practice; (D) there has not been any split, combination or reclassification of any Parent capital stock or any issuance or the authorization of any issuance of any other securities in exchange or in substitution for shares of Parent capital stock; and
    (E) there has not been any change in accounting methods, principles or practices by Parent or any of Parent's Significant Subsidiaries materially affecting its assets, liabilities or business, except insofar as may have been required by a change in GAAP or in connection with Parent's change to GAAP.

        (j) CERTAIN AGREEMENTS.

           (i) All contracts listed as an exhibit to Parent's Annual Report on Form 10-K under the rules and regulations of the SEC relating to the business of the Parent and its Significant Subsidiaries (the "PARENT MATERIAL CONTRACTS") are valid and in full force and effect except to the extent they have previously expired in accordance with their terms, and neither Parent nor any of its Significant Subsidiaries has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both, could reasonably be expected to constitute a default under the provisions of, any such Parent Material Contract, except for defaults which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Parent. To the knowledge of the Company, no counterparty to any such Parent Material Contract has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both, could reasonably be expected to constitute a default or other breach under the provisions of, such Parent Material Contract, except for defaults or breaches which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Parent.

        (k) EMPLOYEE BENEFIT PLANS; LABOR MATTERS.

           (i) With respect to each U.S. employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan," as defined in Section 3(3) of ERISA and any bonus, deferred compensation, stock bonus, stock purchase, restricted stock, stock option, employment, termination, change in control and severance plan, program, arrangement and contract), to which Parent or any of its Significant Subsidiaries is a party, which is maintained or contributed to by Parent or any of its Significant Subsidiaries, or with respect to which Parent or any of its Significant Subsidiaries could incur material liability under Section 4069, 4201 or 4212(c) of ERISA (the "PARENT BENEFIT PLANS"), Parent has made available to the Company a true and complete copy of such Parent Benefit Plan.

           (ii) Each of the Parent Benefit Plans that is an "employee pension benefit plan" within the meaning of Section 3(2) of Erisa and that is intended to be qualified under Section

       401(a) of the Code has received a favorable determination letter from the IRS, and Parent is not aware of any circumstances likely to result in the revocation of any such favorable determination letter that could not reasonably be corrected under Rev. Proc. 98-22.

           (iii) With respect to the Parent Benefit Plans or other employee benefit plans, programs, arrangements and contracts to which Parent or any of its Significant Subsidiaries is a party, no event has occurred and, to the knowledge of the Parent, there exists no condition or set of circumstances, in connection with which the Parent or any of its Significant Subsidiaries could be subject to any liability under the terms of such Parent Benefit Plans, ERISA, the Code or any other applicable law which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Parent.

           (iv) Except as set forth in Section 3.1(k)(iv) of the Parent Disclosure Schedule, none of Parent or its Significant Subsidiaries is a party to any collective bargaining or other labor union contracts and no collective bargaining agreement is being negotiated by Parent or any of its Significant Subsidiaries. There is no pending labor dispute, strike or work stoppage against Parent or any of its Significant Subsidiaries which may interfere with the respective business activities of Parent or any of its Significant Subsidiaries, except where such dispute, strike or work stoppage could not reasonably be expected to have a Material Adverse Effect on Parent. There is no pending charge or complaint against Parent or any of its Significant Subsidiaries by the National Labor Relations Board or any comparable state agency, except where such unfair labor practice, charge or complaint could not reasonably be expected to have a Material Adverse Effect on Parent.

        (l) BROKERS OR FINDERS. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent on Merger Sub, except Credit Suisse First Boston Corporation.

        (m) OWNERSHIP OF COMPANY CAPITAL STOCK. As of the date of this Agreement, neither Parent nor any of its Significant Subsidiaries or, to the best of its knowledge without investigation, any of its affiliates or associates (as such terms are defined under the Exchange Act)
    (i) beneficially owns, directly or indirectly or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in case of either clause (i) or (ii), shares of capital stock of the Company.

    3.3 REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB RESPECTING MERGER SUB. Parent and Merger Sub represent and warrant to the Company as follows:

        (a) ORGANIZATION AND CORPORATE POWER. Merger Sub is a wholly owned Subsidiary of Parent and a corporation duly incorporated, validly existing and in good standing under the laws of Delaware. The copies of the Organizational Documents of Merger Sub which were previously furnished or made available to the Company are true, complete and correct copies of such documents as in affect on the date of this Agreement.

        (b) CORPORATE AUTHORIZATION. Merger Sub has all requisite corporate power and corporate authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Merger Sub of this Agreement and the consummation by Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Merger Sub. This Agreement has been duly executed and delivered by Merger Sub and constitutes a valid and binding agreement of Merger Sub, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors generally, or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        (c) NON-CONTRAVENTION. The execution, delivery and performance by Merger Sub of this Agreement and the consummation by Merger Sub of the transactions contemplated hereby do not and will not contravene or conflict with the Organizational Documents of Merger Sub.

        (d) NO BUSINESS ACTIVITIES. Merger Sub is not a party to any material agreements and has not conducted any activities other than in connection with the organization of Merger Sub, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby. Merger Sub has no Subsidiaries.

ARTICLE IV. COVENANTS RELATING TO CONDUCT OF BUSINESS

    4.1 COVENANTS OF THE COMPANY. During the period from the date of this Agreement and continuing until the Effective Time (except as expressly contemplated or permitted by this Agreement or to the extent that Parent shall otherwise consent in writing):

        (a) ORDINARY COURSE. The Company and Company Sub shall carry on their respective businesses in the usual, regular and ordinary course in all material respects, shall not enter into any hedging contracts or arrangements other than in the ordinary course of business and consistent with past practice, and shall use all reasonable efforts to preserve intact their present business organizations and preserve their relationships with customers, suppliers and others having business dealings with them.

        (b) DIVIDENDS; CHANGES IN SHARE CAPITAL. The Company shall not, and shall not permit Company Sub to, and shall not propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, or (iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock (except for stock purchases pursuant to the terms of the 1999 Employee Stock Purchase Plan as in effect on the date hereof or with respect to repurchase agreements with certain employees listed in Section 3.1(b) of the Company Disclosure Schedule).

        (c) ISSUANCE OF SECURITIES. The Company shall not, and shall cause Company Sub not to issue, grant, deliver or sell, or authorize or propose the issuance, grant, delivery or sale of, any shares of its capital stock of any class, any Company Voting Debt or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares or Company Voting Debt, or enter into any agreement with respect to any of the foregoing, other than (i) the issuance of Company Common Stock upon the exercise of stock options or stock appreciation rights issued prior to the date of this Agreement in the ordinary course of business and consistent with past practice in accordance with the terms of the Company Stock Option Plans as in effect on the date of this Agreement or pursuant to elections made by participants in the Company's 401(k) plan, and
    (ii) issuances of options, rights or other awards prior to the date of this Agreement in the ordinary course of business and consistent with past practice pursuant to the Company Stock Option Plans as in effect on the date of this Agreement.

        (d) ORGANIZATIONAL DOCUMENTS. Except to the extent required to comply with their respective obligations hereunder, required by law or required by the rules and regulations of the Nasdaq, the Company and Company Sub shall not amend or propose to amend their respective Organizational Documents.

        (e) INDEBTEDNESS. The Company shall not, and shall not permit Company Sub to, (i) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or Company Sub or guarantee any debt securities of other Persons other than indebtedness of the Company or Company Sub to the Company or Company Sub and other than in the ordinary course of business, (ii) make any loans, advances or capital contributions to, or investments in, any other Person, other than by the Company or Company Sub to or in the Company or Company Sub, (iii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) other than in the ordinary course of business or (iv) enter into any derivative contracts (other than hedging contracts in the ordinary course of business and consistent with past practice), other than in the case of clauses (ii) and (iii), investments in marketable securities, payments, discharges or satisfactions incurred or committed to in the ordinary course of business consistent with past practice.

        (f) BENEFIT PLANS. The Company shall not, and shall not permit Company Sub to, (i) increase the compensation payable or to become payable to any of its executive officers or employees, (ii) take any action with respect to the grant of any severance or termination pay, or stay, bonus or other incentive arrangement (other than pursuant to benefit plans and policies in effect on the date of this Agreement), (iii) adopt any new Company Benefit Plan or (iv) amend or modify any Company Benefit Plan, except as required by law or Section 5.14.

        (g) ACQUISITIONS. Subject to Section 5.4, the Company shall not, and shall not permit Company Sub to, acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association or other business organization or division thereof or (ii) any assets that are material, individually or in the aggregate, to the Company and Company Sub, taken as a whole.

        (h) SALES; LIENS AND ENCUMBRANCES. The Company shall not, and shall not permit Company Sub to, sell, lease, license, mortgage or other wise encumber or subject to any Lien or otherwise dispose of any Company Property other than (i) sales and dispositions of inventories, in each case only if in the ordinary course of business consistent with past practice, and (ii) encumbrances and Liens that are incurred in the ordinary course of business consistent with past practice.

        (i) MATERIAL AGREEMENTS. The Company shall not, and shall not permit Company Sub to, terminate or amend on terms materially less favorable to the Company any agreement filed as an exhibit to any Company SEC Report or that would be filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1999.

        (j) AUTHORIZATION OF ACTIONS. The Company shall not, and shall not permit Company Sub to, authorize any of, or commit to agree to take any of, the foregoing actions in this Section 4.1.

        (k) CAPITAL EXPENDITURES. The Company shall not, and shall not permit Company Sub to, make or agree to make any new capital expenditure or expenditures, other than capital expenditures of up to $1.25 million in connection with the Company's move to new facilities in the first calendar quarter of 2000, that, in the aggregate, are in excess of $600,000; provided, however, that Parent's consent to capital expenditures in excess of such amount shall not be unreasonably withheld.

        (l) TAX ELECTIONS. The Company shall not, and shall not permit Company Sub to, make any material Tax election or settle or compromise any material Tax liability or refund, except to the extent already provided for in the Company SEC Reports; provided, however, that Parent's consent to any Tax election or settlement or compromise of any Tax liability or refund shall not be unreasonably withheld.

        (m) STOCK OPTION PLANS. Without limiting the generality of clause
    (f) above, the Company shall not, and shall not permit Company Sub to,
    (i) make any amendment to any Company Stock

    Option Plan or option agreement as a result of this Agreement or in contemplation of the Merger, (ii) except pursuant to the terms of the 1999 Employee Stock Purchase Plan, grant or issue any options or stock awards under the Company Stock Option Plans, except (A) to new employees in connection their hiring in the ordinary course of business and (B) to directors in accordance with the 1999 Director Option Plan as in effect on the date of this Agreement or (iii) accelerate the vesting or exercisabilty of any options under the Company Stock Option Plans, other than as required by any automatic acceleration provisions contained in the Company Stock Option Plans.

        (n) OTHER ACTIONS. The Company shall not, and shall not permit Company Sub to, take any action that could reasonably be expected to result in
    (i) any of the representations or warranties of the Company set forth in this Agreement that are qualified as to materiality becoming untrue,
    (ii) any of such representations and warranties that are not so qualified becoming untrue or (iii) any of the conditions to the Merger set forth in
    Article VI not being satisfied.

        (o) INTENTION. The Company and its Subsidiaries shall not enter into any agreement, commitment, arrangement, or obligation to take any action prohibited by this Section 4.1.

    4.2 COVENANTS OF PARENT AND MERGER SUB. During the period from the date of this Agreement and continuing until the Effective Time (except as expressly contemplated or permitted by this Agreement or to the extent that the Company shall otherwise consent in writing):

        (a) ORGANIZATIONAL DOCUMENTS. Except to the extent required to comply with their respective obligations hereunder, required by law or required by the rules and regulations of any applicable governmental entity, Parent and its Significant Subsidiaries shall not amend or propose to amend their respective Organizational Documents.

        (b) OTHER ACTIONS. Parent shall not, and shall not permit any of its Subsidiaries to, take any action that could reasonably be expected to result in (i) any of the representations or warranties of the Company set forth in this Agreement that are qualified as to materiality becoming untrue in any material respect or (ii) any of the conditions to the Merger set forth in
    Article VI not being satisfied.

    4.3 ADVICE OF CHANGES; GOVERNMENT FILINGS. Each party shall (a) confer on a regular and frequent basis with the other, (b) report (to the extent permitted by law, regulation and any applicable confidentiality agreement) to the other on operational matters and (c) promptly advise the other orally and in writing of
(i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (ii) the failure by it (A) to comply with or satisfy in any respect any covenant, condition or agreement required to be complied with or satisfied by it under this Agreement that is qualified as to materiality or (B) to comply with or satisfy in any material respect any covenant, condition or agreement required to be complied with or satisfied by it under this Agreement that is not so qualified as to materiality or (iii) any change, event or circumstance that has had or could reasonably be expected to have a Material Adverse Effect on such party or materially adversely affect its ability to consummate the Merger in a timely manner; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement. The Company and Parent shall file all reports required to be filed by each of them with the SEC (and all other Governmental Entities) between the date of this Agreement and the Effective Time and shall (to the extent permitted by law or regulation or any applicable confidentiality agreement) deliver to the other party copies of all such reports promptly after the same are filed. Subject to applicable laws relating to the exchange of information, each of the Company and Parent shall have the right to review in advance, and to the extent practicable each will consult with the other, with respect to all the information relating to the other party and each of their respective Subsidiaries, which appears in any filings, announcements or publications made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party agrees that, to the extent practicable, it will consult with the other party with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of matters relating to completion of the transactions contemplated hereby.

    4.4 CONTROL OF OTHER PARTY'S BUSINESS. Nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct Parent's operations prior to the Effective Time. Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company's operations prior to the Effective Time. Prior to the Effective Time, each of the Company and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

ARTICLE V. ADDITIONAL AGREEMENTS

    5.1 PREPARATION OF FORM S-4 AND PROXY STATEMENT; THE COMPANY STOCKHOLDERS MEETING.

        (a) As soon as practicable following the date of this Agreement, the Company and Parent shall prepare and file with the SEC the Proxy Statement and Parent shall prepare and file with the SEC the Form S-4, in which the Proxy Statement shall be included as a prospectus. Each of the Company and Parent shall use reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. The Company shall use reasonable efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable securities or "blue sky" laws in connection with the issuance of Parent Common Stock pursuant to the Merger, and the Company shall furnish all information concerning the Company and the holders of the Company Common Stock and rights to acquire Company Common Stock pursuant to the Company Stock Option Plans as may be reasonably requested in connection with any such action.

        (b) The Company shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "COMPANY STOCKHOLDERS MEETING") for the purpose of obtaining the Required Company Vote, and, the Company shall, through its Board of Directors, unanimously, except with respect to one director who abstained based on a conflict of interest, recommend to its stockholders that they approve the transactions contemplated by this Agreement; provided, however, that the Board of Directors of the Company may withdraw, modify or change such recommendation if it receives a Superior Proposal and determines in good faith, in consultation with outside counsel, that making such recommendation, or the failure to so withdraw, modify or change its recommendation, or the failure to recommend any other offer or proposal, could reasonably be deemed to cause the members of the Board of Directors to breach their fiduciary duties under applicable law. Parent shall vote or cause to be voted all the shares of Company Common Stock owned of record by Parent or any of its Subsidiaries in favor of the transactions contemplated by this Agreement; provided further that any such withdrawal, modification or change in recommendation shall not relieve the Company of its obligations under Section 5.1(b) hereof. The parties shall use their commercially reasonable efforts to hold the Company Stockholders Meeting on or before March 31, 2000.

        (c) The Company shall use reasonable efforts to cause to be delivered to Parent a letter of Arthur Andersen LLP, the Company's independent public accountants, dated a date within two Business Days before the date on which the Form S-4 shall become effective and addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

        (d) Parent shall use reasonable efforts to cause to be delivered to the Company a letter of Deloitte & Touche LLP, Parent's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

    5.2 ACCESS TO INFORMATION. Upon reasonable notice, each of the Company and Parent shall (and shall cause their respective Subsidiaries, to the extent permitted by the Organizational Documents or other pertinent agreements of such entity, to) afford to the officers, employees, accountants, counsel, financial advisors and other representatives of the other party reasonable access during normal business hours, during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and its officers, employees and representatives and, during such period, each of the Company and Parent shall (and shall cause its Subsidiaries, to the extent permitted by the Organizational Documents or other pertinent agreements of such entity, to) furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed, published, announced or received by it during such period pursuant to the requirements of Federal or state securities laws, as applicable (other than reports or documents which such party is not permitted to disclose under applicable law) and (b) consistent with its legal obligations, all other information concerning its business, properties and personnel as the other party may reasonably request, including any information requested with respect to Company stockholder approval at the Company Stockholders Meeting and the status of efforts to obtain such approval; provided, however, each of the Company and Parent may restrict the foregoing access to the extent that (i) a Governmental Entity requires such party or any of its Subsidiaries to restrict access to any properties or information reasonably related to any such contract on the basis of applicable laws and regulations or (ii) any law, treaty, rule or regulation of any Governmental Entity applicable to such party or any of its Subsidiaries requires such party or any of its Subsidiaries to restrict access to any properties or information. Such information shall be held in confidence to the extent required by, and in accordance with, the provisions of the letter (the "CONFIDENTIALITY AGREEMENT") dated December 5, 1999, between the Company and Parent, which Confidentiality Agreement shall remain in full force and effect.

    5.3 APPROVALS AND CONSENTS; COOPERATION. Each of the Company and Parent shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) its reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as practicable, including (i) preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings, tax ruling requests and other documents and to obtain as promptly as practicable all consents, waivers, licenses, orders, registrations, approvals, permits, tax rulings and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement, (ii) taking all reasonable steps as may be necessary to obtain all such consents, waivers, licenses, registrations, permits, authorizations, tax rulings, orders and approvals and (iii) subject to fiduciary duties, the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed. Without limiting the generality of the foregoing, each of the Company and Parent agrees to make all necessary filings in connection with the Required Regulatory Approvals as promptly as practicable after the date of this Agreement, and to use its reasonable efforts to furnish or cause to be furnished, as promptly as practicable, all information and documents requested with respect to such Required Regulatory Approvals and shall otherwise cooperate with the applicable Governmental Entity in order to obtain any Required Regulatory Approvals in as expeditious a manner as possible. Each of the Company and Parent shall use its reasonable efforts to resolve such objections, if any, as any Governmental Entity may assert with respect to this Agreement and the transactions contemplated hereby in connection with the Required Regulatory Approvals. In the event that a suit is instituted by a Person or Governmental Entity challenging this Agreement and the transactions contemplated hereby as violative of applicable antitrust or competition laws, each of the Company and Parent shall use its reasonable efforts to resist or resolve such suit. The Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may reasonably be necessary or advisable in connection with the Form S-4 or Proxy Statement or any other statement, filing, tax ruling request, notice or application made by or on behalf of the Company, Parent or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger or the other transactions contemplated by this Agreement.

    5.4 ACQUISITION PROPOSALS.

        (a) Unless and until this Agreement shall have been terminated by either party pursuant to Article VII hereof or except as provided in Section 5.4(b), the Company shall not take or cause, directly or indirectly, (and it agrees to cause its officers, directors, employees, agents, investment bankers, advisors and representatives not to take or cause) any of the following actions with any party other than Parent, Merger Sub or their respective designees: (i) solicit, encourage, initiate, participate in or facilitate or consent to any negotiations or discussions with respect to any offer, indication or proposal to acquire all or more than 20% of its business, assets or capital shares or voting securities whether by merger, consolidation, other business combination, purchase of assets, tender or exchange offer or otherwise (each of the foregoing, an "ACQUISITION PROPOSAL"); or (ii) disclose, in connection with an Acquisition Proposal, any information or provide access to its properties, books or records, except as required by law or pursuant to a governmental request for information. In addition, the Company shall, and shall cause its officers, directors, employees, agents, investment bankers, advisors and representatives to, immediately cease any activities of the type described in (a)(i) and (a)(ii) existing as of the date of this Agreement.

        (b) Nothing contained in this Agreement shall prevent the Company or its Board of Directors from (a) complying with Rule 14e-2 promulgated under the Exchange Act with regard to any Acquisition Proposal; and (b) if and only to the extent that the Board of Directors of the Company concludes in good faith (after having consulted with and considered the advice of its investment bank and outside legal counsel) that such Acquisition Proposal would, if consummated, result in a transaction more favorable to the Company stockholders from a financial point of view than the transaction contemplated by this Agreement (any such more favorable Acquisition Proposal being referred to in this Agreement as a "SUPERIOR PROPOSAL"), until the Required Company Vote has been obtained, the Company may furnish or cause to be furnished confidential information or data and may participate in such negotiations and discussions but only if (i) the Company is not then in breach of its obligations under this Section, (ii) and only to the extent that the Board of Directors of the Company concludes in good faith (after having consulted with and considered the advice of outside legal counsel) that such action is necessary in order for its directors to comply with their respective fiduciary duties under applicable law and
    (iii) confidentiality arrangements on terms no less beneficial to the Company as those entered into by Parent are entered into with respect thereto. The Company will notify Parent immediately if any inquiries, proposals or offers respecting an Acquisition Proposal are received by, any such information or data is requested from, or any such discussions or negotiations are sought to be initiated or continued with, it or any such Persons indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers, and shall keep Parent apprised with respect to the status and terms thereof. The Company also will promptly request each Person that has heretofore executed a confidentiality agreement in connection with its consideration of an Acquisition Proposal to return all confidential information heretofore furnished to such Person by or on behalf of it or any of its officers, directors, employees, agents, investment bankers, advisors or representatives and will not waive any "standstill" provision of any such, or any other, agreement. The Company shall provide Parent at least two business days advance notice of its intention to present to its Board of Directors or accept any Superior Proposal and shall provide Parent with a summary of the terms and conditions thereof.

    5.5 EMPLOYEE BENEFITS.

        (a) For purposes of determining eligibility to participate, vesting and accrual or entitlement to benefits where length of service is relevant under any employee benefit plan or arrangement of Parent, the Surviving Corporation or any of their respective, employees of the Company and Company Sub as of the Effective Time shall receive service credit for service with the Company and Company Sub to the same extent such service credit was granted under the Company Benefit Plans, subject to no duplication of benefits.

        (b) Parent shall cause the Surviving Corporation to assume and honor in accordance with their terms all written employment, severance and termination plans and agreements (including change in control provisions) of employees of the Company and Company Sub provided to Parent on or prior to the date of this Agreement.

    5.6 FEES AND EXPENSES Whether or not the Merger is consummated, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses, except
(a) if the Merger is consummated, Surviving Corporation shall pay, or cause to be paid, any and all property or transfer taxes imposed on the Company or Company Sub, (b) the Expenses incurred in connection with the printing, filing and mailing to stockholders of the Form S-4 and Proxy Statement and the solicitation of stockholder approvals shall be shared equally by the Company and Parent, and (c) as provided in Section 7.2. As used in this Agreement, "EXPENSES" includes all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Form S-4 and Proxy Statement and the solicitation of stockholder approvals and all other matters related to the transactions contemplated hereby.

    5.7 INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE. Parent and the Surviving Corporation shall cause to be maintained in effect (i) for a period of six years after the Effective Time, the current provisions regarding indemnification of current officers and directors (each, an "INDEMNIFIED PARTY") contained in the Organizational Documents of the Company or Company Sub and in any agreements between an Indemnified Party and the Company or Company Sub and
(ii) for a period of six years, the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by the Company (provided that Parent or the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured) with respect to claims arising from facts or events that occurred on or before the Effective Time. This covenant is intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their respective heirs and legal representatives.

    5.8 PUBLIC ANNOUNCEMENTS. The Company and Parent shall use all reasonable efforts to develop a joint communications plan and each party shall use all reasonable efforts (i) to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan, and (ii) unless otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of any securities exchange, to consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby.

    5.9 TAX TREATMENT. For Federal income tax purposes, the parties agree that the Merger is intended to constitute a tax-free reorganization within the meaning of Section 368(a) of the Code, and that this Agreement is intended to constitute a "plan of reorganization" within the meaning of Section 368(a) of the Code. Each of Parent, Merger Sub and the Company shall not take any action and shall not fail to take any action which action or failure to act would prevent, or would be likely to prevent, the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

    5.10 AFFILIATES.

        (a) Prior to the Closing Date, the Company shall deliver to Parent a letter identifying all Persons who are, at the time this Agreement is submitted for approval to the stockholders of the Company, "affiliates" of the Company (including all directors of the Company) for purposes of Rule 145 under the Securities Act. The Company shall use reasonable efforts to cause each such Person to deliver to Parent on or prior to the Closing Date a written agreement substantially in the form attached hereto as Exhibit A.

    5.11 STOCK LISTING. Parent shall use reasonable best efforts to cause the shares of Parent Common Stock to be issued in the Merger and pursuant to the Company Stock Option Plans to be approved for listing on the Nasdaq, subject to customary conditions, prior to the Closing Date.

    5.12 TAKEOVER STATUTES. If Section 203 of the DGCL or any other takeover statute ("TAKEOVER STATUTE") shall become applicable to the transactions contemplated hereby, the Company and the members of the Board of Directors of the Company shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby including, without limitation, the transactions contemplated by the Voting Agreements may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such Takeover Statute on the transactions contemplated hereby.

    5.13 RIGHTS AGREEMENTS. Parent shall take all necessary action prior to the Effective Time to cause the dilution provisions of the Parent Rights Agreement to be inapplicable to the transactions contemplated by this Agreement, without any payment to holders of rights issued pursuant to such rights agreements.

    5.14 EMPLOYEE STOCK OPTIONS AND EQUITY INCENTIVES.

        (a) Simultaneously with the Merger, (i) each outstanding option to purchase a share of Company Common Stock under the Company Stock Option Plans and the Company's 1999 Employee Stock Purchase Plan that is not exercised by the holder thereof shall be converted into an option to purchase the number of shares of Parent Common Stock equal to the Conversion Number multiplied by the number of shares of Company Common Stock which could have been obtained prior to the Effective Time upon the exercise of each such option, at an exercise price per share equal to the exercise price for each such share of Company Common Stock subject to an option under the Company Stock Option Plans and the Company's 1999 Employee Stock Purchase Plan being so converted divided by the Conversion Number, and all references in each such option to the Company shall be deemed to refer to Parent, where appropriate, and (ii) Parent shall assume the obligations of the Company under the Company Stock Option Plans and the Company's 1999 Employee Stock Purchase Plan, provided that the Company agrees not to accelerate any stock options that do not require acceleration pursuant to the terms in effect on the date hereof as a result of the transactions contemplated hereby.

        (b) Parent shall (i) reserve for issuance the number of shares of Parent Common Stock that will become subject to the Company Stock Option Plans and the Company's 1999 Employee Stock Purchase Plan and (ii) issue or cause to be issued the appropriate number of shares of Parent Common Stock pursuant to such plans, upon the exercise or maturation of rights existing thereunder at the Effective Time or thereafter granted or awarded.

        (c) Subject to any applicable limitations under the Securities Act, Parent shall file a registration statement on Form S-8 (or any successor form) or another appropriate form (or shall cause options to purchase Company Common Stock that were converted into options to purchase Parent Common Stock (the "NEW STOCK RIGHTS") to be deemed to be options issued pursuant to a stock option or other equity compensation plan of Parent for which shares of Parent Common Stock have been previously registered pursuant to an appropriate registration form with the SEC) and shall cause such registration statement to be effective as soon as practicable following to the Effective Time, with respect to the shares of Parent Common Stock issuable upon the exercise of the New Stock Rights, and shall use all reasonable efforts to maintain the effectiveness of such registration statement for so long as such New Stock Rights shall remain outstanding.

        (d) Company shall amend the Company Stock Option Plans and the Company's 1999 Employee Stock Purchase Plan effective on the Effective Date to provide that no further options shall be granted under such plans after the Effective Date.

        (e) The Company shall terminate its 1999 Employee Stock Purchase Plan effective on the Effective Date.

    5.15 TAX REPRESENTATIONS. Parent, Merger Sub and Company agree to deliver to counsel tax representations, substantially in the form attached hereto as Exhibit B, reasonably prior to the date the Proxy Statement is mailed to the Company's stockholders.

    5.16 FURTHER ASSURANCES. In case at any time after the Effective Time any further action is reasonably necessary to carry out the purposes of this Agreement, the proper officers of the Company, Parent and Merger Sub shall take any such reasonably necessary action.

ARTICLE VI. CONDITIONS PRECEDENT

    6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The obligations of the Company, Parent and Merger Sub to effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

        (a) STOCKHOLDER APPROVAL. The Company shall have obtained all approvals of holders of shares of capital stock of the Company necessary to approve this Agreement and all the transactions contemplated hereby (including the Merger).

        (b) HSR ACT. The waiting periods (and any extensions thereof) applicable to the transactions contemplated by this Agreement under the HSR Act shall have been terminated or shall have expired. Any consents, approvals and filings under any antitrust law, the absence of which would prohibit the consummation of the Merger, shall have been obtained or made.

        (c) EFFECTIVE REGISTRATION STATEMENT. The Form S-4 shall have been declared effective by the SEC under the Securities Act, and no stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or, to the knowledge of the Parent or the Company, threatened by the SEC, and all necessary approvals under blue sky laws (including customary approvals with respect to the issuance and resale of such Parent Common Stock) relating to the issuance or trading of the Parent Common Stock to be issued to the stockholders of the Company in connection with the Merger shall have been received.

        (d) NO INJUNCTIONS OR RESTRAINTS, ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Entity of competent jurisdiction shall be in effect and have the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger; provided, however, that the provisions of this
    Section 6.1(d) shall not be available to any party whose failure to fulfill its obligations pursuant to Section 5.3 shall have been the cause of, or shall have resulted in, such order or injunction.

        (e) REQUIRED REGULATORY APPROVALS. All authorizations, consents, orders and approvals of, and declarations and filings with, and all expirations of waiting periods imposed by, any Governmental Entity which, if not obtained in connection with the consummation of the transactions contemplated hereby, could reasonably be expected to have a Material Adverse Effect on the Company (collectively, "REQUIRED REGULATORY APPROVALS"), shall have been obtained, have been declared or filed or have occurred, as the case may be, and all such Required Regulatory Approvals shall be in full force and effect.

        (f) LISTING OF PARENT COMMON STOCK. The Parent Common Stock to be issued to the stockholders of the Company in connection with the Merger and pursuant to the Company Stock Option Plans shall have been approved for listing on the Nasdaq subject only to other customary conditions.

    6.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction of, or waiver by Parent, on or prior to the Closing Date, of the following additional conditions:

        (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Company set forth in this Agreement that is qualified as to materiality shall have been true and correct when made and shall be true and correct on and as of the Closing Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date), and each of the representations and warranties of the Company that is not so qualified shall have been true and correct in all material respects when made and shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date).

        (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to materiality and shall have performed or complied in all material respects with all other agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are not so qualified as to materiality.

        (c) TAX OPINION. Parent shall have received an opinion from Latham & Watkins, dated on or about the date the Proxy Statement is mailed to the Company's stockholders, in form and substance reasonably satisfactory to Parent and based on customary representations of Parent, Merger Sub and the Company and on the basis of facts and assumptions set forth in such opinion, which are consistent with the state of facts existing at the Effective Time, substantially to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and (ii) no gain or loss will be recognized by Company stockholders for United States Federal income tax purposes upon the exchange of their Company Common Stock solely for shares of Parent Common Stock, except with respect to cash, if any, received in lieu if fractional shares of Company Common. Further, the opinion Latham & Watkins delivered pursuant to this section shall not have been withdrawn or modified in any material respect on or prior to the Effective Time.

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
        (d) ABSENCE OF COMPANY MATERIAL ADVERSE EFFECT. There shall not have occurred since the date of this Agreement any Material Adverse Effect on the Company.

        (e) NON-COMPETE AGREEMENTS. The individuals listed on Schedule 6.2(e) shall have entered into Non-Compete Agreements with Parent in the form attached hereto as Annex B.

    6.3 ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to effect the Merger are subject to the satisfaction of, or waiver by the Company on or prior to the Closing Date of the following additional conditions:

        (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Parent and Merger Sub set forth in this Agreement that is qualified as to materiality shall have been true and correct when made and shall be true and correct on and as of the Closing Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date), and each of the representations and warranties of each of Parent and Merger Sub that is not so qualified shall have been true and correct in all material respects when made and shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date).

        (b) PERFORMANCE OF OBLIGATIONS OF PARENT. Parent shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to materiality and shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are not so qualified as to materiality.

        (c) TAX OPINION. The Company shall have received an opinion from Hutchins, Wheeler & Dittmar, a Professional Corporation, dated on or about the date the Proxy Statement is mailed to Company stockholders, in form and substance reasonably satisfactory to the Company and based on customary representations of Parent, Merger Sub and the Company and on the basis of facts and assumptions set forth in such opinion, which are consistent with the state of facts existing at the Effective Time, substantially to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and (ii) no gain or loss will be recognized by Company stockholders for United States Federal income tax purposes upon the exchange of their Company Common Stock solely for shares of Parent Common Stock, except with respect to cash, if any, received in lieu if fractional shares of Company Common Stock. Further, the opinion of Hutchins, Wheeler & Dittmar, a Professional Corporation, delivered pursuant to this section shall not have been withdrawn or modified in any material respect on or prior to the Effective Time.

        (d) ABSENCE OF PARENT MATERIAL ADVERSE EFFECT. There shall not have occurred since the date of this Agreement, any Material Adverse Effect on the Parent.

ARTICLE VII. TERMINATION AND AMENDMENT

    7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties, whether before or after approval of the matters presented in connection with the Merger by the stockholders of the Company:

        (a) By mutual written consent of Parent and the Company, by action of their respective Boards of Directors;

        (b) By either the Company or Parent if the Merger shall not have been consummated by March 31, 1999; provided that such date shall automatically be extended up to three additional periods of 30 days upon the written request by any party hereto to any other party hereto so long as at the time of such request, such requesting party was not in material breach of any of its obligations under this Agreement (the "OUTSIDE DATE"); provided further that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Merger to occur on or before such date;

        (c) By either the Company or Parent if any Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties shall have used their reasonable best efforts to resist, resolve or lift, as applicable, subject to the provisions of Section 5.3) permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable;

        (d) By either Parent or the Company if the approval by the stockholders of the Company required for the consummation of the Merger or the other transactions contemplated hereby shall not have been obtained at the Company Stockholders Meeting or at any adjournment thereof by reason of the failure to obtain the required vote at a duly held meeting of stockholders or at any adjournment thereof;

        (e) By Parent if (i) the Board of Directors of the Company shall have withdrawn or modified its recommendation of the Merger or this Agreement;
    (ii) the Board of Directors of the Company shall have failed to recommend the Merger or this Agreement or shall have recommended to the stockholders of the Company that they approve an Acquisition Proposal other than contemplated by this Agreement; (iii) a tender offer or exchange offer that, if successful, would result in any Person or "group" becoming a "beneficial owner" (such terms having the meaning in this Agreement as is ascribed under Regulation 13D under the Exchange Act) of 20% or more of the outstanding shares of Company Common Stock is commenced (other than by Parent or an affiliate of Parent) and the Board of Directors of the Company does not oppose such tender offer or recommends that the stockholders of the Company tender their shares in such tender or exchange offer; or (iv) for any reason the Company fails to call and hold the Company Stockholders Meeting by the Outside Date (provided that Parent's right to terminate this Agreement under such clause (iv) shall not be available if at such time the Company would be entitled to terminate this Agreement under Section 7.1(g));

        (f) By Parent, upon a material breach of any covenant or agreement (y) on the part of the Company set forth in this Agreement or (z) on the part of any party to a Voting Agreement (other than Parent), or if (i) any representation or warranty of the Company in this Agreement that is qualified as to materiality shall have become untrue or (ii) any representation or warranty of the Company that is not so qualified shall have become untrue in any material respect, in each case such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied (a "TERMINATING COMPANY BREACH"); provided, however, that, if such Terminating Company Breach is capable of being cured by the Company prior to the Effective Time through the exercise of its best efforts, Parent shall promptly give notice of such Terminating Company Breach to the Company and if such Terminating Company Breach is cured within 15 days after giving notice to the Company of such breach, Parent may not terminate this Agreement under this Section 7.1(f); or

        (g) By the Company, upon a material breach of any covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement, or if
    (i) any representation or warranty of Parent or Merger Sub that is qualified as to materiality shall have become untrue or (ii) any representation or warranty of Parent or Merger Sub that is not so qualified shall have become untrue in any material respect, in each case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied ("TERMINATING PARENT BREACH"); provided, however, that, if such Terminating Parent Breach is capable of being cured by Parent prior to the Effective Time through the exercise of best efforts, the Company shall promptly give notice of such Terminating Parent Breach to Parent and if such Terminating Parent Breach is cured within 15 days after giving written notice to Parent of such breach, the Company may not terminate this Agreement under this Section 7.1(g).

    7.2 EFFECT OF TERMINATION

        (a) In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent or the Company or their respective officers or directors except (i) with respect to Section 5.6, this Section 7.2 and Article VIII and (ii) with respect to any liabilities or damages incurred or suffered by a party as a result of the willful breach by the other party of any of its covenants or other agreements set forth in this Agreement.

        (b) In the event that this Agreement is terminated pursuant to Section 7.1(d), 7.1(e), or 7.1(f), then the Company shall pay the Parent a cash fee of $25.0 million, which amount shall be payable by wire transfer of immediately available funds on the date of such termination; PROVIDED, that in the event of a termination under Section 7.1(d), 7.1(e) or 7.1(f), such fee shall not be payable unless and until the Company enters into a transaction that constitutes an Acquisition Proposal (or an agreement for such a transaction) within nine months of such termination or unless and until any Person or Persons purchases 20% or more of the assets or voting stock of the Company within nine months of such termination, such payment to be made on the date of any such event. The Company acknowledges that the agreements contained in this Section 7.2(b) are an integral part of the transactions contemplated in this Agreement, and that, without these agreements, the Parent and Merger Sub would not enter into this Agreement.

        (c) In addition, in the event of termination of this Agreement by Parent pursuant to Section 7.1(b), (d), (e) or (f), then the Company shall reimburse Parent for all its reasonable out-of-pocket expenses (up to $3,000,000) actually incurred in connection with this Agreement and the transactions contemplated hereby, which amount shall be payable by wire transfer of same day funds within three Business Days of written demand, accompanied by a reasonably detailed statement of such expenses and appropriate supporting documentation therefor.

        (d) In addition, in the event of termination of this Agreement by the Company pursuant to Section 7.1(g) then Parent shall reimburse the Company for all its reasonable out-of-pocket expenses (up to $3,000,000) actually incurred in connection with this Agreement and the transactions contemplated hereby, which amount shall be paid by wire transfer of same day funds within three Business Days of written demand, accompanied by a reasonably detailed statement of such expenses and appropriate supporting documentation therefor.

    7.3 AMENDMENT. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company, but, after any such approval, no amendment shall be made which by law or in accordance with the rules of the Nasdaq requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    7.4 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. No delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. Unless otherwise provided, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties hereto may otherwise have at law or in equity. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

ARTICLE VIII. GENERAL PROVISIONS

    8.1 NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS; NO OTHER REPRESENTATIONS AND WARRANTIES. None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time and this Article VIII. Each party hereto agrees that, except for the representations and warranties contained in this Agreement, none of the Company, Parent or Merger Sub makes any other representations or warranties, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement, the documents and the instruments referred to herein, or the transactions contemplated hereby or thereby, notwithstanding the delivery or disclosure to the other party or the other party's representatives of any documentation or other information with respect to any one or more of the foregoing.

    8.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) on the first Business Day following the date of dispatch if delivered by a nationally recognized next-day courier service, (c) on the tenth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid or (d) if sent by facsimile transmission, with a copy mailed on the same day in the manner provided in (a) or (b) above, when transmitted and receipt is confirmed by telephone. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

        (a) if to Parent or Merger Sub, 4311 Jamboree Road, Newport Beach, CA 92660, Attention: President, Telecopy No.: (949) 483-4318, with copies to Latham & Watkins, 135 Commonwealth Drive, Menlo Park, CA 94025, Attention:
    Christopher Kaufman, Esq., Telecopy No.: (650) 463-2600 and Latham & Watkins, 885 Third Avenue, New York, New York 10022, Attention: Raymond Lin, Esq., Telecopy No.: (212) 751-4864;

        (b) if to the Company, 73 Mount Wayte Avenue, Framingham, MA 01702,
    Attention: President, Telecopy No.: (508) 628-0256, with a copy to Hutchins, Wheeler & Dittmar, 101 Federal Street, Boston, MA 02210, Attention: Richard Stein, Esq., Telecopy No.: (617) 951-1295.

    8.3 INTERPRETATION. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents, glossary of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The parties

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
have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden or proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statue or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the content requires otherwise.

    8.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

    8.5 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES.

        (a) This Agreement (including the Schedules and Exhibits) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement, which shall survive the execution and delivery of this Agreement.

        (b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Sections 5.5 and 5.7 (which is intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons).

    8.6 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to the laws that might be applicable under conflicts of laws principles.

    8.7 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. Any provision of this Agreement held invalid or unenforceable only in part, degree or certain jurisdictions will remain in full force and effect to the extent not held invalid or unenforceable. To the extent permitted by applicable law, each party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

    8.8 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

    8.9 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

    8.10 DEFINITIONS.  As used in this Agreement:

        (a) "BOARD OF DIRECTORS" means the Board of Directors of any specified Person and any properly serving and acting committees thereof.

        (b) "BUSINESS DAY" means any day on which banks are not required or authorized to close in the City of New York.

        (c) "COMPANY STOCK OPTION PLANS" means the Company's 1996 Stock Option Plan, the 1999 Director Option Plan and the 1999 Stock Incentive Plan.

        (d) "MATERIAL ADVERSE EFFECT" means, with respect to any entity, any adverse change, circumstance or effect (not proximately caused by the public announcement of the proposed Merger) that, individually or in the aggregate with all other adverse changes, circumstances and effects, is or is reasonably likely to be materially adverse to the business, operations, assets, liabilities, financial condition or results of operations of such entity and its Subsidiaries taken as a whole or would prevent the Company or Parent (as the case may be) from performing its obligations under this Agreement; provided that with respect to Parent, a change in the market price of Parent Common Stock shall not be a Material Adverse Effect on Parent.

        (e) "ORGANIZATIONAL DOCUMENTS" means, with respect to any entity, the certificate of incorporation, bylaws or other governing documents of such entity.

        (f) "PERSON" means an individual, corporation, partnership, limited liability company association, trust, unincorporated organization, entity or group (as defined in the Exchange Act).

        (g) "SUBSIDIARY" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated,
    (i) of which such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting and economic interests in such partnership) or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

        (h) (i)"TAX" (including, with correlative meaning, the terms "TAXES" and "TAXABLE") means all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties, fines and additions to tax imposed with respect to such amounts and any interest in respect of such penalties and additions to tax, and (ii) "TAX RETURN" means all returns and reports (including elections, claims, declarations, disclosures, schedules, estimates, computations and information returns) required to be supplied to a Tax authority in any jurisdiction relating to Taxes.

        (i) "THE OTHER PARTY" means, with respect to the Company, Parent and means, with respect to Parent, the Company.

    [Signature Page Follows]

    IN WITNESS WHEREOF, Parent, the Company and Merger Sub have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of December 18, 1999.

                                                       CONEXANT SYSTEMS, INC.,
                                                       A DELAWARE CORPORATION

                                                       By:  /s/ DWIGHT DECKER
                                                            -----------------------------------------
                                                            Name: Dwight Decker
                                                            Title: Chairman & CEO

                                                       By:  /s/ BALA IYER
                                                            -----------------------------------------
                                                            Name: Bala Iyer
                                                            Title: Sr. VP & CFO

                                                       MERLOT ACQUISITION CORP.,
                                                       A DELAWARE CORPORATION

                                                       By:  /s/ DWIGHT DECKER
                                                            -----------------------------------------
                                                            Name: Dwight Decker
                                                            Title: Chairman & CEO

                                                       MAKER COMMUNICATIONS, INC.,
                                                       A DELAWARE CORPORATION

                                                       By:  /s/ WILLIAM N. GIUDICE
                                                            -----------------------------------------
                                                            Name: William N. Giudice
                                                            Title: President & CEO

                                SCHEDULE 6.2(E)

William N. Giudice
Paul Bergantino
Thomas Medrek
Michael Rodensky
Walter Jones

                                                                         ANNEX A

                                    FORM OF
                                VOTING AGREEMENT

    VOTING AGREEMENT (the "AGREEMENT") dated as of December 18, 1999, between the undersigned stockholder ("STOCKHOLDER") of Maker Communications, Inc., a Delaware corporation (the "COMPANY"), and Conexant Systems, Inc., a Delaware corporation ("Parent").

    WHEREAS, concurrently with the execution and delivery of this Agreement, the Company and Parent have entered into an Agreement and Plan of Merger dated as of December 18, 1999 (the "MERGER AGREEMENT"), providing for the merger of a wholly-owned subsidiary of Parent ("MERGER SUB") with and into the Company (the "MERGER") pursuant to the terms and conditions thereof; and

    WHEREAS, as an inducement and a condition to Parent entering into the Merger Agreement, pursuant to which Stockholder will receive the consideration provided for in the Merger Agreement in exchange for each share of Company Common Stock, par value $0.01 per share, of Company (the "COMPANY COMMON STOCK") owned by him, Stockholder has agreed to enter into this Agreement;

    NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

    1.  REPRESENTATIONS OF STOCKHOLDER.  Stockholder represents that such
Stockholder:

        (a) is the beneficial owner of that number of shares of Company Common Stock set forth opposite such Stockholder's name on Exhibit A (such Stockholder's "SHARES");

        (b) except as may be denoted in Exhibit A, does not beneficially own (as such term is defined in the Securities Exchange Act of 1934, as amended (the "1934 ACT")) or own of record any shares of Company Common Stock other than such Stockholder's Shares, but excluding any shares of Company Common Stock which such Stockholder has the right to obtain upon the exercise of stock options outstanding on the date hereof; and

        (c) has the right, power and authority to execute and deliver this Agreement and the Proxy (as hereinafter defined) and to perform such Stockholder's obligations under this Agreement and the Proxy, and this Agreement and the Proxy has been duly executed and delivered by such Stockholder and constitutes a valid and legally binding agreement of such Stockholder, enforceable in accordance with its terms; and such execution, delivery and performance by such Stockholder of this Agreement and the Proxy will not (i) conflict with, require a consent, waiver or approval under, or result in a breach of or default under, any of the terms of any contract, commitment or other obligation (written or oral) to which such Stockholder is a party or by which such Stockholder is bound; (ii) violate any order, writ, injunction, decree or statute, or any rule or regulation, applicable to Stockholder or any of the properties or assets of Stockholder; or
    (iii) result in the creation of, or impose any obligation on such Stockholder to create, any Lien (as defined in the Merger Agreement), charge or other encumbrance of any nature whatsoever upon the Shares, other than in favor of Parent.

    The representations and warranties contained herein shall be made as of the date hereof and as of each date from the date hereof through and including the date that the Merger is consummated or this Agreement is terminated in accordance with its terms.

    2. AGREEMENT TO VOTE SHARES. Stockholder shall be present (in person or by proxy) and vote his Shares and any New Shares (as defined in Section 4 hereof), and shall cause any holder of record of his Shares or New Shares to be present and vote, (a) in favor of adoption and approval of the Merger Agreement and the Merger (and each other action and transaction contemplated by the Merger Agreement or by this Agreement), (b) against any Acquisition Proposal (as defined in the Merger

Agreement) other than the Merger (or any other Acquisition Proposal of Parent) and (c) against any proposed action or transaction that would prevent or intentionally delay consummation of the Merger (or other Acquisition Proposal of Parent) or is otherwise inconsistent therewith, and in each case, at every meeting of the stockholders of the Company at which any such matters are considered and at every adjournment thereof (and, if applicable, in connection with any request or solicitation of written consents of stockholders). Any such vote shall be cast, or consent shall be given, in accordance with such procedures relating thereto as shall ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent. Stockholder shall deliver to Parent upon request a proxy substantially in the form attached hereto as Exhibit B (the "PROXY"), which proxy shall be coupled with an interest and irrevocable to the extent permitted under Delaware law, with the total number of such Stockholder's Shares and any New Shares correctly indicated thereon. Stockholder hereby revokes any and all previous proxies granted with respect to his Shares. Such irrevocable proxy is intended to be irrevocable in accordance with the provisions of Section 212(e) of the Delaware General Corporation Law. The Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement. The Stockholder hereby affirms that the irrevocable proxy set forth in this Section 2 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. Stockholder shall also use his best efforts to take, or cause to be taken, all action, and do, or cause to be done, all things necessary or advisable in order to consummate and make effective the transactions contemplated by this Agreement or the Merger Agreement.

    3. NO VOTING TRUSTS. After the date hereof, Stockholder agrees that he will not, nor will he permit any entity under his control to, deposit any Shares in a voting trust or subject any Shares to any Lien or agreement, arrangement or understanding with respect to the voting of such Shares other than agreements entered into with Parent.

    4. ADDITIONAL SHARES. Stockholder agrees that in the event (a) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of stock of the Company on, of or affecting the Shares of such Stockholder, (b) such Stockholder purchases or otherwise acquires beneficial ownership of any shares of Company Common Stock after the execution of this Agreement (including by exercise of options), or (c) such Stockholder acquires the right to vote or share in the voting of any shares of Company Common Stock other than the Shares (collectively, "NEW SHARES"), such Stockholder shall deliver promptly to Parent upon request an irrevocable proxy substantially in the form attached hereto as Exhibit B with respect to such New Shares. Stockholder also agrees that any New Shares acquired or purchased by him shall be subject to the terms of this Agreement and shall constitute Shares to the same extent as if they were owned by such Stockholder on the date hereof.

    5.  NO ENCUMBRANCES.

        (a) Except as expressly contemplated by this Agreement, Stockholder's Shares and the certificates representing such Shares are now, and at all times during the term hereof will be, held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever (other than to the extent set forth on Schedule 1 to this Agreement), except for any such encumbrances or proxies arising hereunder.

        (b) Except as may otherwise be agreed by Parent in writing and as contemplated by those agreements or understandings set forth on Schedule II hereto, the Stockholder shall not (i) transfer (which term shall include, without limitation, any sale, gift, pledge or other disposition), or consent to any transfer of, any or all of the Stockholder's Shares, or any interest therein or

                                     A-1-2

    (ii) enter into any contract, option or other agreement or understanding with respect to any such transfer or any or all of the Stockholder's Shares, or any interest therein.

    6. ACQUISITION PROPOSALS. Stockholder agrees that such Stockholder, except in his capacity as an officer or director of the Company in a manner permitted by the Merger Agreement, (i) shall not, directly or indirectly, solicit, encourage, initiate, participate in or otherwise facilitate or consent to any negotiations, or consent to any negotiations, inquiries or discussions with respect to any Acquisition Proposal and (ii) has terminated any discussions or negotiations with, and the provision of information or data to, any Person (other than Parent) respecting an Acquisition Proposal. Such Stockholder further agrees that he shall not, directly or indirectly, provide any confidential information or data to any Person (as defined in the Merger Agreement) relating to or in contemplation of an Acquisition Proposal or engage in any negotiations or discussions relating to or in contemplation of an Acquisition Proposal, except in his capacity as an officer or director of the Company in a manner permitted by the Merger Agreement. Such Stockholder will notify Parent immediately if any inquiries, proposals or offers respecting an Acquisition Proposal are received by, any such information or data is requested from, or any such discussions or negotiations are sought to be initiated or continued with, such Stockholder indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers, and shall keep Parent apprised with respect to the status and terms thereof.

    7. AFFILIATES LETTER. Stockholder shall execute and deliver on a timely basis an Affiliate Letter (as defined in the Merger Agreement).

    8. RELIANCE BY PARENT. Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon Stockholder's execution and delivery of this Agreement.

    9. SPECIFIC PERFORMANCE. Each party hereto severally acknowledges that it will be impossible to measure in money the damage to the other parties if the party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other parties will not have an adequate remedy at law or damages. Accordingly, each party hereto severally agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that any other party has adequate remedy at law. Each party hereto severally agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party's seeking or obtaining such equitable relief.

    10. HEIRS, SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns and shall not be assignable without the written consent of all other parties hereto other than any assignment in whole or in part by Parent.

    11. ENTIRE AGREEMENT. This Agreement supersedes all prior agreements, written oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all the parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

    12. MISCELLANEOUS.

        (a) EXPENSES. Each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the negotiation of this Agreement, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

                                     A-1-3

        (b) AMENDMENT. This Agreement may not be amended, except by an instrument in writing signed on behalf of each of the parties.

        (c) GOVERNING LAW. This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the internal laws of the State of Delaware without regard to principles of conflicts of law.

        (d) SEVERABILITY. If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid by a court of competent jurisdiction, the remainder of the provision held invalid and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, shall not be affected.

        (e) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

        (f) TERMINATION. This Agreement shall terminate upon the earliest to occur of (A) the Effective Time (as defined in the Merger Agreement),
    (B) six months after the occurrence of a termination of the Merger Agreement in accordance with Section 7.1 (d), (e) or (f) thereof, (C) a termination of the Merger Agreement in accordance with Section 7.1 (a), (c) or (g) thereof and (D) six months after the Outside Date as defined in Section 7.1 (b) of the Merger Agreement and the Merger Agreement is not otherwise terminated.

        (g) HEADINGS. All Section headings herein are for convenience of reference only and are not part of this Agreement and no construction or reference shall be derived therefrom.

        (h) NOTICES. All notices, requests, claims, demands, and other communications under this Agreement must be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed), or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (i) if to Parent, to:

           Conexant Systems, Inc.
           4311 Jamboree Road
           Newport Beach, CA 92660
           Attention: President
           Telecopy No.: (949) 483-4318

        with copies to:

           Latham & Watkins
           135 Commonwealth Drive
           Menlo Park, CA 94025
           Attention: Christopher Kaufman, Esq.
           Telecopy No.: (650) 463-2600

           Latham & Watkins
           885 Third Avenue
           Suite 100
           New York, NY 10022
           Attention: Raymond Lin, Esq.
           Telecopy No.: (212) 751-4864

                                     A-1-4

        (ii) if to the Stockholder, to such Stockholder c/o

           Attention:
           Telecopy No.:

        with a copy to:

           Hutchins, Wheeler & Dittmar
           101 Federal Street
           Boston, MA 02210
           Attention: Richard Stein, Esq.
           Telecopy No.: (617) 951-7050

        (i) Stockholder shall cause certificates for the Shares and New Shares to have typed or printed thereon a restrictive legend which shall read substantially as follows (if and to the extent true and necessary in light of legal and factual circumstances existing at such time):

    "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN PROVISIONS AS SET FORTH IN THE VOTING AGREEMENT, DATED AS OF DECEMBER 18, 1999, A COPY OF WHICH MAY BE OBTAINED FROM THE SECRETARY OF CONEXANT SYSTEMS, INC. AT ITS PRINCIPAL EXECUTIVE OFFICES, WHICH CONTAINS RESTRICTIONS ON THE VOTING AND TRANSFER THEREOF."

        (j) CONSENT TO JURISDICTION, ETC. Each party hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (unless such court asserts no jurisdiction, in which case the parties hereto consent to the exclusive jurisdiction of the courts of the State of Delaware) for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and each party hereto agrees not to commence any action, suit or proceeding relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to the addresses set forth herein shall be effective service of process for any such action, suit or proceeding brought against each party in such court. Each party hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby, in the Court of Chancery of the State of Delaware (unless such court asserts no jurisdiction, in which case each party consents to the exclusive jurisdiction of the courts of the State of Delaware). Each party hereby further irrevocably and unconditionally waives and agrees not to plead or to claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each of the parties hereto also agrees that any final and unappealable judgment against a party hereto in connection with any action, suit or other proceeding that be conclusive and binding on such party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment.

                            [Signature Pages Follow]

                                     A-1-5

    IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                                                       CONEXANT SYSTEMS, INC.,

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title:

    Confirmed and accepted as of the date first written above:

                                                       By:  -----------------------------------------
                                                            Name:

                                                                       EXHIBIT A

                                  STOCKHOLDER

                                          NUMBER OF SHARES OF
NAME                                      COMPANY COMMON STOCK   TYPE OF OWNERSHIP
----                                      --------------------   -----------------

                                                                       EXHIBIT B

                                 FORM OF PROXY

    The undersigned stockholder, for consideration received, hereby appoints [PARENT DESIGNEES] and each of them as my proxies, with full power of substitution in each of them, to cast on behalf of the undersigned all votes entitled to be cast by the holder of the shares of Company Common Stock, par value $0.01 per share, of Maker Communications, Inc., a Delaware corporation (the "COMPANY"), owned by the undersigned at the Special Meeting of Stockholders of the Company to be held for the consideration of the Merger under the Agreement and Plan of Merger, dated as of December 18, 1999 (the "MERGER AGREEMENT"), among Conexant Systems, Inc., a Delaware corporation ("PARENT"), the Company and Merlot Acquisition, Corp., a Delaware corporation ("MERGER SUB"), and at any adjournment thereof or any other meeting for consideration of any Acquisition Proposal (as defined in the Merger Agreement) or affecting the Merger or any Acquisition Proposal, or to execute any written consent of stockholders with respect to any of the foregoing (i) "For" approval and adoption of the Merger Agreement, providing for the merger (the "MERGER") of Merger Sub with and into the Company, and the Merger, (ii) "AGAINST" against any proposal or offer with respect to a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving, or any purchase of any substantial portion of the assets of, or any equity securities of, or any transaction that would involve the transfer or potential transfer of control of, the Company other than the Merger and any proposed action or transaction that would prevent or intentionally delay consummation of the Merger or is otherwise inconsistent therewith and (iii) on other matters as directed by Section 2 of that certain Voting Agreement, dated as of December 18, 1999, between a certain stockholder of the Company, the undersigned, and Parent (the "VOTING AGREEMENT"). This proxy is coupled with an interest and is irrevocable until such time as the Voting Agreement terminates in accordance with its terms.

                                          Dated _________________________ , 1999
                                          ______________________________________
                                                (Signature of Stockholder)

                                                                         ANNEX B

                                    FORM OF
                           NON-COMPETITION AGREEMENT

    This Non-Competition Agreement (the "AGREEMENT") is entered into, as of December 18, 1999, by and among Conexant Systems, Inc., a Delaware corporation ("CONEXANT"), Maker Communications, Inc., a Delaware corporation ("COMPANY"), and the employee of the Company identified on the signature page ("EMPLOYEE").

                                    RECITALS

    A. The Company is a semiconductor company that develops and markets high-performance programmable processors, development tools and application software for use in communication systems equipment (collectively referred to herein as the "BUSINESS").

    B. The parties acknowledge that the relevant market for the Business is worldwide in scope and that there exists intense worldwide competition for the products and services of the Business.

    C. Pursuant to the Agreement and Plan of Merger, dated December 18, 1999 ("MERGER AGREEMENT"), among Conexant, Merlot Acquisition Corp., a California corporation, and wholly owned subsidiary of Conexant ("MERGER SUB"), and the Company, the parties have agreed that Merger Sub will be merged with and into the Company with the Company being the surviving corporation (the "MERGER") and the issued and outstanding shares of capital stock of the Company will be converted into shares of common stock of Conexant ("CONEXANT COMMON STOCK").

    D. Employee is a key employee of the Company and has detailed knowledge of Company's intellectual property and other confidential and proprietary information of the Company.

    E. Employee holds shares of capital stock and/or options to purchase capital stock of the Company that will be converted into the right to receive shares of Conexant Common Stock and Employee therefore has a material economic interest in the consummation of the Merger and, in order to induce Conexant to enter into the Merger Agreement and to consummate the Merger and the transactions contemplated by the Merger Agreement, Employee has agreed to enter into this Agreement.

    F. In order to protect the goodwill, trade secrets and other confidential and proprietary information related to the Business, Conexant and the Company have agreed that Conexant's obligation to enter into and consummate the Merger and the transactions contemplated by the Merger Agreement is subject to the condition, among others, that Employee shall have entered into this Agreement.

    G. Capitalized terms used herein and not defined shall have the meanings ascribed to them in the Merger Agreement.

    NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements hereinafter set forth, Employee, the Company and Conexant, intending to be legally bound, hereby agree as follows:

                                   ARTICLE 1
                                NON-COMPETITION

    1.1 NON-COMPETITION. As an inducement for Conexant to enter into the Merger Agreement and to consummate the Merger, and in connection with the sale of Employee's shares of Company capital stock in connection with the Merger and Employee's continued employment after the Merger, Employee agrees that from and after the consummation of the Merger and until two years from the date (the "Closing Date") of consummation of the Merger (the "NON-COMPETITION PERIOD"), Employee shall not, anywhere in the world, directly or indirectly, engage, without the express prior written consent of Conexant, in any business or activity, whether as an employee, consultant, partner, principal, agent, representative, equity holder or in any other individual, corporate or representative capacity (without limitation by specific enumeration of the foregoing), or render any services or provide any advice to any business, activity or Person conducting the Business as conducted on the Closing Date or as Contemplated by the Company as of the Closing Date (a "COMPETING BUSINESS"). Notwithstanding the foregoing (and, so long as Employee is an employee of Conexant or the Company, subject to written employee policies of Conexant or the Company), Employee may as a passive investment own, directly or indirectly, up to one percent (1%) of any class of Publicly Traded Securities of any Person which owns or operates a business that is a Competing Business. For the purposes of this Section 1.1, a matter shall be Contemplated if it is included in the Company's operating plan or present product plans or if management of the Company has prior to the Closing Date presented such matter to the senior management of the Company and Conexant as a possible or prospective business or product for the Company and Publicly Traded Securities shall mean securities that are traded on a national securities exchange or listed on the Nasdaq National Market.

    1.2 NO INTERFERENCE WITH THE BUSINESS, NON-SOLICITATION. As an inducement for Conexant to enter into the Merger Agreement and to consummate the Merger, and to continue Employee's employment after the Merger, Employee agrees that during the Non-Competition Period, at any time or for any reason, Employee shall not, directly or indirectly, (a) with respect to the Business, solicit or divert any business or clients or customers known to Employee during his employment with the Company or Conexant away from Conexant, the Company and/or their affiliates, (b) induce customers, clients, suppliers, agents or other persons under contract or otherwise associated or doing business with Conexant, the Company and/or their affiliates made known to Employee during his employment with the Company or Conexant, to reduce or alter any such association or business with Conexant, the Company and/or their affiliates, and/or (c) solicit any Person who is then, or has been within the 12 months preceding such action by Employee, in the employment of Conexant, the Company and/or their affiliates to (i) terminate such employment, and/or (ii) accept employment, or enter into any consulting arrangement, with any Person other than Conexant, the Company and/or their affiliates.

                                   ARTICLE 2
                                EQUITABLE RELIEF

    The parties to this Agreement agree that (i) if Employee materially breaches
Article 1 of this Agreement, the damage to Conexant and the Company will be substantial, although difficult to ascertain, and money damage will not afford Conexant or the Company an adequate remedy, and (ii) if Employee is in material breach of any provision of this Agreement, or threatens a breach of Article 1 of this Agreement, Conexant and the Company shall be entitled, in addition to all other rights and remedies as may be provided by law, to specific performance and injunctive and other equitable relief to prevent or restrain a breach of any provision of this Agreement.

                                   ARTICLE 3
                                 MISCELLANEOUS

    3.1 ENTIRE AGREEMENT, AMENDMENTS AND WAIVERS. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto. This Agreement may be amended or modified and the terms and conditions hereof may be waived, only by a written instrument signed by each of the parties or, in the case of waiver, by the party waiving compliance. No delay on the part of either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of either party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies provided herein are cumulative and are not exclusive of any rights or remedies that either party may otherwise have at law or in equity.

    3.2 REPRESENTATIONS AND WARRANTIES. Employee represents and warrants that this Agreement is a legal, valid and binding obligation, enforceable against Employee in accordance with its terms to the fullest extent permitted under applicable federal, state or local law.

    3.3 NOTICES. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and shall be deemed to have been duly given on the next business day after the same is sent, if delivered personally or sent by telecopy (with confirmed delivery) or overnight delivery, or five (5) calendar days after the same is sent, if sent by registered or certified mail, return receipt requested, postage prepaid, to the address set forth on the signature page to this Agreement, or to such other persons or addresses as may be designated in writing in accordance with the terms hereof by the party to receive such notice.

    3.4 MERGER. This Agreement shall remain in effect from the date hereof until the end of the Non-Competition Period, unless the Merger contemplated by the Merger Agreement is not consummated. In the event the Merger is not consummated and the Merger Agreement is terminated in accordance with its terms, this Agreement shall be null and void.

    3.5 SCOPE AND SEVERABILITY. Employee acknowledges and agrees that the subject matter, duration, and geographic scope of this Agreement are reasonable. Employee understands that the provisions of this Agreement may limit his ability to earn a livelihood in a business similar to the Business, but nevertheless believes that he will receive sufficiently high remuneration and other benefits arising from the Merger to justify the restrictions contained in such provisions which, given his education, skills, abilities, and financial resources, he does not believe would prevent him from earning a living. In addition, Employee acknowledges that the covenants contained in this Agreement are made in connection with and as separate consideration for the execution and delivery of the Merger Agreement executed simultaneously herewith. If any court of competent jurisdiction shall determine any of the foregoing covenants to be unenforceable with respect to the term thereof or the scope of the subject matter or geography covered thereby, such remaining covenants shall nonetheless be enforceable by such court against such other party or parties or upon such shorter term or within such lesser scope to the maximum extent permissible under applicable law. If the scope of any restriction contained in this Agreement is too broad to permit enforcement of such restriction to its full extent, then such restriction shall be enforced to the maximum extent permitted by law, and Employee hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction. The invalidity or unenforceability of any particular provision of this Agreement as determined by a court of competent jurisdiction shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

    3.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto, the heirs and legal representatives of Employee and the successors and assigns of Conexant and/or the Company. Employee shall not be entitled to assign his obligations hereunder. Conexant and/ or the Company may assign its rights under this Agreement to any successor to all or substantially all of either (i) Conexant's business or (ii) the Company's business without the consent or further action of Employee.

    3.7 EMPLOYEE AGREEMENTS. Employee acknowledges and agrees that, following the Merger, Employee will be required to (and will) sign Conexant's standard form of employee intellectual property and confidentiality agreement as in effect at that time.

    3.8 INDEPENDENT REVIEW AND ADVICE. EMPLOYEE REPRESENTS AND WARRANTS THAT EMPLOYEE HAS CAREFULLY READ THIS AGREEMENT; THAT EMPLOYEE EXECUTES

THIS AGREEMENT WITH FULL KNOWLEDGE OF THE CONTENTS OF THIS AGREEMENT, THE LEGAL CONSEQUENCES THEREOF, AND ANY AND ALL RIGHTS WHICH EACH PARTY MAY HAVE WITH RESPECT TO ONE ANOTHER; THAT EMPLOYEE HAS HAD THE OPPORTUNITY TO RECEIVE INDEPENDENT LEGAL ADVICE WITH RESPECT TO THE MATTERS SET FORTH IN THIS AGREEMENT AND WITH RESPECT TO THE RIGHTS AND ASSERTED RIGHTS ARISING OUT OF SUCH MATTERS, AND THAT EMPLOYEE IS ENTERING INTO THIS AGREEMENT OF EMPLOYEE'S OWN FREE WILL. EMPLOYEE EXPRESSLY AGREES THAT THERE ARE NO EXPECTATIONS CONTRARY TO THE AGREEMENT AND NO USAGE OF TRADE OR REGULAR PRACTICE IN THE INDUSTRY SHALL BE USED TO MODIFY THE AGREEMENT. THE PARTIES AGREE THAT THIS AGREEMENT SHALL NOT BE CONSTRUED FOR OR AGAINST EITHER PARTY IN ANY INTERPRETATION THEREOF.

    IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.

CONEXANT SYSTEMS, INC.                         EMPLOYEE

--------------------------------------------   --------------------------------------------
Signature                                      Signature

--------------------------------------------
Print Name and Title

4311 Jamboree Road,
Newport Beach, CA 92660
Attn.: Human Resources                         c/o Maker Communications, Inc.
Telecopy: 949-483-6388                         73 Mount Wayte Avenue,
Telecopy: 508-628-0256                         Framingham, MA 01702

MAKER COMMUNICATIONS, INC.

--------------------------------------------
Signature

--------------------------------------------
Print Name and Title

73 Mount Wayte Avenue,
Framingham, MA 01702
Attn.: Human Resources
Telecopy: 508-628-0256

                                                                       EXHIBIT A

                            FORM OF AFFILIATE LETTER

                                       [DATE]

Ladies and Gentlemen:

    The Undersigned has been advised that as of the date of this letter, the undersigned (the "UNDERSIGNED") may be deemed to be an "affiliate" of the Company, as the term "affiliate" is defined for purposes of paragraphs (c) and
(d) of Rule 145 of the rules and regulations (the "RULES AND REGULATIONS") of the Securities and Exchange Commission (the "COMMISSION") under the Securities Act of 1933, as amended (the "ACT"). Pursuant to the terms of the Agreement and Plan of Merger dated as of December 18, 1998 (the "AGREEMENT") among Parent, Merger Sub and the Company, the Merger will occur pursuant to which the Company will merge with and into Merger Sub, with Merger Sub continuing as the surviving corporation, and as a result thereof the successor to the Company will become a wholly owned subsidiary of Parent and shares of Company Common Stock will be converted into the right to receive, subject to the terms and conditions set forth in the Agreement, shares of Parent Common Stock and/or cash.

    Any capitalized term used but not defined herein shall have the meaning set forth in the Agreement.

    The Undersigned represents, warrants and covenants to you that as of the date the Undersigned receives any shares of Parent Common Stock as a result of the Merger:

    A. The Undersigned shall not make any sale, transfer or other disposition of such shares of Parent Common Stock in violation of the Act or the Rules and Regulations.

    B. The Undersigned has carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon the Undersigned's ability to transfer or otherwise dispose of such shares of Parent Common Stock to the extent the Undersigned has felt necessary with its counsel or counsel for the Company.

    C. The Undersigned has been advised that the issuance of such shares of Parent Common Stock to the Undersigned pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement on Form S-4. However, the Undersigned has also been advised that, since at the time the Merger was submitted for a vote of the shareholders of the Company, the Undersigned may be deemed to have been an affiliate of the Company and the distribution by the Undersigned of shares of Parent Common Stock has not been registered under the Act, the Undersigned may not sell, transfer or otherwise dispose of such shares of Parent Common Stock issued to it in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to Parent, or as provided in a "no action" letter obtained by the Undersigned from the staff of the Commission, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

    D. The Undersigned understands that Parent is under no obligation to register the resale, transfer or other disposition of such shares of Parent Common Stock by the Undersigned or on its behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

    E. The Undersigned also understands that unless the transfer by the Undersigned of its shares of Parent Common Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145 or another applicable exemption from the registration requirements under the Act, Parent reserves the right to put the following legend on the certificates issued to the Undersigned's transferee:

           "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT of 1933."

    It is understood and agreed that the legend set forth in paragraph E above shall be removed by delivery of substitute certificates without such legend if such legend is not required for purposes of the Act or this Agreement. It is understood and agreed that such legend shall be removed if Parent receives from the Undersigned either an opinion of counsel (which opinion of counsel must be reasonably satisfactory to Parent) or a "no action" letter obtained by the Undersigned from the staff of the Commission, in either case to the effect that the restrictions imposed by Rule 145 under the Act no longer apply.

    Execution of this letter should not be considered an admission on the Undersigned's part that the Undersigned is an "affiliate" of the Company as described in the first paragraph of this letter or as a waiver of any rights the Undersigned may have to object to any claim that it is such an affiliate on or after the date of this letter.

                                        Very truly yours,

                                        ----------------------------------------

                                                                       EXHIBIT B

                                    COMPANY
                             OFFICER'S CERTIFICATE*

    The undersigned officer of Company, in connection with the opinions to be delivered by Latham & Watkins and Hutchins, Wheeler & Dittmar, A Professional Corporation pursuant to Sections 6.2(c) and 6.3(c) of the Agreement and Plan of Merger dated as of December 18, 1999 by and among Parent, Merger Sub and Company (the "Agreement") and recognizing (1) that said law firms will rely on this certificate (this certificate hereinafter referred to in its entirety as the "Company Tax Certificate") in delivering such opinions, and (2) that the tax opinions may not accurately describe the consequences of the Merger if any of the following representations are not accurate in all respects, hereby certifies and represents on behalf of the Company and in his capacity as such officer that, to the extent the following facts and representations relate to Company, such representations are true, complete and correct in all respects as of the date hereof and will be true, complete and correct in all respects at the Effective Time and, to the extent the following representations relate to Parent or Merger Sub, the undersigned has no reason to believe such representations are not true, and further certifies and represents that (unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Agreement):

        1. The fair market value of the Parent Common Stock and other consideration received by each Company stockholder will be approximately equal to the fair market value of Company Common Stock surrendered in the Merger.

        2. Following the Merger, Company will hold at least 90% of the fair market value of its net assets and at least 70% of the fair market value of its gross assets and at least 90% of the fair market value of Merger Sub's net assets and at least 70% of the fair market value of Merger Sub's gross assets held immediately prior to the Merger. For purposes of this representation, amounts paid by Company or Merger Sub to Company shareholders who receive cash or other property, amounts used by Company or Merger Sub to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by Company will be included as assets of Company or Merger Sub, respectively, immediately prior to the Merger. Company has made no transfer of its assets (including any distribution of assets with respect to, or in redemption of, Company Common Stock) in contemplation of the Merger or during the period beginning with the commencement of negotiations (whether formal or informal) regarding the Merger and ending at the Effective Time other than in the ordinary course of business.

        3. To the best knowledge of the management of Company, there is no plan or intention on the part of holders of Company Common Stock to sell, exchange or otherwise transfer ownership (including by derivative transactions such as an equity swap which would have the economic effect of a transfer of ownership) to Parent or any Related Person to Parent, directly or indirectly (including through partnerships or through third parties in connection with a plan to so transfer ownership), of any shares of Parent Common Stock (other than fractional shares of Parent Common Stock for which holders of Company Common Stock receive cash in the Merger).

    For purposes of this Company Tax Certificate, a Related Person with respect to either Parent or Company shall mean:

        (i) with respect to Parent, a corporation that, immediately before or immediately after such purchase, exchange, redemption, or other acquisition, is a member of an Affiliated Group (as defined herein) of which Parent (or any successor or predecessor corporation) is a member;

        (ii) a corporation in which Parent or Company, as the case may be (or any successor or predecessor corporation), owns, directly or indirectly, immediately before or immediately after such purchase, exchange, redemption, or other acquisition at least 50% of the total combined voting power of all classes of stock entitled to vote or at least 50% of the total value of shares of all

------------------------
* Subject to changes in accordance with any development or changes in the applicable law.

    classes of stock, taking into account for purposes of this clause (ii) any stock owned by 5% or greater stockholders of Parent or Company, as the case may be (or any successor or predecessor corporation), a proportionate share of the stock owned by entities in which Parent or Company, as the case may be (or any successor or predecessor corporation), owns an interest, and any stock which may be acquired pursuant to the exercise of options; or

        (iii) any entity that is treated as a partnership for Federal income tax purposes and has as an owner Parent or a corporation described in (i) or
    (ii) of this paragraph.

    For purposes of this Company Tax Certificate, "Affiliated Group" shall mean one or more chains of corporations connected through stock ownership with a common parent corporation, but only if

        (x) the common parent owns directly stock that possesses at least 80% of the total voting power, and has a value at least equal to 80% of the total value, of the stock in at least one of the other corporations, and

        (y) stock possessing at least 80% of the total voting power, and having a value at least equal to 80% of the total value, of the stock in each corporation (except the common parent) is owned directly by one or more of the other corporations.

    For purposes of the preceding sentence, "stock" does not include any stock which (a) is not entitled to vote, (b) is limited and preferred as to dividends and does not participate in corporate growth to any significant extent, (c) has redemption and liquidation rights which do not exceed the issue price of such stock (except for a reasonable redemption or liquidation premium), and (d) is not convertible into another class of stock.

        4. Immediately after the Merger, Parent will be in Control of Company and Company has no plan or intention to issue additional shares of its stock that would result in Parent losing Control of Company. For purposes of this Company Tax Certificate, "Control" with respect to a corporation shall mean ownership of at least 80% of the total combined voting power of all classes of stock entitled to vote and at least 80% of the total number of shares of each other class of stock of the corporation.

        5. All shares of Company Common Stock will be exchanged in the Merger solely for voting stock of Parent and cash in lieu of fractional shares, and, as a result, in the Merger, Company Common Stock representing Control of Company will be exchanged solely for voting stock of Parent and cash in lieu of fractional shares. For purposes of this Paragraph 5, stock of Company exchanged for cash or other property originating with Parent, if any, will be treated as outstanding stock of Company acquired by Parent at the Effective Time. The payment of cash in lieu of fractional shares of Parent Common Stock to holders of Company Common Stock is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained for consideration. To the best knowledge of the management of Company, the total cash consideration that will be paid in the Merger to holders of Company Common Stock in lieu of issuing fractional shares of Parent Common Stock will not exceed 1% of the total consideration that will be issued to the holders of Company Common Stock in the Merger. To the best knowledge of the management of Company, the fractional share interests of each Company stockholder will be aggregated, and no Company stockholder is intended to receive cash in an amount equal to or greater than the value of one full share of Parent Common Stock.

        6. Immediately prior to the Merger, Company will be carrying on Company's historic business or using a significant portion of Company's historic business assets in a business.

        7. Prior to and in connection with the Merger no Company Common Stock has been (i) redeemed by Company, (ii) acquired by a Related Person with respect to Company (except that for the purposes of this Paragraph 7, clause
    (i) of the definition of Related Person shall not apply) or (iii) the subject of any extraordinary distribution (excluding regular, normal dividends and tax-free stock dividends) by Company.

        8. Company will pay its expenses, if any, incurred in connection with the Merger; PROVIDED, HOWEVER, that the Expenses incurred in connection with the printing, filing and mailing to stockholders of the Form S-4 and the Proxy Statement and the solicitation of stockholder approvals shall be shared equally by Parent and Company. To the extent any expenses related to the Merger are to be funded directly or indirectly by a party other than the incurring party, such expenses are solely and directly related to the Merger, and do not include expenses incurred for investment or estate planning advice, or expenses incurred by an individual stockholder or group of stockholders for legal, accounting or investment advice or counsel relating to the Merger.

        9. At the time of the Merger, Company will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in Company that, if exercised or converted, would affect Parent's acquisition or retention of Control of Company.

        10. At all times during the five year period ending at the Effective Time, the fair market value of all Company's United States real property interests was and will have been less than 50% of the fair market value of the total of (a) its United States real property interests, (b) its interests in real property located outside the United States, and (c) its other assets used or held for use in a trade or business. For purposes of the preceding sentence, (i) United States real property interests include all interests (other than an interest solely as a creditor) in real property and associated personal property (such as movable walls and furnishings) located in the United States or the Virgin Islands and interests in any corporation (other than a controlled corporation) owning any United States real property interests, (ii) Company is treated as owning its proportionate share (based on the relative fair market value of its ownership interest to all ownership interests) of the assets owned by any controlled corporation or any partnership, trust, or estate in which Company is a partner or beneficiary, and (iii) any such entity in turn is treated as owning its proportionate share of the assets owned by any controlled corporation or any partnership, trust, or estate in which the entity is a partner or beneficiary. As used in this paragraph, "controlled corporation" means any corporation at least 50% of the fair market value of the stock of which is owned by Company, in the case of a first-tier subsidiary of Company, or by a controlled corporation, in the case of a lower-tier subsidiary.

        11. Company is not (i) a regulated investment company, (ii) a real estate investment trust, or (iii) a corporation 50% or more of the value of whose total assets are stock and securities and 80% or more of the value of whose total assets are assets held for investment (each an "Investment Company"). For purposes of this Paragraph 11, in making the 50% and 80% determinations under the preceding sentence, (i) stock and securities in any subsidiary corporation shall be disregarded and the parent corporation shall be deemed to own its ratable share of the subsidiary's assets, and (ii) in determining total assets there shall be excluded cash and cash items (including receivables), government securities, and assets acquired (through incurring indebtedness or otherwise) for purposes of avoiding Investment Company status. A corporation shall be considered a subsidiary if the parent owns 50% or more of the combined voting power of all classes of stock entitled to vote or 50% or more of the total value of shares of all classes of stock outstanding.

        12. On the date of the Merger, the fair market value of the assets of Company will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

        13. Company is not under the jurisdiction of a court in a case under Title 11 of the United States Code or a receivership, foreclosure or similar proceeding in a Federal or state court.

        14. None of the compensation received by any stockholder-employee of Company will be separate consideration for, or allocable to, any of such stockholder-employee's shares of Company Common Stock; none of the shares of Parent Common Stock received by any stockholder-employee of Company pursuant to the Merger will be separate consideration for, or allocable to, any employment agreement or covenant not to compete; and the compensation paid to any stockholder-employee of Company will be for services actually rendered (or to be rendered) and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

        15. There is no intercorporate indebtedness existing between Parent and Company or between Merger Sub and Company that was issued, acquired or will be settled at a discount.

        16. The transactions contemplated in the Merger will occur pursuant to a plan of reorganization agreed upon before the transaction in which the rights of the parties are defined and will take place as described in the Agreement, and none of the material terms and conditions of the Agreement have been or will be waived or modified. In addition, all transfers contemplated as part of the Merger will occur on approximately the same date. Incident to the Merger, no stock of Parent will be placed in escrow or will be issued later under a contingent stock arrangement and no additional stock of Parent will be issued in the near future.

        17. Each of the representations made by Company and facts concerning Company set forth in the Agreement, the Form S-4 and the Proxy Statement are true, accurate, and complete in all material respects as of the date of this letter.

        18. Company's corporate business reasons for consummating the Merger are set forth in the Proxy Statement. Company is participating in the Merger for good and valid business reasons and not for tax purposes.

        19. The Agreement and the documents executed in connection therewith represent the entire understanding of Company, Parent, and Merger Sub with respect to the Merger.

        20. To the best of Company's knowledge, dissenters rights are not available with respect to the outstanding shares of Company Common Stock.

        21. In the past two years Company has not distributed the stock or securities of a corporation controlled by it to its shareholders or security holders in a transaction in which no gain or loss was recognized by such shareholders or security holders on the receipt of the stock or securities.

        22. There is no arrangement between Parent and Company or between Parent and Company shareholders under which liabilities of Company or any Company shareholder will be assumed by Parent in the Merger and, to the best of Company's knowledge, the Company Common Stock to be exchanged for Parent Common Stock is not pledged or otherwise employed as collateral with respect to liabilities.

        23. Subsequent to the execution of the Agreement and prior to the Merger, Company has not been and will not be a party to any transaction intended to qualify as a "reorganization" within the meaning of Section 368(a) of the Code (excluding the Merger).

    We understand that Hutchins, Wheeler & Dittmar, A Professional Corporation, as counsel for Company, and Latham & Watkins, as counsel for Parent and Merger Sub, will rely on this Certificate in rendering their respective opinions as to material Federal income tax consequences of the Merger, and we will promptly and timely inform Hutchins, Wheeler & Dittmar, A Professional Corporation, and Latham & Watkins in writing if, after signing this Certificate, we have reason to believe that any of the facts described herein or any of the representations made in this Certificate are untrue, incorrect, or incomplete in any respect. We understand further that such respective opinions of Hutchins, Wheeler & Dittmar, A Professional Corporation, and Latham & Watkins will be subject to certain limitations and qualifications, including that such opinions should not be relied upon if any of the representations made in this Certificate are not accurate and complete in all material respects at all relevant times.

                                            COMPANY

Dated:______________________________  By:_______________________________________

                                                                       EXHIBIT B

                                     PARENT
                                      AND
                                   MERGER SUB
                             OFFICER'S CERTIFICATE*

    The undersigned officers of Parent and Merger Sub, in connection with the opinions to be delivered by Latham & Watkins and Hutchins, Wheeler & Dittmar, A Professional Corporation pursuant to Sections 6.2(c) and 6.3(c) of the Agreement and Plan of Merger dated as of December 18, 1999 by and among Parent, Merger Sub and Company (the "Agreement") and recognizing (1) that said law firms will rely on this certificate (this certificate hereinafter referred to as the "Parent Tax Certificate") in delivering such opinions, and (2) that the tax opinions may not accurately describe the consequences of the Merger if any of the following representations are not accurate in all respects, hereby certify and represent on behalf of Parent and Merger Sub, respectively, and in their capacity as such officers that to the extent the following facts and representations relate to Parent or Merger Sub, such representations are true, complete and correct in all respects as of the date hereof and will be true, complete and correct in all respects at the Effective Time and, to the extent the following representations relate to Company, the undersigned have no reason to believe such representations are not true, and further certify and represent that (unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Agreement):

        1. The fair market value of the Parent Common Stock and other consideration received by each Company stockholder will be approximately equal to the fair market value of Company Common Stock surrendered in the Merger.

        2. Following the Merger, Company will hold at least 90% of the fair market value of its net assets and at least 70% of the fair market value of its gross assets and at least 90% of the fair market value of Merger Sub's net assets and at least 70% of the fair market value of Merger Sub's gross assets held immediately prior to the Merger. For purposes of this representation, amounts paid by Company or Merger Sub to Company shareholders who receive cash or other property, amounts used by Company or Merger Sub to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by Company will be included as assets of Company or Merger Sub, respectively, immediately prior to the Merger.

        3. Prior to and at the Effective Time of the Merger, Merger Sub will be a wholly and directly owned subsidiary of Parent, and therefore Parent will be in Control of Merger Sub. For purposes of this Parent Tax Certificate, "Control" with respect to a corporation shall mean ownership of at least 80% of the total combined voting power of all classes of stock entitled to vote and at least 80% of the total number of shares of each other class of stock of the corporation. Merger Sub has been newly formed solely in order to consummate the Merger, and at no time has or will Merger Sub own material assets, have liabilities or conduct any business activities or other operations of any kind other than the issuance of its stock to Parent prior to the Effective Time.

        4. Parent has no plan or intention to cause Company to issue additional shares of its stock or take any action that would result in Parent losing Control of Company.

        5. Other than cash paid in lieu of fractional shares, neither Parent nor any Parent Related Person has any current plan or intention to and Parent will not, and will cause all Parent Related Persons and any person acting as an agent of Parent not to, redeem, purchase, exchange or otherwise acquire (including by derivative transactions such as an equity swap which would have the economic effect of an acquisition), directly or indirectly (including through partnerships or through third parties in connection with a plan to so acquire), shares of Parent Stock to be received by Company stockholders in connection with the Merger. Neither Parent nor any Parent Related Person will acquire Company Common Stock in connection with the Merger for any consideration other than Parent Stock (other than cash in lieu of fractional shares). Parent will not

------------------------
* Subject to changes in accordance with any development or changes in the applicable law.

    cause any extraordinary distribution (excluding regular, normal dividends and tax-free stock dividends) with respect to Company Common Stock to occur and is not aware of any extraordinary distribution with respect to Company Common Stock that has occurred or is intended, in each case in connection with the Merger. Parent also has not participated, and in connection with the Merger, will not participate, in a redemption or acquisition of Company Common Stock made by Company or a person related to Company. Parent is not aware of any plan of Company (or a person related to Company) to effect a redemption or acquisition of Company Common Stock.

    For purposes of this Parent Tax Certificate, "Parent Related Person" means:

        (i) a corporation that, immediately before or immediately after such purchase, exchange, redemption, or other acquisition, is a member of an Affiliated Group (as defined herein) of which Parent (or any successor or predecessor corporation) is a member, or

        (ii) a corporation in which Parent (or any successor or predecessor corporation) owns, directly or indirectly, immediately before or immediately after such purchase, exchange, redemption, or other acquisition at least 50% of the total combined voting power of all classes of stock entitled to vote or at least 50% of the total value of shares of all classes of stock, taking into account for purposes of this clause (ii) any stock owned by 5% or greater stockholders of Parent (or any successor or predecessor corporation), a proportionate share of the stock owned by entities in which Parent (or any successor or predecessor corporation) owns an interest, and any stock which may be acquired pursuant to the exercise of options; or

        (iii) any entity that is treated as a partnership for Federal income tax purposes and has as an owner Parent or a corporation described in (i) or
    (ii) of this paragraph.

    For purposes of this Parent Tax Certificate, "Affiliated Group" shall mean one or more chains of corporations connected through stock ownership with a common parent corporation, but only if

        (x) the common parent owns directly stock that possesses at least 80% of the total voting power, and has a value at least equal to 80% of the total value, of the stock in at least one of the other corporations, and

        (y) stock possessing at least 80% of the total voting power, and having a value at least equal to 80% of the total value, of the stock in each corporation (except the common parent) is owned directly by one or more of the other corporations.

    For purposes of the preceding sentence, "stock" does not include any stock which (a) is not entitled to vote, (b) is limited and preferred as to dividends and does not participate in corporate growth to any significant extent, (c) has redemption and liquidation rights which do not exceed the issue price of such stock (except for a reasonable redemption or liquidation premium), and (d) is not convertible into another class of stock.

        6. Parent has no plan or intention (i) to liquidate Company, to merge Company with and into another corporation, or to sell, exchange, transfer or otherwise dispose of the stock of Company, or (ii) to cause Company to sell, exchange, transfer or otherwise dispose of any of its assets or any of the assets acquired from Merger Sub in the Merger, except, in each case, for (a) dispositions made in the ordinary course of business, (b) transfers or successive transfers of stock or assets of Company if in each case the transferor is in Control of the transferee, or (c) arm's length dispositions to an unrelated person other than dispositions which would result in Parent ceasing to use a significant portion of Company's historic business assets in a business.

        7. In the Merger, Merger Sub will have no liabilities assumed by Company and will not transfer to Company any assets subject to liabilities.

        8. Following the Merger, Parent will cause Company to continue Company's historic business or use a significant portion of Company's historic business assets in a business. For this purpose, Parent will be treated as holding all of the businesses and assets of its Qualified Group and Parent will be treated as owning its proportionate share of Company's business assets used in a business of any partnership in which members of Parent's Qualified Group own an interest representing a significant interest in that partnership business or in which one or more members of Parent's Qualified Group have active and substantial management functions as a partner with respect to that partnership business. A Qualified Group is one or more chains of corporations connected through stock ownership with Parent but only if Parent is in Control of at least one other corporation and each of the corporations (other than Parent) is Controlled directly by one of the other corporations.

        9. Parent and Merger Sub will pay their respective expenses, if any, incurred in connection with the Merger, PROVIDED, HOWEVER, that the Expenses incurred in connection with the printing, filing and mailing to stockholders of the Form S-4 and the Proxy Statement and the solicitation of stockholder approvals shall be shared equally by Parent and Company. To the extent any expenses related to the Merger are to be funded directly or indirectly by a party other than the incurring party, such expenses are solely and directly related to the Merger, and do not include expenses incurred for investment or estate planning advice, or expenses incurred by an individual stockholder or group of stockholders for legal, accounting or investment advice or counsel relating to the Merger. Neither Parent nor Merger Sub has paid or will pay, directly or indirectly, any expenses (including transfer taxes) incurred or to be incurred by any holder of Company Common Stock in connection with or as part of the Merger or any related transactions. Neither Parent nor Merger Sub has agreed to assume, nor will it directly or indirectly assume, any other expense or other liability, whether fixed or contingent, of any holder of Company Common Stock.

        10. There is no intercorporate indebtedness existing between Parent and Company or between Merger Sub and Company that was issued, acquired, or will be settled at a discount.

        11. All shares of Company Common Stock will be exchanged in the Merger for voting stock of Parent and cash in lieu of fractional shares, and, as a result, in the Merger, shares of Company Common Stock representing Control of Company will be exchanged solely for voting stock of Parent and cash in lieu of fractional shares. For purposes of this Paragraph 11, if any stock of Company is exchanged for cash or other property originating with Parent, such stock will be treated as outstanding stock of Company acquired by Parent at the Effective Time. The payment of cash in lieu of fractional shares of Parent Common Stock to holders of Company Common Stock is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained for consideration. The fractional share interests of each holder of Company Common Stock will be aggregated and no holder of Company Common Stock will receive cash in an amount equal to or greater than the value of one full share of Parent Common Stock. To the best knowledge of the management of Parent, the total cash consideration that will be paid in the Merger to holders of Company Common Stock in lieu of issuing fractional shares of Parent Stock will not exceed 1% of the total consideration that will be issued to the holders of Company Common Stock in the Merger.

        12. Neither Parent nor any Parent Related Person will own at the Effective Time nor has Parent or any Parent Related Person owned during the five year period ending at the Effective Time any class of stock of Company or any securities of Company or any instrument giving the holder the right to acquire any such stock or securities.

        13. Neither Parent nor Merger Sub is (i) a regulated investment company,
    (ii) a real estate investment trust, or (iii) a corporation 50%, or more of the value of whose assets are stock and securities and 80% or more of the value of whose total assets are assets held for investment (each, an "Investment Company"). For purposes of this Paragraph 13, in making the 50% and 80% determinations under the preceding sentence, (i) stock and securities in any subsidiary corporation shall be disregarded and the parent corporation shall be deemed to own its ratable share of the subsidiary's assets, and (ii) in determining total assets there shall be excluded cash and cash items (including receivables), government securities, and assets acquired (through incurring indebtedness or otherwise) for purposes of avoiding Investment Company status. A corporation shall be considered a subsidiary if the parent owns 50% or more of the combined voting power of all classes of stock entitled to vote or 50% or more of the total value of shares of all classes of stock outstanding.

        14. On the date of the Merger, the fair market value of the assets of Company will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

        15. None of the compensation received by any stockholder-employee of Company will be separate consideration for, or allocable to, any of such stockholder-employee's shares of Company Common Stock; none of the shares of Parent Common Stock received by any stockholder-employee of Company pursuant to the Merger will be separate consideration for, or allocable to, any employment agreement or covenant not to compete; and the compensation paid to any stockholder-employee of Company will be for services actually rendered (or to be rendered) and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

        16. Parent will acquire Company Common Stock solely in exchange for Parent voting stock and cash in lieu of fractional shares. For purposes of these representations, Company Common Stock redeemed for cash or other property furnished by Parent will be considered as acquired by Parent. Further, none of the Company Common Stock will be subject to any liabilities.

        17. The transactions contemplated in the Merger will occur pursuant to a plan of reorganization agreed upon before the transaction in which the rights of the parties are defined and will take place as described in the Agreement, and none of the material terms and conditions of the Agreement have been or will be waived or modified. In addition, all transfers contemplated as part of the Merger will occur on approximately the same date. Incident to the Merger, no stock of Parent will be placed in escrow or will be issued later under a contingent stock arrangement and no additional stock of Parent will be issued in the near future.

        18. Each of the representations made by Parent and Merger Sub and facts concerning Parent set forth in the Agreement, the Form S-4 and the Proxy Statement are true, accurate, and complete in all material respects as of the date of this letter.

        19. Parent's corporate business reasons for consummating the Merger are set forth in the Proxy Statement. Parent is participating in the Merger for good and valid business reasons and not for tax purposes.

        20. In the past two years Parent has not distributed the stock or securities of a corporation controlled by it to its shareholders or security holders in a transaction in which no gain or loss was recognized by such shareholders or security holders on the receipt of the stock or securities.

        21. The Company shareholders receiving Parent Common Stock in the Merger will not receive any rights in connection with the Parent Common Stock other than the Parent Rights, which rights are and at the Effective Time will be substantially similar to the rights described in Revenue Ruling 90-11; in particular such rights are and will be not separately tradable, contingent, non-exercisable, and subject to redemption if they become exercisable and have no ascertainable fair market value, and will not be separately tradable or exercisable until there is a tender offer for, or actual purchase of, Parent Common Stock. The Parent Rights were adopted in a plan the principal purpose of which was to establish a mechanism by which Parent could, in the future, provide its shareholders with rights to purchase stock at substantially less than fair market value as a means of responding to unsolicited offers to acquire Parent.

        22. The Agreement and the documents executed in connection therewith represent the entire understanding of Company, Parent, and Merger Sub with respect to the Merger.

        23. To the best of Parent's knowledge, dissenters rights are not available with respect to the outstanding shares of Company Common Stock.

        24. No stock of Merger Sub will be issued in the Merger.

        25. Neither Parent nor Merger Sub is under the jurisdiction of a court in a case under Title 11 of the United States Code or a receivership, foreclosure or similar proceeding in a Federal or state court.

        26. There is no arrangement between Parent and Company or between Parent and Company shareholders under which liabilities of Company or any Company shareholder will be assumed by Parent in the Merger, and, to the best of Parent's knowledge, the Company Common Stock to be exchanged for Parent Common Stock is not pledged or otherwise employed as collateral with respect to liabilities.

    We understand that Latham & Watkins, as counsel for Parent and Merger Sub, and Hutchins, Wheeler & Dittmar, A Professional Corporation, as counsel for Company, will rely on this Certificate in rendering their respective opinions as to material Federal income tax consequences of the Merger, and we will promptly and timely inform Latham & Watkins and Hutchins, Wheeler & Dittmar, A Professional Corporation, in writing if, after signing this Certificate, we have reason to believe that any of the facts described herein or any of the representations made in this Certificate are untrue, incorrect, or incomplete in any respect. We understand further that such respective opinions Latham & Watkins and Hutchins, Wheeler & Dittmar, A Professional Corporation, will be subject to certain limitations and qualifications, including that such opinions should not be relied upon if any of the representations made in this Certificate are not accurate and complete in all material respects at all relevant times.

                                                       Parent

Dated: --------------------------------------          By: ----------------------------------------

                                                       Merger Sub

Dated: --------------------------------------          By: ----------------------------------------

                                                                      APPENDIX B

                                                               December 18, 1999

Board of Directors
Maker Communications, Inc.
73 Mount Wayte Avenue
Framingham, MA 01702

Gentlemen:

    Deutsche Bank Securities Inc. ("Deutsche Bank") has acted as financial advisor to Maker Communications, Inc. ("Maker") in connection with the proposed merger of Maker and Conexant Systems, Inc. ("Conexant") pursuant to the Agreement and Plan of Merger, dated as of December 18, 1999, among Maker, Conexant and Maker Acquisition Corp., a wholly owned subsidiary of Conexant ("Conexant Sub") (the "Merger Agreement"), which provides, among other things, for the merger of Conexant Sub with and into Maker (the "Transaction"), as a result of which Maker will become a wholly owned subsidiary of Conexant. As set forth more fully in the Merger Agreement, as a result of the Transaction, each share of the Common Stock, par value $.01 per share, of Maker ("Maker Common Stock") not owned directly or indirectly by Maker or Conexant will be converted into the right to receive 0.66 shares (the "Exchange Ratio") of Common Stock, par value $.01 per share, of Conexant ("Conexant Common Stock"). Simultaneously with the merger, each outstanding and unexercised option to purchase a share of Maker Common Stock will be converted at the Exchange Ratio into an option to purchase Conexant Common Stock. The terms and conditions of the Transaction are more fully set forth in the Merger Agreement.

    You have requested Deutsche Bank's opinion, as investment bankers, as to the fairness, from a financial point of view, to Maker of the Exchange Ratio.

    In connection with Deutsche Bank's role as financial advisor to Maker, and in arriving at its opinion, Deutsche Bank has reviewed certain publicly available financial and other information concerning Conexant and Maker and certain internal analyses and other information furnished to it by Conexant and Maker. Deutsche Bank has also held discussions with members of the senior managements of Conexant and Maker regarding the businesses and prospects of their respective companies and the joint prospects of a combined company. In addition, Deutsche Bank has (i) reviewed the reported prices and trading activity for Conexant Common Stock and Maker Common Stock, (ii) compared certain financial and stock market information for Conexant and Maker with similar information for certain other companies whose securities are publicly traded,
(iii) reviewed the financial terms of certain recent business combinations which it deemed comparable in whole or in part, (iv) reviewed the terms of the Merger Agreement and certain related documents, and (v) performed such other studies and analyses and considered such other factors as it deemed appropriate.

    Deutsche Bank has not assumed responsibility for independent verification of, and has not independently verified, any information, whether publicly available or furnished to it, concerning Conexant or Maker, including, without limitation, any financial information, forecasts or projections considered in connection with the rendering of its opinion. Accordingly, for purposes of its opinion, Deutsche Bank has assumed and relied upon the accuracy and completeness of all such information and Deutsche Bank has not conducted a physical inspection of any of the properties or assets, and has not prepared or obtained any independent evaluation or appraisal of any of the assets or liabilities, of Conexant or Maker. With respect to the financial forecasts and projections, including the analyses and forecasts of certain cost savings, operating efficiencies, revenue effects and financial synergies expected by Maker and Conexant to be achieved as a result of the Transaction (collectively, the "Synergies"), made available to Deutsche Bank and used in its analyses, Deutsche Bank has assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Conexant or Maker, as the case may be, as to the matters covered thereby. In rendering its opinion, Deutsche Bank expresses no view as to the reasonableness of such forecasts and

Maker Communications, Inc.
December 18, 1999
Page 2

projections, including the Synergies, or the assumptions on which they are based. Deutsche Bank's opinion is necessarily based upon economic, market and other conditions as in effect on, and the information made available to it as of, the date hereof.

    For purposes of rendering its opinion, Deutsche Bank has assumed that, in all respects material to its analysis, the representations and warranties of Maker, Conexant and Conexant Sub contained in the Merger Agreement are true and correct, Maker, Conexant and Conexant Sub will each perform all of the covenants and agreements to be performed by it under the Merger Agreement and all conditions to the obligations of each of Maker, Conexant and Conexant Sub to consummate the Transaction will be satisfied without any waiver thereof. Deutsche Bank has also assumed that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the Transaction will be obtained and that in connection with obtaining any necessary governmental, regulatory or other approvals and consents, or any amendments, modifications or waivers to any agreements, instruments or orders to which either Maker or Conexant is a party or is subject or by which it is bound, no limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have a material adverse effect on Maker or Conexant or materially reduce the contemplated benefits of the Transaction to Maker. In addition, you have informed Deutsche Bank, and accordingly for purposes of rendering its opinion Deutsche Bank has assumed, that the Transaction will be tax-free to each of Maker and Conexant and their respective stockholders and that the Transaction will be accounted for as a purchase.

    This opinion is addressed to, and for the use and benefit of, the Board of Directors of Maker and is not a recommendation to the stockholders of Maker to approve the Transaction. This opinion is limited to the fairness, from a financial point of view, to Maker of the Exchange Ratio, and Deutsche Bank expresses no opinion as to the merits of the underlying decision by Maker to engage in the Transaction.

    Deutsche Bank will be paid a fee for its services as financial advisor to Maker in connection with the Transaction, a substantial portion of which is contingent upon consummation of the Transaction. We are an affiliate of Deutsche Bank AG (together with its affiliates, the "DB Group"). One or more members of the DB Group have, from time to time, provided investment banking and other financial services to Maker or its affiliates for which it has received compensation, including acting as an underwriter for its initial public offering. In the ordinary course of business, members of the DB Group may actively trade in the securities and other instruments and obligations of Maker and Conexant for their own accounts and for the accounts of their customers. Accordingly, the DB Group may at any time hold a long or short position in such securities, instruments and obligations.

    Based upon and subject to the foregoing, it is Deutsche Bank's opinion as investment bankers that the Exchange Ratio is fair, from a financial point of view, to Maker.

                                          Very truly yours,

                                          DEUTSCHE BANK SECURITIES INC.

                                                                      APPENDIX C

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                             CONEXANT SYSTEMS, INC.

    FIRST: The name of the Corporation is

                             CONEXANT SYSTEMS, INC.

    SECOND: The Corporation's registered office in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle. The name and address of its registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

    THIRD: The nature of the business, or objects or purposes to be transacted, promoted or carried on, are: To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

    FOURTH: The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 525,000,000, of which 25,000,000 shares without par value are to be of a class designated Preferred Stock and 500,000,000 shares of the par value of $1 each are to be of a class designated Common Stock.

    In this Article Fourth, any reference to a section or paragraph, without further attribution, within a provision relating to a particular class of stock is intended to refer solely to the specified section or paragraph of the other provisions relating to the same class of stock.

    COMMON STOCK

    The Common Stock shall have the following voting powers, designations, preferences and relative, participating, optional and other special rights, and qualifications, limitations or restrictions thereof:

    1. DIVIDENDS. Whenever the full dividends upon any outstanding Preferred Stock for all past dividend periods shall have been paid and the full dividends thereon for the then current respective dividend periods shall have been paid, or declared and a sum sufficient for the respective payments thereof set apart, the holders of shares of the Common Stock shall be entitled to receive such dividends and distributions in equal amounts per share, payable in cash or otherwise, as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

    2. RIGHTS ON LIQUIDATION. In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, after the payment or setting apart for payment to the holders of any outstanding Preferred Stock of the full preferential amounts to which such holders are entitled as herein provided or referred to, all of the remaining assets of the Corporation shall belong to and be distributable in equal amounts per share to the holders of the Common Stock. For purposes of this paragraph 2, a consolidation or merger of the Corporation with any other corporation, or the sale, transfer or lease of all or substantially all its assets shall not constitute or be deemed a liquidation, dissolution or winding-up of the Corporation.

    3. VOTING. Except as otherwise provided by the laws of the State of Delaware or by this Article Fourth, each share of Common Stock shall entitle the holder thereof to one vote.

    PREFERRED STOCK

    The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

       (a) the designation of the series, which may be by distinguishing number, letter or title;

       (b) the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

       (c) whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series;

       (d) the dates at which dividends, if any, shall be payable;

       (e) the redemption rights and price or prices, if any, for shares of the series;

       (f) the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

       (g) the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

       (h) whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible and all other terms and conditions upon which such conversion may be made;

       (i) restrictions on the issuance of shares of the same series or of any other class or series; and

       (j) the voting rights, if any, of the holders of shares of the series.

    Except as may be provided in this Certificate of Incorporation or in a Preferred Stock Designation, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of shareowners at which they are not entitled to vote. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

    The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

    SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

    1. DESIGNATION AND AMOUNT. A series of Preferred Stock, without par value, is hereby created and shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 1,500,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; PROVIDED, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

    2. DIVIDENDS AND DISTRIBUTIONS.

    2.1. Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock and of any other junior stock of the Corporation, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the second Monday of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

    2.2. The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph 2.1 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

    2.3. Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

    3. VOTING RIGHTS. The holders of shares of Series A Preferred Stock shall have the following voting rights:

    3.1. Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareowners of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

    3.2. Except as otherwise provided herein, in any other Preferred Stock Designation creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareowners of the Corporation.

    3.3. Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

    4. CERTAIN RESTRICTIONS.

    4.1. Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in paragraph 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

       (a) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

       (b) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

       (c) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

       (d) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

    4.2. The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under subparagraph (c) of paragraph 4.1, purchase or otherwise acquire such shares at such time and in such manner.

    5. REACQUIRED SHARES. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein or in any other Preferred Stock Designation creating a series of Preferred Stock or any similar stock or as otherwise required by law.

    6. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made
(i) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or
(ii) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (i) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

    7. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common

Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

    8. NO REDEMPTION. The shares of Series A Preferred Stock shall not be redeemable.

    9. RANK. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.

    10. AMENDMENT. The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

    FIFTH: The Corporation is to have perpetual existence.

    SIXTH: The private property of the shareowners of the Corporation shall not be subject to the payment of corporate debts to any extent whatever.

    SEVENTH: Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the whole Board. A director need not be a shareowner. The election of directors of the Corporation need not be by ballot unless the by-laws so require.

    The directors, other than those who may be elected by the holders of any series of Preferred Stock or any other series or class of stock, as provided herein or in any Preferred Stock Designation, shall be divided into three classes, as nearly equal in number as possible. One class of directors shall be initially elected for a term expiring at the annual meeting of shareowners to be held in 2000, another class shall be initially elected for a term expiring at the annual meeting of shareowners to be held in 2001, and another class shall be initially elected for a term expiring at the annual meeting of shareowners to be held in 2002. Members of each class shall hold office until their successors are duly elected and qualified. At each annual meeting of the shareowners of the Corporation, commencing with the 2000 annual meeting, the successors of the class of directors whose term expires at that meeting shall be elected by a plurality vote of all votes cast for the election of directors at such meeting to hold office for a term expiring at the annual meeting of shareowners held in the third year following the year of their election.

    Subject to the rights of the holders of any series of Preferred Stock, and unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of shareowners at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the whole Board of Directors shall shorten the term of any incumbent director.

    Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock, as provided herein or in any Preferred Stock Designation, to elect additional directors under specific circumstances, any director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding capital stock of the Corporation (the "Capital Stock") entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class.

    No director of the Corporation shall be liable to the Corporation or its shareowners for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its shareowners, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. This paragraph shall not eliminate or limit the liability of a director for any act or omission occurring prior to the effective date of its adoption. No repeal or modification of this paragraph, directly or by adoption of an inconsistent provision of this Certificate of Incorporation, by the shareowners of the Corporation shall be effective with respect to any cause of action, suit, claim or other matter that, but for this paragraph, would accrue or arise prior to such repeal or modification.

    EIGHTH: Unless otherwise determined by the Board of Directors, no holder of stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any stock of any class which the Corporation may issue or sell, whether or not exchangeable for any stock of the Corporation of any class or classes and whether out of unissued shares authorized by the Certificate of Incorporation of the Corporation as originally filed or by any amendment thereof or out of shares of stock of the Corporation acquired by it after the issue thereof.

    NINTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its shareowners or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or shareowner thereof, or on the application of any receiver or receivers appointed for this

    Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the shareowners or class of shareowners of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the shareowners or class of shareowners of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the shareowners or class of shareowners, of this Corporation, as the case may be, and also on this Corporation.

    TENTH:

    1. AMENDMENT OF CERTIFICATE OF INCORPORATION. From time to time any of the provisions of the Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the statutes of the State of Delaware at the time in force may be added or inserted in the manner at the time prescribed by said statutes, and all rights at any time conferred upon the shareowners of the Corporation by its Certificate of Incorporation are granted subject to the provisions of this Article Tenth. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal Article Seventh, this Article Tenth or Article Twelfth or adopt any provision inconsistent with any of the foregoing articles.

    2. BY-LAWS. The Board of Directors is expressly authorized to make, alter, amend and repeal the by-laws of the Corporation, in any manner not inconsistent with the laws of the State of Delaware or of the Certificate of Incorporation of the Corporation, subject to the power of the holders of the Capital Stock to alter or repeal the by-laws made by the Board of Directors; PROVIDED, that any such amendment or repeal by shareowners shall require the affirmative vote of the holders of at least 80% of the voting power of the then outstanding Voting Stock, voting together as a single class.

    ELEVENTH: The shareowner vote required to approve Business Combinations (as hereinafter defined) shall be as set forth in this Article Eleventh.

    1. HIGHER VOTE FOR BUSINESS COMBINATIONS. In addition to any affirmative vote required by law, this Certificate of Incorporation or the by-laws of the Corporation, and except as otherwise expressly provided in Section 2 of this Article Eleventh, a Business Combination shall not be consummated without the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of the Voting Stock, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

    2. WHEN HIGHER VOTE IS NOT REQUIRED. The provisions of Section 1 of this Article Eleventh shall not be applicable to a Business Combination if the conditions specified in either of the following paragraphs A or B are met.

        A. Approval by Continuing Directors. The Business Combination shall have been approved by at least two-thirds of the Continuing Directors (as hereinafter defined), whether such approval is made prior to or subsequent to the date on which the Interested Shareowner (as hereinafter defined) became an Interested Shareowner (the "Determination Date").

        B. Price and Procedure Requirements. Each of the seven conditions specified in the following subparagraphs (i) through (vii) shall have been met:

           (i) The aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination (the "Consummation Date") of any consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be an amount at least equal to the higher amount determined under clauses (a) and (b) below (the requirements of this paragraph B(i) shall be applicable with respect to all shares of Common Stock outstanding, whether or not the Interested Shareowner has previously acquired any shares of the Common Stock): (a) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Shareowner for any shares of Common Stock acquired beneficially by it
       (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (2) in the transaction in which it became an Interested Shareowner, whichever is higher, plus interest compounded annually from the Determination Date through the Consummation Date at the prime rate of interest of Morgan Guaranty Trust Company of New York (or of such other major bank headquartered in New York City selected by at least two-thirds of the Continuing Directors) from time to time in effect in New York City, less the aggregate amount of any cash dividends paid, and the Fair Market Value of any dividends paid in other than cash, per share of Common Stock from the Determination Date through the Consummation Date in an amount up to but not exceeding the amount of such interest payable per share of Common Stock; and (b) the Fair Market Value per share of Common Stock on the Announcement Date or on the Determination Date, whichever is higher.

           (ii) The aggregate amount of the cash and the Fair Market Value as of the Consummation Date of any consideration other than cash to be received per share by holders of shares of any class or series of outstanding Capital Stock, other than the Common Stock, in such Business Combination shall be an amount at least equal to the highest amount determined under clauses (a), (b) and (c) below (the requirements of this paragraph
       B(ii) shall be applicable with respect to all shares of every class or series of outstanding

       Capital Stock, other than the Common Stock, whether or not the Interested Shareowner has previously acquired any shares of a particular class or series of Capital Stock):

               (a) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Shareowner for any shares of such class or series of Capital Stock acquired beneficially by it (1) within the two-year period immediately prior to the Announcement Date or (2) in the transaction in which it became an Interested Shareowner, whichever is higher, plus interest compounded annually from the Determination Date through the Consummation Date at the prime rate of interest of Morgan Guaranty Trust Company of New York (or of such other major bank headquartered in New York City selected by at least two-thirds of the Continuing Directors) from time to time in effect in New York City, less the aggregate amount of any cash dividends paid, and the Fair Market Value of any dividends paid in other than cash, per share of such class or series of Capital Stock from the Determination Date through the Consummation Date in an amount up to but not exceeding the amount of such interest payable per share of such class or series of Capital Stock; and

               (b) the Fair Market Value per share of such class or series of Capital Stock on the Announcement Date or on the Determination Date, whichever is higher; and

               (c) the highest preferential amount per share to which the holders of shares of such class or series of Capital Stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, regardless of whether the Business Combination to be consummated constitutes such an event.

           (iii) The consideration to be received by holders of a particular class or series of outstanding Capital Stock (including Common Stock) shall be in cash or in the same form as previously has been paid by or on behalf of the Interested Shareowner in its direct or indirect acquisition of beneficial ownership of shares of such class or series of Capital Stock. If the consideration so paid for shares of any class or series of Capital Stock varied as to form, the form of consideration for such class or series of Capital Stock shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of such class or series of Capital Stock previously acquired by the Interested Shareowner.

           (iv) After such Interested Shareowner has become an Interested Shareowner and prior to the consummation of such Business Combination, such Interested Shareowner shall not have become the beneficial owner of any additional shares of Capital Stock except as part of the transaction that results in such Interested Shareowner becoming an Interested Shareowner and except in a transaction that, after giving effect thereto, would not result in any increase in the Interested Shareowner's percentage beneficial ownership of any class or series of Capital Stock; and, except as approved by at least two-thirds of the Continuing
       Directors: (a) there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) payable in accordance with the terms of any outstanding Capital Stock; (b) there shall have been no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any stock split, stock dividend or subdivision of the Common Stock); and
       (c) there shall have been an increase in the annual rate of dividends paid on the Common Stock as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of Common Stock.

           (v) After such Interested Shareowner has become an Interested Shareowner, such Interested Shareowner shall not have received the benefit, directly or indirectly (except proportionately as a shareowner of the Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

           (vi) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to all shareowners of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions). The proxy or information statement shall contain on the first page thereof, in a prominent place, any statement as to the advisability of the Business Combination that the Continuing Directors, or any of them, may choose to make and, if deemed advisable by at least two-thirds of the Continuing Directors, the opinion of an investment banking firm selected for and on behalf of the Corporation by at least two-thirds of the Continuing Directors as to the fairness of the terms of the Business Combination from a financial point of view to the holders of the outstanding shares of Capital Stock other than the Interested Shareowner and its Affiliates or Associates (as hereinafter defined).

           (vii) Such Interested Shareowner shall not have made any material change in the Corporation's business or equity capital structure without the approval of at least two-thirds of the Continuing Directors.

    Any Business Combination to which Section 1 of this Article Eleventh shall not apply by reason of this Section 2 shall require only such affirmative vote as is required by law, any other provision of this Certificate of Incorporation, the by-laws of the Corporation or any agreement with any national securities exchange.

    3.  CERTAIN DEFINITIONS.  For the purposes of this Article Eleventh:

    A. A "Business Combination" shall mean:

    (i) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Shareowner or (ii) any other corporation (whether or not itself an Interested Shareowner) which is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Shareowner;

    (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareowner or any Affiliate or Associate of any Interested Shareowner involving any assets or securities of the Corporation, any Subsidiary or any Interested Shareowner or any Affiliate or Associate of any Interested Shareowner having an aggregate Fair Market Value of $25,000,000 or more; or

   (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Shareowner or any Affiliate or Associate of any Interested Shareowner; or

    (iv) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareowner) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into Capital Stock or into equity securities of any Subsidiary, that is beneficially owned by any Interested Shareowner or any Affiliate or Associate of any Interested Shareowner; or

    (v) any agreement, contract, arrangement or other understanding providing for any one or more of the actions specified in clauses (i) through
        (iv) above.

    B. A "person" shall mean any individual, firm, corporation or other entity and shall include any group composed of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Stock.

    C. "Interested Shareowner" shall mean any person (other than the Corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation, any Subsidiary or Rockwell International Corporation or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which:

    (i) is the beneficial owner of Voting Stock having 10% or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock; or

    (ii) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of Voting Stock having 10% or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock; or

   (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Shareowner, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933;

    PROVIDED, HOWEVER, that Rockwell International Corporation shall not be an Interested Shareowner as a result of its ownership of Capital Stock of the Corporation prior to the distribution of the shares of Capital Stock of the Corporation to the holders of capital stock of Rockwell International Corporation (the "Distribution").

    D. A person shall be a "beneficial owner" of any Capital Stock:

    (i) which such person or any Affiliate or Associate of such person beneficially owns, directly or indirectly; or

    (ii) which such person or any Affiliate or Associate of such person has, directly or indirectly, (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

   (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock.

    E. For the purposes of determining whether a person is an Interested Shareowner pursuant to paragraph C of this Section 3, the number of shares of Capital Stock deemed to be outstanding shall include shares deemed owned by the Interested Shareowner through application of paragraph D of this Section 3 but shall not include any other shares of Capital Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

    F. "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on November 19, 1998 (the term "registrant" in such Rule 12b-2 meaning in this case the Corporation).

    G. "Subsidiary" means any corporation of which a majority of any class of equity security is beneficially owned by the Corporation; provided, however, that for the purposes of the definition of Interested Shareowner set forth in paragraph C of this Section 3, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is beneficially owned by the Corporation.

    H. "Continuing Director" means any member of the Board of Directors of the Corporation (the "Board") who is not an Affiliate or Associate or representative of the Interested Shareowner and was a member of the Board prior to the time that the Interested Shareowner became an Interested Shareowner, and any successor of a Continuing Director who is not an Affiliate or Associate or representative of the Interested Shareowner and is recommended or elected to succeed a Continuing Director by at least two-thirds of the Continuing Directors then members of the Board.

    I. "Fair Market Value" means: (i) in the case of cash, the amount of such cash; (ii) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period immediately preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined in good faith by at least two-thirds of the Continuing Directors; and (iii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by at least two-thirds of the Continuing Directors.

    J. In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in paragraphs B(i) and (ii) of Section 2 of this Article Eleventh shall include the shares of Common Stock and/or the shares of any other class or series of Capital Stock retained by the holders of such shares.

    4. POWERS OF CONTINUING DIRECTORS. Any determination as to compliance with this Article Eleventh, including without limitation (A) whether a person is an Interested Shareowner, (B) the number of shares of Capital Stock or other securities beneficially owned by any person, (C) whether a person is an Affiliate or Associate of another, (D) whether the requirements of paragraph B of Section 2 have been met with respect to any Business Combination, and
(E) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $25,000,000 or more shall be made only upon action by not less than two-thirds of the Continuing Directors of the Corporation; and the good faith determination of at least two-thirds of the Continuing Directors on such matters shall be conclusive and binding for all the purposes of this Article Eleventh.

    5. NO EFFECT ON FIDUCIARY OBLIGATIONS. Nothing contained in this Article Eleventh shall be construed to relieve the Board of Directors or any Interested Shareowner from any fiduciary obligation imposed by law.

    6. AMENDMENT, REPEAL, ETC. Notwithstanding any other provisions of this Certificate of Incorporation or the by-laws of the Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Certificate of Incorporation or the by-laws of the

Corporation), the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article Eleventh; provided, however, that the preceding provisions of this Section 6 shall not apply to any amendment to this Article Eleventh, and such amendment shall require only such affirmative vote as is required by law and any other provisions of this Certificate of Incorporation or the by-laws of the Corporation, if such amendment shall have been approved by at least two-thirds of the members of the Board who are persons who would be eligible to serve as Continuing Directors.

    TWELFTH: From and after the time of the Distribution, any action required or permitted to be taken by the shareowners shall be taken only at an annual or special meeting of such shareowners and not by consent in writing. Special meetings of the shareowners for any purpose or purposes shall be called only by the Board of Directors pursuant to a resolution adopted by a majority of the whole Board.

                                                                      APPENDIX D

                                   BY-LAWS OF
                             CONEXANT SYSTEMS, INC.

                                   ARTICLE I.
                                    OFFICES

    Section 1. REGISTERED OFFICE IN DELAWARE; RESIDENT AGENT. The address of the Corporation's registered office in the State of Delaware and the name and address of its resident agent in charge thereof are as filed with the Secretary of State of the State of Delaware.

    Section 2. OTHER OFFICES. The Corporation may also have an office or offices at such other place or places either within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation requires.

                                  ARTICLE II.
                            MEETINGS OF SHAREOWNERS

    Section 1. PLACE OF MEETINGS. All meetings of the shareowners of the Corporation shall be held at such place, within or without the State of Delaware, as may from time to time be designated by resolution passed by the Board of Directors.

    Section 2. ANNUAL MEETING. An annual meeting of the shareowners for the election of directors and for the transaction of such other proper business, notice of which was given in the notice of meeting, shall be held on a date and at a time as may from time to time be designated by resolution passed by the Board of Directors.

    Section 3. SPECIAL MEETINGS. A special meeting of the shareowners for any purpose or purposes shall be called only by the Board of Directors pursuant to a resolution adopted by a majority of the whole Board.

    Section 4. NOTICE OF MEETINGS. Except as otherwise provided by law, written notice of each meeting of the shareowners, whether annual or special, shall be mailed, postage prepaid, not less than ten nor more than sixty days before the date of the meeting, to each shareowner entitled to vote at such meeting, at the shareowner's address as it appears on the records of the Corporation. Every such notice shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Notice of any adjourned meeting of the shareowners shall not be required to be given, except when expressly required by law.

    Section 5. LIST OF SHAREOWNERS. The Secretary shall, from information obtained from the transfer agent, prepare and make, at least ten days before every meeting of shareowners, a complete list of the shareowners entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareowner and the number of shares registered in the name of each shareowner. Such list shall be open to the examination of any shareowner, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareowner who is present. The stock ledger shall be the only evidence as to who are the shareowners entitled to examine the stock ledger, the list referred to in this section or the books of the Corporation, or to vote in person or by proxy at any meeting of shareowners.

    Section 6. QUORUM. At each meeting of the shareowners, the holders of a majority of the issued and outstanding stock of the Corporation present either in person or by proxy shall constitute a quorum for the transaction of business except where otherwise provided by law or by the Certificate of Incorporation or by these by-laws for a specified action. Except as otherwise provided by law, in the absence of a quorum, a majority in interest of the shareowners of the Corporation present in person or by proxy and entitled to vote shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until shareowners holding the requisite amount of stock shall be present or represented. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at a meeting as originally called, and only those shareowners entitled to vote at the meeting as originally called shall be entitled to vote at any adjournment or adjournments thereof. The absence from any meeting of the number of shareowners required by law or by the Certificate of Incorporation or by these by-laws for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if the number of shareowners required in respect of such other matter or matters shall be present.

    Section 7. ORGANIZATION. At every meeting of the shareowners the Chairman of the Board, or in the absence of the Chairman of the Board, a director or an officer of the Corporation designated by the Board, shall act as Chairman of the meeting. The Secretary, or, in the Secretary's absence, an Assistant Secretary, shall act as Secretary at all meetings of the shareowners. In the absence from any such meeting of the Secretary and the Assistant Secretaries, the Chairman may appoint any person to act as Secretary of the meeting.

    Section 8.  NOTICE OF SHAREOWNER BUSINESS AND NOMINATIONS.

    (A) ANNUAL MEETINGS OF SHAREOWNERS. (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareowners may be made at an annual meeting of shareowners
(a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any shareowner of the Corporation who was a shareowner of record at the time of giving of notice provided for in this by-law, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this by-law.

        (2) For nominations or other business to be properly brought before an annual meeting by a shareowner pursuant to clause (c) of paragraph
    (A)(1) of this by-law, the shareowner must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for shareowner action. To be timely, a shareowner's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the case of the annual meeting to be held in 2000 or in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareowner to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareowner's notice as described above. Such shareowner's notice shall set forth (a) as to each person whom the shareowner proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and
    Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the shareowner proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareowner and the beneficial owner, if any, on whose behalf the proposal is made; and
    (c) as to the shareowner giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareowner, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareowner and such beneficial owner.

    Notwithstanding anything in the second sentence of paragraph (A)(2) of this by-law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a shareowner's notice required by this by-law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

    (B) SPECIAL MEETINGS OF SHAREOWNERS. Only such business shall be conducted at a special meeting of shareowners as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareowners at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or
(b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareowner of the Corporation who is a shareowner of record at the time of giving of notice provided for in this by-law, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this by-law. In the event the Corporation calls a special meeting of shareowners for the purpose of electing one or more directors to the Board of Directors, any such shareowner may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the shareowner's notice required by paragraph (A)(2) of this by-law shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a shareowner's notice as described above.

    (C) GENERAL. (1) Only such persons who are nominated in accordance with the procedures set forth in this by-law shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareowners as shall have been brought before the meeting in accordance with the procedures set forth in this by-law. Except as otherwise provided by law, the Certificate of Incorporation or these by-laws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this by-law and, if any proposed nomination or business is not in compliance with this by-law, to declare that such defective proposal or nomination shall be disregarded.

        (2) For purposes of this by-law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

        (3) Notwithstanding the foregoing provisions of this by-law, a shareowner shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this by-law. Nothing in this by-law shall be deemed to affect any rights (i) of shareowners to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

    Section 9. BUSINESS AND ORDER OF BUSINESS. At each meeting of the shareowners such business may be transacted as may properly be brought before such meeting, except as otherwise provided by law or in these by-laws. The order of business at all meetings of the shareowners shall be as determined by the Chairman of the meeting, unless otherwise determined by a majority in interest of the shareowners present in person or by proxy at such meeting and entitled to vote thereat.

    Section 10. VOTING. Except as otherwise provided by law, the Certificate of Incorporation or these by-laws, each shareowner shall at every meeting of the shareowners be entitled to one vote for each share of stock held by such shareowner. Any vote on stock may be given by the shareowner entitled thereto in person or by proxy appointed by an instrument in writing, subscribed (or transmitted by electronic means and authenticated as provided by law) by such shareowner or by the shareowner's attorney thereunto authorized, and delivered to the Secretary; provided, however, that no proxy shall be voted after three years from its date unless the proxy provides for a longer period. Except as otherwise provided by law, the Certificate of Incorporation or these by-laws, at all meetings of the shareowners, all matters shall be decided by the vote (which need not be by ballot) of a majority in interest of the shareowners present in person or by proxy and entitled to vote thereat, a quorum being present.

                                  ARTICLE III.
                               BOARD OF DIRECTORS

    SECTION 1. GENERAL POWERS. The property, affairs and business of the Corporation shall be managed by or under the direction of its Board of Directors.

    SECTION 2. NUMBER, QUALIFICATIONS, AND TERM OF OFFICE. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the whole Board. A director need not be a shareowner.

    The directors, other than those who may be elected by the holders of any series of Preferred Stock or any other series or class of stock, as provided herein or in any Preferred Stock Designation (as defined in the Certificate of Incorporation), shall be divided into three classes, as nearly equal in number as possible. One class of directors shall be initially elected for a term expiring at the annual meeting of shareowners to be held in 2000, another class shall be initially elected for a term expiring at the annual meeting of shareowners to be held in 2001, and another class shall be initially elected for a term expiring at the annual meeting of shareowners to be held in 2002. Members of each class shall hold office until their successors are elected and shall have qualified. At each annual meeting of the shareowners of the Corporation, commencing with the 2000 annual meeting, the successors of the class of directors whose term expires at that meeting shall be elected by a plurality vote of all votes cast for the election of directors at such meeting to hold office for a term expiring at the annual meeting of shareowners held in the third year following the year of their election.

    SECTION 3. ELECTION OF DIRECTORS. At each meeting of the shareowners for the election of directors, at which a quorum is present, the directors shall be elected by a plurality vote of all votes cast for the election of directors at such meeting.

    SECTION 4. QUORUM AND MANNER OF ACTING. A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business at any meeting, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors unless otherwise provided by law, the Certificate of Incorporation or these by-laws. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum shall be obtained. Notice of any adjourned meeting need not be given. The directors shall act only as a board and the individual directors shall have no power as such.

    SECTION 5. PLACE OF MEETINGS. The Board of Directors may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

    SECTION 6. FIRST MEETING. Promptly after each annual election of directors, the Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, at the same place as that at which the annual meeting of shareowners was held or as otherwise determined by the Board. Notice of such meeting need not be given. Such meeting may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

    SECTION 7. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such places and at such times as the Board shall from time to time determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day not a legal holiday. Notice of regular meetings need not be given.

    SECTION 8. SPECIAL MEETINGS; NOTICE. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board and shall be called by the Chairman of the Board or the Secretary at the written request of three directors. Notice of each such meeting stating the time and place of the meeting shall be given to each director by mail, telephone, other electronic transmission or personally. If by mail, such notice shall be given not less than five days before the meeting; and if by telephone, other electronic transmission or personally, not less than two days before the meeting. A notice mailed at least two weeks before the meeting need not state the purpose thereof except as otherwise provided in these by-laws. In all other cases the notice shall state the principal purpose or purposes of the meeting. Notice of any meeting of the Board need not be given to a director, however, if waived by the director in writing before or after such meeting or if the director shall be present at the meeting, except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

    SECTION 9. ORGANIZATION. At each meeting of the Board of Directors, the Chairman of the Board, or, in the absence of the Chairman of the Board, a director or an officer of the Corporation designated by the Board shall act as Chairman of the meeting. The Secretary, or, in the Secretary's absence, any person appointed by the Chairman of the meeting, shall act as Secretary of the meeting.

    SECTION 10. ORDER OF BUSINESS. At all meetings of the Board of Directors, business shall be transacted in the order determined by the Board.

    SECTION 11. RESIGNATIONS. Any director of the Corporation may resign at any time by giving written notice to the Chairman of the Board or the Secretary of the Corporation. The resignation of any director shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

    SECTION 12. COMPENSATION. Each director shall be paid such compensation, if any, as shall be fixed by the Board of Directors.

    SECTION 13. INDEMNIFICATION. (A) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or any of its majority-owned subsidiaries or is or was serving at the request of the Corporation as a director, officer, employee or agent (except in each of the foregoing situations to the extent any agreement, arrangement or understanding of agency contains provisions that supersede or abrogate indemnification under this section) of another corporation or of any partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

    (B) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or any of its majority-owned subsidiaries, or is or was serving at the request of the Corporation as a director, officer, employee or agent (except in each of the foregoing situations to the extent any agreement, arrangement or understanding of agency contains provisions that supersede or abrogate indemnification under this section) of another corporation or of any partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of Delaware or such other court shall deem proper.

    (C) To the extent that a director, officer, employee or agent of the Corporation or any of its majority-owned subsidiaries has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (A) and (B), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by or on behalf of such person in connection therewith. If any such person is not wholly successful in any such action, suit or proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters therein, the Corporation shall indemnify such person against all expenses (including attorneys' fees) actually and reasonably incurred by or on behalf of such person in connection with each claim, issue or matter that is successfully resolved. For purposes of this subsection and without limitation, the termination of any claim, issue or matter by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

    (D) Notwithstanding any other provision of this section, to the extent any person is a witness in, but not a party to, any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the

Corporation or any of its majority-owned subsidiaries, or is or was serving at the request of the Corporation as a director, officer, employee or agent (except in each of the foregoing situations to the extent any agreement, arrangement or understanding of agency contains provisions that supersede or abrogate indemnification under this section) of another corporation or of any partnership, joint venture, trust, employee benefit plan or other enterprise, such person shall be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by or on behalf of such person in connection therewith.

    (E) Indemnification under subsections (A) and (B) shall be made only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in subsections
(A) and (B). Such determination shall be made (1) if a Change of Control (as hereinafter defined) shall not have occurred, (a) with respect to a person who is a present or former director or officer of the Corporation, (i) by the Board of Directors by a majority vote of the Disinterested Directors (as hereinafter defined), even though less than a quorum, or (ii) if there are no Disinterested Directors or, even if there are Disinterested Directors, a majority of such Disinterested Directors so directs, by (x) Independent Counsel (as hereinafter defined) in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (y) the shareowners of the Corporation; or
(b) with respect to a person who is not a present or former director or officer of the Corporation, by the chief executive officer of the Corporation or by such other officer of the Corporation as shall be designated from time to time by the Board of Directors; or (2) if a Change of Control shall have occurred, by Independent Counsel selected by the claimant in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, unless the claimant shall request that such determination be made by or at the direction of the Board of Directors (in the case of a claimant who is a present or former director or officer of the Corporation) or by an officer of the Corporation authorized to make such determination (in the case of a claimant who is not a present or former director or officer of the Corporation), in which case it shall be made in accordance with clause (1) of this sentence. Any claimant shall be entitled to be indemnified against the expenses (including attorneys' fees) actually and reasonably incurred by such claimant in cooperating with the person or entity making the determination of entitlement to indemnification (irrespective of the determination as to the claimant's entitlement to indemnification) and, to the extent successful, in connection with any litigation or arbitration with respect to such claim or the enforcement thereof.

    (F) If a Change of Control shall not have occurred, or if a Change of Control shall have occurred and a director, officer, employee or agent requests pursuant to clause (2) of the second sentence in subsection (E) that the determination as to whether the claimant is entitled to indemnification be made by or at the direction of the Board of Directors (in the case of a claimant who is a present or former director or officer of the Corporation) or by an officer of the Corporation authorized to make such determination (in the case of a claimant who is not a present or former director or officer of the Corporation), the claimant shall be conclusively presumed to have been determined pursuant to subsection (E) to be entitled to indemnification if (1) in the case of a claimant who is a present or former director or officer of the Corporation,
(a)(i) within fifteen days after the next regularly scheduled meeting of the Board of Directors following receipt by the Corporation of the request therefor, the Board of Directors shall not have resolved by majority vote of the Disinterested Directors to submit such determination to (x) Independent Counsel for its determination or (y) the shareowners for their determination at the next annual meeting, or any special meeting that may be held earlier, after such receipt, and (ii) within sixty days after receipt by the Corporation of the request therefor (or within ninety days after such receipt if the Board of Directors in good faith determines that additional time is required by it for the determination and, prior to expiration of such sixty-day period, notifies the claimant thereof), the Board of Directors shall not have made the determination by a majority vote of the Disinterested Directors, or (b) after a resolution of the Board of Directors, timely made pursuant to clause (a)(i)(y) above, to submit the determination to the shareowners, the shareowners meeting at which the determination is to be made shall not have been held on or before the date prescribed (or on or before a later date, not to exceed sixty days beyond the original date, to which such meeting may have been postponed or adjourned on good cause by the Board of Directors acting in good faith), or
(2) in the case of a claimant who is not a present or former director or officer of the Corporation, within sixty days after receipt by the Corporation of the request therefor (or within ninety days after such receipt if an officer of the Corporation authorized to make such determination in good faith determines that additional time is required for the determination and, prior to expiration of such sixty-day period, notifies the claimant thereof), an officer of the Corporation authorized to make such determination shall not have made the determination; provided, however, that this sentence shall not apply if the claimant has misstated or failed to state a material fact in connection with his or her request for indemnification. Such presumed determination that a claimant is entitled to indemnification shall be deemed to have been made (I) at the end of the sixty-day or ninety-day period (as the case may be) referred to in clause
(1)(a)(ii) or (2) of the immediately preceding sentence or (II) if the Board of Directors has resolved on a timely basis to submit the determination to the shareowners, on the last date within the period prescribed by law for holding such shareowners meeting (or a postponement or adjournment thereof as permitted above).

    (G) Expenses (including attorneys' fees) incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding to a present or former director or officer of the Corporation, promptly after receipt of a request therefor stating in reasonable detail the expenses incurred, and to a person who is not a present or former director or officer of the Corporation as authorized by the chief executive officer of the Corporation or such other officer of the Corporation as shall be designated from time to time by the Board of Directors; provided that in each case the Corporation shall have received an undertaking by or on behalf of the present or former director, officer, employee or agent to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this section.

    (H) The Board of Directors shall establish reasonable procedures for the submission of claims for indemnification pursuant to this section, determination of the entitlement of any person thereto and review of any such determination. Such procedures shall be set forth in an appendix to these by-laws and shall be deemed for all purposes to be a part hereof.

               (I) For purposes of this section,

    (1) "Change of Control" means any of the following occurring at any time after the distribution of the shares of capital stock of the Corporation to the holders of capital stock of Rockwell International Corporation (the "Distribution"):

        (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Corporation (the "Outstanding Corporation Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that for purposes of this subparagraph (a), the following acquisitions shall not constitute a Change of Control: (w) any acquisition directly from the Corporation, (x) any acquisition by the Corporation, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation, Rockwell International Corporation or any corporation controlled by the Corporation or Rockwell International Corporation or (z) any acquisition pursuant to a transaction which complies with clauses (i),
    (ii) and (iii) of subsection (c) of this Paragraph 13(I)(1); or

        (b) Individuals who, as of the date of the Distribution, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to that date whose election, or nomination for election by the Corporation's shareowners, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

        (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation or the acquisition of assets of another entity (a "Corporate Transaction"), in each case, unless, following such Corporate Transaction,
    (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Corporation, of Rockwell International Corporation or of such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Corporate Transaction and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Corporate Transaction; or

        (d) Approval by the Corporation's shareowners of a complete liquidation or dissolution of the Corporation.

    (2) "Disinterested Director" means a director of the Corporation who is not and was not a party to an action, suit or proceeding in respect of which indemnification is sought by a director, officer, employee or agent.

    (3) "Independent Counsel" means a law firm, or a member of a law firm, that
(i) is experienced in matters of corporation law; (ii) neither presently is, nor in the past five years has been, retained to represent the Corporation, the director, officer, employee or agent claiming indemnification or any other party to the action, suit or proceeding giving rise to a claim for indemnification under this section, in any matter material to the Corporation, the claimant or any such other party; and (iii) would not, under applicable standards of professional conduct then prevailing, have a conflict of interest in representing either the Corporation or such director, officer, employee or agent in an action to determine the Corporation's or such person's rights under this section.

    (J) The indemnification and advancement of expenses herein provided, or granted pursuant hereto, shall not be deemed exclusive of any other rights to which any of those indemnified or eligible for advancement of expenses may be entitled under any agreement, vote of shareowners or Disinterested Directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person. Notwithstanding any amendment, alteration or repeal of this section or any of its provisions, or of any of the procedures established by the Board of Directors pursuant to subsection
(H) hereof, any person who is or was a director, officer, employee or agent of the Corporation or any of its majority-owned subsidiaries or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of any partnership, joint venture, employee benefit plan or other enterprise shall be entitled to indemnification in accordance with the provisions hereof and thereof with respect to any action taken or omitted prior to such amendment, alteration or repeal except to the extent otherwise required by law.

    (K) No indemnification shall be payable pursuant to this section with respect to any action against the Corporation commenced by an officer, director, employee or agent unless the Board of Directors shall have authorized the commencement thereof or unless and to the extent that this section or the procedures established pursuant to subsection (H) shall specifically provide for indemnification of expenses relating to the enforcement of rights under this section and such procedures.

                                  ARTICLE IV.
                                   COMMITTEES

    SECTION 1. APPOINTMENT AND POWERS. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more directors of the Corporation (or in the case of a special-purpose committee, one or more directors of the Corporation), which, to the extent provided in said resolution or in these by-laws and not inconsistent with Section 141 of the Delaware General Corporation Law, as amended, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

    SECTION 2. TERM OF OFFICE AND VACANCIES. Each member of a committee shall continue in office until a director to succeed him or her shall have been elected and shall have qualified, or until he or she ceases to be a director or until he or she shall have resigned or shall have been removed in the manner hereinafter provided. Any vacancy in a committee shall be filled by the vote of a majority of the whole Board of Directors at any regular or special meeting thereof.

    SECTION 3. ALTERNATES. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

    SECTION 4. ORGANIZATION. Unless otherwise provided by the Board of Directors, each committee shall appoint a chairman. Each committee shall keep a record of its acts and proceedings and report the same from time to time to the Board of Directors.

    SECTION 5. RESIGNATIONS. Any regular or alternate member of a committee may resign at any time by giving written notice to the Chairman of the Board or the Secretary of the Corporation. Such resignation shall take effect at the time of the receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

    SECTION 6. REMOVAL. Any regular or alternate member of a committee may be removed with or without cause at any time by resolution passed by a majority of the whole Board of Directors at any regular or special meeting.

    SECTION 7. MEETINGS. Regular meetings of each committee, of which no notice shall be necessary, shall be held on such days and at such places as the chairman of the committee shall determine or as shall be fixed by a resolution passed by a majority of all the members of such committee. Special meetings of each committee will be called by the Secretary at the request of any two members of such committee, or in such other manner as may be determined by the committee. Notice of each special meeting of a committee shall be mailed to each member thereof at least two days before the meeting or shall be given personally or by telephone or other electronic transmission at least one day before the meeting. Every such notice shall state the time and place, but need not state the purposes of the meeting. No notice of any meeting of a committee shall be required to be given to any alternate.

    SECTION 8. QUORUM AND MANNER OF ACTING. Unless otherwise provided by resolution of the Board of Directors, a majority of a committee (including alternates when acting in lieu of regular members of such committee) shall constitute a quorum for the transaction of business and the act of a majority of those present at a meeting at which a quorum is present shall be the act of such committee. The members of each committee shall act only as a committee and the individual members shall have no power as such.

    SECTION 9. COMPENSATION. Each regular or alternate member of a committee shall be paid such compensation, if any, as shall be fixed by the Board of Directors.

                                   ARTICLE V.
                                    OFFICERS

    SECTION 1. OFFICERS. The officers of the Corporation shall be a Chairman of the Board of Directors, who shall be chosen from the members of the Board of Directors, one or more Vice Presidents (one or more of whom may be Executive Vice Presidents, Senior Vice Presidents or otherwise as may be designated by the Board), a Secretary and a Treasurer, all of whom shall be elected by the Board of Directors. Any two or more offices may be held by the same person. The Board of Directors may also from time to time elect such other officers as it deems necessary.

    SECTION 2. TERM OF OFFICE. Each officer shall hold office until his or her successor shall have been duly elected and qualified in his or her stead, or until his or her death or until he or she shall have resigned or shall have been removed in the manner hereinafter provided.

    SECTION 3. ADDITIONAL OFFICERS; AGENTS. The Chairman of the Board may from time to time appoint and remove such additional officers and agents as may be deemed necessary. Such persons shall hold office for such period, have such authority, and perform such duties as in these by-laws provided or as the Chairman of the Board may from time to time prescribe. The Board of Directors or the Chairman of the Board may from time to time authorize any officer to appoint and remove agents and employees and to prescribe their powers and duties.

    SECTION 4. SALARIES. Unless otherwise provided by resolution passed by a majority of the whole Board, the salaries of all officers elected by the Board of Directors shall be fixed by the Board of Directors.

    SECTION 5. REMOVAL. Except where otherwise expressly provided in a contract authorized by the Board of Directors, any officer may be removed, either with or without cause, by the vote of a majority of the Board at any regular or special meeting or, except in the case of an officer elected by the Board, by any superior officer upon whom the power of removal may be conferred by the Board or by these by-laws.

    SECTION 6. RESIGNATIONS. Any officer elected by the Board of Directors may resign at any time by giving written notice to the Chairman of the Board or the Secretary. Any other officer may resign at any time by giving written notice to the Chairman of the Board. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

    SECTION 7. VACANCIES. A vacancy in any office because of death, resignation, removal or otherwise, shall be filled for the unexpired portion of the term in the manner provided in these by-laws for regular election or appointment to such office.

    SECTION 8. CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board of Directors shall be chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall have general and overall charge of the business and affairs of the Corporation and of its officers. The Chairman of the Board shall keep the Board of Directors appropriately informed on the business and affairs of the Corporation. The Chairman of the Board shall preside at all meetings of the shareowners and the Board of Directors and shall enforce the observance of the rules of order for the meetings of the Board of Directors and the shareowners and the by-laws of the Corporation.

    SECTION 9. EXECUTIVE AND SENIOR VICE PRESIDENTS. One or more Executive or Senior Vice Presidents shall, subject to the control of the Chairman of the Board, have lead accountability for components or functions of the Corporation as and to the extent designated by the Chairman of the Board. Each Executive or Senior Vice President shall keep the Chairman of the Board appropriately informed on the business and affairs of the designated components or functions of the Corporation.

    SECTION 10. VICE PRESIDENTS. The Vice Presidents shall perform such duties as may from time to time be assigned to them or any of them by the Chairman of the Board.

    SECTION 11. SECRETARY. The Secretary shall keep or cause to be kept in books provided for the purpose the minutes of the meetings of the shareowners, of the Board of Directors and of any committee constituted pursuant to
Article IV of these by-laws. The Secretary shall be custodian of the corporate seal and see that it is affixed to all documents as required and attest the same. The Secretary shall perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her.

    SECTION 12. ASSISTANT SECRETARIES. At the request of the Secretary, or in the Secretary's absence or disability, the Assistant Secretary designated by the Secretary shall perform all the duties of the Secretary and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary. The Assistant Secretaries shall perform such other duties as from time to time may be assigned to them.

    SECTION 13. TREASURER. The Treasurer shall have charge of and be responsible for the receipt, disbursement and safekeeping of all funds and securities of the Corporation. The Treasurer shall deposit all such funds in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these by-laws. From time to time and whenever requested to do so, the Treasurer shall render statements of the condition of the finances of the Corporation to the Board of Directors. The Treasurer shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her.

    SECTION 14. ASSISTANT TREASURERS. At the request of the Treasurer, or in the Treasurer's absence or disability, the Assistant Treasurer designated by the Treasurer shall perform all the duties of the Treasurer and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer. The Assistant Treasurers shall perform such other duties as from time to time may be assigned to them.

    SECTION 15. CERTAIN AGREEMENTS. The Board of Directors shall have power to authorize or direct the proper officers of the Corporation, on behalf of the Corporation, to enter into valid and binding agreements in respect of employment, incentive or deferred compensation, stock options, and similar or related matters, notwithstanding the fact that a person with whom the Corporation so contracts may be a member of its Board of Directors. Any such agreement may validly and lawfully bind the Corporation for a term of more than one year, in accordance with its terms, notwithstanding the fact that one of the elements of any such agreement may involve the employment by the Corporation of an officer, as such, for such term.

                                  ARTICLE VI.
                                 AUTHORIZATIONS

    SECTION 1. CONTRACTS. The Board of Directors, except as in these by-laws otherwise provided, may authorize any officer, employee or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

    SECTION 2. LOANS. No loan shall be contracted on behalf of the Corporation and no negotiable paper shall be issued in its name, unless authorized by the Board of Directors.

    SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, employee or employees, of the Corporation as shall from time to time be determined in accordance with authorization of the Board of Directors.

    SECTION 4. DEPOSITS. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may from time to time designate, or as may be designated by any officer or officers of the Corporation to whom such power may be delegated by the Board, and for the purpose of such deposit the officers and employees who have been authorized to do so in accordance with the determinations of the Board may endorse, assign and deliver checks, drafts, and other orders for the payment of money which are payable to the order of the Corporation.

    SECTION 5. PROXIES. Except as otherwise provided in these by-laws or in the Certificate of Incorporation, and unless otherwise provided by resolution of the Board of Directors, the Chairman of the Board or any other officer may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as a shareowner or otherwise in any other corporation any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporations, or to consent in writing to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such vote or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as such officer may deem necessary or proper in the premises.

                                  ARTICLE VII.
                           SHARES AND THEIR TRANSFER

    SECTION 1. SHARES OF STOCK. Certificates for shares of the stock of the Corporation shall be in such form as shall be approved by the Board of Directors. They shall be numbered in the order of their issue, by class and series, and shall be signed by the Chairman of the Board or a Vice President, and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation. If a share certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or (2) by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a share certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue. The Board of

    Directors may by resolution or resolutions provide that some or all of any or all classes or series of the shares of stock of the Corporation shall be uncertificated shares. Notwithstanding the preceding sentence, every holder of uncertificated shares, upon request, shall be entitled to receive from the Corporation a certificate representing the number of shares registered in such shareowner's name on the books of the Corporation.

    SECTION 2. RECORD OWNERSHIP. A record of the name and address of each holder of the shares of the Corporation, the number of shares held by such shareowner, the number or numbers of any share certificate or certificates issued to such shareowner and the number of shares represented thereby, and the date of issuance of the shares held by such shareowner shall be made on the Corporation's books. The Corporation shall be entitled to treat the holder of record of any share of stock (including any holder registered in a book-entry or direct registration system maintained by the Corporation or a transfer agent or a registrar designated by the Board of Directors) as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by law.

    SECTION 3. TRANSFER OF STOCK. Shares of stock shall be transferable on the books of the Corporation by the holder of record of such stock in person or by such person's attorney or other duly constituted representative, pursuant to applicable law and such rules and regulations as the Board of Directors shall from time to time prescribe. Any shares represented by a certificate shall be transferable upon surrender of such certificate with an assignment endorsed thereon or attached thereto duly executed and with such guarantee of signature as the Corporation may reasonably require.

    SECTION 4. LOST, STOLEN AND DESTROYED CERTIFICATES. The Corporation may issue a new certificate of stock or may register uncertificated shares, if then authorized by the Board of Directors, in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such person's legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate, the issuance of such new certificate or the registration of such uncertificated shares.

    SECTION 5. TRANSFER AGENT AND REGISTRAR; REGULATIONS. The Corporation shall, if and whenever the Board of Directors shall so determine, maintain one or more transfer offices or agencies, each in charge of a transfer agent designated by the Board of Directors, where the shares of the stock of the Corporation shall be directly transferable, and also one or more registry offices, each in charge of a registrar designated by the Board of Directors, where such shares of stock shall be registered, and no certificate for shares of the stock of the Corporation, in respect of which a registrar and transfer agent shall have been designated, shall be valid unless countersigned by such transfer agent and registered by such registrar. The Board of Directors may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares of stock of the Corporation and concerning the registration of pledges of uncertificated shares.

    SECTION 6. FIXING RECORD DATE. For the purpose of determining the shareowners entitled to notice of or to vote at any meeting of shareowners or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed (1) the record date for determining shareowners entitled to notice of or to vote at a meeting of shareowners shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held and (2) the record date for determining shareowners for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of shareowners of record entitled to notice of or to vote at a meeting of shareowners shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

    SECTION 7. EXAMINATION OF BOOKS BY SHAREOWNERS. The Board of Directors shall, subject to the laws of the State of Delaware, have power to determine from time to time, whether and to what extent and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the shareowners; and no shareowner shall have any right to inspect any book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or of the shareowners of the Corporation.

                                 ARTICLE VIII.
                                     NOTICE

    SECTION 1. MANNER OF GIVING WRITTEN NOTICE. Any notice in writing required by law or by these by-laws to be given to any person may be delivered personally, may be transmitted by electronic means or may be given by depositing the same in the post office or letter box in a postpaid envelope addressed to such person at such address as appears on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed, and notice by other means shall be deemed given when actually delivered (and in the case of notice transmitted by electronic means, when authenticated if and as required by law).

    SECTION 2. WAIVER OF NOTICE. Whenever any notice is required to be given to any person, a waiver thereof by such person in writing or transmitted by electronic means (and authenticated if and as required by law), whether before or after the time stated therein, shall be deemed equivalent thereto.

                                  ARTICLE IX.
                                      SEAL

    The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal" and "Delaware".

                                   ARTICLE X.
                                  FISCAL YEAR

    The fiscal year of the Corporation shall begin on the first day of October in each year.

                                    APPENDIX
                         PROCEDURES FOR SUBMISSION AND
                  DETERMINATION OF CLAIMS FOR INDEMNIFICATION
              PURSUANT TO ARTICLE III, SECTION 13 OF THE BY-LAWS.

    SECTION 1. PURPOSE. The Procedures for Submission and Determination of Claims for Indemnification Pursuant to Article III, Section 13 of the by-laws (the "Procedures") are to implement the provisions of Article III, Section 13 of the by-laws of the Corporation (the "by-laws") in compliance with the requirement of subsection (H) thereof.

    SECTION 2.  DEFINITIONS. For purposes of these Procedures:

    (A) All terms that are defined in Article III, Section 13 of the by-laws shall have the meanings ascribed to them therein when used in these Procedures unless otherwise defined herein.

    (B) "Expenses" include all reasonable attorneys' fees, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in, a Proceeding; and shall also include such retainers as counsel may reasonably require in advance of undertaking the representation of an indemnitee in a Proceeding.

    (C) "Indemnitee" includes any person who was or is, or is threatened to be made, a witness in or a party to any Proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or any of its majority-owned subsidiaries or is or was serving at the request of the Corporation as a director, officer, employee or agent (except in each of the foregoing situations to the extent any agreement, arrangement or understanding of agency contains provisions that supersede or abrogate indemnification under
Article III, Section 13 of the by-laws) of another corporation or of any partnership, joint venture, trust, employee benefit plan or other enterprise.

    (D) "Proceeding" includes any action, suit, arbitration, alternative dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative, except one initiated by an Indemnitee unless the Board of Directors shall have authorized the commencement thereof.

    SECTION 3.  SUBMISSION AND DETERMINATION OF CLAIMS.

    (A) To obtain indemnification or advancement of Expenses under Article III,
Section 13 of the by-laws, an Indemnitee shall submit to the Secretary of the Corporation a written request therefor, including therein or therewith such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to permit a determination as to whether and what extent the Indemnitee is entitled to indemnification or advancement of Expenses, as the case may be. The Secretary shall, promptly upon receipt of a request for indemnification, advise the Board of Directors (if the Indemnitee is a present or former director or officer of the Corporation) or the officer of the Corporation authorized to make the determination as to whether an Indemnitee is entitled to indemnification (if the Indemnitee is not a present or former director or officer of the Corporation) thereof in writing if a determination in accordance with Article III, Section 13(E) of the by-laws is required.

    (B) Upon written request by an Indemnitee for indemnification pursuant to
Section 3(A) hereof, a determination with respect to the Indemnitee's entitlement thereto in the specific case, if required by the by-laws, shall be made in accordance with Article III, Section 13(E) of the by-laws, and, if it is so determined that the Indemnitee is entitled to indemnification, payment to the Indemnitee shall be made within ten days after such determination. The Indemnitee shall cooperate with the person, persons or entity making such determination, with respect to the Indemnitee's entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination.

    (C) If entitlement to indemnification is to be made by Independent Counsel pursuant to Article III, Section 13(E) of the by-laws, the Independent Counsel shall be selected as provided in this Section 3(C). If a Change of Control shall not have occurred, the Independent Counsel shall be selected by the Board of Directors, and the Corporation shall give written notice to the Indemnitee advising the Indemnitee of the identity of the Independent Counsel so selected. If a Change of Control shall have occurred, the Independent Counsel shall be selected by the Indemnitee (unless the Indemnitee shall request that such selection be made by the Board of Directors, in which event the immediately preceding sentence shall apply), and the Indemnitee shall give written notice to the Corporation advising it of the identity of the Independent Counsel so selected. In either event, the Indemnitee or the Corporation, as the case may be, may, within seven days after such written notice of selection shall have been given, deliver to the Corporation or to the Indemnitee, as the case may be, a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of "Independent Counsel" as defined in Article III, Section 13 of the by-laws, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is made, the Independent Counsel so selected may not serve as Independent Counsel unless and until a court has determined that such objection is without merit. If, within twenty days after the next regularly scheduled Board of Directors meeting following submission by the Indemnitee of a written request for indemnification pursuant to Section 3(A) hereof, no Independent Counsel shall have been selected and not objected to, either the Corporation or the Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by the Corporation or the Indemnitee to the other's selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom an objection is favorably resolved or the person so appointed shall act as Independent Counsel under Article III, Section 13(E) of the by-laws. The Corporation shall pay any and all reasonable fees and expenses (including without limitation any advance retainers reasonably required by counsel) of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Article III, Section 13(E) of the by-laws, and the Corporation shall pay all reasonable fees and expenses (including without limitation any advance retainers reasonably required by counsel) incident to the procedures of Article III, Section 13(E) of the by-laws and this Section 3(C), regardless of the manner in which Independent Counsel was selected or appointed. Upon the delivery of its opinion pursuant to Article III, Section 13 of the by-laws or, if earlier, the due commencement of any judicial proceeding or arbitration pursuant to Section 4(A)(3) of these Procedures, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

    (D) If a Change of Control shall have occurred, in making a determination with respect to entitlement to indemnification under the by-laws, the person, persons or entity making such determination shall presume that an Indemnitee is entitled to indemnification under the by-laws if the Indemnitee has submitted a request for indemnification in accordance with Section 3(A) hereof, and the Corporation shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

    SECTION 4.  REVIEW AND ENFORCEMENT OF DETERMINATION.

    (A) In the event that (1) advancement of Expenses is not timely made pursuant to Article III, Section 13(G) of the by-laws, (2) payment of indemnification is not made pursuant to Article III, Section 13(C) or (D) of the by-laws within ten days after receipt by the Corporation of written request therefor, (3) a determination is made pursuant to Article III, Section 13(E) of the by-laws that an

Indemnitee is not entitled to indemnification under the by-laws, (4) the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Article III, Section 13(E) of the by-laws and such determination shall not have been made and delivered in a written opinion within ninety days after receipt by the Corporation of the written request for indemnification, or (5) payment of indemnification is not made within ten days after a determination has been made pursuant to Article III, Section 13(E) of the by-laws that an Indemnitee is entitled to indemnification or within ten days after such determination is deemed to have been made pursuant to Article III,
Section 13(F) of the by-laws, the Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of the Indemnitee's entitlement to such indemnification or advancement of Expenses. Alternatively, the Indemnitee, at his or her option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association. The Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within one year following the date on which the Indemnitee first has the right to commence such proceeding pursuant to this Section 4(A). The Corporation shall not oppose the Indemnitee's right to seek any such adjudication or award in arbitration.

    (B) In the event that a determination shall have been made pursuant to
Article III, Section 13(E) of the by-laws that an Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 4 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and the Indemnitee shall not be prejudiced by reason of that adverse determination. If a Change of Control shall have occurred, the Corporation shall have the burden of proving in any judicial proceeding or arbitration commenced pursuant to this Section 4 that the Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

    (C) If a determination shall have been made or deemed to have been made pursuant to Article III, Section 13(E) or (F) of the by-laws that an Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 4, absent (1) a misstatement or omission of a material fact in connection with the Indemnitee's request for indemnification, or (2) a prohibition of such indemnification under applicable law.

    (D) The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 4 that the procedures and presumptions of these Procedures are not valid, binding and enforceable, and shall stipulate in any such judicial proceeding or arbitration that the Corporation is bound by all the provisions of these Procedures.

    (E) In the event that an Indemnitee, pursuant to this Section 4, seeks to enforce the Indemnitee's rights under, or to recover damages for breach of,
Article III, Section 13 of the by-laws or these Procedures in a judicial proceeding or arbitration, the Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all expenses (of the types described in the definition of Expenses in Section 2 of these Procedures) actually and reasonably incurred in such judicial proceeding or arbitration, but only if the Indemnitee prevails therein. If it shall be determined in such judicial proceeding or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the expenses incurred by the Indemnitee in connection with such judicial proceeding or arbitration shall be appropriately prorated.

    SECTION 5. AMENDMENTS. These Procedures may be amended at any time and from time to time in the same manner as any by-law of the Corporation in accordance with the Certificate of Incorporation; provided, however, that notwithstanding any amendment, alteration or repeal of these Procedures or any provision hereof, any Indemnitee shall be entitled to utilize these Procedures with respect to any claim for indemnification arising out of any action taken or omitted prior to such amendment, alteration or repeal except to the extent otherwise required by law.

                           MAKER COMMUNICATIONS, INC.
                                   PROXY CARD
        PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS ON MARCH 10, 2000.
            THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS.

The undersigned, having received the Notice of Special Meeting of Stockholders and Proxy Statement of Maker Communications, Inc. (the Company) hereby appoint(s) William N. Giudice and Michael Rubino, or either of them, proxies for the undersigned, with full power of substitution in each of them, to represent the undersigned at the Special Meeting of Stockholders of the Company to be held at the offices of Hutchins, Wheeler & Dittmar, A Professional Corporation, 101 Federal Street, Boston, Massachusetts 02110 at 10:00 a.m. on March 10, 2000, and at any adjournment or postponement thereof, and thereat to vote all shares of common stock of the Company which the undersigned would be entitled to vote if personally present, and especially (but without limiting the general authorization and power hereby given) to vote and act as indicated on the reverse.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

The undersigned hereby confer(s) upon said proxies, and each of them, discretionary authority to vote upon any other matters or proposals not known at the time of solicitation of this proxy which may properly come before the meeting.

Attendance of the undersigned at said meeting or at any adjournment or postponement thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat his or her intention to vote said shares in person. If a fiduciary capacity is attributed to the undersigned hereon, this proxy will be deemed signed by the undersigned in that capacity. Please Vote, DATE, SIGN on REVERSE AND return promptly in the enclosed POSTAGE-PAID envelope.

Has your address changed?               Do you have any comments?

------------------------------------    ------------------------------------

------------------------------------    ------------------------------------

------------------------------------    ------------------------------------

                                                         FOR   AGAINST   ABSTAIN
1.       To approve and adopt the Agreement and Plan
         of Merger, dated as of December 18, 1999, by    / /     / /       / /
         and among Conexant Systems, Inc., Merlot
         Acquisition Corp. and Maker Communications,
         Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE BOARD RECOMMENDS AN AFFIRMATIVE VOTE ON ALL PROPOSALS SPECIFIED. SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED WILL BE VOTED FOR PROPOSALS 1 AND 2.

                                                         FOR   AGAINST   ABSTAIN

2.       To merge Maker with and into Merlot
         Acquisition Corp., a wholly-owned subsidiary    / /     / /       / /
         of Conexant, whereby holders of Maker common stock would receive 0.66 of a share of Conexant common stock for each share of Maker common stock .

3.       In their discretion, the proxies are
         authorized to vote upon such other business as may properly come before the Meeting.


RECORD DATE SHARES:




PLEASE DATE AND SIGN THIS PROXY IN THE SPACE PROVIDED AND RETURN IT IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON.

Please sign exactly as your name(s) appear(s) on the Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give the full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

               MARK HERE IF YOU              MARK HERE FOR
               PLAN TO ATTEND     / /        ADDRESS CHANGE      / /
               THE MEETING                   AND NOTE BELOW




                                               ------------------------------
Please be sure to sign and date this Proxy.     Date
---------------------------------------------  ------------------------------


------------Shareholder sign here-------------------Co-owner sign here----------

--------------------------------------------------------------------------------

DETACH CARD                                                          DETACH CARD

      PLEASE VOTE, SIGN, DATE, DETACH AND RETURN THE ABOVE PROXY PROMPTLY
                          USING THE ENCLOSED ENVELOPE.